                            SCHEDULE 14A INFORMATION



PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


    Filed by the registrant [X]


    Filed by a party other than the registrant [ ]

    Check the appropriate box:


     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))



     [X] Definitive proxy statement


     [ ] Definitive additional materials


     [ ] Soliciting material pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                                   Filing by:
                          CORNERSTONE PROPERTIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                          CORNERSTONE PROPERTIES INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.


     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.


    1) Title of each class of securities to which transaction applies:


       Common Stock, with no par value per share, of Cornerstone Properties Inc. ("Common Stock")


--------------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:


      48,856,742 shares of Common Stock (outstanding as of September 22, 1997)


--------------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       The per unit price of each share of Common Stock is $17.4375 (the average of the high and low prices per share of Common Stock on August 18, 1997). The filing fee of $221,140 has been calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of 1% of the sum of (i) the product of $17.4375 (the average of the high and low prices per share of Common Stock on August 18, 1997) and 34,187,500 (the number of shares to be issued by Cornerstone), (ii) $259,548,000 (the amount of cash to be paid by Cornerstone) and (iii) $250,000,000 (the principal amount of promissory notes to be issued by Cornerstone).


--------------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:


       $1,105,692,531


--------------------------------------------------------------------------------

    5) Total fee paid:


       $221,140 (Fee paid by wire transfer on August 22, 1997. The CIK number for fees is 0000702301.)


--------------------------------------------------------------------------------


    [X] Fee paid previously with preliminary materials.


    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:
--------------------------------------------------------------------------------

        2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

        3) Filing Party:
--------------------------------------------------------------------------------

        4) Date Filed:
--------------------------------------------------------------------------------

                          CORNERSTONE PROPERTIES INC.
                              126 EAST 56TH STREET
                               NEW YORK, NY 10022


Dear Cornerstone Stockholder,                                 September 23, 1997



     You are cordially invited to attend the Special Meeting of Stockholders of Cornerstone Properties Inc. ("Cornerstone") to be held on October 27, 1997 at The St. Regis Hotel, 2 East 55th Street, New York, NY, commencing at 2:00 P.M. (the "Special Meeting").



     At the Special Meeting, you will be asked to consider and vote upon two proposals related to the Stock Purchase Agreement, dated as of August 18, 1997 (the "Stock Purchase Agreement"), between Cornerstone and Dutch Institutional Holding Company, Inc. ("DIHC") and the Loan Purchase Agreement, dated as of August 18, 1997 (the "Loan Purchase Agreement") between Cornerstone and Stichting Pensioenfonds Voor de Gezondheid, Geestelijke en Maatschappelijke Belangen ("PGGM"), which provide for the acquisition of interests in nine properties and one parcel of undeveloped land (the "Additional Properties") and certain secured and unsecured loans by Cornerstone from PGGM and DIHC (the "Property Acquisition"). You will also be asked to vote upon proposals to amend the Restated Articles of Incorporation of Cornerstone (the "Cornerstone Articles") to increase the authorized number of shares of Common Stock from 100,000,000 to 250,000,000 and to clarify the mechanics of settling trades on the New York Stock Exchange.



     The Property Acquisition will be effected by Cornerstone purchasing certain direct and indirect subsidiaries of DIHC that own the Additional Properties together with certain loans to such subsidiaries held by PGGM. Upon consummation of the Property Acquisition, PGGM and DIHC (which is a wholly-owned subsidiary of PGGM) will receive up to 34,187,500 shares of Cornerstone common stock, $259,548,000 in cash and promissory notes for $250,000,000. Approximately 41% of the shares of Cornerstone expected to be outstanding after the Property Acquisition would be issued to PGGM and DIHC. The Stock Purchase Agreement and the Loan Purchase Agreement also require that the Cornerstone Articles be amended to include new provisions that are designed to cause Cornerstone to become a "domestically-controlled REIT" under United States tax laws.



     The Proxy Statement that accompanies this letter contains information about Cornerstone and the properties being acquired and describes in detail the Property Acquisition and the proposed amendments to the Cornerstone Articles. Attached to the Proxy Statement is a copy of the Stock Purchase Agreement and the Loan Purchase Agreement. Please review them carefully.



     THE BOARD OF DIRECTORS OF CORNERSTONE HAS DETERMINED THAT THE PROPERTY ACQUISITION IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF CORNERSTONE, HAS UNANIMOUSLY APPROVED THE STOCK PURCHASE AGREEMENT, THE LOAN PURCHASE AGREEMENT AND THE PROPERTY ACQUISITION AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE PROPERTY ACQUISITION AND THE AMENDMENTS TO THE CORNERSTONE ARTICLES.


     Because of the significance of the Property Acquisition and the items to be voted on, your participation in the Special Meeting, in person or by proxy, is especially important. I hope you will be able to attend the Special Meeting. However, if you are unable to attend in person, we urge you to mark, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope to ensure that your shares of Cornerstone common stock will be represented at the Special Meeting. If you do attend, you will be entitled to vote your shares in person.


     If you have any questions regarding the proposed transaction, please call Georgeson and Company Inc., our proxy solicitation and information agent, at
(800) 223-2064.


     Thank you, and I look forward to seeing you at the Special Meeting.

                                          Sincerely,
                                          /s/ JOHN S. MOODY
                                          President and Chief Executive Officer

                            YOUR VOTE IS IMPORTANT.

               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                          CORNERSTONE PROPERTIES INC.
                              126 EAST 56TH STREET
                               NEW YORK, NY 10022

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                                OCTOBER 27, 1997


To the Stockholders of
  Cornerstone Properties Inc.:


     A Special Meeting of Stockholders of Cornerstone Properties Inc., a Nevada corporation ("Cornerstone"), will be held on October 27, 1997 at 2:00 P.M., at The St. Regis Hotel, 2 East 55th Street, New York, NY (the "Special Meeting"), for the following purposes:



          1. To consider and vote upon a proposal to purchase interests in nine additional properties and one parcel of undeveloped land and certain secured and unsecured loans (the "Property Acquisition") in exchange for up to 34,187,500 shares of common stock, with no par value ("Common Stock"), of Cornerstone, $259,548,000 in cash and promissory notes for $250,000,000 pursuant to the Stock Purchase Agreement, dated as of August 18, 1997 (the "Stock Purchase Agreement"), between Cornerstone and Dutch Institutional Holding Company, Inc. ("DIHC") and the Loan Purchase Agreement, dated as of August 18, 1997 (the "Loan Purchase Agreement") between Cornerstone and Stichting Pensioenfonds Voor de Gezondheid, Geestelijke en Maatschappelijke Belangen ("PGGM"). Based on the number of shares of Cornerstone outstanding on the date hereof, approximately 41% of the Common Stock expected to be outstanding after the Property Acquisition would be issued to PGGM and DIHC (which is a wholly-owned subsidiary of PGGM).



          2. To consider and vote upon a proposal to amend the Restated Articles of Incorporation of Cornerstone (the "Cornerstone Articles") to include new provisions that are designed to cause Cornerstone to become a "domestically controlled REIT" under United States tax laws (the "Acquisition Amendment").



          3. To consider and vote upon a proposal to amend the Cornerstone Articles to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000 shares (the "Authorized Shares Amendment").



          4. To consider and vote upon a proposal to amend the Cornerstone Articles to include a provision clarifying the mechanics of settling trades on the New York Stock Exchange (the "NYSE Amendment").



          5. To consider and transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof, including, without limitation, a motion to adjourn the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Property Acquisition and/or the amendments to the Cornerstone Articles.



     Holders of record of Common Stock at the close of business on September 22, 1997 (the "Record Date") will be entitled to vote at the Special Meeting or any adjournments or postponements thereof. On the Record Date, there were 48,856,742 shares of Common Stock outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Special Meeting. Cornerstone's transfer books will not be closed.



     THE BOARD OF DIRECTORS OF CORNERSTONE HAS DETERMINED THAT THE PROPERTY ACQUISITION IS FAIR TO, AND IN THE BEST INTERESTS OF, THE STOCKHOLDERS OF CORNERSTONE, HAS UNANIMOUSLY APPROVED THE STOCK PURCHASE AGREEMENT, THE LOAN PURCHASE AGREEMENT AND THE PROPERTY ACQUISITION AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE PROPERTY ACQUISITION AND THE AMENDMENTS TO THE CORNERSTONE ARTICLES.

     The affirmative vote of a majority of the votes cast is required to approve the Property Acquisition, provided, that the total vote cast represents over 50% in interest of the outstanding shares of Common Stock on the Record Date. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the Acquisition Amendment, the Authorized Shares Amendment and the NYSE Amendment. The Acquisition Amendment and the Authorized Shares Amendment are being proposed in connection with the Property Acquisition and approval of the Acquisition Amendment is a condition precedent to closing the Property Acquisition. In the event the Property Acquisition is not approved, the Acquisition Amendment and the Authorized Shares Amendment will be withdrawn from consideration and shall not be separately approved.



     Detailed information concerning the Property Acquisition, the Stock Purchase Agreement, the Loan Purchase Agreement, the Acquisition Amendment, the Authorized Shares Amendment and the NYSE Amendment is contained in the attached Proxy Statement, which you are urged to read carefully.


     WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. A STOCKHOLDER WHO EXECUTES A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF CORNERSTONE, BY SUBSEQUENTLY FILING ANOTHER PROXY OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

                                          By Order of the Board of Directors,
                                          /s/ THOMAS P. LOFTUS
                                          Vice President and Secretary
New York, New York

September 23, 1997


                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.


THE REQUIRED VOTE OF THE CORNERSTONE STOCKHOLDERS WITH RESPECT TO THE APPROVAL OF THE ACQUISITION AMENDMENT, THE AUTHORIZED SHARES AMENDMENT AND THE NYSE AMENDMENT ARE BASED UPON BOTH THE TOTAL NUMBER OF OUTSTANDING SHARES OF CORNERSTONE COMMON STOCK AND UPON THE NUMBER OF SHARES THAT ARE ACTUALLY VOTED. ACCORDINGLY, THE FAILURE TO SUBMIT A PROXY CARD OR TO VOTE IN PERSON AT THE SPECIAL MEETING OR THE ABSTENTION FROM VOTING BY A STOCKHOLDER WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" APPROVAL OF THE PROPERTY ACQUISITION, THE ACQUISITION AMENDMENT, THE AUTHORIZED SHARES AMENDMENT AND THE NYSE AMENDMENT. STOCKHOLDER APPROVAL OF THE ACQUISITION AMENDMENT IS ONE OF THE CONDITIONS TO CLOSING THE PROPERTY ACQUISITION.

                          CORNERSTONE PROPERTIES INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------


     This Proxy Statement is being furnished to the holders of outstanding shares of common stock, of no par value ("Common Stock"), of Cornerstone Properties Inc., a Nevada corporation ("Cornerstone"), in connection with the solicitation of proxies by the Board of Directors of Cornerstone (the "Cornerstone Board") for use at the Special Meeting of stockholders of Cornerstone (the "Special Meeting") to be held on October 27, 1997, at The St. Regis Hotel, 2 East 55th Street, New York, NY, commencing at 2:00 P.M. local time, and at any adjournment or postponement thereof.



     The purpose of the Special Meeting is to consider and vote upon two proposals related to the Stock Purchase Agreement, dated as of August 18, 1997 (the "Stock Purchase Agreement"), between Cornerstone and Dutch Institutional Holding Company, Inc. ("DIHC"), and the Loan Purchase Agreement, dated as of August 18, 1997 (the "Loan Purchase Agreement") between Cornerstone and Stichting Pensioenfonds Voor de Gezondheid, Geestelijke en Maatschappelijke Belangen ("PGGM"). You will also be asked to vote upon proposals to amend the Restated Articles of Incorporation of Cornerstone (the "Cornerstone Articles") to increase the authorized number of shares of Common Stock from 100,000,000 to 250,000,000 and to clarify the mechanics of settling trades on the New York Stock Exchange (the "NYSE").



     The Stock Purchase Agreement and the Loan Purchase Agreement provide for the acquisition of a portfolio of nine properties and one parcel of undeveloped land (the "Additional Properties") by Cornerstone from PGGM and DIHC (the "Property Acquisition"). The Property Acquisition will be effected by Cornerstone purchasing all of the outstanding stock of certain direct and indirect subsidiaries of DIHC that own interests in the Additional Properties together with certain loans to such subsidiaries held by PGGM. DIHC is a wholly-owned subsidiary of PGGM. Upon consummation of the Property Acquisition, PGGM and DIHC will receive up to 34,187,500 shares of Common Stock, $259,548,000 in cash, and promissory notes for $250,000,000. The Stock Purchase Agreement and the Loan Purchase Agreement also require that the Cornerstone Articles be amended to include new provisions that are designed to cause Cornerstone to become a "domestically controlled REIT" under United States tax laws. The Stock Purchase Agreement and the Loan Purchase Agreement are attached to this Proxy Statement as ANNEX I and ANNEX II, respectively. For a description of the Stock Purchase Agreement and the Loan Purchase Agreement, see "Proposal A: The Property Acquisition."



     Based on the closing price of Cornerstone Common Stock on the NYSE of $19.50 on September 17, 1997, if the Property Acquisition is approved and consummated, the total market value of Cornerstone would be approximately $1.7 billion. Based on the number of shares of Cornerstone outstanding on that date, approximately 41% of the shares of Cornerstone expected to be outstanding after the Property Acquisition would be issued to PGGM and DIHC.



     This Proxy Statement and the accompanying proxy cards are first being mailed to Cornerstone stockholders on or about September 23, 1997.



            The Date of this Proxy Statement is September 23, 1997.

                               TABLE OF CONTENTS


                                          PAGE
                                         -------
QUESTIONS AND ANSWERS ABOUT THE
  ACQUISITION............................       3
SUMMARY..................................       6
RISK FACTORS.............................      19
  Substantial Concentration of Ownership
    of Common Stock......................      19
  Transfer and Ownership Limitations.....      19
  Risks Involved in Property Ownership
    Through Partnerships and Joint
    Ventures.............................      19
  Integration of Operations;
    Nonrealization of Synergies..........      20
  Registration Rights....................      20
  Fixed Stock Consideration for the
    Property Acquisition Despite
    Potential Changes in Stock Prices....      20
  Real Estate Investment Risks...........      20
  Forward-Looking Statements May Prove
    Inaccurate...........................      21
THE SPECIAL MEETING......................      22
  Date, Times and Places.................      22
  Matters to Be Considered at the Special
    Meeting..............................      22
  Record Date, Stock Entitled to Vote;
    Quorum...............................      22
  Votes Required.........................      22
  Voting of Proxies......................      23
  Revocability of Proxies................      23
  Solicitation of Proxies................      23
PROPOSAL A:
THE PROPERTY ACQUISITION.................      24
  Additional Properties Being Acquired...      24
  Consideration for the Property
    Acquisition..........................      24
  Background to the Property
    Acquisition..........................      24
  Reasons for the Property Acquisition...      25
  Board Recommendation...................      26
  Fairness Opinion.......................      27
  Share Ownership of Management and
    Certain Stockholders; Interests in
    the Property Acquisition.............      27
  Accounting Treatment...................      27
  PGGM and DIHC..........................      28
  Form of the Property Acquisition.......      28
  Right to Sell Dearborn Land............      28
  Consents...............................      29
CERTAIN PROVISIONS OF THE STOCK PURCHASE
  AGREEMENT..............................      29
  General................................      29
  Conditions to the Consummation of the
    Property Acquisition.................      29
  Termination............................      30
  No Solicitation........................      31
  Conduct of Business Pending the
    Property Acquisition.................      31
  Amendment and Waiver...................      32
  Expenses...............................      33
  Representations and Warranties.........      33
  Standstill Agreement...................      33
  Indemnification........................      33
  Tax Matters............................      34
CERTAIN PROVISIONS OF THE LOAN PURCHASE
  AGREEMENT..............................      35
  General................................      35
  Conditions to the Consummation of the
    Loan Purchase........................      35

                                          PAGE
                                         -------
  Termination............................      36
  Conduct of Business Pending the Loan
    Purchase.............................      36
  Amendment and Waiver...................      37
  Expenses...............................      38
  Representations and Warranties.........      38
  Standstill Agreement...................      38
  Indemnification........................      38
CERTAIN PROVISIONS OF THE REGISTRATION
  RIGHTS AND VOTING AGREEMENT............      40
  Restrictions on Transfer Generally;
    Rule 144.............................
  Registration Rights....................      40
  Board Representations..................      41
  Transfer Restrictions; Standstill
    Provisions...........................      41
  Other Agreements.......................      42
PROPOSAL B:
ACQUISITION AMENDMENT....................      44
  Acquisition Amendment..................      44
  Limitations on the Acquisition
    Amendment............................      45
  Board Recommendation...................      45
PROPOSAL C: AUTHORIZED SHARES
  AMENDMENT..............................      46
PROPOSAL D: SETTLEMENT OF TRADES ON THE
  NYSE...................................      47
CORNERSTONE PROPERTIES INC...............      48
SELECTED FINANCIAL AND OPERATING DATA....      49
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS.............................      52
PROPERTIES...............................      54
  Tenants................................      56
  Lease Expirations......................      59
  Mortgage Indebtedness and Credit
    Facility.............................      60
  Description of Additional Properties
    and Market Data......................      61
  Description of Current Properties and
    Market Data..........................      78
DIRECTORS AND OFFICERS OF CORNERSTONE
  FOLLOWING THE PROPERTY ACQUISITION.....      92
EXPERTS..................................      92
WHERE YOU CAN FIND MORE INFORMATION......      93
GLOSSARY.................................      95
INDEX TO PRO FORMA FINANCIAL STATEMENTS
  AND NOTES
ANNEX I  -- Stock Purchase Agreement
ANNEX II  -- Loan Purchase Agreement
ANNEX III -- Registration Rights and
             Voting Agreement
ANNEX IV -- Proposed New Article Nine to
            the Restated Articles of
            Incorporation of Cornerstone
ANNEX V  -- Fairness Opinion of Lazard
            Freres & Co. LLC

              QUESTIONS AND ANSWERS ABOUT THE PROPERTY ACQUISITION

Q: WHY IS CORNERSTONE PROPOSING TO ACQUIRE THE PROPERTIES? HOW WILL I BENEFIT?


A: The Property Acquisition is an accretive transaction that should solidify
   Cornerstone's status as the market's leading Class A office REIT, and is consistent with Cornerstone's objective of growing its earnings and asset base by acquiring high-profile Class A office properties in major real estate markets in the United States. The Additional Properties fit in well with Cornerstone's existing portfolio and business strategy. It is unusual to find a group of high-profile Class A office properties such as the Additional Properties held by a single owner, and therefore the Property Acquisition represents an attractive opportunity for Cornerstone to acquire several high-profile Class A assets at attractive yields, in improving markets, in a single transaction.



   From a financial perspective, the Property Acquisition:



  - should be accretive to Cornerstone's earnings and funds from operations
    (FFO),



  - enables Cornerstone to effectively invest $200 million of the proceeds raised in its recent public offering,



  - should improve operating margins by almost doubling the size of Cornerstone's asset base while reducing the projected increases in corporate overhead on a percentage basis, and



  - should improve Cornerstone's internal cash flow growth since the internal growth rate of cash flow for the Additional Properties is higher than the growth rate for Cornerstone's existing portfolio.



   Strategically, the Property Acquisition also enables Cornerstone to achieve critical mass in Boston, where it had previously owned only 125 Summer Street, while further diversifying its asset base to include major holdings in Washington, D.C., Atlanta and Charlotte.


   THE CORNERSTONE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPERTY ACQUISITION AND RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

Q: WHAT DO I NEED TO DO NOW?


A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at your stockholders' meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote (i) in favor of the Property Acquisition and the issuance of Common Stock to PGGM and DIHC, (ii) in favor of an amendment to Cornerstone's Articles to add new transfer restrictions designed to encourage Cornerstone to become a "domestically controlled REIT" for purposes of U.S. tax laws,
   (iii) in favor of an amendment to Cornerstone's Articles to increase the number of authorized shares of common stock and (iv) in favor of an amendment to the Cornerstone Articles to clarify the mechanics of settling trades on the NYSE. If you do not return your proxy or if you do not vote or if you abstain at the meeting, it may have the effect of a vote against the proposals.



   The Special Meeting will take place on October 27, 1997. You may attend the stockholders' meeting and vote your shares in person, rather than signing and mailing your proxy card. In addition, you may revoke your proxy at any time up to and including the day of the Special Meeting by following the directions on page 23 and either change your vote or attend your stockholders' meeting and vote in person.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?


A: Your broker will vote your shares only if you provide instructions on how to vote by returning the proxy instructions accompanying this Proxy Statement. Without instructions, your shares will not be voted. PLEASE REMEMBER THAT THE REQUIRED VOTE OF STOCKHOLDERS IS BASED ON BOTH THE TOTAL NUMBER OF OUTSTANDING SHARES AND UPON THE NUMBER OF SHARES WHICH ARE ACTUALLY VOTED. ACCORDINGLY, THE FAILURE TO SUBMIT A PROXY CARD OR TO VOTE IN PERSON AT THE SPECIAL MEETING OF THE CORNERSTONE STOCKHOLDERS OR THE ABSTENTION FROM VOTING BY A STOCKHOLDER MAY HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE PROPOSALS. IN ORDER FOR THE PROPERTY ACQUISITION TO BE COMPLETED, THE ACQUISITION AMENDMENT MUST ALSO BE APPROVED. THE ACQUISITION AMENDMENT IS BEING PROPOSED IN CONNECTION WITH THE PROPERTY ACQUISITION AND IS A CONDITION PRECEDENT TO ITS CLOSING. IN THE EVENT THE PROPERTY ACQUISITION IS NOT APPROVED, THE ACQUISITION AMENDMENT AND THE AUTHORIZED SHARES AMENDMENT WILL BE WITHDRAWN FROM CONSIDERATION AND SHALL NOT BE SEPARATELY APPROVED.


Q: AS A CORNERSTONE STOCKHOLDER, HOW WILL THE PROPERTY ACQUISITION AFFECT ME?


A: Following the Property Acquisition, shares of Cornerstone Common Stock that were outstanding prior to the Property Acquisition will remain outstanding. As a result, stockholders who own Common Stock prior to the Property Acquisition will own approximately 60% of the Common Stock of Cornerstone following the Property Acquisition. PGGM and DIHC will own approximately 41% of the outstanding shares of Common Stock following the Property Acquisition.


Q: HOW WILL CORNERSTONE BE OPERATED AFTER THE PROPERTY ACQUISITION?


A: Cornerstone will continue to be a Nevada corporation and equity real estate investment trust, owning a substantially larger and more diversified number of properties. The Purchase Agreement provides that the new Board of Directors of Cornerstone will consist of 12 members, made up of the existing members of the Cornerstone Board plus two additional members selected by PGGM.


Q: WHAT HAPPENS TO MY FUTURE DISTRIBUTIONS?


A: Because Cornerstone pays out a high percentage of its earnings each year, there is no change to projected near term distributions. Distributions are expected to be higher over time as a result of earnings growth associated with the Additional Properties.


Q: WHEN DO YOU EXPECT THE PROPERTY ACQUISITION TO BE COMPLETED?


A: We are working toward completing the acquisition as quickly as possible. We expect the Property Acquisition to be completed shortly after the Special Meeting.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

 If you have more questions about the Property Acquisition you should contact:

                          CORNERSTONE PROPERTIES INC.
                                    Tower 56
                              126 East 56th Street
                            New York, New York 10022
           Attention: Kevin P. Mahoney, Vice President and Treasurer
                                       or
                               Thomas P. Loftus,
                         Vice President and Controller

                          Phone Number: (212) 605-7100


                      web site: http://www.cstoneprop.com


          If you would like additional copies of the Proxy Statement, you should contact:

                           GEORGESON AND COMPANY INC.
                                 88 Pine Street
                               Wall Street Plaza
                            New York, New York 10005
                        Toll Free Number: 1-800-223-2064
                       web site: http://www.georgeson.com

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all the information that is important to you. To understand the Property Acquisition fully and for a more complete description of the legal terms of the Property Acquisition, you should read carefully this entire document and the documents to which we have referred you.

CORNERSTONE PROPERTIES INC.


     Cornerstone is a self-advised equity real estate investment trust ("REIT") which owns, through subsidiaries, interests in eight Class A office properties comprising nearly five million rentable square feet (collectively, the "Current Properties", and each individually, a "Property"). The Current Properties are located in seven major metropolitan areas throughout the United States: Boston, suburban Chicago, Denver, Minneapolis, New York City, Pittsburgh and Seattle. All of the Current Properties were built in the mid- to late-1980s, except the Pittsburgh property, which was substantially renovated in 1988. Cornerstone's strategy is to own Class A office properties in prime central business district ("CBD") locations and major suburban office markets in U.S. metropolitan areas. Class A office properties are generally considered to be those that have the most favorable locations and physical attributes, attract premium rents and experience the highest tenant retention rates within their markets. As of June 30, 1997, the Current Properties were approximately 97% leased to 411 tenants.



ADDITIONAL PROPERTIES BEING ACQUIRED



     Cornerstone has signed the Stock Purchase Agreement and the Loan Purchase Agreement to acquire interests in nine additional Class A office properties comprising nearly 4.5 million rentable square feet (collectively, the "Additional Properties", and each individually, a "Property") in Alexandria, Virginia (3 properties), Atlanta (2 properties), Boston (2 properties), Charlotte and Washington, D.C., as well as an undeveloped parcel of land in Chicago.



CONSIDERATION FOR THE PROPERTY ACQUISITION



     Upon consummation of the Property Acquisition, PGGM and DIHC will receive up to 34,187,500 shares of Common Stock, $259,548,000 in cash and promissory notes for $250,000,000. Based on the number of shares of Cornerstone outstanding on that date, approximately 41% of the shares of Cornerstone expected to be outstanding after the Property Acquisition would be issued to PGGM and DIHC.



     Cornerstone expects to finance the cash portion of the consideration for the Property Acquisition and an estimated $8.0 million in closing costs with $200.0 million of available cash and $67.5 million from its committed credit facility with Bankers Trust Company and The Chase Manhattan Bank. See "The Properties -- Mortgage Indebtedness and Credit Facility".



REASONS FOR THE PROPERTY ACQUISITION



     The Board of Directors and management of Cornerstone believe that the Property Acquisition is an effective investment of the approximately $200 million of proceeds raised in its recent U.S. public offering, should solidify Cornerstone's status as the market's leading Class A office REIT, and is consistent with Cornerstone's objective of growing its earnings and asset base by acquiring high-profile Class A office properties in major real estate markets nationwide.



     Additional benefits of the Property Acquisition are expected to include:
(i) accretive effects to Cornerstone's earnings and funds from operations (FFO);
(ii) strong expansion of existing presence in Boston; (iii) establishment of initial market presence in Atlanta, Charlotte and Washington, D.C.; (iv) significant improvement in overall rent roll and a leveling of Cornerstone's lease expiration schedule; and (v) improvement of operating margins by almost doubling the size of Cornerstone's asset base while reducing the projected increases in corporate overhead on a percentage basis.

DESCRIPTION OF THE ADDITIONAL PROPERTIES



     Set forth below is a brief description of each of the Additional Properties being acquired. As of June 30, 1997, the Additional Properties were approximately 96% leased to 268 tenants. Additional specific information regarding each of the Additional Properties is set forth below under "Properties."


  191 PEACHTREE STREET, Atlanta, Georgia


     191 Peachtree Street is a 50-story multi-tenant Class A office building containing 1,221,000 square feet of office, retail and storage area. 191 Peachtree Street is located in the heart of Atlanta's CBD, also referred to as "Downtown". Peachtree Street is the major thoroughfare through the center of the CBD. The Property was completed in 1991 and designed by John Burgee and Philip Johnson. Attached to the building is a 16-story parking deck with 1,386 spaces. As of June 30, 1997, 191 Peachtree Street was 95% leased to 37 tenants.


  MARKET SQUARE, Washington, D.C.


     Market Square is a Class A office building located at 701 and 801 Pennsylvania Avenue in Washington, D.C., midway between the White House and the Capitol building. The project consists of two buildings which are mirror images of each other. Each building contains eight floors of office space, a plaza and a concourse level, plus four floors of condominium residential units. The condominium units are owned separately and are not part of the proposed transaction. The total area of the Market Square property including the plaza and concourse levels and excluding the residential component is 689,000 square feet. Of this total area, 621,000 square feet is office space, 58,000 square feet is retail and concourse space, and 10,000 square feet is storage space. The complex also houses a four-level below grade parking garage which contains approximately 777 spaces. Designed by Hartman Cox, the project won a competition to become the backdrop for the U.S. Navy Memorial Plaza. As of June 30, 1997, Market Square was 91% leased to 46 tenants.


  500 BOYLSTON STREET, Boston, Massachusetts


     500 Boylston Street is a 25-story, Class A office building located in the Back Bay submarket of Boston and containing a net rentable area of 715,000 square feet. The building shares a full city block with 222 Berkeley Street, and was designed by the team of John Burgee Architects and Philip Johnson. 500 Boylston is comprised of 642,000 square feet of office area on floors three through twenty-five, 65,000 square feet of retail area on floors one and two, and 8,000 square feet of storage space. 500 Boylston Street and 222 Berkeley Street share a parking garage for 1000 cars which is located on three levels below grade. The 500 Boylston Street site contains approximately 137,000 square feet of land area, or 3.15 acres, with approximately 500 feet of frontage on Boylston Street. As of June 30, 1997, 500 Boylston Street was 100% leased to 16 tenants.


  222 BERKELEY STREET, Boston, Massachusetts


     222 Berkeley Street is a 22-story, Class A office building located in the Back Bay submarket of Boston containing 531,000 square feet of net rentable area. Designed by Robert A.M. Stern Architects, the building is clad in brick and uses natural and cast stone for trim and detailing. The retail area of 46,000 square feet is located on the first and second floors. 500 Boylston and 222 Berkeley share a parking garage for 1000 cars which is located on three levels below grade. Completed in 1991, 222 Berkeley Street was designed as the second phase of the full block development and is physically attached to 500 Boylston Street. The two buildings have interconnecting retail areas, and a garage. A reciprocal easement agreement has been established to permit the operation of these shared facilities. As of June 30, 1997, 222 Berkeley Street was 100% leased to 31 tenants.


  CHARLOTTE PLAZA, Charlotte, North Carolina


     Charlotte Plaza is a 27-story, Class A office building with a total net rentable area of 613,000 square feet located in the CBD of Charlotte, known as "Uptown". Designed by Jarvis Putty Jarvis and completed in 1982, the average floor plate contains approximately 23,000 square feet. Amenities to the building include an eight level, 863 space parking garage and direct access to Charlotte's Overstreet Mall System. The Overstreet is an elevated walkway system that connects various office and retail sites, with direct access considered to be a competitive advantage. An additional benefit for the office tenants is the Tower Club located on the 27th floor.

The Tower Club is a members only restaurant and lounge which has become popular with the local business community. As of June 30, 1997, Charlotte Plaza was 98% leased to 42 tenants.


  200 GALLERIA, Atlanta, Georgia


     200 Galleria is part of a four office building complex, containing a total of over 1.5 million square feet of space located in northwest Atlanta, sometimes referred to as the Cumberland or Galleria area. Completed in 1985, 200 Galleria is a 20-story office building constructed of reinforced concrete, with a polished rose granite facade and reflective glass curtain-wall. 200 Galleria is connected to a seven-level, 2,551-car parking garage which serves both the 200 and 300 Galleria buildings. Two three-story atrium lobbies are located on either side of the building's core, which contains 433,000 rentable square feet of space with approximately 23,000 square feet per typical floor. As of June 30, 1997, 200 Galleria was 94% leased to 60 tenants.


11 CANAL CENTER, 99 CANAL CENTER and TRANSPOTOMAC PLAZA 5, Alexandria, Virginia


     11 Canal Center, 99 Canal Center, and TransPotomac Plaza 5 are three buildings located in the waterfront office district of Alexandria, Virginia, with excellent views of the Potomac River and the Washington, D.C. city skyline. The three buildings are located within two adjacent office complexes.



     The four-story building at 11 Canal Center contains 70,000 net rentable square feet and the six-story building at 99 Canal Center contains 138,000 square feet. These buildings are part of a four building complex on a ten acre irregularly shaped site. The buildings have access to an underground parking facility that is shared with the other buildings of the Canal Center Complex. At the Canal Center's Garage, 187 spaces are allocated to 11 Canal Center and 370 spaces are allocated to 99 Canal Center. As of June 30, 1997, 11 Canal Center was 96% leased to 6 tenants and 99 Canal Center was 98% leased to 18 tenants.



     TransPotomac Plaza 5 is a ten story, triangular office building with 96,000 net rentable square feet. It was constructed in 1983 of red face brick veneer. Underground parking is allocated between the five-building, 3 acre complex with TransPotomac Plaza 5 receiving an allocation of 222 spaces. As of June 30, 1997, TransPotomac Plaza 5 was 93% leased to 12 tenants.


  DEARBORN LAND, Chicago, Illinois


     Under the terms of the Stock Purchase Agreement, Cornerstone would acquire a rectangular-shaped parcel containing 66,768 square feet, or 1.533 acres, situated at the northwest corner of State and Adams Streets in Chicago (the "Dearborn Land"). It is well located within the Chicago CBD, and has physical attributes, zoning classification, and accessibility conducive to office or commercial development.


     There are no building improvements on the Dearborn Land. The Dearborn Land was formerly improved with a department store that was razed. The subterranean levels are still in place, but would be demolished at the time of any new construction.


PGGM AND DIHC



     Cornerstone is acquiring the Additional Properties from Stichting Pensioenfonds Voor de Gezondheid, Geestelijke en Maatschappelijke Belangen and Dutch Institutional Holding Company, Inc. PGGM is the second largest pension fund in the Netherlands, and one of the twenty-five largest in the world, with an investment portfolio of approximately $36 billion. PGGM invests for the benefit of health care industry workers including nurses and medical technicians but excluding self-employed doctors.



     Dutch Institutional Holding Company, Inc. was formed by PGGM in 1980 and acts as its wholly-owned U.S. real estate investment subsidiary. DIHC is responsible for the acquisition, ownership, management and disposition of real estate investments in the United States.


THE SPECIAL MEETING


     The Special Meeting will be held at The St. Regis Hotel, 2 East 55th Street, New York, NY, at 2:00 P.M. on October 27, 1997.



     At the Special Meeting, stockholders of Cornerstone will be asked to consider and vote upon (A) a proposal to approve the terms of the Property Acquisition, including the issuance to PGGM and DIHC of Common Stock representing approximately 41% of the shares of Cornerstone expected to be outstanding after the Property Acquisition; (B) a proposal to amend the Cornerstone Articles to include new provisions which are designed to cause Cornerstone to become a "domestically controlled REIT" under United States tax law; (C) a proposal to amend the Cornerstone Articles to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000; (D) a proposal to amend the Cornerstone Articles to clarify the mechanics of settling trades on the NYSE; and (E) such other matters as may properly come before the Special Meeting.


RECOMMENDATION TO STOCKHOLDERS

     THE CORNERSTONE BOARD BELIEVES THE PROPERTY ACQUISITION IS FAIR TO YOU AND IN YOUR BEST INTEREST AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PROPERTY ACQUISITION AND "FOR" THE AMENDMENTS TO THE CORNERSTONE ARTICLES.


RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM



     The Cornerstone Board has fixed the close of business on September 22, 1997 as the record date for the Special Meeting (the "Record Date"). Only holders of record of shares of Common Stock on the Record Date are entitled to notice of, and to vote at, the Special Meeting. On the Record Date, there were 48,856,742 shares of Cornerstone Common Stock outstanding and entitled to vote at the Special Meeting.



     Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share. The presence, in person or by proxy, of holders of 20% of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting.


VOTES REQUIRED


     The affirmative vote of a majority of the votes cast is required to approve the Property Acquisition, provided, that the total vote cast represents over 50% in interest of the outstanding shares of Common Stock on the Record Date. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the Acquisition Amendment and the NYSE Amendment. The Acquisition Amendment is being proposed in connection with the Property Acquisition and approval of the Acquisition Amendment is a condition precedent to its closing. In the event the Property Acquisition is not approved, the Acquisition Amendment will be withdrawn from consideration and shall not be separately approved.



     UNDER NEVADA LAW, THE ACQUISITION AMENDMENT WILL NOT BE BINDING ON STOCKHOLDERS WHO DO NOT VOTE IN FAVOR OF THE ACQUISITION AMENDMENT. AS A RESULT, STOCKHOLDERS WHO VOTE AGAINST THE ACQUISITION AMENDMENT, AS WELL AS ABSTENTIONS AND BROKER NON-VOTES, WILL NOT BE BOUND BY THE ACQUISITION AMENDMENT.



     Under Nevada law, stockholders are not entitled to appraisal rights or preemptive rights in connection with the Property Acquisition.


SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS


     As of the Record Date, all executive officers and directors of Cornerstone owned beneficially in the aggregate approximately 0.6% of the outstanding Common Stock. In addition, Cornerstone has received or expects to receive voting agreements from each of The New York State Teachers' Retirement System ("NYSTRS"), the entity holding shares on behalf of Rodamco N.V. ("Rodamco") and Hines Interests Limited Partnership ("Hines"), to vote in favor of the Property Acquisition and the Acquisition Amendment. These stockholders held an aggregate of 24% of the outstanding Common Stock as of the Record Date.



STOCK PURCHASE AGREEMENT; LOAN PURCHASE AGREEMENT; REGISTRATION RIGHTS AND VOTING AGREEMENT



     The Stock Purchase Agreement and the Loan Purchase Agreement are attached as Annex I and Annex II to this Proxy Statement, respectively. In addition, a Registration Rights and Voting Agreement (the "Registration Rights and Voting Agreement"), which will be entered into by Cornerstone, PGGM and DIHC at the time of the closing of the Property Acquisition is attached as Annex III to this Proxy Statement. We encourage you to read the Stock Purchase Agreement, the Loan Purchase Agreement and the Registration Rights and Voting Agreement. They are the legal documents governing the Property Acquisition and certain aspects of PGGM's and DIHC's relationship with Cornerstone following the Property Acquisition.

FAIRNESS OPINION OF THE FINANCIAL ADVISOR


     In deciding to approve the Property Acquisition, the Cornerstone Board considered the opinion of its advisor, Lazard Freres & Co. LLC ("Lazard Freres"), as to the fairness of the Property Acquisition to Cornerstone from a financial point of view. The opinion is attached as Annex V to this Proxy Statement. WE ENCOURAGE YOU TO READ THIS OPINION CAREFULLY.



ADDITIONAL SIGNIFICANT TERMS OF THE REGISTRATION RIGHTS AND VOTING AGREEMENT



     Limitation of Overall Leverage: Cornerstone will agree to maintain a leverage ratio (debt to total market capitalization) not to exceed 45% as long as PGGM, DIHC and their respective affiliates own at least 2.5% of the Common Stock. However, Cornerstone shall always have the right to refinance existing debt regardless of its leverage ratio.



     Limitations on Future Offerings of Cornerstone Common Stock: No more than 15% of any future public offerings of Common Stock may be made to non-U.S. investors as long as PGGM, DIHC and their respective affiliates own at least 2.5% of the Common Stock. In addition, Cornerstone will agree not to issue any additional Common Stock at a price below $16.00 per share for a period of six months after the closing of the Property Acquisition.



     Restrictions on Transfer and Acquisition by PGGM and DIHC: PGGM and DIHC have agreed that, with certain exceptions, until the earlier to occur of the third anniversary of the closing date of the Property Acquisition and the date on which they cease to hold at least 25% of the issued and outstanding shares of Common Stock, (i) PGGM, DIHC and their respective affiliates will not transfer or sell any Common Stock to persons or entities who would own 10% of the Common Stock following the transaction, and (ii) PGGM, DIHC and their respective affiliates will not increase their ownership of Common Stock or take certain other actions which may result in their acquiring greater control over the affairs of Cornerstone.



     PGGM, DIHC and their respective affiliates will also be subject to certain limitations on resale imposed by Rule 144 under the Securities Act.



     Registration Rights: PGGM, DIHC and their respective affiliates will have the right to require Cornerstone to register their shares of Common Stock for public sale on demand on up to eight occasions, subject to certain customary limitations. PGGM and DIHC will also have the right, within 20 days of the closing of the Property Acquisition, to request Cornerstone to register all of the shares they receive in the Property Acquisition on a registration statement which contemplates delayed or continuous offerings of the Common Stock. In addition, in certain circumstances PGGM, DIHC and their respective affiliates will have the right to sell their shares on other occasions when Cornerstone files registration statements which contemplate the public sale of Common Stock.



     Board Representation: PGGM will be entitled to two representatives on the Cornerstone Board of Directors as long as PGGM, DIHC and their respective affiliates own at least 5% of the issued and outstanding Common Stock.



RIGHT TO SELL DEARBORN LAND; OTHER CONTINGENCIES



     DIHC has the right but not the obligation to sell the Dearborn Land parcel in Chicago prior to closing the Property Acquisition. In the event of such a sale, the purchase price would be reduced by making a $10,000,000 adjustment in the principal amount of the promissory notes to be issued by Cornerstone. Cornerstone may also acquire less than all of the Additional Properties upon closing of the Property Acquisition in certain other circumstances, and in any such cases appropriate adjustments to the purchase price will be made to account for the excluded Properties.


CONDITIONS TO THE PROPERTY ACQUISITION

     Cornerstone will complete the Property Acquisition only if several conditions are satisfied or (in some cases) waived. The conditions include:

     - stockholders of Cornerstone voting to approve the Property Acquisition and the Acquisition Amendment;



     - the absence of any material adverse change with respect to Cornerstone, PGGM, DIHC or the Additional Properties;



     - representations and warranties of Cornerstone, PGGM and DIHC under the Stock Purchase Agreement and Loan Purchase Agreement being true and correct at the time of the closing;



     - the absence of legal restraints or prohibitions which prevent, or which Cornerstone, PGGM or DIHC believe are likely to prevent, the consummation of the Property Acquisition or which could have a Material Adverse Effect (as defined below) on DIHC, the Additional Properties, the loans being acquired from PGGM, or the subsidiaries of PGGM which own the Additional Properties; and



     - counsel to Cornerstone delivering an opinion reasonably satisfactory to PGGM and DIHC regarding Cornerstone's status as a REIT and certain other customary legal matters.



TERMINATION OF THE STOCK PURCHASE AGREEMENT



     The Board of Directors of Cornerstone can agree with the Board of Directors of either DIHC or PGGM to terminate the Stock Purchase Agreement and the Loan Purchase Agreement, respectively, at any time without completing the Property Acquisition. Either Cornerstone, PGGM or DIHC can each unilaterally terminate the Stock Purchase Agreement or the Loan Purchase Agreement to which they are party if:



     - the other party materially breaches any of its representations, warranties, covenants or obligations under the Stock Purchase Agreement or the Loan Purchase Agreement, respectively, or if a material representation or warranty becomes untrue in any material respect, and cannot be rectified on or prior to December 31, 1997;



     - a governmental authority or other legal action prohibits the consummation of the Property Acquisition or requires action as a condition to the consummation of the Property Acquisition which would result in a Material Adverse Effect to DIHC, Cornerstone, the Additional Properties or the loans which are being purchased from PGGM; or



     - the stockholders of Cornerstone do not approve the Property Acquisition (as defined below) and the Acquisition Amendment (as defined below) on or before December 31, 1997.



     In addition, PGGM and DIHC have the right to terminate the Stock Purchase Agreement and the Loan Purchase Agreement in the event there is a change in control (as defined below) of Cornerstone.



AMENDMENT TO ENCOURAGE "DOMESTICALLY CONTROLLED REIT" STATUS



     In connection with the Property Acquisition, Cornerstone is proposing to amend the Cornerstone Articles to include certain new provisions designed to cause Cornerstone to become a "domestically controlled REIT" under United States tax laws (the "Acquisition Amendment"). The approval of the Acquisition Amendment is a condition precedent to the closing of the Property Acquisition. In the event the Property Acquisition is not approved, the Acquisition Amendment will be withdrawn from consideration and will not be separately approved.



     UNDER NEVADA LAW, THE ACQUISITION AMENDMENT WILL NOT BE BINDING ON STOCKHOLDERS WHO DO NOT VOTE IN FAVOR OF THE ACQUISITION AMENDMENT. AS A RESULT, STOCKHOLDERS WHO VOTE AGAINST THE ACQUISITION AMENDMENT, AS WELL AS ABSTENTIONS AND BROKER NON-VOTES, WILL NOT BE BOUND BY THE ACQUISITION AMENDMENT.



     The complete text of the Acquisition Amendment is attached to this Proxy Statement as Annex IV. We encourage you to read the Acquisition Amendment carefully. It is the legal text which will govern the rights of stockholders who vote in favor of the Acquisition Amendment if approved.



     THE BOARD OF DIRECTORS OF CORNERSTONE HAS UNANIMOUSLY APPROVED THE ACQUISITION AMENDMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE ACQUISITION AMENDMENT.

INCREASE IN AUTHORIZED COMMON STOCK



     In connection with the Property Acquisition, Cornerstone is proposing to amend the Cornerstone Articles to increase the authorized number of shares of Common Stock from 100,000,000 to 250,000,000 (the "Authorized Shares Amendment"). While approval of the Authorized Shares Amendment is not necessary to complete the Property Acquisition, management and the Cornerstone Board believe the amendment is appropriate in order to give Cornerstone added flexibility in the event the Property Acquisition is approved. If the Property Acquisition is not approved, the Authorized Shares Amendment will be withdrawn from consideration and shall not be separately approved.



     THE BOARD OF DIRECTORS OF CORNERSTONE HAS UNANIMOUSLY APPROVED THE AUTHORIZED SHARES AMENDMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE AUTHORIZED SHARES AMENDMENT.


AMENDMENT TO CLARIFY SETTLEMENT OF TRADES ON THE NYSE


     Cornerstone has been requested by the NYSE to amend the Cornerstone Articles to clarify that the provisions of the Cornerstone Articles will not interfere with the settlement of trades on the NYSE. See "Proposal D: Settlement of Trades on the NYSE." The provision is commonly requested to be included by REITs which trade on the NYSE and which have provisions similar to Cornerstone's 6% Limit (as defined below).


     THE BOARD OF DIRECTORS OF CORNERSTONE HAS UNANIMOUSLY APPROVED THE NYSE AMENDMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE NYSE AMENDMENT. The approval of the NYSE Amendment is not a condition to the closing of the Property Acquisition.

                                   PROPERTIES

     The following table summarizes certain information as of June 30, 1997 with respect to the Additional Properties and the Current Properties.

                              TABLE OF PROPERTIES


                                                                                           REMAINING
                                                                                            AVERAGE
                                             COMPANY'S       TOTAL                NUMBER     LEASE
                                   YEAR      PERCENTAGE    RENTABLE    OCCUPANCY    OF        TERM
  PROPERTY NAME AND LOCATION   CONSTRUCTED    INTEREST    SQUARE FEET    RATE     TENANTS  (IN YEARS)         LARGEST TENANTS
------------------------------                                                                            ------------------------
ADDITIONAL PROPERTIES
191 Peachtree Street(1)
  Atlanta, Georgia............     1991            80%     1,221,000       95%       37        8.7        Wachovia Bank
                                                                                                          King & Spalding
                                                                                                          Powell, Goldstein,
                                                                                                          Frazer & Murphy
Market Square(2) Washington,
  D.C.........................     1990            60        689,000       91        46        7.7        Fulbright & Jaworski
                                                                                                          Edison Electric
                                                                                                          Institute
                                                                                                          Reid & Priest
                                                                                                          Shearman & Sterling
500 Boylston Street(3) Boston,
  Massachusetts...............     1988          91.5        715,000      100        16        6.8        Massachusetts Financial
                                                                                                          Services
                                                                                                          The New England
                                                                                                          Towers, Perrin, Forster
                                                                                                            & Crosby, Inc.
222 Berkeley Street(3) Boston,
  Massachusetts...............     1991          91.5        531,000      100        31        7.0        Houghton Mifflin
                                                                                                          Saga International
                                                                                                          Holidays
                                                                                                          Oracle Corporation
Charlotte Plaza Charlotte,
  North Carolina..............     1982           100        613,000       98        42        5.4        First Union
                                                                                                          Aetna/Travelers
                                                                                                          Parker, Poe, Adams &
                                                                                                            Bernstein
200 Galleria Atlanta,
  Georgia.....................     1985           100        433,000       94        60        3.7        Liberty Mutual Group
11 Canal Center Alexandria,
  Virginia....................     1986           100         70,000       96         6        7.5        Robbins Gioia
                                                                                                          Veda Inc.
99 Canal Center Alexandria,
  Virginia....................     1986           100        138,000       98        18        4.0        Lowe, Price,
                                                                                                          LeBlanc & Becker
                                                                                                          Howard, Needles,
                                                                                                          Tannen & Bergendoff
                                                                                                          National District
                                                                                                          Attorney's Association
TransPotomac Plaza 5
  Alexandria, Virginia........     1983           100         96,000       93        12        3.5        Cities In Schools
                                                                                                          The Onyx Group
                                                                                                          Larson & Taylor
Total/Weighted Average All
  Additional Properties.......                             4,506,000       96%      268        6.8

                                                                                           REMAINING
                                   YEAR                                                     AVERAGE
                               CONSTRUCTED/  COMPANY'S       TOTAL                NUMBER     LEASE
                                   YEAR      PERCENTAGE    RENTABLE    OCCUPANCY    OF        TERM
  PROPERTY NAME AND LOCATION     ACQUIRED     INTEREST    SQUARE FEET    RATE     TENANTS  (IN YEARS)         LARGEST TENANTS
------------------------------ ------------  ----------   -----------  ---------  -------  ----------     ------------------------
CURRENT PROPERTIES
One Norwest Center Denver,
  Colorado....................        1983       100%      1,188,000       98%       44        9.6        Norwest Bank Denver N.A.
                                                                                                          Newmont Gold Company
                                                                                                          Teletech, Inc.
Norwest Center(4) Minneapolis,
  Minnesota...................        1988        50       1,118,000      100        36       12.8        Norwest Corporation
                                                                                                          Faegre & Benson
                                                                                                          KPMG Peat Marwick
Washington Mutual Tower(5)(6)
  Seattle, Washington.........        1988        50       1,155,000       98       126        4.8        Perkins Coie
                                                                                                          Washington Mutual
125 Summer Street Boston,
  Massachusetts...............   1989/1995       100         464,000       90        29        3.3        Deloitte & Touche
                                                                                                          BTM Capital Corp.(7)
Tower 56(8) New York, New
  York........................   1983/1996       100         162,000       95        45        3.3        ICC Associates, L.P.
                                                                                                          United Bank of Kuwait
One Lincoln Centre Oakbrook
  Terrace, Illinois...........   1986/1996       100         297,000       94        42        2.7        Superior Bank FSB
                                                                                                          Microsoft Corporation
Frick Building(9) Pittsburgh,
  Pennsylvania................   1902/1996       100         341,000       87        70        3.7        Meyer, Darragh,
                                                                                                          Buckler, Bebenek & Eck;
                                                                                                          Sable, Makroff & Gudsky
527 Madison Avenue(10) New
  York, New York..............   1986/1997       100         216,000       96        19        5.4        The Sumitomo Trust &
                                                           ---------      ---       ---       ----        Banking Co., Ltd.
                                                                                                          W.P. Stewart Co., Inc.
Total/Weighted Average All
  Current Properties..........                             4,941,000       97%      411        7.4
Total/Weighted Average, All                                ---------      ---       ---       ----
  Properties (following
  Property Acquisition).......                             9,447,000       96%      679        7.1
                                                           =========      ===       ===       ====


---------------

(1) While Cornerstone's stated interest in the partnership which owns 191 Peachtree Street will be 80% following the consummation of the Property Acquisition, its economic interest will be significantly larger since it will acquire the first mortgage note in the amount of $145 million on the property which earns interest at 9.375% and receive a priority distribution on its acquired capital base. During 1996, the partners in the transaction, CH Associates, Ltd, received a $250,000 priority distribution, which they will receive under the partnership agreement through February 29, 2000, with Cornerstone's predecessor receiving the remainder.



(2) While Cornerstone's stated interest in the partnerships which own Market Square will be 60% following the consummation of the Property Acquisition, its economic interest will be significantly larger since it will acquire the first mortgage note in the amount of $181 million on the property which earns interest at 9.75% and receive a priority distribution on its acquired capital base. During 1996, Cornerstone's predecessor received 100% of the cash flow from the property.



(3) Distributions of cash flow and sales and refinancing proceeds will be in accordance with the partnership ownership interests of 91.5% to Cornerstone and 8.5% to Hines. The stated ownership interests of Hines and Cornerstone were agreed upon in August 1997.



(4) While Cornerstone's stated interest in the partnership which owns Norwest Center is 50%, its economic interest in the Property is significantly larger due to priority distributions it receives on its invested capital base. For the twelve months ended December 31, 1996, Cornerstone's share of earnings and cash distributions from the partnership which owns Norwest Center was 78.2%. See "Properties -- Description of Properties and Market
    Data -- Norwest Center."

 (5) Includes the Galland and Seneca Buildings. See "Properties -- Description of Properties and Market Data -- Washington Mutual Tower."



 (6) While Cornerstone's stated interest in the partnership which owns Washington Mutual Tower is 50%, its economic interest in the Property is significantly larger due to priority distributions it receives on its invested capital base. For the twelve months ended December 31, 1996, Cornerstone received 100% of the cash distributions from the partnership which owns Washington Mutual Tower. See "Properties -- Description of Properties and Market Data -- Washington Mutual Tower."



 (7) BTM Capital Corporation is a wholly-owned subsidiary of the Bank of Tokyo -- Mitsubishi.



 (8) Cornerstone's headquarters are located at Tower 56. See
     "Properties -- Description of Properties and Market Data -- New York City Properties -- Advisory Services Obligations -- Tower 56" for additional information regarding Cornerstone's economic interest in Tower 56 upon a sale of the Property.



 (9) The Property was substantially renovated in 1988.



(10) The Property was acquired by Cornerstone in February 1997.

                 SUMMARY SELECTED FINANCIAL AND OPERATING DATA



     The following tables set forth selected historical consolidated financial data and selected unaudited pro forma consolidated financial data for the periods and as of the dates indicated for Cornerstone.



     The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and the related notes thereto of Cornerstone included in the documents described under "Available Information." The following data should also be read in conjunction with unaudited pro forma condensed financial statements and accompanying notes, the historical Financial Statements and notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     The selected consolidated operating and balance sheet data as of and for the years ended December 31, 1994 through 1996 have been derived from Cornerstone's audited financial statements. The selected financial data at June 30, 1997 and for the six months ended June 30, 1997 and 1996 is derived from unaudited financial statements. The unaudited financial information includes all adjustments consisting of only normal recurring adjustments that management considers necessary for a fair presentation of the financial position and results of operations for these periods. Operating results of Cornerstone for the six months ended June 30, 1997 are not necessarily indicative of results expected for the entire year ended December 31, 1997.


     The unaudited selected pro forma operating data is presented as if the Property Acquisition, Cornerstone's offering of Common Stock in April 1997, the sale and conversion of Cornerstone's 8% Preferred Stock and the 8% Preferred Stock, Series A, Cornerstone's repayment of a $32.5 million term loan from Deutsche Bank and the acquisitions of two properties in New York City, the property in Oakbrook Terrace, Illinois and the property in Pittsburgh had occurred as of January 1, 1996. The selected unaudited pro forma balance sheet data is presented as if the Property Acquisition and the sale and conversion of Cornerstone's 8% Preferred Stock and the 8% Preferred Stock, Series A, had occurred at June 30, 1997. The pro forma amounts are not necessarily indicative of results of operations or the consolidated financial position that would have resulted had the Property Acquisition and the other aforementioned transactions been consummated at the dates indicated.

                                               SIX MONTHS ENDED JUNE 30,
                                           ---------------------------------
                                                             HISTORICAL                  YEAR ENDED DECEMBER 31,
                                                         -------------------   --------------------------------------------
                                            PRO FORMA                           PRO FORMA              HISTORICAL
                                           (UNAUDITED)       (UNAUDITED)       (UNAUDITED)   ------------------------------
                                              1997         1997       1996        1996         1996       1995       1994
                                           -----------   --------   --------   -----------   --------   --------   --------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Revenues
  Office and parking rentals.............  $  107,952    $ 68,691   $ 52,913    $ 207,951    $111,494   $ 88,548   $ 83,557
  Equity in earnings.....................       2,816          --         --        6,832          --         --         --
  Interest and other income..............      18,117       4,564      2,849       37,941       5,414      3,839      2,017
                                           ----------    --------   --------    ---------    --------   --------   --------
        Total Revenues...................     128,885      73,255     55,762      252,724     116,908     92,387     85,574
                                           ----------    --------   --------    ---------    --------   --------   --------
Expenses:
  Building operating expenses............      43,124      26,653     20,764       84,046      44,188     31,530     29,991
  Interest expense.......................      25,785      14,748     15,870       52,601      31,345     29,467     30,792
  Depreciation and amortization..........      19,825      14,097     12,114       39,000      24,801     23,877     23,432
  General and administrative.............       3,468       3,218      2,936        6,812       6,312      5,553      3,869
  Unrealized (gain) loss on interest rate
    swap.................................         (99)        (99)    (5,465)      (4,278)     (4,278)     7,672         --
                                           ----------    --------   --------    ---------    --------   --------   --------
    Total expenses.......................      92,103      58,617     46,219      178,181     102,368     98,099     88,084
                                           ----------    --------   --------    ---------    --------   --------   --------
Income (loss) from operations............      36,782      14,638      9,543       74,543      14,540     (5,712)    (2,510)
Minority interest........................       1,994         994        686        3,505       1,519      3,417      3,899
                                           ----------    --------   --------    ---------    --------   --------   --------
Income (loss) before extraordinary
  items..................................      34,788      13,644      8,857       71,038      13,021     (9,129)    (6,409)
Extraordinary loss(1)....................         (54)        (54)        --       (3,925)     (3,925)    (4,445)      (581)
                                           ----------    --------   --------    ---------    --------   --------   --------
Net income (loss)........................  $   34,734    $ 13,590   $  8,857    $  67,113    $  9,096   $(13,574)  $ (6,990)
                                           ==========    ========   ========    =========    ========   ========   ========
  Net income (loss) (per share)..........  $     0.40    $   0.19   $   0.35    $    0.77    $   0.19   $  (0.94)  $  (0.53)
                                           ==========    ========   ========    =========    ========   ========   ========
  Distributions to stockholders (per
    share)...............................          --    $   0.60   $   0.60           --    $   1.20   $   1.16   $   1.16
                                           ==========    ========   ========    =========    ========   ========   ========
BALANCE SHEET DATA:
Real estate investments before
  accumulated depreciation...............  $1,968,081    $873,211   $718,781           --    $799,662   $706,988   $577,134
Total assets.............................   1,868,429     972,941    615,300           --     766,180    586,089    477,996
Long-term debt...........................     617,103     367,103    400,515           --     400,142    369,600    130,500
Credit facility debt.....................      67,548          --         --           --          --         --    236,467
  Total liabilities......................     762,746     445,198    440,733           --     442,375    403,927    400,712
Minority interest........................      13,430     (17,510)   (16,786)          --     (17,478)    (7,194)    (6,642)
Redeemable preferred stock...............          --     162,515         --           --     162,743         --         --
Preferred stock..........................      50,000      50,000     50,000           --      50,000     50,000         --
Common stockholders' equity..............   1,042,253     332,738    191,353           --     128,540    139,356     83,926
OTHER DATA:
Funds from operations(2).................      58,707      27,173     16,086      116,258      34,718     21,424     15,562
Capital expenditures.....................          --       5,140      2,771           --       6,100        712      1,790
Preferred stock dividends(3).............       1,750       8,410      1,750        3,500       5,153      1,449         --
Common stock distributions...............          --      18,653         --           --      24,551     18,485     15,359
Cash flow provided by (used in):
  Operations.............................          --      26,978     14,605           --      34,522     20,036     28,968
  Investing..............................          --     (72,224)    (3,101)          --     (57,259)  (135,527)    (1,762)
  Financing..............................          --     153,017     13,612           --     129,800    110,725    (33,141)
Total rentable square footage of
  properties(4)..........................       9,447       4,941      4,087        9,447       4,725      4,087      3,461
Average occupancy........................         96%         97%         --          96%         97%        98%        98%
Weighted average number of shares of
  Common Stock outstanding...............      82,692      27,237     20,309       82,182      20,411     15,910     13,241


---------------
(1) Reflects the costs associated with the extinguishment of long-term debt.


(2) Cornerstone calculates Funds From Operations ("FFO") based upon guidance from NAREIT. FFO is defined as net income, excluding gains or losses from debt restructuring and sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated joint ventures.

    Cornerstone makes two adjustments to FFO which are not contemplated by NAREIT in its definition. The first adjustment is for the principal payments of the rent notes receivable from Hines which were put in place to compensate Cornerstone for its share of cash flow from the partnership which owned One Norwest Center during the period when Cornerstone owned 90% of the partnership but received 100% of the cash flow. The notes were kept in place at the time of the acquisition of Hines' 10% partnership interest to compensate Cornerstone for the future value of the cash flow which Cornerstone would have received had the partnership remained in place. These notes will be fully repaid as of December 31, 1998.



    The second adjustment is made for the differential between the real estate tax expense at Norwest Center and the accrual of the recovery of such taxes due to the one year time lag between the assessment of such taxes and actual payment. Cornerstone believes that, since the building is 100% leased, these funds will be collected under any circumstance as a pass-through to the tenants. Based on this fact, Cornerstone eliminates the timing effects of these tax increases in its calculation of FFO. The effect of the adjustment in 1996 and 1995 is substantial due to a 29.4% and 13.8% increase in real estate taxes, respectively.



    The table below sets forth the adjustments which were made to the net income
    (loss) of Cornerstone for the last three years and Pro Forma 1996 and 1997 in the calculation of FFO (in thousands).



                                                                               FUNDS FROM OPERATIONS
                                                      ------------------------------------------------------------------------
                                                        SIX MONTHS ENDED JUNE 30,
                                                      -----------------------------           YEAR ENDED DECEMBER 31,
                                                                     HISTORICAL       ----------------------------------------
                                                      PRO FORMA      (UNAUDITED)      PRO FORMA            HISTORICAL
                                                      (UNAUDITED) -----------------   (UNAUDITED) ----------------------------
                                                        1997       1997      1996       1996       1996       1995      1994
                                                      ---------   -------   -------   ---------   -------   --------   -------
    Net income (loss)................................  $34,734    $13,590   $ 8,857   $ 67,113    $ 9,096   $(13,574)  $(6,990)
    NAREIT Adjustments:
      Depreciation and amortization..................   19,536     13,808    11,801     38,515     24,316     22,572    22,321
      Net (gain) loss on swap transactions...........      (99)       (99)   (5,465)    (4,278)    (4,278)     7,672        --
      Extraordinary losses...........................       54         54        --      3,925      3,925      4,445       581
      Unconsolidated joint venture depreciation......    4,975         --        --      9,950         --         --        --
      Minority interest adjustments..................   (1,050)      (737)   (1,021)    (2,637)    (2,011)    (1,617)   (1,358)
    Other Adjustments:
      Amortization on rent notes.....................      557        557       502      1,242      1,242      1,119     1,008
      Real estate tax adjustment.....................       --         --     1,412      2,428      2,428        807        --
                                                       -------    -------   -------    -------    --------   -------  --------
    Funds from Operations............................   58,707     27,173    16,086    116,258     34,718     21,424    15,562
                                                       =======    =======   =======    =======    ========   =======  ========
    Preferred Dividends..............................   (1,750)    (8,410)   (1,750)    (3,500)    (5,153)    (1,449)       --
                                                       =======    =======   =======    =======    ========   =======  ========
    Funds from Operations Available for Common
      Shares.........................................  $56,957    $18,763   $14,336   $112,758    $29,565   $ 19,975   $15,562
                                                       =======    =======   =======    =======    ========   =======  ========



    Although Cornerstone believes that this table is a full and fair presentation of Cornerstone's FFO, similarly captioned items may be defined differently by other REITs, in which case direct comparisons may not be possible.



    Industry analysts generally consider FFO to be an appropriate measure of performance of any equity REIT such as Cornerstone, and Cornerstone believes that FFO is helpful to investors as a measure of the performance of an equity REIT. FFO does not represent cash generated from operating activities in accordance with GAAP and, therefore, should not be considered a substitute for net income as a measure of performance or cash flow from operations as a measure of liquidity calculated in accordance with GAAP.



(3) Includes preferred stock dividends accrued but not declared. Pro forma amounts reflect the conversion of the 8% Preferred Stock and 8% Preferred Stock, Series A, of Cornerstone.



(4) At December 31, 1995, Cornerstone held the mortgage note on Tower 56, and the square footage of Tower 56 is included as of that date.

                                  RISK FACTORS



     Stockholders of Cornerstone should consider the following matters in considering whether to vote in favor of the Property Acquisition and the associated issuance of Common Stock to PGGM and DIHC. These matters should be considered in conjunction with the other information included and incorporated by reference in this Proxy Statement.



SUBSTANTIAL CONCENTRATION OF OWNERSHIP OF COMMON STOCK



     PGGM and DIHC will receive up to 34,187,500 shares of Common Stock in connection with the Property Acquisition, or 41% of the Common Stock expected to be outstanding following the Property Acquisition. In addition, based on their ownership of capital stock as of June 30, 1997, NYSTRS, Rodamco and Deutsche Bank together would own approximately 17% of the Common Stock expected to be outstanding following the Property Acquisition (on a fully diluted basis) through their ownership of Common Stock and convertible preferred stock of Cornerstone. Following the Property Acquisition, PGGM will also be entitled to elect two directors to the Cornerstone Board, each of NYSTRS and Rodamco will be entitled to elect and will have elected one director to the Cornerstone Board, and two persons affiliated with Deutsche Bank will be directors. These stockholders are, and following the Property Acquisition will be, the largest stockholders of Cornerstone, and due to certain limitations which Cornerstone has adopted to preserve its status as a REIT, no other stockholder is permitted to own, directly or indirectly, more than 6% of the capital stock of Cornerstone, subject to certain exceptions set forth in the Cornerstone Articles or to approval by the Board. This concentration of ownership could potentially be disadvantageous to other stockholders' interests.



TRANSFER AND OWNERSHIP LIMITATIONS



     For the purpose of preserving the Company's REIT qualification, the Cornerstone Articles provide that no holder is permitted to own, either actually or constructively under the applicable attribution rules of the Code, more than 6% of the value of the aggregate outstanding shares of all classes of stock of Cornerstone (the "6% Limit"). In addition, if adopted in connection with the Property Acquisition, the Acquisition Amendment would create additional restrictions on transfer designed to encourage Common Stock to remain in the hands of "U.S. Persons" (as defined below) in order for Cornerstone to be considered a domestically controlled REIT for purposes of U.S. tax law. The Cornerstone Board may waive the 6% Limit and/or the provisions of the Acquisition Amendment with respect to a particular stockholder if it determines in good faith that the proposed ownership by such stockholder would not jeopardize the Company's status as a REIT and the Cornerstone Board otherwise decides such action would be in the best interests of the Company. The Cornerstone Board will waive the 6% Limit with respect to PGGM and DIHC in connection with the Property Acquisition, and has previously waived the 6% Limit with respect to Deutsche Bank, to permit its purchase of the 7% Cumulative Convertible Preferred Stock ("7% Preferred Stock"), with respect to Rodamco and with respect to NYSTRS. The 6% Limit and the limits on transfer contained in the Acquisition Amendment may preserve the concentration of ownership for longer periods of time than might be true without such limits, and therefore be potentially disadvantageous to other stockholders' interests.



RISKS INVOLVED IN PROPERTY OWNERSHIP THROUGH PARTNERSHIPS AND JOINT VENTURES



     Interests in four of the Additional Properties would be held by Cornerstone through partnerships in which other entities own an interest. Partnership investments may, under certain circumstances, involve risks not otherwise present in property ownership, including the possibility that Cornerstone's partners might become bankrupt, that such partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of Cornerstone, and that such partners may be in a position to take action contrary to Cornerstone's instructions or requests or contrary to Cornerstone's policies or objectives, including Cornerstone's policy with respect to maintaining its qualification as a REIT. Cornerstone will, however, seek to maintain sufficient control of such partnerships to permit Cornerstone's business objectives to be achieved. In addition, certain provisions of the partnership agreements, including rights of first refusal and other restrictions on the transferability of Cornerstone's partnership interests, may limit the liquidity of Cornerstone's partnership investments and thereby reduce the rate of return that may be realized by Cornerstone with respect to such investments. There is no limitation under Cornerstone's organizational documents as to the amount of available funds that may be invested in partnerships or joint ventures.



INTEGRATION OF OPERATIONS; NONREALIZATION OF SYNERGIES



     The Property Acquisition involves the integration of two portfolios of Properties that have previously operated independently. No assurance can be given that Cornerstone will be able to integrate the Additional Properties into its operations without encountering difficulties or that the benefits expected from such integration will be realized. In addition, there can be no assurance that Cornerstone will realize anticipated operating synergies from the Property Acquisition.



REGISTRATION RIGHTS



     Cornerstone will grant registration rights to PGGM and DIHC, and certain of their respective transferees at the time of the closing the Property Acquisition. Such rights to register shares of Common Stock and to sell them in the public market could have a material adverse effect on both the market price for the Common Stock and Cornerstone's ability to raise additional equity capital in the future. See "Certain Provisions of the Registration Rights and Voting Agreement -- Registration Rights."



FIXED STOCK CONSIDERATION FOR THE PROPERTY ACQUISITION DESPITE POTENTIAL CHANGES IN STOCK PRICES



     PGGM and DIHC will receive up to 34,187,500 shares of Common Stock (the "Stock Consideration") in connection with the Property Acquisition. The Stock Consideration is fixed and will not be adjusted in the event of any increases or decreases in the price of the Common Stock, though it may be adjusted in the event certain permitted contingencies occur, such as the failure to obtain required consents prior to the closing of the Property Acquisition. The price of Common Stock at the time of the consummation of the Property Acquisition may vary from its price at the date of this Proxy Statement and at the date of the Special Meeting to be held on October 27, 1997. Such variations may be the result of changes in the business, operations or prospects of Cornerstone, market assessments of the likelihood that the Property Acquisition will be consummated, the timing thereof and the prospects of the Property Acquisition and post-Property Acquisition operations, general market and economic conditions and other factors. Because the consummation of the Property Acquisition will occur at a date later than the Special Meeting, there can be no assurance that the prices of Common Stock on the date of the Special Meeting will be indicative of its price at the time of the consummation of the Property Acquisition. The Stock Purchase Agreement and the Loan Purchase Agreement provide that the Property Acquisition will be closed as soon as practicable following the Special Meeting and the satisfaction or waiver of the other conditions set forth in the Stock Purchase Agreement and the Loan Purchase Agreement. Stockholders of Cornerstone are urged to obtain current market quotations for the Common Stock.



REAL ESTATE INVESTMENT RISKS



  General



     Real property investments are subject to numerous risks. The yields available from an equity investment in real estate depend on the amount of income generated and costs incurred by the related properties. If properties in which Cornerstone invests do not generate sufficient income to meet costs, including debt service and capital expenditures, Cornerstone's results of operations and ability to make distributions to its stockholders will be adversely affected. Revenues and values of Cornerstone's properties may be adversely affected by a number of factors, including the national economic climate, the local economic climate, local real estate conditions (such as an oversupply of space or a reduction in demand for real estate in an area), the attractiveness of the properties to tenants, competition from other available space, the ability of Cornerstone to provide adequate maintenance and insurance and to cover other operating costs, government regulations and changes in real estate, zoning or tax laws, interest rate levels, the availability of financing and potential liabilities under environmental and other laws. In addition, certain significant expenditures associated with each Property (such as debt service, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in rental income from the investment. Should such events occur, Cornerstone's results of operations and ability to make distributions to stockholders could be adversely affected.



  Market Illiquidity



     Equity real estate investments, especially assets of relatively large size, are often illiquid. Such illiquidity will tend to limit the ability of Cornerstone to vary its portfolio promptly in response to changes in economic or other conditions.


                            ------------------------


FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE



     Cornerstone has made forward-looking statements in this document (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Cornerstone. Also, when words such as "believes," "expects," "anticipates" or similar expressions are used, forward-looking statements are being made. Stockholders should note that many factors, some of which are discussed elsewhere in this document and in the documents which we incorporate by reference, could affect the future financial results of Cornerstone and could cause those results to differ materially from those expressed in our forward-looking statements contained or incorporated by reference in this document. These factors include (i) operating, legal and regulatory risks; (ii) economic, political and competitive forces affecting Cornerstone's real estate interests; and (iii) the risk that Cornerstone's analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

                              THE SPECIAL MEETING



     This Proxy Statement is furnished in connection with the solicitation of proxies from holders of Cornerstone Common Stock by the Cornerstone Board for use at the Special Meeting. This Proxy Statement and accompanying form of proxy are first being mailed to the stockholders of Cornerstone on or about September 23, 1997.


Date, Times and Places


     The Special Meeting will be held at The St. Regis Hotel, 2 East 55th Street, New York, NY, at 2:00 P.M. on October 27, 1997.



Matters to Be Considered at the Special Meeting



     At the Special Meeting, stockholders of Cornerstone will be asked to consider and vote upon (A) a proposal to approve the terms of the Property Acquisition, including the issuance to PGGM and DIHC of Common Stock representing approximately 41% of the shares of Cornerstone expected to be outstanding after the Property Acquisition; (B) a proposal to amend the Cornerstone Articles to include new provisions which are designed to cause Cornerstone to become a "domestically controlled REIT" under United States tax law; (C) a proposal to amend the Cornerstone Articles to increase the authorized number of shares of Common Stock from 100,000,000 to 250,000,000; (D) a proposal to amend the Cornerstone Articles to clarify the mechanics of settling trades on the NYSE; and (E) such other matters as may properly come before the Special Meeting.


     THE CORNERSTONE BOARD BELIEVES THE PROPERTY ACQUISITION IS FAIR TO YOU AND IN YOUR BEST INTEREST AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PROPERTY ACQUISITION AND "FOR" THE AMENDMENTS TO THE CORNERSTONE ARTICLES.

Record Date; Stock Entitled to Vote; Quorum


     The Cornerstone Board has fixed the close of business on September 22, 1997 as the Record Date for the Special Meeting. Only holders of record of shares of Common Stock on the Record Date are entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 48,856,742 shares of Common Stock outstanding and entitled to vote at the Special Meeting, held by approximately 20,000 stockholders of record.



     Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share. The presence, in person or by proxy, of holders of 20% of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting.


Votes Required


     The affirmative vote of a majority of the votes cast is required to approve the Property Acquisition, provided that the total vote cast represents over 50% in interest of the outstanding shares of Common Stock on the Record Date. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the Acquisition Amendment, the Authorized Shares Amendment and the NYSE Amendment. The Acquisition Amendment and the Authorized Shares Amendment are being proposed in connection with the Property Acquisition and stockholder approval of the Acquisition Amendment is a condition precedent to closing the Property Acquisition. In the event the Property Acquisition is not approved, the Acquisition Amendment and the Authorized Shares Amendment will be withdrawn from consideration and shall not be separately approved.



     UNDER NEVADA LAW, THE ACQUISITION AMENDMENT WILL NOT BE BINDING ON STOCKHOLDERS WHO DO NOT VOTE IN FAVOR OF THE ACQUISITION AMENDMENT. AS A RESULT, STOCKHOLDERS WHO VOTE AGAINST THE ACQUISITION AMENDMENT, AS WELL AS ABSTENTIONS AND BROKER NON-VOTES, WILL NOT BE BOUND BY THE ACQUISITION AMENDMENT.



     Under Nevada law, stockholders are not entitled to appraisal rights or preemptive rights in connection with the Property Acquisition.

     As of the Record Date, all executive officers and directors of Cornerstone owned beneficially in the aggregate approximately 0.6% of the outstanding Common Stock. In addition, Cornerstone has received or expects to receive voting agreements from each of NYSTRS, Rodamco and Hines, to vote in favor of the Property Acquisition and the Acquisition Amendment. These stockholders held an aggregate of approximately 24% of the outstanding Common Stock as of the Record Date.


Voting of Proxies


     Shares represented by all properly executed proxies for Common Stock received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders thereof. Proxies which do not contain voting instructions will be voted FOR approval of the respective proposals at the Special Meeting.


     It is not expected that any matters other than those referred to herein will be brought before the Special Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters.


     ABSTENTIONS AND BROKER NON-VOTES WILL BE INCLUDED IN THE CALCULATION OF THE NUMBER OF SHARES REPRESENTED AT THE SPECIAL MEETING FOR PURPOSES OF DETERMINING WHETHER A QUORUM HAS BEEN ACHIEVED AND WHETHER THE TOTAL VOTE CAST (AND, IN THE CASE OF THE ACQUISITION AMENDMENT, THE AUTHORIZED SHARES AMENDMENT AND THE NYSE AMENDMENT, THE TOTAL VOTE IN FAVOR OF THE PROPOSAL) REPRESENTS OVER 50% IN INTEREST OF THE OUTSTANDING SHARES OF COMMON STOCK ON THE RECORD DATE. NEITHER ABSTENTIONS NOR BROKER NON-VOTES ARE COUNTED IN DETERMINING WHETHER A MATTER HAS BEEN APPROVED. THEREFORE, SINCE APPROVAL OF THE ACQUISITION AMENDMENT, THE AUTHORIZED SHARES AMENDMENT AND THE NYSE AMENDMENT REQUIRES THAT A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK VOTE IN FAVOR OF THE PROPOSALS, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST SUCH PROPOSALS.


Revocability of Proxies

     The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person.

     A Cornerstone stockholder may revoke a proxy at any time prior to its exercise by delivering to the Secretary of Cornerstone a duly executed proxy or revocation of proxy bearing a later date or by voting in person at the Special Meeting. Attendance at the Special Meeting will not of itself constitute revocation of a proxy.

Solicitation of Proxies


     Cornerstone will bear the cost of the solicitation of proxies from its stockholders, including the cost of printing this Proxy Statement and the applicable fees associated with the filing of this Proxy Statement with the Commission. In addition to solicitation by mail, the directors, officers and employees of Cornerstone may solicit proxies from stockholders of such company by telephone or telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Cornerstone will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.



     Georgeson and Company Inc. ("Georgeson") will assist in the solicitation of proxies in the United States by Cornerstone. Cornerstone will pay Georgeson a fee of $10,000, plus reimbursement of certain out-of-pocket expenses, and has agreed to indemnify Georgeson against losses arising out of Georgeson's soliciting services on behalf of Cornerstone. Deutsche Immobilien Anlagegesellschaft mbH ("DIA") will assist in the solicitation of proxies in Germany by Cornerstone. Cornerstone will pay DIA a fee of $10,000, plus reimbursement of certain out-of-pocket expenses, and has agreed to indemnify DIA against losses arising out of DIA's soliciting services on behalf of Cornerstone.

                      PROPOSAL A: THE PROPERTY ACQUISITION



     Cornerstone is furnishing this Proxy Statement to holders of Common Stock in connection with the respective proposals to be voted upon at the Special Meeting pursuant to the terms of the Stock Purchase Agreement and the Loan Purchase Agreement. The Stock Purchase Agreement and the Loan Purchase Agreement provide for the Property Acquisition to be effected by Cornerstone purchasing all of the outstanding stock of certain subsidiaries of DIHC which own the Additional Properties, together with certain secured and unsecured loans to the direct and indirect subsidiaries which own the Additional Properties held by PGGM.



     The discussion in this Proxy Statement of the Property Acquisition and the principal terms of the Stock Purchase Agreement, the Loan Purchase Agreement and the Registration Rights and Voting Agreement is subject to, and qualified in its entirety by, reference to the Stock Purchase Agreement, the Loan Purchase Agreement and the Registration Rights and Voting Agreement, copies of which are attached to this Proxy Statement as Annex I, Annex II and Annex III, respectively, and are incorporated herein by reference.



ADDITIONAL PROPERTIES BEING ACQUIRED



     Cornerstone has signed the Stock Purchase Agreement and the Loan Purchase Agreement to acquire interests in nine additional Class A office properties comprising nearly 4.5 million rentable square feet in Alexandria, Virginia (3 properties), Atlanta (2 properties), Boston (2 properties), Charlotte and Washington, D.C., as well as an undeveloped parcel of land in Chicago.



CONSIDERATION FOR THE PROPERTY ACQUISITION



     Upon consummation of the Property Acquisition, PGGM and DIHC will receive up to 34,187,500 shares of Common Stock, $259,548,000 in cash and promissory notes for $250,000,000. Based on the number of shares of Cornerstone outstanding on that date, approximately 41% of the shares of Cornerstone expected to be outstanding after the Property Acquisition would be issued to PGGM and DIHC.



     Cornerstone expects to finance the cash portion of the consideration for the Property Acquisition and an estimated $8.0 million in closing costs with $200.0 million of available cash and $67.5 million from its committed credit facility with Bankers Trust Company and The Chase Manhattan Bank. See "The Properties -- Mortgage Indebtedness and Credit Facility".


BACKGROUND TO THE PROPERTY ACQUISITION


     After evaluation of its options with regard to its real estate portfolio of Class A office properties in the United States, PGGM made a decision to securitize the portfolio through the exchange of its assets for common stock in a publicly traded real estate investment trust. In April 1997, DIHC initiated a solicitation process in which several other real estate investment trusts besides Cornerstone participated.



     Below is the background describing the series of events which led to the decision of Cornerstone and PGGM and DIHC to enter into the Property Acquisition.



     On April 17, 1997, senior management of Cornerstone met with senior PGGM and DIHC management. The purpose of the meeting was to introduce senior PGGM management to Cornerstone and to narrow the field of prospective purchasers of the Additional Properties.



     On April 24, 1997, Cornerstone sent a letter to Robert Sorrentino, Chief Financial Officer of DIHC, and Michael Perkins, Vice President of Investments of DIHC, elaborating certain issues raised during the April 17th meeting and discussing certain positive attributes of Cornerstone.



     On April 29, 1997, Mr. Sorrentino of DIHC prepared a letter providing summary portfolio financial information on the Additional Properties. The letter asked that interested parties give an indication of valuation methodology, certain consolidated financial projections, breakdown of consideration (cash, stock and notes), timetable and due diligence issues which would apply to any bid for the Additional Properties.

     On May 8, 1997, John Moody of Cornerstone met with Mr. Sorrentino and Mr. Perkins of DIHC to discuss additional points regarding the proposed Property Acquisition.



     On May 12, 1997, Cornerstone responded to DIHC with the information requested in the letter of April 29, making their first formal proposal in writing to acquire the Additional Properties.



     On May 13, 1997, management of Cornerstone wrote to the Cornerstone Board to inform them that Cornerstone had been invited to make a proposal for the acquisition of the Additional Properties. The Cornerstone Board was also provided with preliminary information regarding the Additional Properties.



     On May 19, 1997, the Cornerstone Board met telephonically to discuss the Property Acquisition and authorized Cornerstone management to continue discussions with DIHC.



     On May 22, 1997, Cornerstone made a formal proposal in person to senior management of PGGM and DIHC. All other bidders were asked to make similar presentations during this time frame.



     On June 2, 1997, at a meeting of the Cornerstone Board, a presentation was made discussing the proposal to DIHC. The Cornerstone Board once again authorized Cornerstone management to continue discussions regarding the transaction.



     On June 13, 1997, in a formal meeting between the management of Cornerstone and DIHC, the principal remaining issues were resolved and the principal deal points, including the number of shares of Common Stock to be issued and the interest rates on the secured purchase money notes to be issued by Cornerstone, were settled. The closing price of the Common Stock on the NYSE was $15.25 on June 13.



     On June 18, 1997, Cornerstone management sent a formal letter to DIHC memorializing certain terms of the Property Acquisition.



     On July 1, 1997, Cornerstone began a formal due diligence process on the Additional Properties and DIHC began a formal due diligence process regarding Cornerstone.



     On July 15, 1997, a Confidentiality Letter and Non Binding Letter of Intent were signed by Cornerstone and DIHC, subject to due diligence and formal board approval. Each party had the unilateral right to withdraw from the deal at their own discretion.



     On August 13, 1997, the Cornerstone Board met and approved the terms and conditions of the proposed Property Acquisition.



     On August 15, 1997, the DIHC Board approved the Stock Purchase Agreement and PGGM approved the Loan Purchase Agreement.



     On August 18, 1997, each of Cornerstone, PGGM and DIHC signed the definitive agreements relating to the Property Acquisition.



REASONS FOR THE PROPERTY ACQUISITION



     The Board of Directors and management of Cornerstone believe that the Property Acquisition is an effective investment of $200 million of the proceeds raised in its recent U.S. public offering that should solidify Cornerstone's status as the market's leading Class A office REIT, and is consistent with Cornerstone's objective of growing its earnings and asset base by acquiring high-profile Class A office properties in major real estate markets nationwide.



     Additional benefits of the Property Acquisition are expected to include:



     - accretive effects to Cornerstone's earnings and funds from operations
(FFO);



     - strong expansion of Cornerstone's existing presence in Boston;



     - significant improvement in the overall rent roll and a leveling of Cornerstone's lease expiration schedule; and



     - improvement of operating margins by almost doubling the size of Cornerstone's asset base while reducing the projected increases in corporate overhead on a percentage basis.



     The Property Acquisition allows Cornerstone to invest $200 million in proceeds raised in its recent initial U.S. public offering and to enter three new markets (Atlanta, Charlotte and Washington D.C.) with high profile assets in each market. The market presence of 191 Peachtree Street, Charlotte Plaza and Market Square gives Cornerstone a high quality introduction to each of these office markets.



     With the acquisition of 500 Boylston Street and 222 Berkeley Street, Cornerstone will expand its market presence in Boston to the Back Bay market. These two assets will complement Cornerstone's investment in 125 Summer Street, while giving Cornerstone a total of over 1.7 million square feet of prime office space in Boston.



     Finally, the suburban investments in the Galleria section of Atlanta and in Alexandria, Virginia in suburban Washington, D.C. are top quality, Class A buildings, in markets which have the 24-hour characteristics of large scale, retail, residential and office development in a concentrated area.



     The properties to be acquired provide a high quality rent roll which complements the credit quality and expiration schedule of the existing portfolio. On a combined basis over the 5-year period 1998-2002, there is no year where full service leases representing less than 7.25% of straight line rents or more than 8.83% of full service straight line rents expire. This level expiration schedule limits Cornerstone's exposure to the leasing markets in any one year, thus allowing for steady cash flow growth. On average, the 1,671,000 square feet of office space expiring at the Additional Properties between 1997 and 2002 is leased at $25.77 per square foot, compared to current market rents averaging $34.09.



     The placement of over $500 million of additional equity and the acquisition of over $550 million of unencumbered assets give Cornerstone increased financial flexibility which should allow it to grow without having to place additional common equity other than for paying down debt. Upon closing the Property Acquisition, Cornerstone intends to begin discussions to increase its line of credit capacity.



BOARD RECOMMENDATION



     THE CORNERSTONE BOARD BELIEVES THAT THE PROPERTY ACQUISITION IS FAIR TO, AND IN THE BEST INTERESTS OF, CORNERSTONE AND THE STOCKHOLDERS OF CORNERSTONE. THE CORNERSTONE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF CORNERSTONE VOTE FOR APPROVAL OF THE PROPERTY ACQUISITION AND THE AMENDMENTS TO THE CORNERSTONE ARTICLES.



     In reaching its conclusion to approve the Stock Purchase Agreement and the Loan Purchase Agreement and the transactions contemplated thereby, the Cornerstone Board consulted with Cornerstone's management, as well as its legal counsel and its financial advisors, and considered a number of factors, including the following:



          (i) The structure of the Property Acquisition and the terms and conditions of the Stock Purchase Agreement, the Loan Purchase Agreement and the Registration Rights and Voting Agreement, including the fact that the Property Acquisition would be accretive for Cornerstone.



          (ii) The complementary nature of the Current Properties and the Additional Properties.



          (iii) The presentation of Lazard Freres & Co. LLC, Cornerstone's advisors, including its oral opinion that, as of the date of the Cornerstone Board meeting, the consideration for the Property Acquisition was fair from a financial point of view to Cornerstone.



          (iv) The expectation that the Property Acquisition would result in a reduction of general and administrative costs as a percentage of revenues and as a percentage of assets.



     The foregoing discussion of information and factors considered and given weight by the Cornerstone Board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the terms of the Property Acquisition, the Cornerstone Board did not find it practicable to, and did not quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching their determinations. In addition, individual members of the Cornerstone Board may have given different weights to different factors.

FAIRNESS OPINION



     Pursuant to a letter agreement dated as of July 15, 1997 (the "Lazard Freres Agreement"), Cornerstone retained Lazard Freres & Co. LLC ("Lazard Freres") to render a fairness opinion regarding the Property Acquisition. Lazard Freres is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and other corporate transactions.



     In connection with its review of the Property Acquisition, at the August 13, 1997 meeting at which the Cornerstone Board approved and adopted the Purchase Agreement, Lazard Freres delivered an oral opinion to the Cornerstone Board that the consideration for the Property Acquisition was fair from a financial point of view to Cornerstone. Lazard Freres delivered a written opinion dated as of August 18, 1997 (the "Fairness Opinion") to Cornerstone's Board of Directors confirming that, as of such date, the consideration being paid in the Property Acquisition was fair from a financial point of view to Cornerstone. The full text of the Fairness Opinion, which sets forth the assumptions made, matters considered and qualifications and limitations on the review undertaken, is attached as Annex V to this Proxy Statement and is incorporated herein by reference. The description of such opinion set forth herein is qualified in its entirety by reference to Annex V. Holders of Common Stock are urged to read the Fairness Opinion in its entirety in connection with their consideration of the proposed Property Acquisition. Lazard Freres' fairness opinion should not be construed by the holders of shares of Common Stock as a recommendation as to how they should vote at the Special Meeting.



     Cornerstone has agreed to pay Lazard Freres a fee of $1.5 million for rendering its fairness opinion of which $500,000 has already been paid and $1.0 million is due upon closing of the Property Acquisition. Cornerstone has also agreed to reimburse Lazard Freres for its reasonable out-of-pocket expenses (including reasonable fees and expenses of its legal counsel) and will indemnify Lazard Freres and certain related parties against certain liabilities, including certain liabilities arising under the federal securities laws.



     Lazard Freres is not acting as financial advisor to Cornerstone in connection with the Property Acquisition, but has in the past provided investment banking and financial advisory services to Cornerstone and has received fees for rendering such services. PGGM has invested in certain Lazard Freres real estate funds.



     In addition, by letter agreement dated July 30, 1997, Cornerstone engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated to render financial advisory services in connection with the Property Acquisition.



SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS; INTERESTS IN THE PROPERTY ACQUISITION



     As of the Record Date, all executive officers and directors of Cornerstone owned beneficially in the aggregate approximately 0.6% of the outstanding Common Stock. In addition, Cornerstone has received voting agreements from NYSTRS, Rodamco and Hines to vote in favor of the Property Acquisition and the Acquisition Amendment. These stockholders held an aggregate of 24% of the Common Stock as of the Record Date.



     Upon completion of the Property Acquisition, Hines will be a partner and/or manager in properties comprising 5,534,000 of the 9,447,000 square feet Cornerstone will own. Michael J.G. Topham, a director of Cornerstone, is an Executive Vice President of Hines.



     Hines is a partner in the partnerships which own 500 Boylston Street and 222 Berkeley Street and is the manager, or a partner in the entity which manages, three of the Additional Properties. In connection with the Property Acquisition, the partnership agreements relating to 500 Boylston Street and 222 Berkeley Street were renegotiated, with Hines receiving a significant increase in its participation in the current cash flows from those Properties than had previously been the case. In addition, Cornerstone has agreed that, in the event the Property Acquisition is not consummated, Cornerstone will reimburse Hines for all legal fees and expenses incurred by Hines in connection with the renegotiation of these partnership agreements.


ACCOUNTING TREATMENT


     The Property Acquisition will be accounted for by Cornerstone as a purchase of assets. The investments in the 191 Peachtree Street and Market Square partnerships will be accounted for using the equity method.

PGGM AND DIHC



PGGM



     PGGM is the second largest pension fund in The Netherlands and one of the twenty-five largest in the world, with an investment portfolio of approximately $36 billion as of December 31, 1996. For over 25 years, PGGM has been investing the pension funds of private health, mental health and social service employees and retirees from the Netherlands. Today, PGGM invests the funds of over one million participants, representing approximately 7% of the country's population.



     PGGM has been investing in real estate in The Netherlands since 1970. As part of its global real estate diversification strategy, it entered the European and U.S. markets in 1975 and 1979, respectively. Today, PGGM's worldwide real estate holdings total approximately $4.7 billion. Of the approximately $1.4 billion invested in the United States, a substantial portion is invested through DIHC in the Class A office properties to be acquired by Cornerstone.



     As a pension fund, PGGM has a long-term investment philosophy with regard to real estate. PGGM has always invested in the highest quality assets in the sectors in which it invests as exemplified by the acquisition properties in the office sector and its investment in the high-quality retail REIT, Corporate Property Investors.



DIHC



     DIHC was formed by PGGM in 1980 to acquire, develop, own, manage and dispose of direct real estate investments in the United States. In the mid-1990's, PGGM adopted a global real estate strategy to shift from direct to indirect investments. Over the past several years, DIHC has sold several of its properties. The decision to exchange a majority of the remaining DIHC assets for cash, debt, and common shares of Cornerstone is consistent with PGGM's U.S. real estate strategy.


FORM OF THE PROPERTY ACQUISITION


     The Additional Properties will be acquired by the acquisition of the wholly-owned subsidiaries of DIHC which hold (directly or indirectly) (i) the fee title to each wholly-owned Property (11 Canal Center, 99 Canal Center, TransPotomac Plaza 5, Charlotte Plaza, 200 Galleria and the Dearborn Land) and
(ii) the partnership interests in Market Square, 191 Peachtree Street, 500 Boylston Street and 222 Berkeley Street. The Stock Purchase Agreement provides that DIHC's interest in the Additional Property known as Market Square, located in Washington, D.C., will be acquired in a series of transactions occurring on or following the closing under the Stock Purchase Agreement. Upon the closing under the Stock Purchase Agreement, however, Cornerstone will acquire the $181 million mortgage loan on the Market Square property together with a $39.9 million loan to Market Square Development Investors, the partnership through which a DIHC subsidiary owns its interest in Market Square. As a result, as of the closing under the Stock Purchase Agreement, Cornerstone expects to receive all cash flow from the Market Square property which would be payable to DIHC or its subsidiaries under the existing structure.



     Cornerstone expects to finance the cash portion of the consideration for the Property Acquisition and an estimated $8.0 million in closing costs with $200.0 million of available cash and $67.5 million from its committed Credit Facility with Bankers Trust Company and The Chase Manhattan Bank. See "Mortgage Indebtedness and Credit Facility".



RIGHT TO SELL DEARBORN LAND



     DIHC has the right but not the obligation to sell the Dearborn Land parcel in Chicago prior to closing the Property Acquisition. In the event of such a sale, the purchase price would be reduced by making a $10,000,000 adjustment in the principal amount of the promissory notes to be issued by Cornerstone. Cornerstone may also acquire less than all of the Additional Properties upon closing of the Property Acquisition in certain other circumstances, and in any such cases appropriate adjustments to the purchase price will be made to account for the excluded Properties.

CONSENTS



     No consent is required from any federal or state governmental authority in order to complete the Property Acquisition.



     The consent of the third-party partners in the partnerships which own 500 Boylston Street and 222 Berkeley Street may be required in order for Cornerstone to acquire the stock of DIHC's subsidiaries which hold the interests in the partnerships which own those Additional Properties. Cornerstone expects that any required consent will be obtained prior to the closing of the Property Acquisition. However, if such consent is not obtained, 500 Boylston Street and 222 Berkeley Street will be removed from the Property Acquisition and the purchase price for the Additional Properties will be appropriately reduced.



               CERTAIN PROVISIONS OF THE STOCK PURCHASE AGREEMENT


General


     The Cornerstone Board has approved the Stock Purchase Agreement, which provides for the acquisition of interests in the Additional Properties, to be effected by having Cornerstone purchase all of the outstanding common stock of certain subsidiaries of DIHC (the "DIHC Subsidiaries"), which own directly or indirectly fee simple title to, or interests in partnerships which own fee simple title to, the Additional Properties. This section of the Proxy Statement describes certain aspects of the proposed Property Acquisition, including certain provisions of the Stock Purchase Agreement. The description of the Stock Purchase Agreement contained in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Annex I and which is incorporated herein by reference. All stockholders of Cornerstone are urged to read carefully the Stock Purchase Agreement.


Conditions to the Consummation of the Property Acquisition

     Each party's obligation to effect the Property Acquisition is conditioned upon the closing of the Loan Purchase Agreement and is subject to the satisfaction or waiver on or prior to the Closing Date of various other conditions which include, in addition to other customary closing conditions, the following:


          (i) the stockholders of Cornerstone having approved the issuance of additional shares of Common Stock to DIHC and the Acquisition Amendment;



          (ii) Cornerstone, PGGM and DIHC having obtained all consents and waivers from third parties necessary in connection with the consummation of the Property Acquisition, other than such consent or waivers, which, if not obtained, would not result in a Material Adverse Effect to either Cornerstone or DIHC or their respective properties;



          (iii) no action having been commenced by or before any government authority against either DIHC or Cornerstone seeking to restrain or materially and adversely alter the Property Acquisition which either Cornerstone believes, in its sole and absolute discretion, or PGGM or DIHC determines, in good faith, is likely to render it impossible or unlawful to consummate the Property Acquisition or, with respect to Cornerstone's obligation to close only, which could have a Material Adverse Effect on DIHC or any of the Additional Properties;



          (iv) DIHC having received an opinion of counsel to Cornerstone, reasonably satisfactory to DIHC that, commencing with its taxable year ending December 31, 1993, Cornerstone has been organized and operated in conformity with the requirements for qualification as a REIT under the Code;



          (v) DIHC and Cornerstone each having received a legal opinion from counsel to the other party as to its authority to execute and deliver the Stock Purchase Agreement and to consummate the Property Acquisition, as well as certain other customary legal matters;

          (vi) the representations and warranties of the other party to the Stock Purchase Agreement set forth in the Stock Purchase Agreement being true and correct in all material respects as of the closing as though made on and as of the closing (except to the extent such representations and warranties expressly relate to another date) and the covenants having been complied with in all material respects; in the event any breaches of such representations, warranties and covenants are, in the aggregate, reasonably expected to have, with respect to DIHC, a Material Adverse Effect on Cornerstone or the collateral which is to secure the purchase money notes issued by Cornerstone, or with respect to Cornerstone, a Material Adverse Effect on DIHC or the Additional Properties;



          (vii) all conditions to the closing of the Loan Purchase Agreement having been satisfied;



          (viii) with respect to DIHC's obligation to close, there shall have been, since the date of the Stock Purchase Agreement, no change in the business or prospects of Cornerstone which has had or would be reasonably likely to have a Material Adverse Effect on Cornerstone or adversely affect any of DIHC's collateral for the promissory notes issued by Cornerstone in any material respect;



          (ix) with respect to Cornerstone's obligation to close, there shall have been, since the date of the Stock Purchase Agreement, no change in the business or prospects of DIHC which has had or would be reasonably likely to have a Material Adverse Effect on DIHC or any of the Additional Properties; and



          (x) the Registration Rights and Voting Agreement having been duly executed and delivered by the parties thereto.



     The term "Material Adverse Effect" as used in the Stock Purchase Agreement means any change or effect that is or is reasonably likely to have a materially adverse effect on a party's business, operations, assets, properties, individually or in the aggregate. For purposes of clause (iii) above, DIHC and Cornerstone have agreed that claims, actions or suits by certain third parties challenging or contesting the transfer by DIHC of its interests in certain DIHC Subsidiaries pursuant to the Stock Purchase Agreement will not constitute a Material Adverse Effect unless such claim, action or suit results in an injunction or similar form of equitable relief or arises out of facts or circumstances not disclosed to Cornerstone prior to its entering into the Stock Purchase Agreement.


Termination


     The Stock Purchase Agreement may be terminated at any time prior to the
Closing:



          (i) by mutual written consent duly authorized by the respective boards of directors of Cornerstone and DIHC;



          (ii) by either Cornerstone, on the one hand, or DIHC, on the other hand, if the other party has breached any material representation, warranty, covenant or other agreements contained in the Stock Purchase Agreement, or if a material representation or warranty becomes untrue in any material respect such that the conditions to such party's obligation to close as described above would be incapable of being satisfied on or prior to December 31, 1997;



          (iii) by Cornerstone or DIHC, if any judgment, injunction, order, decree or action or by any governmental authority preventing the consummation of the Property Acquisition or requiring actions as a condition precedent to the consummation of the Property Acquisition which would result in a Material Adverse Effect to Cornerstone or, with respect to Cornerstone's right to terminate, a Material Adverse Effect on DIHC or the Additional Properties, shall have become final and non-appealable;



          (iv) by either Cornerstone or DIHC, if Cornerstone's stockholders have not approved the issuance of additional shares of Common Stock to DIHC and the Acquisition Amendment on or before December 31, 1997;



          (v) by DIHC upon a Change of Control of Cornerstone; or



          (vi) by either Cornerstone or DIHC, if the Loan Purchase Agreement is terminated.

     The term "Change of Control" as used in the Stock Purchase Agreement and the Loan Purchase Agreement means any of the following occurrences: (a) securities of Cornerstone representing 30% or more of the combined voting power of Cornerstone's then outstanding voting securities being acquired pursuant to a tender offer or an exchange offer; (b) a merger or consolidation being consummated in which Cornerstone is a constituent corporation and which results in less than 50% of the outstanding voting securities of the surviving or resulting entity being owned by the former stockholders of Cornerstone; or (c) any person becoming the beneficial owner, directly or indirectly, of securities of Cornerstone representing 30% or more of the combined voting power of Cornerstone's then outstanding securities; provided, that, a "Change of Control" shall in no event refer to any of the foregoing if, as a result thereof, control of Cornerstone is held by a person or entity which is an affiliate of Cornerstone as of August 18, 1997.



No Solicitation



     The Stock Purchase Agreement provides that (i) DIHC will not, directly or indirectly through any officer, trust, manager, employee, agent, investment banker, financial advisor, attorney, accountant, broker or other representative, initiate, solicit or effect the sale or listing for sale of any of the Additional Properties (other than the Dearborn Land) or any of its direct or indirect interests in the DIHC Subsidiaries, and (ii) the Seller will not, and will not permit the DIHC Subsidiaries to, effect any change in their respective capital structures or initiate, solicit or effect any merger, consolidation, share exchange, business combination, or similar transaction with any person other than Cornerstone.


Conduct of Business Pending the Property Acquisition


     Pursuant to the Stock Purchase Agreement, Cornerstone and DIHC have both agreed to conduct their respective businesses in the ordinary course of business in a manner consistent with past practice and use their respective commercially reasonable efforts to preserve intact their respective goodwill. In addition, Cornerstone has agreed that, among other things and subject to certain exceptions, it will not:



          (i) except for (x) its regular quarterly dividends not in excess of $0.30 per share of issued and outstanding common stock or (y) its regular annual dividends not in excess or $1.155 per share of issued and outstanding preferred stock, declare, set aside or pay any dividends on, or make any other distribution in respect of, its outstanding shares of capital stock;



          (ii) except as contemplated in the Stock Purchase Agreement, amend the articles or certificate of incorporation, charter, bylaws, partnership agreement or other comparable charter or organizational documents of Cornerstone or any subsidiary of Cornerstone;


          (iii) merge or consolidate with any person;


          (iv) except for Cornerstone's Dividend Reinvestment Share Purchase Plan and the exercise of share options or issuance of shares pursuant to stock rights, options, restricted share or performance share awards or warrants outstanding on the date of the Stock Purchase Agreement, issue, deliver or sell, or grant any option or other right in respect of, any shares of Common Stock, any other voting securities of Cornerstone or any Cornerstone subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (except to Cornerstone or a Cornerstone subsidiary), except the foregoing shall not prohibit the issuance of Common Stock in connection with the conversion of any currently outstanding convertible preferred stock or notes or in connection with the granting of any employee or director stock options or restricted shares to any employee or director of Cornerstone in an amount not to exceed $10 million;



          (v) in any transaction or series of related transactions involving capital, securities or other assets or indebtedness of Cornerstone, a Cornerstone subsidiary, or any combination thereof in excess of $10,000,000: (i) acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or all or substantially all of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, real estate investment trust, business trust or other business organization or division thereof or interest therein; (ii) subject to any encumbrance, or sell, lease or otherwise dispose of any of the Current Properties or any material assets or assign or encumber the right to receive income, dividends, distributions and the like; or (iii) incur any indebtedness, issue or refinance any indebtedness or make any loans, advances or capital contributions to, or investments in, any other person or entity, excluding (a) Cornerstone's proposed $200 million line of credit with Bankers Trust Company and The Chase Manhattan Bank and (b) financial transactions undertaken by Cornerstone or subsidiaries of Cornerstone in accordance with their respective ordinary cash management practices such as investments or deposits in commercial paper, obligations of the United States of America or its agencies or instrumentalities, certificates of deposit, time deposits, repurchase agreements and similar financial arrangements;


          (vi) adopt any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by law or which are not more favorable to participants than provisions presently in effect; and


          (vii) enter into or amend or otherwise modify any agreement or arrangement with persons that are Affiliates or, as of the date hereof, are executive officers, trust managers or directors of Cornerstone or any subsidiary of Cornerstone.



     In addition, DIHC has agreed that, among other things and subject to certain exceptions, it will not:



          (i) cause or permit any default to occur by DIHC or any DIHC Subsidiary under any indebtedness of any of the DIHC Subsidiaries or secured by the Additional Properties or cause or permit any increase in the outstanding aggregate principal balance thereof or incur any indebtedness or make any loans, advances or capital contributions in or to any other Person, other than an existing loan from a DIHC Subsidiary to another DIHC Subsidiary through which DIHC owns its interest in the partnership which owns fee simple title to Market Square the principal balance of which may be increased by up to $3,000,000, excluding accrued and compounded interest;



          (ii) initiate, solicit or effect any merger, consolidation, share exchange, business combination or similar transaction with any person other than Cornerstone or the subsidiaries of Cornerstone except that, with the prior written consent of Cornerstone which will not be unreasonably withheld, DIHC may undertake internal restructuring transactions with respect to the DIHC Subsidiaries;



          (iii) amend the articles or certificate of incorporation, charter, bylaws, partnership agreement or other comparable charter or organizational documents of DIHC or any DIHC Subsidiary;



          (iv) cause or permit any default to occur by DIHC or any DIHC Subsidiary under certain identified administrative, consulting, management and similar agreements and DIHC shall, and shall cause DIHC Subsidiaries to, perform their obligations under such agreements and shall not, and shall not permit any DIHC Subsidiary to modify, amend or terminate any such administrative or similar agreements; and



          (v) DIHC will not permit any DIHC Subsidiary (other than joint ventures) to enter into any material contract or grant concessions regarding certain material contracts or enter into, modify, amend, renew or terminate certain material leases.


Amendment and Waiver


     The Stock Purchase Agreement may be amended by an instrument in writing signed on behalf of each party.



     At any time prior to the closing date, either party may, in an instrument in writing signed by the party or parties to be bound thereby, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in the Stock Purchase Agreement or in any document delivered pursuant to the Stock Purchase Agreement, and (c) waive compliance with any of the agreements or conditions contained in the Stock Purchase Agreement.

Expenses


     All reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred in connection with the Stock Purchase Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses; provided, however, that Cornerstone is required to pay all real property transfer gains, sales, use, transfer, mortgage recording, intangible, value added, stock transfer and stamp taxes and similar taxes (the "Transfer Taxes") payable in connection with the Property Acquisition (excluding state and federal income taxes) other than any Transfer Tax due in connection with the transfer of the Market Square building in Washington, D.C. which will be shared equally by the parties.


Representations and Warranties


     The Stock Purchase Agreement contains customary representations and warranties relating to, among other things: (i) the corporate organization and qualification of each party and their respective subsidiaries; (ii) the articles of incorporation and bylaws of each party and its subsidiaries having been made available; (iii) the capitalization of each party and its subsidiaries; (iv) the corporate power and authority of each party; (v) the absence of conflict with
(a) each party's articles of incorporation and bylaws, (b) applicable law or (c) certain agreements; (vi) compliance with applicable laws; (vii) the timely filing of documents filed by Cornerstone with the Commission and the accuracy of information contained therein; (viii) absence of material changes or events with respect to Cornerstone; (ix) absence of litigation; (x) matters relating to employee benefit plans with respect to Cornerstone; (xi) matters relating to material contracts; (xii) environmental matters; (xiii) filing of tax returns and payment of taxes; (xiv) matters relating to environmental permits and other licenses and authorizations; (xv) agreements between Cornerstone or its subsidiaries and any officer, director or affiliate thereof; (xvi) engagement and payment of fees of brokers; (xvii) required stockholder votes with respect to Cornerstone; and (xviii) certain other matters relating to the Additional Properties and the Current Properties.



Standstill Agreement



     In the event the Property Acquisition is not consummated, Cornerstone and DIHC agree that, for a period of 24 months after the date of the Stock Purchase Agreement, unless specifically invited in writing by the other party's Board of Directors, neither Cornerstone nor DIHC (nor any of their respective affiliates), will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, (i) the acquisition of the other party's securities (or beneficial ownership thereof) or assets, (ii) any tender or exchange offer, merger or other business combination involving the other party, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the other party or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Commission) or consents to vote any of the other party's voting securities; (b) form, join or in any way participate in a "group" (as defined under the Exchange Act) or otherwise act, alone or in concert with others, to seek to control or influence the other party's management, Board of Directors or policies; or (c) enter into any discussion or arrangement with any third party with respect to any of the foregoing. Notwithstanding the foregoing, in the event either of Cornerstone or DIHC willfully and intentionally breach any of their respective obligations under the Stock Purchase Agreement with the result that a closing thereunder does not occur, the non-defaulting party shall not be bound by such standstill agreement.


Indemnification.


     The Stock Purchase Agreement provides that each of Cornerstone and DIHC will indemnify, defend and hold harmless, to the fullest extent permitted by law, the other party and the respective affiliates, officers, directors or employees, agents, successors and assigns of the other party against all losses, claims, damages, liabilities, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred, arising out of or resulting from, among other things, (i) the breach of any representation or warranty contained in the Stock Purchase Agreement, and (ii) the breach of any covenant or agreement contained in the Stock Purchase Agreement. In addition, Cornerstone has agreed to indemnify DIHC for claims (if any) asserted by certain third parties alleging breaches of the terms of certain partnership agreements arising out of the Property Acquisition.



     In the event of any loss incurred by DIHC or any affiliate thereof, for purposes of determining the amount DIHC is entitled to recover under the Stock Purchase Agreement on account of such loss, DIHC's loss shall be "grossed up" to an amount equal to the quotient of (i) the amount of such loss divided by (ii) a fraction the numerator of which is the aggregate number of issued and outstanding shares of capital stock of Cornerstone and owned by persons other than DIHC and PGGM as of the date on which any payment is made by Cornerstone on account of such loss and the denominator of which is the aggregate amount of issued and outstanding capital stock of Cornerstone as of such date.



     With respect to any claim for the breach of representations and warranties under the Stock Purchase Agreement, no claim may be made with respect to any individual item of loss unless the aggregate of all losses sought for breaches of representations or warranties under the Stock Purchase Agreement plus any losses sought under the Loan Purchase Agreement for breaches of representations or warranties shall exceed $10,000,000, except in the event of a wilful and intentional breach. In the event the indemnified party is entitled to seek recovery for breaches of representations or warranties under the Stock Purchase Agreement, the indemnity shall be for the full extent of all the losses to the indemnified party resulting from such breach exceeding and excluding the first $10,000,000 under the Stock Purchase Agreement and the Loan Purchase Agreement aggregated. Notwithstanding the foregoing, the aggregate liability for losses for breaches of representations and warranties under the Stock Purchase Agreement and the Loan Purchase Agreement for which either party is liable is limited to an aggregate amount of $100,000,000, except in the event of wilful and intentional breach.



Tax Matters.



     The Stock Purchase Agreement provides that in addition to the general indemnification obligations imposed thereunder, DIHC will indemnify Cornerstone for federal and state income or franchise taxes imposed on DIHC or any of the DIHC Subsidiaries for taxable periods ending on or before the closing date and for any adverse consequences arising from the failure of DIHC to pay such taxes relating to the election under section 338(h)(10) of the Code. Cornerstone will generally indemnify DIHC for any taxes imposed on the DIHC Subsidiaries for taxable periods ending after the closing date.



     The Stock Purchase Agreement also allocates responsibility among the parties for (i) filing tax returns and paying taxes relating to such returns,
(ii) handling audits and contests relating to taxes, and (iii) exchanging information with respect to tax matters. Finally, the Stock Purchase Agreement provides that Cornerstone and DIHC will join in making an election under section 338(h)(10) of the Code with respect to the purchase and sale of the DIHC Subsidiaries.

               CERTAIN PROVISIONS OF THE LOAN PURCHASE AGREEMENT

General


     The Cornerstone Board has approved the Loan Purchase Agreement, which provides for the sale of certain secured and unsecured mortgage loans ("Purchased Loans") associated with the Additional Properties from PGGM to Cornerstone (the "Loan Purchase"), to be effected by the assignment of the Purchased Loans from PGGM to Cornerstone and the assumption by Cornerstone of certain liabilities relating to the Purchased Loans. This section of the Proxy Statement describes certain aspects of the Loan Purchase Agreement. The description of the Loan Purchase Agreement contained in this Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the Loan Purchase Agreement, a copy of which is attached hereto as Annex II and which is incorporated herein by reference. All stockholders of Cornerstone are urged to read carefully the Loan Purchase Agreement.


Conditions to the Consummation of the Loan Purchase


     Each party's obligation to effect the Loan Purchase is subject to the satisfaction or waiver on or prior to the closing date of various conditions which include, in addition to other customary closing conditions, the following:



          (i) the stockholders of Cornerstone having approved the issuance of additional shares of Common Stock to PGGM and the Acquisition Amendment;



          (ii) Cornerstone and PGGM having obtained all consents and waivers from third parties necessary in connection with the consummation of the Loan Purchase, other than such consent or waivers, which, if not obtained, would not result in either a Material Adverse Effect to Cornerstone, PGGM or any one or more of the Purchased Loans;



          (iii) no action having been commenced by or before any government authority against either PGGM or Cornerstone seeking to restrain or materially and adversely alter the Loan Purchase which either Cornerstone believes, in its sole and absolute discretion, or PGGM determines, in good faith, is likely to render it impossible or unlawful to consummate the Loan Purchase or, with respect to Cornerstone's obligation to close only, which could have a Material Adverse Effect on PGGM or any one or more of the Purchased Loans;



          (iv) PGGM having received an opinion of counsel to Cornerstone, reasonably satisfactory to PGGM that, commencing with its taxable year ending December 31, 1993, Cornerstone has been organized and operated in conformity with the requirements for qualification as a REIT under the Code;



          (v) PGGM and Cornerstone each having received a legal opinion from counsel to the other party as to its authority to execute and deliver the Loan Purchase Agreement and to consummate the Loan Purchase, as well as certain other customary legal matters;



          (vi) the representations and warranties of the other party set forth in the Loan Purchase Agreement being true and correct in all material respects as of the closing as though made on and as of the closing (except to the extent such representations and warranties expressly relate to another date) and the covenants having been complied with in all material respects, in the event any breaches of such representations, warranties and covenants are, in the aggregate, reasonably expected to have, with respect to PGGM, a Material Adverse Effect on Cornerstone or the collateral which is to secure the purchase money notes issued by Cornerstone, or with respect to Cornerstone, a Material Adverse Effect on PGGM or any one or more of the Purchased Loans;



          (vii) all the conditions to the Stock Purchase Agreement having been satisfied;



          (viii) with respect to PGGM's obligation to close, there shall have been, since the date of the Loan Purchase Agreement, no change in the business or prospects of Cornerstone which has had or would be reasonably likely to have a Material Adverse Effect on Cornerstone or adversely affect any of PGGM's collateral for the purchase money notes issued by Cornerstone in any material respect;

          (ix) with respect to Cornerstone's obligation to close, there shall have been, since the date of the Loan Purchase Agreement, no change in the business or prospects of PGGM which has had or would be reasonably likely to have a Material Adverse Effect on PGGM or any of the Purchased Loans; and



          (x) the Registration Rights and Voting Agreement having been duly executed and delivered by the parties thereto.


     The term "Material Adverse Effect" as used in the Loan Purchase Agreement means any change or effect that is or is reasonably likely to have a materially adverse effect on a party's business, operations, assets properties, individually or in the aggregate.

Termination


     The Loan Purchase Agreement may be terminated at any time prior to the
Closing:



          (i) by mutual written consent duly authorized by the respective boards of directors of Cornerstone and PGGM;



          (ii) by Cornerstone, if PGGM has breached any material representation, warranty, covenant or other agreement contained in the Loan Purchase Agreement, or if any material representation or warranty becomes untrue in any material respect, if such breach or change is reasonably expected to, or has, a Material Adverse Effect on PGGM or the Purchased Loans such that the condition described in (vi) above would be incapable of being satisfied on or prior to December 31, 1997;



          (iii) by PGGM, if Cornerstone has breached any material representation, warranty, covenant or other agreements contained in the Loan Purchase Agreement, or if any material representation or warranty becomes untrue in any material respect, if such breach or change is reasonably expected to, or has, a Material Adverse Effect on the Purchaser or impairs in any material respect the collateral for the purchase money notes issued by Cornerstone such that the condition to the consummation of the Loan Purchase described in (vi) above would be incapable of being satisfied on or prior to December 31, 1997;



          (iv) by Cornerstone, if any judgment, injunction, order, decree or action by any governmental authority preventing the consummation of the Loan Purchase or requiring actions as a condition precedent to the consummation of the Loan Purchase would result in a Material Adverse Effect on PGGM, Cornerstone or the Purchased Loans shall have become final and non-appealable;



          (v) by PGGM, if any judgment, injunction, order, decree or action by any governmental authority preventing the consummation of the Loan Purchase or requiring actions as a condition precedent to the consummation of the Loan Purchase would result in an Material Adverse Effect to Cornerstone or the impairment in any material respect of any of the collateral for the purchase money notes issued by Cornerstone shall have become final and non-appealable;



          (vi) by either Cornerstone or PGGM, if Cornerstone's stockholders have not approved the issuance of additional shares of Cornerstone Common Stock to PGGM and the Acquisition Amendment on or before December 31, 1997; or



          (vii) by PGGM upon a Change of Control (as defined above) of Cornerstone.


Conduct of Business Pending the Loan Purchase


     Pursuant to the Loan Purchase Agreement, Cornerstone has agreed to conduct its business in the ordinary course of business in a manner consistent with past practice and to use its reasonable best efforts to preserve intact its goodwill. In addition, Cornerstone has agreed that, among other things and subject to certain exceptions, neither it nor any of its subsidiaries will, without the prior written consent of PGGM:



          (i) except for (x) its regular quarterly dividends not in excess of $0.30 per share of issued and outstanding common stock or (y) its regular annual dividends not in excess of $1.155 per share of issued and outstanding preferred stock, declare, set aside or pay any dividends on, or make any other distribution in respect of, its outstanding shares of capital stock;

          (ii) except as contemplated hereby, amend the articles or certificate of incorporation, charter, bylaws, partnership agreement or other comparable charter or organizational documents of Cornerstone or any subsidiary of Cornerstone;


          (iii) merge or consolidate with any person;


          (iv) except for Cornerstone's Dividend Reinvestment Share Purchase Plan and the exercise of share options or issuance of shares pursuant to stock rights, options, restricted share or performance share awards or warrants outstanding on the date of the Loan Purchase Agreement, issue, deliver or sell, or grant any option or other right in respect of, any shares of common stock, any other voting securities of Cornerstone or any subsidiary of Cornerstone or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (except to Cornerstone or a subsidiary of Cornerstone) except the foregoing shall not prohibit the issuance of Common Stock in connection with the conversion of any currently outstanding convertible preferred stock or notes or in connection with the granting of any employee or director stock options or restricted shares to any employee or director in an amount not to exceed $10 million;



          (v) in any transaction or series of related transactions involving capital, securities or other assets or indebtedness of Cornerstone, a Subsidiary of Cornerstone, or any combination thereof in excess of $10,000,000: (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or substantial portion of the equity securities or all or substantially all of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, real estate investment trust, business trust or other business organization or division thereof or interest therein; (ii) subject to any encumbrance, or sell, lease or otherwise dispose of any of the Current Properties or any material assets or assign or encumber the right to receive income, dividends, distributions and the like; or (iii) incur any indebtedness, issue or refinance any indebtedness or make any loans, advances or capital contributions to, or investments in, any other person or entity; excluding (a) Cornerstone's proposed $200 million line of credit with Bankers Trust Company and The Chase Manhattan Bank and (b) financial transactions undertaken by Cornerstone or subsidiaries of Cornerstone in accordance with their respective ordinary cash management practices such as investments or deposits in commercial paper, obligations of the United States of America or its agencies or instrumentalities, certificates of deposit, time deposits, repurchase agreements and similar financial arrangements;


          (vi) adopt any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by law or which are not more favorable to participants than provisions presently in effect; and


          (vii) enter into or amend or otherwise modify any agreement or arrangement with persons that are Affiliates or, as of the date hereof, are executive officers, trust managers or directors of Cornerstone or any subsidiary of Cornerstone.



     Pursuant to the Loan Agreement, PGGM has agreed, without the prior written consent of Cornerstone, not to be unreasonably withheld, not to (i) modify or amend any term or provision of any of the documents evidencing the Purchased Loans, (ii) waive any right of the "lender" thereunder, or (iii) grant any consent or approval required from the "lender" thereunder.


Amendment and Waiver

     The Loan Purchase Agreement may be amended by an instrument in writing signed on behalf of each party.


     At any time prior to the closing date, either party may, in an instrument in writing signed by the party or parties to be bound thereby, (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in the Loan Purchase Agreement or in any document delivered pursuant to the Loan Purchase Agreement, and (c) waive compliance with any of the agreements or conditions contained in the Loan Purchase Agreement.

Expenses


     All out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred in connection with the Loan Purchase Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.


Representations and Warranties


     The Loan Purchase Agreement contains customary representations and warranties relating to, among other things: (i) the corporate organization and qualification of each party and their subsidiaries; (ii) the articles of incorporation and bylaws of Cornerstone and its subsidiaries having been made available; (iii) the capitalization of Cornerstone and its subsidiaries; (iv) the corporate power and authority of each party; (v) the absence of conflict with (a) each party's articles of incorporation and bylaws, (b) applicable law or (c) certain agreements; (vi) compliance with applicable laws; (vii) the timely filing of documents filed by Cornerstone with the Commission and the accuracy of information contained therein; (viii) absence of material changes or events with respect to Cornerstone; (ix) absence of litigation; (x) matters relating to employee benefit plans of Cornerstone; (xi) matters relating to material contracts of Cornerstone; (xii) environmental matters regarding the Current Properties; (xiii) filing of tax returns and payment of taxes by Cornerstone and its subsidiaries; (xiv) matters relating to environmental permits and other licenses and authorizations regarding the Current Properties;
(xv) agreements between Cornerstone or its subsidiaries and any officer, director or affiliate thereof; (xvi) engagement and payment of fees of brokers;
(xvii) required stockholder votes of Cornerstone; (xviii) certain matters relating to the Current Properties and the Purchased Loans; and (xix) the absence of any notice of insolvency or insolvency proceedings.



Standstill Agreement



     In the event the Property Acquisition is not consummated, Cornerstone and PGGM agree that, for a period of 24 months after the date of the Loan Purchase Agreement, unless specifically invited in writing by the other party's Board of Directors, neither Cornerstone nor PGGM (nor any of their respective affiliates), will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, (i) the acquisition of the other party's securities (or beneficial ownership thereof) or assets, (ii) any tender or exchange offer, merger or other business combination involving the other party, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the other party or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Commission) or consents to vote any of the other party's voting securities; (b) form, join or in any way participate in a "group" (as defined under the Exchange Act) or otherwise act, alone or in concert with others, to seek to control or influence the other party's management, Board of Directors or policies; or (c) enter into any discussion or arrangement with any third party with respect to any of the foregoing. Notwithstanding the foregoing, in the event either of Cornerstone or PGGM willfully and intentionally breach any of their respective obligations under the Loan Purchase Agreement with the result that a closing thereunder does not occur, the non-defaulting party shall not be bound by such standstill agreement.


Indemnification.


     The Loan Purchase Agreement provides that Cornerstone and PGGM will indemnify, defend and hold harmless, to the fullest extent permitted by law, the other party, its affiliates and the officers, directors or employees, agents, successors and assigns of the other party against all losses, expenses, claims, damages, liabilities, costs, and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred arising out of or resulting from, among other things, (i) the breach of any representation or warranty contained in the Loan Purchase Agreement, and (ii) the breach of any covenant or agreement.



     In the event of any loss incurred by PGGM or any affiliate thereof, for purposes of determining the amount PGGM is entitled to recover under the Loan Purchase Agreement on account of such loss, PGGM's loss shall be "grossed up" to an amount equal to the quotient of (i) the amount of such loss divided by (ii) a fraction the numerator of which is the aggregate number of issued and outstanding shares of capital stock of Cornerstone and owned by persons other than DIHC and PGGM as the date on which any payment is made by Cornerstone on account of such loss and the denominator of which is the aggregate amount of issued and outstanding capital stock of Cornerstone as of such date.



     With respect to any claim for the breach of representations and warranties hereunder, no claim may be made with respect to any individual item of loss unless the aggregate of all losses sought for breaches of representations or warranties under the Loan Purchase Agreement plus any losses sought under the Stock Purchase Agreement for breaches of representations or warranties shall exceed $10,000,000, except in the event of a wilful and intentional breach. In the event the indemnified party is entitled to seek recovery for breaches of representations or warranties under the Loan Purchase Agreement, the indemnity shall be for the full extent of all the losses to the indemnified party resulting from such breach exceeding and excluding the first $10,000,000 under the Stock Purchase Agreement and the Loan Purchase Agreement aggregated. Notwithstanding the foregoing, the aggregate liability for losses for breaches of representations and warranties under the Stock Purchase Agreement and the Loan Purchase Agreement for which either party is liable is limited to an aggregate amount of $100,000,000, except in the event of wilful and intentional breach.

                     CERTAIN PROVISIONS OF THE REGISTRATION
                          RIGHTS AND VOTING AGREEMENT

RESTRICTIONS ON TRANSFER GENERALLY; RULE 144


     Upon the closing of the Property Acquisition, Cornerstone will have approximately 83,044,242 shares of Common Stock outstanding. The 34,187,500 shares of Common Stock to be issued to PGGM and DIHC in connection with the Property Acquisition may be publicly sold only if such Common Stock is registered under the Securities Act or sold in accordance with an applicable exemption from registration, such as Rule 144.



     In general, under Rule 144, as currently in effect, a person who has beneficially owned shares for at least one year, including an "affiliate," as that term is defined in Rule 144, is entitled to sell, within any three-month period, a number of "restricted" shares that does not exceed the greater of one percent (1%) of the then outstanding shares of Common Stock (approximately 83,044,242 shares immediately after the consummation of the Property Acquisition) or the average weekly trading volume during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about Cornerstone. Rule 144(k) provides that a person who is not deemed an "affiliate" and who has beneficially owned shares for at least two years is entitled to sell such shares at any time under Rule 144 without regard to the limitation described above.



     As described below, PGGM and DIHC will be subject to certain limited contractual restrictions on resale with respect to shares of the Common Stock received by them in connection with the Property Acquisition. In addition, unless such shares are registered for sale under the Securities Act, for purposes of Rule 144 they would be considered "restricted securities" and would be subject to the limitations on sale pursuant to Rule 144 described above. PGGM and DIHC may also be considered "affiliates" for purposes of Rule 144.


REGISTRATION RIGHTS


     In connection with the execution of the Purchase Agreement and as a condition to the consummation of the Property Acquisition, Cornerstone has agreed to enter into the Registration Rights and Voting Agreement. The Registration Rights and Voting Agreement provides that, subject to certain limitations, upon the closing of the Property Acquisition, PGGM and DIHC will have the right to demand, on no more than eight occasions, that Cornerstone register all or a portion of the shares of Common Stock issued to PGGM and DIHC in connection with the Property Acquisition, subject to a requirement that the market value of the shares requested to be registered as of the date of any demand must equal or exceed $75 million (or the total aggregate amount of shares held by PGGM and DIHC, if less than $75 million). Cornerstone will be required to use its reasonable best efforts to effect any such registration on demand and will have the ability to defer the filing of a registration statement relating to a demand in certain circumstances. Such registrations will be at the expense of Cornerstone, except that PGGM and DIHC will bear all underwriting discounts and commissions and fees and expenses of its own counsel.



     In order to facilitate the registration rights of PGGM and DIHC, upon the request of PGGM, Cornerstone is required to use its commercially reasonable efforts within 20 days after the consummation of the Property Acquisition to register all of the 34,187,500 shares of Common Stock issued in the Property Acquisition on a registration statement which provides for the offering of such securities on a delayed or continuous basis. Prior to selling Common Stock under such registration statement, PGGM and DIHC must give written notice to Cornerstone of their intentions. Cornerstone will have the right in certain circumstances to defer such intended sales.



     In the event that Cornerstone exercises its rights to defer requested registrations or sales of Common Stock by PGGM and DIHC due to a contemplated public offering of Common Stock by Cornerstone, PGGM and DIHC will have the right to include their shares in Cornerstone's registration statement. These additional registration rights will be subject to certain customary limitations as well as limitations contained in other agreements between Cornerstone and its stockholders.



     Cornerstone is unable to estimate the number of shares of Common Stock that may be sold in the future by PGGM and DIHC or the effect, if any, that sales of shares by PGGM and DIHC will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock by

PGGM and DIHC, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock.


BOARD REPRESENTATION


     The Registration Rights Agreement provides that, so long as PGGM and DIHC and their respective affiliates own in the aggregate 5% or more of the issued and outstanding shares of Common Stock, Cornerstone will take all action necessary to ensure that two members of the Cornerstone Board are individuals nominated by PGGM ("PGGM Directors"). In addition, until the earlier to occur of
(a) the date on which PGGM and DIHC and their respective affiliates own in the aggregate less than 25% of the issued and outstanding shares of Common Stock or
(b) the fifth anniversary of the closing of the Property Acquisition, (i) Cornerstone will take all action necessary to ensure that one PGGM Director is appointed to the Board Affairs Committee of the Cornerstone Board, (ii) all nominees for directors of Cornerstone by the Cornerstone Board (other than "Incumbent Directors" (as defined below) and PGGM Directors) shall be persons not affiliated with PGGM or DIHC or any of their affiliates and shall be made with the approval of a majority of the members of the Board Affairs Committee, which majority includes the approval (which will not be unreasonably withheld) of the PGGM Director sitting on the Board Affairs Committee, (iii) PGGM and DIHC shall vote (or provide written consent with respect to) all shares of Common Stock over which it exercises voting authority in favor of the persons nominated as PGGM Directors and all nominees of the Board, (iv) Cornerstone will take all action necessary to ensure that vacancies on the Cornerstone Board caused by a PGGM Director are filled with a PGGM Director and (v) Cornerstone will not increase the number of directors constituting the full Cornerstone Board without the prior written consent of PGGM.



     "Incumbent Directors" means (i) all individuals constituting the Cornerstone Board on the closing date of the Property Acquisition, (ii) all individuals thereafter designated as nominees to the Cornerstone Board by NYSTRS pursuant to a letter agreement dated November 22, 1996, (iii) all individuals thereafter designated as nominees to the Cornerstone Board by Rodamco pursuant to a letter agreement dated November 7, 1996, and (iv) one individual thereafter designated by Deutsche Bank AG as a nominee to the Cornerstone Board.



TRANSFER RESTRICTIONS; STANDSTILL PROVISIONS



     Under the Registration Rights and Voting Agreement, PGGM and DIHC have agreed to the following restrictions on their rights to transfer and acquire shares of Cornerstone Common Stock:



     10% Ownership Limitation. Until the earlier to occur of the third anniversary of the closing of the Property Acquisition or the date as of which PGGM and DIHC and their respective affiliates are the owners of less than 25% of the issued and outstanding shares of Common Stock (the "Standstill Period"), PGGM and DIHC have agreed not to transfer or sell any shares of Common Stock to any person if as a result of the sale, such person and affiliates of such person would own collectively more than 10% of the Common Stock then outstanding. This limitation will not apply in the case of any sale to (A) a mutual fund company, pension fund, insurance company, investment company any state, city or county, or any agency or instrumentality of any state, city or county, or any state university or state college, and any retirement system for the benefit of employees thereof, any religious or educational organization or other passive institutional investor or (B) any "Non-U.S. Person" (as defined below) that is not controlled by "U.S. Persons" (as defined below).



     Standstill Agreement. PGGM and DIHC and their respective affiliates have agreed that during the Standstill Period they shall not:



          (a) directly or indirectly purchase or otherwise acquire, or propose or offer to purchase or otherwise acquire, any Equity Securities if, immediately after such purchase or acquisition, PGGM and DIHC and their respective affiliates would own 41% or more of the Common Stock;



          (b) directly or indirectly propose to Cornerstone a Business Combination with any person or entity;



          (c) make, or in any way participate in, any "solicitation" of "proxies" to vote (as such terms are used in the rules promulgated by the Commission under Section 14(a) of the Exchange Act) or seek to advise, encourage or influence any person or entity with respect to the voting of any shares of capital stock of Cornerstone, initiate, propose or otherwise solicit stockholders of Cornerstone for the approval of one or more stockholder proposals or induce or attempt to induce any other person or entity to initiate any stockholder proposal; or

          (d) deposit any Equity Securities into a voting trust or subject any Equity Securities to any arrangement or agreement with respect to the voting of such securities or form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Equity Securities.



          "Business Combination" means any one of the following transactions:



             (i) Any merger or consolidation of Cornerstone or any subsidiary thereof with any person or entity (other than Cornerstone);



             (ii) Any sale, lease exchange, mortgage, pledge, transfer or other disposition by Cornerstone (in one transaction or a series of transactions) to or with any person or entity of all or a substantial portion of the assets of Cornerstone;



             (iii) The adoption of any plan or proposal for the liquidation or dissolution of Cornerstone proposed by or on behalf of PGGM or any affiliate of PGGM; or



             (iv) Any reclassification of securities (including any reverse stock split), recapitalization of Cornerstone, or any merger or consolidation of Cornerstone with any subsidiary thereof or any other transaction to which Cornerstone is a party (whether or not with or into or otherwise involving PGGM, DIHC any of their respective affiliates) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of Common Stock of Cornerstone or any subsidiary thereof which is directly or indirectly owned by PGGM and DIHC or any affiliate of PGGM or DIHC.


          "Equity Security" means any (i) Common Stock, (ii) securities of Cornerstone convertible into or exchangeable for Common Stock, and (iii) options, rights, warrants and similar securities issued by Cornerstone to acquire Common Stock.

OTHER AGREEMENTS

     Cornerstone has agreed to the following additional restrictions under the terms of the Registration Rights and Voting Agreement:

  Leverage Ratio.


     As long as PGGM and DIHC and their respective affiliates are the owner of at least 2.5% of the issued and outstanding shares of Common Stock, Cornerstone has agreed to maintain a ratio of Indebtedness to Total Market Capitalization ("Leverage Ratio") of not more than 0.45 to 1.



     "Indebtedness" means: (a) all indebtedness, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by Cornerstone (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations as lessee under leases that have been or should be, in accordance with U.S. generally accepted accounting principles, recorded as capital leases, (f) all obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities, (g) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of Cornerstone or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) the greater of (i) principal amount and (ii) the redemption value of any perpetual preferred stock issued by Cornerstone, (i) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by Cornerstone, or in effect guaranteed directly or indirectly by Cornerstone through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all

Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance on property (including, without limitation, accounts and contract rights) owned by Cornerstone, even though Cornerstone has not assumed or become liable for the payment of such Indebtedness.



     "Total Market Capitalization" means on any day: the sum of (i) Cornerstone's total Indebtedness on such day, plus (ii) the product of (x) the number of issued and outstanding shares of Common Stock, plus the number of shares of Common Stock issuable upon conversion of issued and outstanding preferred stock (other than convertible preferred stock subject to redemption at the option of the holder), times (y) the average of the closing prices of the Common Stock for the five-day period immediately preceding the day in question.


     Notwithstanding the foregoing, (i) Cornerstone may at any time incur Indebtedness in an amount which does not exceed the principal amount of outstanding Indebtedness of Cornerstone extended, refinanced renewed or replaced with the proceeds thereof, plus any costs associated with the extension refinancing, renewal or replacement, even if such incurrence causes the Leverage Ratio to exceed 0.45 to 1, (ii) Cornerstone may incur Indebtedness if, as of the date on which Cornerstone enters into a binding commitment with respect to such Indebtedness, the Leverage Ratio including Indebtedness did not exceed 0.45 to 1 and (iii) with respect to lines of credit, Cornerstone may incur Indebtedness under such line, if, as of the date Cornerstone enters into the line of credit, the Leverage Ratio including the entire amount of Indebtedness available under such line did not exceed 0.45 to 1.

  Minimum Offering Price for Common Stock.


     Cornerstone has agreed that for the six-month period following the closing of the Property Acquisition, it shall not issue or sell any shares of Common Stock except at a price per share equal to or greater than $16.00 (appropriately adjusted for stock dividends, stock splits and like events) and except in the case of (i) the conversion of securities or Indebtedness of Cornerstone into Common Stock by Deutsche Bank AG; (ii) the conversion of promissory notes held by Hines Colorado Limited; (iii) Cornerstone's stock option or management incentive compensation plans; (iv) Cornerstone's dividend reinvestment plan; and
(v) stock splits or stock dividends.


  Limitations on Issuance of Common Stock Outside the United States.


     So long as PGGM and DIHC and their respective affiliates own 2.5% or more of the issued and outstanding shares of Common Stock, Cornerstone has agreed not to issue any Equity Securities in connection with any public offering or other sale to any Non-U.S. Person, other than in connection with stock splits or stock dividends or under Cornerstone's dividend investment plan or stock option or management incentive compensation plans; provided, however, that Cornerstone in connection with any offering of equity securities, may issue and sell up to 15% of the securities issued in such offering to Non-U.S. Persons.



     As used in the Registration Rights and Voting Agreement:



     "Non-U.S. Person" means (i) a nonresident alien individual (as defined in the Code), (ii) a foreign corporation, foreign partnership, foreign trust, foreign estate, foreign government, and any other organization or entity which is not organized under the laws of the United States or a State, and (iii) any other person or entity treated as a "foreign person" under regulations promulgated under the Code.



     "U.S. Person" means any person other than a Non-U.S. Person.



  One Norwest Center Policy



     So long as PGGM and DIHC and their respective affiliates own 2.5% or more of the issued and outstanding shares of Common Stock, Cornerstone has agreed that it will not alter the policy adopted by the Cornerstone Board in August 1997 regarding its interests in One Norwest Center without the prior written consent of PGGM. The policy requires that Cornerstone not dispose of its interest in One Norwest Center except in a tax deferred exchange of properties or in a similar tax deferred manner, and also applies to all properties which Cornerstone may receive in any such exchange transaction.

                     PROPOSAL B:  THE ACQUISITION AMENDMENT



     In connection with the Property Acquisition, Cornerstone is proposing to amend the Cornerstone Articles to include certain new provisions designed to cause Cornerstone to become a "domestically controlled REIT" under United States tax laws. The approval of this Acquisition Amendment is a condition precedent to the closing of the Property Acquisition. In the event the Property Acquisition is not approved, the Acquisition Amendment will be withdrawn from consideration and will not be separately approved.



     Set forth below is a more complete description of the Acquisition Amendment. The complete text of the Acquisition Amendment is attached to this Proxy Statement as Annex IV and the description below is qualified in its entirety by reference to Annex IV.



THE ACQUISITION AMENDMENT



     The Stock Purchase Agreement and the Loan Purchase Agreement each require Cornerstone to take action to amend the Cornerstone Articles to include new provisions designed to assist Cornerstone in becoming a "domestically controlled REIT" under the Internal Revenue Code of 1986, as amended (the "Code"). The Acquisition Amendment proposes to amend the Cornerstone Articles by including a new Article 9 of the Cornerstone Articles which will provide that shares of the Company's stock will not be transferred to any Non-U.S. person if such transfer would cause such Non-U.S. person to become the direct or indirect owner of more than 3% of the value of the outstanding shares of any class of capital stock of Cornerstone (the "Non-U.S. Ownership Limit"). Shares of stock acquired in excess of the Non-U.S. Ownership Limit will be deemed to be transferred to Cornerstone as trustee for the benefit of the Non-U.S. person to whom the Non-U.S. person who acquired the excess shares later transfers such shares. In addition, excess shares will be deemed to have been offered for sale to Cornerstone or its designee at their "fair market value" for a 90-day period. The proposed new
Article 9 will not apply, however, to transfers by any U.S. Person by operation of law or pursuant to death, a merger or sale of substantially all of the assets of such person, bankruptcy or pledges of security.


     As used in the Acquisition Amendment:

          "Non-U.S. Person" means (i) a nonresident alien individual (as defined in the Code), (ii) a foreign corporation, foreign partnership, foreign trust, foreign estate, foreign government, and any other organization or entity which is not organized under the laws of the United States or a State, and (iii) any other person or entity treated as a "foreign person" under regulations promulgated under the Code.

          "U.S. Person" means any person other than a Non-U.S. Person.

     The Acquisition Amendment is designed to limit the ownership of Common Stock by Non-U.S. Persons and thereby assist the Company in becoming, and thereafter remaining, a "domestically controlled REIT" for United States federal income tax purposes (as defined below). Status as a domestically controlled REIT may be beneficial to certain stockholders who are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trust, or foreign estates ("Non-U.S. Stockholders") and who hold or have held substantial positions in Cornerstone Common Stock.

     In general, the sale or other taxable disposition ("sale") of Common Stock by a Five Percent Non-U.S. Stockholder is subject to United States income tax unless and until the Company becomes a domestically controlled REIT. A "Five Percent Non-U.S. Stockholder" is a Non-U.S. Stockholder who, at some time during the five-year period preceding such sale, beneficially owned (including under certain rules of constructive ownership) more than five percent of the total fair market value of the Common Stock (as outstanding from time to time) or owned shares of another class of stock of Cornerstone that represented value equivalent to five percent of the Common Stock (measured at the time such shares were acquired). For so long as Cornerstone continues to be regularly traded on an established securities market, the sale of shares by any other Non-U.S. Stockholder is generally not subject to United States federal income tax (unless any gain realized therefrom is effectively connected with a trade or business conducted by such Non-U.S. Stockholder in the United States or, in the case of a nonresident alien individual, such person is present in the United States for more than 182 days during the taxable year and certain other requirements are met).

     A REIT is a domestically controlled REIT if, at all times during the five-year period preceding the relevant testing date, less than 50 percent in value of its shares is held directly or indirectly by Non-U.S. Stockholders (taking into account those persons required to include Cornerstone's dividends in income for United States federal income tax purposes). Currently more than 50 percent in value of Cornerstone's shares is held directly or indirectly by Non-U.S. Stockholders, and Cornerstone will not qualify as a domestically controlled REIT for at least five years following such date as less than 50 percent is so held. Further, in part because the Common Stock is publicly traded in the United States and Germany, no assurance can be given that Cornerstone will qualify as a domestically controlled REIT even following such five-year period.


     So long as Cornerstone is not a domestically controlled REIT, a Five Percent Non-U.S. Stockholder will be taxable in the same manner as a U.S. Stockholder with respect to gain on the sale of Common Stock (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Even at such time as Cornerstone may become a domestically controlled REIT, a Non-U.S. Stockholder would remain subject to United States federal income tax in respect of such Non-U.S. Stockholder's share of any distribution by Cornerstone to the extent attributable to gain recognized from the sale of a United States real property interest.


     THE FOREGOING IS A GENERAL SUMMARY OF THE REASON FOR THE ACQUISITION AMENDMENT AND THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS THAT MAY RESULT FROM THE ACQUISITION AMENDMENT. THE FOREGOING DISCUSSION IS NOT TAX ADVICE AND IT DOES NOT DEAL WITH ALL TAX ASPECTS THAT MIGHT BE RELEVANT TO A PARTICULAR STOCKHOLDER. EACH STOCKHOLDER SHOULD CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF A SALE OF COMMON STOCK.



LIMITATIONS ON THE ACQUISITION AMENDMENT



     UNDER NEVADA LAW, THE ACQUISITION AMENDMENT WILL NOT BE BINDING ON STOCKHOLDERS WHO DO NOT VOTE IN FAVOR OF THE ACQUISITION AMENDMENT. AS A RESULT, STOCKHOLDERS WHO VOTE AGAINST THE ACQUISITION AMENDMENT AS WELL AS ABSTENTIONS AND BROKER NON-VOTES, WILL NOT BE BOUND BY THE ACQUISITION AMENDMENT.



BOARD RECOMMENDATION



     THE CORNERSTONE BOARD BELIEVES THAT ADOPTION OF THE ACQUISITION AMENDMENT IS IN THE BEST INTERESTS OF THE STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE ACQUISITION AMENDMENT.

                     PROPOSAL C:  INCREASE IN CORNERSTONE'S


                            AUTHORIZED COMMON STOCK



     In connection with the Property Acquisition, Cornerstone is proposing to amend the Cornerstone Articles to increase the authorized number of shares of Common Stock from 100,000,000 to 250,000,000. Upon the Closing of the Property Acquisition, Cornerstone will have approximately 83,044,242 shares of Common Stock outstanding of the 100,000,000 shares of Common Stock it is authorized to issue under the Cornerstone Articles. In order to provide the Cornerstone Board with additional flexibility to undertake offerings of Common Stock in the future, the Common Stock Amendment will increase the authorized shares of Common Stock under the Cornerstone Articles from 100,000,000 to 250,000,000.



     Although the increase in authorized Common Stock is not necessary to complete the Property Acquisition, management and the Cornerstone Board believe that the availability of such additional shares of Common Stock will give the Company added flexibility in the conduct of Cornerstone's business and permit Cornerstone to take prompt action on such corporate opportunities as may materialize without necessarily requiring further stockholder action. If this amendment to the Cornerstone Articles is approved, the additional shares of Common Stock which will be authorized will be available for issue without further action of the stockholders. On September 17, 1997, the closing price of the Common Stock was DM33.10 on the Frankfurt Stock Exchange and $19.50 on the NYSE.



     THE CORNERSTONE BOARD BELIEVES THAT THE ADOPTION OF THE AUTHORIZED SHARES AMENDMENT IS IN THE BEST INTEREST OF THE STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE AUTHORIZED SHARES AMENDMENT.

                  PROPOSAL D: SETTLEMENT OF TRADES ON THE NYSE



     Cornerstone has been requested by the NYSE to amend its Articles of Incorporation to clarify that the provisions of the Cornerstone Articles will not interfere with the settlement of trades on the NYSE. The provision is commonly requested to be included by REITs which trade on the NYSE and which have provisions similar to Cornerstone's 6% Limit. If approved, the amendment will be included as Article 10 of the Cornerstone Articles.



     The full text of the proposed NYSE Amendment is as follows:



     New York Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in these Restated Articles of Incorporation shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.



     The affirmative vote of a majority of Cornerstone stockholders is required to approve the NYSE Amendment. Approval of the NYSE Amendment is not a condition to the closing of the Property Acquisition.


     THE BOARD OF DIRECTORS OF CORNERSTONE HAS UNANIMOUSLY APPROVED THE NYSE AMENDMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE NYSE AMENDMENT.

                          CORNERSTONE PROPERTIES INC.


     Cornerstone is a self-advised REIT which owns, through subsidiaries, interests in eight Class A office Properties comprising nearly five million rentable square feet. The Current Properties are located in seven major metropolitan areas throughout the United States: Boston, suburban Chicago, Denver, Minneapolis, New York City (two Properties), Pittsburgh and Seattle. All of the Current Properties were built in the mid-to late-1980s, with the exception of the Pittsburgh property, which was built in 1902 and substantially renovated in 1988. Cornerstone's strategy is to own Class A office properties in prime CBD locations and major suburban office markets in U.S. metropolitan areas. Class A office properties are generally considered to be those that have the most favorable locations and physical attributes, attract premium rents and experience the highest tenant retention rates within their markets. As of June 30, 1997, the Current Properties were approximately 97% leased to 411 tenants.



     Cornerstone was formed in May 1981 and became a self-advised REIT in July 1995. In November 1996, the Company completed a private placement of $166.5 million of 8% Cumulative Convertible Preferred Stock and 8% Cumulative Convertible Preferred Stock, Series A to Rodamco and NYSTRS. In April 1997, Cornerstone completed an initial public offering of 16,100,000 shares of Common Stock in the United States and listed on the New York Stock Exchange. In July 1997, all outstanding shares of Cornerstone's 8% Cumulative Convertible Preferred Stock and 8% Cumulative Convertible Preferred Stock, Series A, were converted into shares of Common Stock. Following the conversion and as of the date of this proxy statement, Cornerstone has 48,856,742 shares of Common Stock outstanding.



     Cornerstone is led by John S. Moody, the President and Chief Executive Officer since 1991, and by Rodney C. Dimock, who joined Cornerstone in 1995 as Executive Vice President and Chief Operating Officer. Mr. Moody and Mr. Dimock have a combined total of approximately 50 years of commercial real estate experience. They are supported by a team of six officers with an average of 13 years of experience in all areas of acquisitions, asset management, leasing and finance, as well as nine professional and administrative staff members.


     The principal executive offices of Cornerstone are located at Tower 56, 126 East 56th Street, New York, New York 10022, and its telephone number at that location is (212) 605-7100. Cornerstone was organized under the laws of the State of Nevada in May 1981.

                     SELECTED FINANCIAL AND OPERATING DATA



     The following tables set forth selected historical consolidated financial data and selected unaudited pro forma consolidated financial data for the periods and as of the dates indicated for Cornerstone.



     The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and the related notes thereto of Cornerstone included in the documents described under "Available Information." The following data should also be read in conjunction with unaudited pro forma condensed financial statements and accompanying notes, set forth in the historical Financial Statements and notes thereto, and "Management Discussion and Analysis of Financial Condition and Results of Operations."


     The selected consolidated operating and balance sheet data as of and for the years ended December 31, 1994 through 1996 have been derived from Cornerstone's audited financial statements. The selected financial data at June 30, 1997 and for the six months ended June 30, 1997 and 1996 is derived from unaudited financial statements. The unaudited financial information includes all adjustments consisting of only normal recurring adjustments that management considers necessary for a fair presentation of the financial position and results of operations for these periods. Operating results of Cornerstone for the six months ended June 30, 1997 are not necessarily indicative of results expected for the entire year ended December 31, 1997.


     The unaudited selected pro forma operating data is presented as if the Property Acquisition, Cornerstone offering of Common Stock in April 1997, the sale and conversion of Cornerstone's 8% Preferred Stock and the 8% Preferred Stock, Series A, Cornerstone's repayment of a $32.5 million term loan from Deutsche Bank and the acquisitions of two properties in New York City, the property in Oakbrook Terrace, Illinois and the property in Pittsburgh had occurred as of January 1, 1996. The selected unaudited pro forma balance sheet data is presented as if the Property Acquisition and the sale and conversion of Cornerstone's 8% Preferred Stock and the 8% Preferred Stock, Series A, had occurred at June 30, 1997. The pro forma amounts are not necessarily indicative of results of operations or the consolidated financial position that would have resulted had the Property Acquisition and the other aforementioned transactions been consummated at the dates indicated.

                                               SIX MONTHS ENDED JUNE 30,
                                           ---------------------------------
                                                             HISTORICAL                  YEAR ENDED DECEMBER 31,
                                                         -------------------   --------------------------------------------
                                            PRO FORMA                           PRO FORMA              HISTORICAL
                                           (UNAUDITED)       (UNAUDITED)       (UNAUDITED)   ------------------------------
                                              1997         1997       1996        1996         1996       1995       1994
                                           -----------   --------   --------   -----------   --------   --------   --------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Revenues
  Office and parking rentals.............  $  107,952    $ 68,691   $ 52,913    $ 207,951    $111,494   $ 88,548   $ 83,557
  Equity in earnings.....................       2,816          --         --        6,832          --         --         --
  Interest and other income..............      18,117       4,564      2,849       37,941       5,414      3,839      2,017
                                           ----------    --------   --------    ---------    --------   --------   --------
        Total Revenues...................     128,885      73,255     55,762      252,724     116,908     92,387     85,574
                                           ----------    --------   --------    ---------    --------   --------   --------
Expenses:
  Building operating expenses............      43,124      26,653     20,764       84,046      44,188     31,530     29,991
  Interest expense.......................      25,785      14,748     15,870       52,601      31,345     29,467     30,792
  Depreciation and amortization..........      19,825      14,097     12,114       39,000      24,801     23,877     23,432
  General and administrative.............       3,468       3,218      2,936        6,812       6,312      5,553      3,869
  Unrealized (gain) loss on interest rate
    swap.................................         (99)        (99)    (5,465)      (4,278)     (4,278)     7,672         --
                                           ----------    --------   --------    ---------    --------   --------   --------
    Total expenses.......................      92,103      58,617     46,219      178,181     102,368     98,099     88,084
                                           ----------    --------   --------    ---------    --------   --------   --------
Income (loss) from operations............      36,782      14,638      9,543       74,543      14,540     (5,712)    (2,510)
Minority interest........................       1,994         994        686        3,505       1,519      3,417      3,899
                                           ----------    --------   --------    ---------    --------   --------   --------
Income (loss) before extraordinary
  items..................................      34,788      13,644      8,857       71,038      13,021     (9,129)    (6,409)
Extraordinary loss(1)....................         (54)        (54)        --       (3,925)     (3,925)    (4,445)      (581)
                                           ----------    --------   --------    ---------    --------   --------   --------
Net income (loss)........................  $   34,734    $ 13,590   $  8,857    $  67,113    $  9,096   $(13,574)  $ (6,990)
                                           ==========    ========   ========    =========    ========   ========   ========
  Net income (loss) (per share)..........  $     0.40    $   0.19   $   0.35    $    0.77    $   0.19   $  (0.94)  $  (0.53)
                                           ==========    ========   ========    =========    ========   ========   ========
  Distributions to stockholders (per
    share)...............................          --    $   0.60   $   0.60           --    $   1.20   $   1.16   $   1.16
                                           ==========    ========   ========    =========    ========   ========   ========
BALANCE SHEET DATA:
Real estate investments before
  accumulated depreciation...............  $1,968,081    $873,211   $718,781           --    $799,662   $706,988   $577,134
Total assets.............................   1,868,429     972,941    615,300           --     766,180    586,089    477,996
Long-term debt...........................     617,103     367,103    400,515           --     400,142    369,600    130,500
Credit facility debt.....................      67,548          --         --           --          --         --    236,467
  Total liabilities......................     762,746     445,198    440,733           --     442,375    403,927    400,712
Minority interest........................      13,430     (17,510)   (16,786)          --     (17,478)    (7,194)    (6,642)
Redeemable preferred stock...............          --     162,515         --           --     162,743         --         --
Preferred stock..........................      50,000      50,000     50,000           --      50,000     50,000         --
Common stockholders' equity..............   1,042,253     332,738    191,353           --     128,540    139,356     83,926
OTHER DATA:
Funds from operations(2).................      58,707      27,173     16,086      116,258      34,718     21,424     15,562
Capital expenditures.....................          --       5,140      2,771           --       6,100        712      1,790
Preferred stock dividends(3).............       1,750       8,410      1,750        3,500       5,153      1,449         --
Common stock distributions...............          --      18,653         --           --      24,551     18,485     15,359
Cash flow provided by (used in):
  Operations.............................          --      26,978     14,605           --      34,522     20,036     28,968
  Investing..............................          --     (72,224)    (3,101)          --     (57,259)  (135,527)    (1,762)
  Financing..............................          --     153,017     13,612           --     129,800    110,725    (33,141)
Total rentable square footage of
  properties(4)..........................       9,447       4,941      4,087        9,447       4,725      4,087      3,461
Average occupancy........................         96%         97%         --          96%         97%        98%        98%
Weighted average number of shares of
  Common Stock outstanding...............      82,692      27,237     20,309       82,182      20,411     15,910     13,241


---------------

(1) Reflects the costs associated with the extinguishment of long-term debt.



(2) Cornerstone calculates Funds From Operations ("FFO") based upon guidance from NAREIT. FFO is defined as net income, excluding gains or losses from debt restructuring and sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated joint ventures.

    Cornerstone makes two adjustments to FFO which are not contemplated by NAREIT in its definition. The first adjustment is for the principal payments of the rent notes receivable from Hines which were put in place to compensate Cornerstone for its share of cash flow from the partnership which owned One Norwest Center during the period when Cornerstone owned 90% of the partnership but received 100% of the cash flow. The notes were kept in place at the time of the acquisition of Hines' 10% partnership interest to compensate Cornerstone for the future value of the cash flow which Cornerstone would have received had the partnership remained in place. These notes will be fully prepaid as of December 31, 1998.



    The second adjustment is made for the differential between the real estate tax expense at Norwest Center and the accrual of the recovery of such taxes due to the one year time lag between the assessment of such taxes and actual payment. Cornerstone believes that, since the building is 100% leased, these funds will be collected under any circumstance as a pass-through to the tenants. Based on this fact, Cornerstone eliminates the timing effects of these tax increases in its calculation of FFO. The effect of the adjustment in 1996 and 1995 is substantial due to a 29.4% and 13.8% increase in real estate taxes over the last two years.



    The table below sets forth the adjustments which were made to the net income
    (loss) of Cornerstone for the last three years and Pro Forma 1996 and 1997 in the calculation of FFO (in thousands).



                                                                               FUNDS FROM OPERATIONS
                                                         ------------------------------------------------------------------
                                                          SIX MONTHS ENDED JUNE 30,
                                                         ---------------------------         YEAR ENDED DECEMBER 31,
                                                                       HISTORICAL     -------------------------------------
                                                         PRO FORMA    (UNAUDITED)     PRO FORMA          HISTORICAL
                                                         (UNAUDITED) ---------------- (UNAUDITED) --------------------------
                                                           1997      1997     1996      1996      1996      1995     1994
                                                         ---------  -------  -------  ---------  -------  --------  -------
    Net income (loss)...................................  $34,734   $13,590  $ 8,857  $ 67,113   $ 9,096  $(13,574) $(6,990)
    NAREIT Adjustments:
      Depreciation and amortization.....................   19,536    13,808   11,801    38,515    24,316    22,572   22,321
      Net (gain) loss on swap transactions..............      (99)      (99)  (5,465)   (4,278)   (4,278)    7,672       --
      Extraordinary losses..............................       54        54       --     3,925     3,925     4,445      581
      Unconsolidated joint venture depreciation.........    4,975        --       --     9,950        --        --       --
      Minority interest adjustments.....................   (1,050)     (737)  (1,021)   (2,637)   (2,011)   (1,617)  (1,358)
    Other Adjustments:
      Amortization on rent notes........................      557       557      502     1,242     1,242     1,119    1,008
      Real estate tax adjustment........................       --        --    1,412     2,428     2,428       807       --
                                                          -------   -------  -------   -------   --------  -------  -------
    Funds from Operations...............................   58,707    27,173   16,086   116,258    34,718    21,424   15,562
                                                          =======   =======  =======   =======   ========  =======  =======
    Preferred Dividends.................................   (1,750)   (8,410)  (1,750)   (3,500)   (5,153)   (1,449)      --
                                                          =======   =======  =======   =======   ========  =======  =======
    Funds from Operations Available for Common Shares...  $56,957   $18,763  $14,336  $112,758   $29,565  $ 19,975  $15,562
                                                          =======   =======  =======   =======   ========  =======  =======



    Although Cornerstone believes that this table is a full and fair presentation of Cornerstone's FFO, similarly captioned items may be defined differently by other REITs, in which case direct comparisons may not be possible.



    Industry analysts generally consider FFO to be an appropriate measure of performance of any equity REIT such as Cornerstone, and Cornerstone believes that FFO is helpful to investors as a measure of the performance of an equity REIT. FFO does not represent cash generated from operating activities in accordance with GAAP and, therefore, should not be considered a substitute for net income as a measure of performance or cash flow from operations as a measure of liquidity calculated in accordance with GAAP.



(3) Includes preferred stock dividends accrued but not declared. Pro forma amounts reflect the conversion of the 8% Preferred Stock and the 8% Preferred Stock, Series A, of Cornerstone.



(4) At December 31, 1995, Cornerstone held the mortgage note on Tower 56, and the square footage of Tower 56 is included as of that date.

                        MANAGEMENT'S DISCUSSION AND ANALYSIS


                             OF FINANCIAL CONDITION AND


                               RESULTS OF OPERATIONS



     The following discussion and analysis should be read in conjunction with the Selected Financial and Operating Data set forth above, the Pro Forma Condensed Consolidated Financial Statements and Notes thereto set forth below, Management's Discussion and Analysis of Financial Condition and Results of Operation incorporated by reference in this Proxy Statement and the Consolidated Financial Statements and Notes thereto incorporated by reference herein.



PRO FORMA SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO HISTORICAL SIX MONTHS ENDED JUNE 30, 1997.



     Net income in the pro forma six months ended June 30, 1997 ("Pro Forma Six Months 1997") was $34,734,000 as compared to $13,590,000 for the same period in the historical six months ended June 30, 1997 ("Six Months 1997").



     The increase in office and parking revenues from $68,691,000 in Six Months 1997 to $107,952,000 in Pro Forma Six Months 1997 is due to the revenues from the Additional Properties which totalled $36,081,000 in Pro Forma Six Months 1997, not including the partnership interests for 191 Peachtree Street and Market Square, which are accounted for on the equity method. Additional increases in Pro Forma Six Months 1997 are due to an adjustment for a recalculation of straight-line rents of $1,768,000 and the addition of revenues of $1,412,000 for the period January 1, 1997 through February 13, 1997 for 527 Madison Avenue. The Equity in Earnings in Pro Forma Six Months 1997 of $2,816,000 is due to the acquisition of the partnership interests in 191 Peachtree Street and Market Square which are accounted for on the equity method while the other seven properties are consolidated.



     The increase in interest and other income from $4,564,000 in Six Months 1997 to $18,117,000 in Pro Forma Six Months 1997 is due primarily to a reduction of $2,120,000 in the interest income earned on the proceeds from Cornerstone's public offering in April 1997 (assumed to be the consideration for the Additional Properties), a reduction of $424,000 to account for the purchase of 527 Madison Avenue on a pro forma basis and a reduction of $379,000 to account for the repayment of the $32.5 million term loan on a pro forma basis. These amounts are offset by an increase of $15,589,000 relating to the acquisition of the mortgages on 191 Peachtree Street and Market Square and an increase of $887,000 due to interest and other income relating to the seven consolidated Additional Properties.



     Building operating expenses increased from $26,653,000 in Six Months 1997 to $43,124,000 in Pro Forma Six Months 1997 primarily due to expenses from the seven consolidated Additional Properties. The increase in interest expense from $14,748,000 in Six Months 1997 to $25,785,000 in the Pro Forma Six Months 1997 is due to the interest on the purchase money mortgage and the acquisition line of credit reduced by the elimination of the interest on the $32.5 million term loan.



     The increase in depreciation and amortization from $14,097,000 in Six Months 1997 to $19,825,000 in Pro-Forma Six Months 1997 is due primarily to depreciation and amortization from the seven consolidated Additional Properties.



     The increase in minority interest from $994,000 to $1,994,000 is due to Hines' 8.5% share of earnings in 500 Boylston Street and 222 Berkeley Street.



PRO FORMA YEAR ENDED DECEMBER 31, 1996 COMPARED TO HISTORICAL YEAR ENDED DECEMBER 31, 1996.



     Net income in the pro forma year ended December 31, 1996 ("Pro Forma 1996") was $67,113,000 as compared to $9,096,000 for the same period in the historical year ended December 31, 1996 ("Historical 1996").



     The increase in office and parking revenues from $111,494,000 in Historical 1996 to $207,951,000 in Pro Forma 1996 is due to the increase in revenues from the seven consolidated Additional Properties which totalled $70,853,000 in Pro Forma 1996. Additional increases in Pro Forma 1996 are due to an adjustment for a recalculation of straight-line rents of $3,506,000 and the addition of revenues of $22,098,000 for 527 Madison Avenue, One Lincoln Centre and The Frick Building. The Equity in Earnings in Pro Forma 1996 of $6,832,000 is due to the acquisition of the partnership interests in 191 Peachtree Street and Market Square.



     The increase in interest and other income from $5,414,000 in Historical 1996 to $37,941,000 in Pro Forma 1996 is due primarily to an increase of $31,178,000 relating to the acquisition of the mortgages on 191 Peachtree Street and Market Square and an increase due to interest and other income of $1,723,000 relating to the seven consolidated Additional Properties. These amounts are partially offset by a reduction of $374,000 to account for the purchase of 527 Madison on a pro forma basis.



     Building operating expenses increased from $44,188,000 in Historical 1996 to $84,046,000 in Pro Forma 1996 primarily due to expenses of $30,353,000 from the seven consolidated Additional Properties and expenses of $9,505,000 on 527 Madison Avenue, One Lincoln Centre and The Frick Building. The increase in interest expense from $31,345,000 in Historical 1996 to $52,601,000 in Pro Forma 1996 is due to the interest on the purchase money mortgage and the acquisition line of credit of $22,881,000 reduced by the elimination of $1,625,000 of interest on the $32.5 million term loan.



     The increase in depreciation and amortization from $24,801,000 in Historical 1996 to $39,000,000 in Pro Forma 1996 is due primarily to depreciation and amortization from the seven consolidated Additional Properties.



     The increase in minority interest from $1,519,000 in Historical 1996 to $3,505,000 in Pro Forma 1996 is due to Hines' 8.5% share of earnings in 500 Boylston Street and 222 Berkeley Street.

                                   PROPERTIES


     Cornerstone owns and operates eight Class A office properties, comprising nearly five million rentable square feet. Class A office properties generally are considered to be those which have the most favorable locations and physical attributes, attract premium rents, and experience the highest tenant retention rates within their markets. Based on rentable square feet, as of June 30, 1997, the Current Properties were approximately 97% leased to a total of 411 tenants.



     Cornerstone has agreed to purchase nine additional Class A office properties and one land parcel pursuant to the Stock Purchase Agreement. Based on rentable square feet, as of June 30, 1997, the Additional Properties were approximately 96% leased to a total of 268 tenants.


     The following table summarizes certain information as of June 30, 1997 with respect to the Additional Properties and the Current Properties.

                              TABLE OF PROPERTIES


                                                                                                REMAINING
                                                                                                 AVERAGE
                                               COMPANY'S       TOTAL                  NUMBER      LEASE
                                    YEAR       PERCENTAGE    RENTABLE     OCCUPANCY     OF         TERM
  PROPERTY NAME AND LOCATION    CONSTRUCTED     INTEREST    SQUARE FEET     RATE      TENANTS   (IN YEARS)      LARGEST TENANTS
------------------------------  ------------   ----------   -----------   ---------   -------   ----------   ---------------------
ADDITIONAL PROPERTIES
191 Peachtree Street(1)
  Atlanta, Georgia............      1991             80%     1,221,000        95%        37         8.7      Wachovia Bank King &
                                                                                                             Spalding Powell,
                                                                                                             Goldstein   Frazer &
                                                                                                             Murphy
Market Square(2) Washington,
  D.C.........................      1990             60        689,000        91         46         7.7      Fulbright & Jaworski
                                                                                                             Edison Electric
                                                                                                             Institute
                                                                                                             Reid & Priest
                                                                                                             Shearman & Sterling
500 Boylston Street Boston,
  Massachusetts(3)............      1988           91.5        715,000       100         16         6.8      Massachusetts
                                                                                                             Financial
                                                                                                             Services
                                                                                                             The New England
                                                                                                             Towers Perrin Forster
                                                                                                             & Crosby, Inc.
222 Berkeley Street Boston,
  Massachusetts(3)............      1991           91.5        531,000       100         31         7.0      Houghton Mifflin
                                                                                                             Saga International
                                                                                                             Holidays
                                                                                                             Oracle Corporation
Charlotte Plaza Charlotte,
  North Carolina..............      1982            100        613,000        98         42         5.4      First Union
                                                                                                             Aetna/Travelers
                                                                                                             Parker Poe,
                                                                                                             Adams & Bernstein
200 Galleria Atlanta,
  Georgia.....................      1985            100        433,000        94         60         3.7      Liberty Mutual Group
11 Canal Center Alexandria,
  Virginia....................      1986            100         70,000        96          6         7.5      Robbins Gioia
                                                                                                             Veda Inc.
99 Canal Center Alexandria,
  Virginia....................      1986            100        138,000        98         18         4.0      Lowe, Price, LeBlanc
                                                                                                             & Becker
                                                                                                             Howard, Needles,
                                                                                                             Tannen & Bergendoff
                                                                                                             National District
                                                                                                             Attorney's
                                                                                                             Association
TransPotomac Plaza 5
  Alexandria, Virginia........      1983            100         96,000        93         12         3.5      Cities In Schools
                                                             ---------       ---        ---        ----
                                                                                                             The Onyx Group
                                                                                                             Larson & Taylor
Total/Weighted Average All
  Additional Properties.......                               4,506,000        96%       268         6.8
                                                             =========       ===        ===        ====

                                                                                                REMAINING
                                    YEAR                                                         AVERAGE
                                CONSTRUCTED/   COMPANY'S       TOTAL                  NUMBER      LEASE
                                    YEAR       PERCENTAGE    RENTABLE     OCCUPANCY     OF         TERM
  PROPERTY NAME AND LOCATION      ACQUIRED      INTEREST    SQUARE FEET     RATE      TENANTS   (IN YEARS)      LARGEST TENANTS
------------------------------  ------------   ----------   -----------   ---------   -------   ----------   ---------------------
CURRENT PROPERTIES
------------------------
One Norwest Center Denver,
  Colorado....................     1983             100%     1,188,000        98%        44         9.6      Norwest Bank Denver
                                                                                                             N.A.
                                                                                                             Newmont Gold Company
                                                                                                             Teletech, Inc.
Norwest Center(4) Minneapolis,
  Minnesota...................     1988              50      1,118,000       100         36        12.8      Norwest Corporation
                                                                                                             Faegre & Benson
                                                                                                             KPMG Peat Marwick
Washington Mutual Tower(5)(6)
  Seattle, Washington.........     1988              50      1,155,000        98        126         4.8      Perkins Coie
                                                                                                             Washington Mutual
125 Summer Street Boston,
  Massachusetts...............    1989/1995         100        464,000        90         29         3.3      Deloitte & Touche
                                                                                                             BTM Capital Corp.(7)
Tower 56(8) New York, New
  York........................    1983/1996         100        162,000        95         45         3.3      ICC Associates, L.P.
                                                                                                             United Bank of Kuwait
One Lincoln Centre Oakbrook
  Terrace, Illinois...........    1986/1996         100        297,000        94         42         2.7      Superior Bank FSB
                                                                                                             Microsoft Corporation
Frick Building(9) Pittsburgh,
  Pennsylvania................    1902/1996         100        341,000        87         70         3.7      Meyer, Darragh,
                                                                                                             Buckler, Bebenek &
                                                                                                             Eck
                                                                                                             Sable, Makaroff &
                                                                                                             Gudsky
527 Madison Avenue(10) New
  York, New York..............    1986/1997         100        216,000        96         19         5.4      The Sumitomo Trust &
                                                                                                             Banking Co., Ltd.
                                                                                                             W.P. Stewart Co.,
                                                             ---------        --        ---        ----      Inc.
Total/Weighted Average All
  Current Properties..........                               4,941,000        97        411         7.4
                                                             =========        ==        ===        ====
Total/Weighted Average, All
  Properties (following
  Property Acquisition).......                               9,447,000        96%       679         7.1
                                                             =========        ==        ===        ====


---------------

(1) While Cornerstone's stated interest in the partnership which owns 191 Peachtree Street will be 80%, its economic interest is significantly larger since it will acquire the first mortgage note in the amount of $145 million on the property which earns interest at 9.375% and receive a priority distribution on its acquired capital base. During 1996, the partners in the transaction, CH Association, Ltd, received a $250,000 priority distribution, which they will receive under the partnership agreement through February 28, 2000, with Cornerstone's predecessor receiving the remainder.



(2) While Cornerstone's stated interest in the partnerships which own Market Square will be 60% following the consummation of the Property Acquisition, its economic interest will be significantly larger since it will acquire the first mortgage note in the amount of $181 million on the property which earns interest at 9.75% and receive a priority distribution on its acquired capital base. During 1996, Cornerstone's predecessor received 100% of the cash flow from the property.



(3) Distributions of cash flow and sales and refinancing proceeds will be in accordance with the partnership ownership interests of 91.5% to Cornerstone and 8.5% to Hines. The stated ownership interests of Hines and Cornerstone were agreed upon in August 1997.



(4) While Cornerstone's stated interest in the partnership which owns Norwest Center is 50%, its economic interest in the Property is significantly larger due to priority distributions it receives on its invested capital base. For the twelve months ended December 31, 1996, Cornerstone's share of earnings and cash distributions from the partnership which owns Norwest Center was 78.2%. See "Properties -- Description of Properties and Market
    Data -- Norwest Center."



(5) Includes the Galland and Seneca Buildings. See "Properties -- Description of Properties and Market Data -- Washington Mutual Tower."

 (6) While Cornerstone's stated interest in the partnership which owns Washington Mutual Tower is 50%, its economic interest in the Property is significantly larger due to priority distributions it receives on its invested capital base. For the twelve months ended December 31, 1996, Cornerstone received 100% of the cash distributions from the partnership which owns Washington Mutual Tower. See "Properties -- Description of Properties and Market Data -- Washington Mutual Tower."



 (7) BTM Capital Corporation is a wholly-owned subsidiary of the Bank of Tokyo -- Mitsubishi.



 (8) Cornerstone's headquarters are located at Tower 56. See
     "Properties -- Description of Properties and Market Data -- New York City Properties -- Advisory Services Obligations -- Tower 56" for additional information regarding Cornerstone's economic interest in Tower 56 upon a sale of the Property.



 (9) The Property was substantially renovated in 1988.



(10) The Property was acquired by Cornerstone in February 1997.


TENANTS


     Cornerstone's tenants include local, regional, national and international companies engaged in a wide variety of businesses. The following tables set forth, as of June 30, 1997, information concerning Cornerstone's ten largest tenants (ranked by Full Service Straight-Line Rent as of that date) prior to the Property Acquisition and Cornerstone's ten largest tenants, if the Property Acquisition is consummated (ranked by Full Service Straight-Line Rent as of June 30, 1997). "Full Service Straight-Line Rent" is Straight-Line Rent plus Recoveries. "Straight-Line Rent" means the average of all Actual Rent required to be paid through the term of the lease calculated in accordance with GAAP. Full Service Straight-Line Rent does not reflect any increases or decreases in monthly operating expense recoveries or any lease expirations which are scheduled to occur or which may occur after June 30, 1997 or the cost of any leasing commissions or tenant improvements.

Prior to the Property Acquisition

                              TEN LARGEST TENANTS

                             (AS OF JUNE 30, 1997)



                                                              FULL SERVICE
                                                           STRAIGHT-LINE RENT       SCHEDULED
                                                        -------------------------     LEASE
                           STRAIGHT-LINE                               PERCENTAGE   EXPIRATION    SQUARE
         TENANT                RENT       RECOVERIES       AMOUNT       OF TOTAL       DATE        FEET
-------------------------  ------------   -----------   ------------   ----------   ----------   ---------
Norwest Corporation(1)...  $ 20,512,000   $10,717,000   $ 31,229,000       24%          Jan-99      14,000
                                                                                        Aug-01       7,000
                                                                                        Jul-03     143,000
                                                                                        Jul-13     402,000
                                                                                        Aug-18     451,000
                                                                                                 ---------
                                                                                                 1,017,000
Faegre & Benson..........     3,492,000     3,097,000      6,589,000        5           Dec-97      21,000
                                                                                        Sep-03     175,000
                                                                                                 ---------
                                                                                                   196,000
Perkins Coie.............     5,177,000       425,000      5,602,000        4           Jul-97       6,000
                                                                                        Jul-98       7,000
                                                                                        Jul-04     199,000
                                                                                                 ---------
                                                                                                   212,000
Deloitte & Touche........     4,695,000       515,000      5,210,000        4           Oct-99     121,000
The Sumitomo Trust and
  Banking Company........     4,334,000       559,000      4,893,000        4           Oct-01      78,000
Washington Mutual........     3,231,000       285,000      3,516,000        3           Feb-03      16,000
                                                                                        Aug-03      21,000
                                                                                        Apr-07     138,000
                                                                                                 ---------
                                                                                                   175,000
Burns & Levinson.........     2,896,000       386,000      3,282,000        2           Mar-00      85,000
KPMG Peat Marwick........     1,831,000     1,203,000      3,034,000        2           Aug-09      75,000
BTM Capital
  Corporation(2)(3)......     2,513,000       130,000      2,643,000        2           Aug-97       3,000
                                                                                        Jul-02      91,000
                                                                                                 ---------
                                                                                                    94,000
Newmont Gold Company.....     1,294,000       700,000      1,994,000        1           Jan-99      23,000
                           ------------   -----------   ------------
                                                                                        Jan-04      94,000
                                                                                                 ---------
                                                                                                   117,000
Ten Largest Tenants......  $ 49,975,000   $18,017,000   $ 67,992,000       51%
                           ============   ===========   ============       ==
          Total Portfolio  $102,267,000   $31,165,000   $133,432,000
                           ============   ===========   ============


---------------
(1) Includes Norwest Corporation and Norwest Bank Denver N.A.

(2) BTM Capital Corporation has contracted to expand into 21,000 square feet to be delivered to tenant no later than August 1, 1997 at a gross rate of $26.00 per square foot.

(3) Beginning January 15, 1997, the lease with BTM Capital Corporation adjusted to a 1997 base year. Escalations will be collected only as expenses increase above those actually paid in 1997.

Following the Proposed Acquisition

                              TEN LARGEST TENANTS

                             (AS OF JUNE 30, 1997)



                                                               FULL SERVICE
                                                            STRAIGHT-LINE RENT      SCHEDULED
                                                          -----------------------     LEASE
                             STRAIGHT-LINE                               PERCENT    EXPIRATION    SQUARE
          TENANT                 RENT       RECOVERIES       AMOUNT      OF TOTAL      DATE        FEET
---------------------------  ------------   -----------   ------------   --------   ----------   ---------
Norwest Corporation(1).....  $ 20,512,000   $10,717,000   $ 31,229,000      12%         Jan-99      14,000
                                                                                        Aug-01       7,000
                                                                                        Jul-03     143,000
                                                                                        Jul-13     402,000
                                                                                        Aug-18     451,000
                                                                                                 ---------
                                                                                                 1,017,000
Massachusetts Financial
  Services.................    10,094,000     4,424,000     14,518,000       6          Feb-03     359,000
Wachovia Bank..............     8,966,000     3,451,000     12,417,000       5          Dec-08     382,000
King & Spalding............     8,043,000     2,650,000     10,693,000       4          Mar-06     306,000
The New England............     5,102,000     2,633,000      7,735,000       3          Sep-08     213,000
First Union(2).............     5,664,000     1,804,000      7,468,000       3          Aug-97      47,000
                                                                                        Dec-97       4,000
                                                                                        Aug-98      23,000
                                                                                        Dec-98      23,000
                                                                                        Mar-99      23,000
                                                                                        Aug-00      23,000
                                                                                        Mar-01      46,000
                                                                                        Aug-02      22,000
                                                                                        Mar-08      46,000
                                                                                        Mar-09      23,000
                                                                                        Mar-10      47,000
                                                                                        Mar-11      47,000
                                                                                                 ---------
                                                                                                   374,000
Powell Goldstein...........     5,366,000     1,812,000      7,178,000       3          Jan-06     199,000
  Frazer & Murphy

Faegre & Benson............     3,492,000     3,097,000      6,589,000       2          Dec-97      21,000
                                                                                        Sep-03     175,000
                                                                                                 ---------
                                                                                                   196,000
Perkins Coie...............     5,177,000       425,000      5,602,000       2          Jul-97       6,000
                                                                                        Jul-98       7,000
                                                                                        Jul-04     199,000
                                                                                                 ---------
                                                                                                   212,000
Deloitte & Touche..........     4,695,000       515,000      5,210,000       2          Oct-99     121,000
                             ------------   -----------   ------------
                                                                            --
Ten Largest Tenants........  $ 77,111,000   $31,528,000   $108,639,000      41%
                             ============   ===========   ============      ==
          Total
            Portfolio......  $196,756,000   $65,179,000   $261,935,000
                             ============   ===========   ============


---------------

(1) Includes Norwest Corporation and Norwest Bank Denver N.A.



(2) On June 30, 1998, 115,000 square feet currently leased to AETNA at $15 per square foot expires. First Union has contracted to lease all the expiring space beginning September 1, 1998. This space is included in the 374,000 square feet of space above. The 47,000 square feet of space which expired in August has been vacated by the tenant.

LEASE EXPIRATIONS

Prior to the Property Acquisition

     The following table sets forth certain categories of information relating to lease expirations for all of the Current Properties, collectively, prior to the Property Acquisition.

                            7/97-12/97      1998          1999          2000          2001          2002          2003
                            ----------   -----------   -----------   -----------   -----------   -----------   -----------
Square feet expiring.......   215,000        444,000       592,000       571,000       240,000       441,000       521,000
Straight-Line Rent......... $4,471,000   $ 8,847,000   $13,224,000   $11,398,000   $ 7,946,000   $ 8,941,000   $ 8,988,000
Straight-Line Rent per sq.
 ft........................ $   20.80    $     19.93   $     22.34   $     19.96   $     33.11   $     20.27   $     17.25
Recoveries................. $ 884,000    $ 2,331,000   $ 2,823,000   $ 3,603,000   $ 1,122,000   $ 2,096,000   $ 3,930,000
Full Service Straight-Line
 Rent...................... $5,355,000   $11,178,000   $16,047,000   $15,001,000   $ 9,068,000   $11,037,000   $12,918,000
Full Service Straight-Line
 Rent per sq. ft........... $   24.91    $     25.18   $     27.11   $     26.27   $     37.78   $     25.03   $     24.79
% Full Service
 Straight-Line Rent........      4.01%          8.38%        12.03%        11.24%         6.80%         8.27%         9.68%
Cumulative percent of Full
 Service Straight-Line
 Rent......................      4.01%         12.39%        24.42%        35.66%        42.46%        50.73%        60.41%
No. of tenant leases
 expiring..................        76             86            69            68            34            36            14

                                                         2006 AND
                                2004          2005        BEYOND         TOTAL
                             -----------   ----------   -----------   ------------
Square feet expiring.......      514,000       29,000     1,205,000      4,772,000
Straight-Line Rent.........  $11,246,000   $  794,000   $26,412,000   $102,267,000
Straight-Line Rent per sq.
 ft........................  $     21.88   $    27.38   $     21.92   $      21.43
Recoveries.................  $ 2,699,000   $   27,000   $11,650,000   $ 31,165,000
Full Service Straight-Line
 Rent......................  $13,945,000   $  821,000   $38,062,000   $133,432,000
Full Service Straight-Line
 Rent per sq. ft...........  $     27.13   $    28.31   $     31.59   $      27.96
% Full Service
 Straight-Line Rent........        10.45%        0.62%        28.53%        100.00%
Cumulative percent of Full
 Service Straight-Line
 Rent......................        70.86%       71.47%        100.0%
No. of tenant leases
 expiring..................           12            3            13            411



Following the Property Acquisition (Pro Forma)


     The following table sets forth certain categories of information relating to lease expirations for the Current Properties and the Additional Properties, collectively, if the Property Acquisition is consummated.

                            7/97-12/97      1998          1999          2000          2001          2002          2003
                            ----------   -----------   -----------   -----------   -----------   -----------   -----------
Square feet expiring.......   357,000        742,000       733,000       756,000       720,000       866,000       971,000
Straight-Line Rent......... $6,822,000   $16,204,000   $15,773,000   $15,497,000   $19,009,000    17,167,000   $21,132,000
Straight-Line Rent per sq.
 ft........................ $   19.11    $     21.84   $     21.52   $     20.50   $     26.40   $     19.82   $     21.76
Recoveries................. $1,031,000   $ 3,787,000   $ 3,661,000   $ 4,050,000   $ 3,847,000   $ 3,900,000   $ 8,844,000
Full Service Straight-Line
 Rent...................... $7,853,000   $19,991,000   $19,434,000   $19,547,000   $22,856,000   $21,067,000   $29,976,000
Full Service Straight-Line
 Rent per sq. ft........... $   22.00    $     26.94   $     26.51   $     25.86   $     31.74   $     24.33   $     30.87
% Full Service
 Straight-Line Rent........      3.00%          7.63%         7.42%         7.46%         8.73%         8.04%        11.44%
Cumulative percent of Full
 Service Straight-Line
 Rent......................      3.00%         10.63%        18.05%        25.51%        34.24%        42.28%        53.72%
No. of tenant leases
 expiring..................       103            131            94           102            75            71            27

                                                         2006 AND
                                2004          2005        BEYOND         TOTAL
                             -----------   ----------   -----------   ------------
Square feet expiring.......      684,000      247,000     3,018,000      9,094,000
Straight-Line Rent.........  $14,401,000   $7,477,000   $63,274,000   $196,756,000
Straight-Line Rent per sq.
 ft........................  $     21.05   $    30.27   $     20.97   $      21.64
Recoveries.................  $ 3,515,000   $2,084,000   $30,460,000   $ 65,179,000
Full Service Straight-Line
 Rent......................  $17,916,000   $9,561,000   $93,734,000   $261,935,000
Full Service Straight-Line
 Rent per sq. ft...........  $     26.19   $    38.71   $     31.06   $      28.80
% Full Service
 Straight-Line Rent........         6.84%        3.65%        35.79%        100.00%
Cumulative percent of Full
 Service Straight-Line
 Rent......................        60.56%       64.21%       100.00%
No. of tenant leases
 expiring..................           21           15            40            679

MORTGAGE INDEBTEDNESS AND CREDIT FACILITY


     The following two tables sets forth certain information regarding the consolidated debt obligations of Cornerstone as of the date of this Proxy Statement and the consolidated debt obligations of Cornerstone resulting from the Property Acquisition, respectively, including mortgage obligations relating to specific Current Properties. All of this debt is nonrecourse to Cornerstone. However, even with respect to nonrecourse indebtedness, the lender may have the right to recover deficiencies from Cornerstone in certain circumstances, including fraud, misappropriation of funds and environmental liabilities.



     Cornerstone has received a commitment, subject to certain conditions, for a three-year, $200 million, unsecured Revolving Credit Facility from Bankers Trust Company and The Chase Manhattan Bank which will be used for the acquisition of the Additional Properties. Borrowings under the Revolving Credit Facility bear interest at a rate between 1.25% and 1.625% over LIBOR, depending on Cornerstone's leverage ratio while funds are outstanding.



                                PRINCIPAL
                                 AMOUNT
                                 (IN $
                                THOUSANDS)
                                 (AS OF                        INTEREST            MATURITY            PREPAYMENT
PROPERTY/OBLIGATION             6/30/97)     AMORTIZATION        RATE                DATE              PROVISIONS
------------------------------  --------     -------------     --------     ----------------------   --------------
Prior to Property Acquisition
Convertible Note(1)...........  $ 12,926     Interest only       8.11% max(2)             Dec-2000   Not prepayable
One Norwest Center Denver,
  Colorado....................    97,251     30 year             7.50%                    Aug-2001        (3)
125 Summer Street Boston,
  Massachusetts...............    50,000     Interest only(4)    7.20%                    Jan-2003        (5)
Tower 56 New York, New York...    17,826     30 year             7.67%                    May-2003        (6)
Washington Mutual Tower
  Seattle, Washington.........    79,100     Interest only       7.53%                    Nov-2005        (7)
Norwest Center Minneapolis,
  Minnesota...................   110,000     Interest only       8.74%                    Dec-2005   Not prepayable
                                --------                         ----
    Subtotal/Weighted
      Average.................  $367,103                         7.87%
                                ========                         ====
Financing Resulting From Property Acquisition(8)
Dearborn Land Chicago,
  Illinois....................  $ 10,000     Interest only          0%       3 years after closing        (9)
5 Transpotomac Plaza and
  Charlotte Plaza.............    55,000     Interest only       7.28%       3 years after closing   Not prepayable
527 Madison Avenue and One
  Lincoln Centre..............    65,000     Interest only       7.47%       7 years after closing   Not prepayable
Market Square (10)
  and 200 Galleria............   120,000     Interest only       7.54%      10 years after closing   Not prepayable
                                --------                         ----
    Total/Weighted Average....  $617,107                         7.58%
                                ========                         ====


---------------

 (1) The lender, Hines Colorado Limited, has the right to convert the note into Common Stock at a conversion price of $14.30 per share. At maturity, the Company is entitled to repay the principal of the note with Common Stock priced at the lesser of $14.30 per share or the then existing share price.



 (2) Lesser of 30-day LIBOR + 0.5% or 8.11%.



 (3) No prepayment until July 24, 1998. From July 24, 1998 through July 23, 2000, prepayment fee is greater of 1% of outstanding principal balance or Treasury Yield Maintenance. Beginning July 24, 2000, prepayment fee is Treasury Yield Maintenance. Loan may be prepaid at par during last 90 days of loan.



 (4) Interest only payments through January 1, 2001. Beginning February 1, 2001, 25-year amortization schedule.

 (5) Beginning July 1, 1999, prepayment fee is greater of Treasury Yield Maintenance or 1% of outstanding principal balance. Prepayment without fee on or after three months prior to maturity date.



 (6) Open to prepayment after December 31, 1999 with a prepayment fee of greater of 1.0% of principal balance or Treasury Yield Maintenance. Prepayment without fee on or after three months prior to maturity date.



 (7) No prepayment rights through September 30, 1998, prepayable thereafter, with a prepayment fee of the greater of: (1) 1.0% of the outstanding principal balance or (2) Treasury Yield Maintenance. Prepayment without fee for the six months prior to the maturity date.



 (8) The four notes arising from the Property Acquisition will be cross-collateralized having the effect of forming a "collateral pool" for the underlying notes.



 (9) Prepayable at par upon the sale of the land.



(10) The collateral for this loan will be a pledge of the $181 million first mortgage loan on Market Square which Cornerstone will purchase from PGGM.



DESCRIPTION OF ADDITIONAL PROPERTIES AND MARKET DATA


191 PEACHTREE STREET

  Description


     191 Peachtree Street, located in downtown Atlanta, is a 50-story multi-tenant office building containing 1,221,000 square feet. The property is very high quality and is widely regarded as the best building in Downtown Atlanta. The project was completed in 1991 and designed by John Burgee and Philip Johnson. Attached to the building is a 16-story parking deck with 1,386 spaces.



     191 Peachtree Street is located in the heart of Atlanta's CBD, also referred to as Downtown. Peachtree Street is the major corridor through the CBD from which development radiates. The property is located on the east side of Peachtree Street between Ellis Street and International Boulevard, and extends to Peachtree Center Avenue. The topography of the site slopes down to the east, with both the Peachtree Street and Peachtree Center Avenue entrances at street grade.



     Cornerstone will acquire the $145 million first mortgage directly from PGGM, two loans from PGGM to the parent of DIHC Peachtree Associates and the 80% partnership interest in 191 Peachtree Street from DIHC by purchasing, indirectly, a wholly owned subsidiary of DIHC. The partnership interest will continue to be held by DIHC Peachtree Associates at the time of the closing of the Property Acquisition. The Property is managed under a long-term management agreement by C-H Management Associates, and leased by C-H Leasing Associates under a long-term leasing agreement.


  Market Information


     The Company believes economic fundamentals in the Atlanta market are positive. Atlanta is considered the political capital of Georgia and economic capital of the Southeast region. With a population of approximately 3.4 million, Atlanta is the tenth largest metropolitan area in the nation. The median per capita personal income in 1995 was 8% above the national level and the cost of doing business is 6% above the national average.



     Atlanta's pro-business attitudes and highly-skilled workforce continue to be recognized on a national and global level. Over 400 of the Fortune 500 industrial and service companies are represented in the city. Major employers include Delta Airlines, AT&T, Bell South, Lockheed International Systems and Turner Broadcasting System. Office employment in Atlanta has been growing at an average annual rate of 5.4% over the ten years ended December 31, 1996 as compared to an average of 2.7% for the nation.



     As of December 31, 1996, the Atlanta metropolitan area contained a total inventory of 91.7 million square feet of office space. The downtown submarket, where 191 Peachtree is located, contains approximately 15.6 million square feet of this inventory with an overall occupancy rate of 80.9% as of December 31, 1996.

There are 10.9 million square feet of Class A space in the downtown submarket and the Class A occupancy rate was 85.7% as of December 31, 1996.



                                                        NET                     PERIOD
                                                     ABSORPTION   COMPLETIONS     END      191 PEACHTREE
YEAR ENDED                                           (SQ. FT.)    (SQ. FT.)    OCCUPANCY     OCCUPANCY
---------------------------------------------------  ----------   ----------   ---------   -------------
December 31, 1996..................................    (713,000)           0      80.9%         92.3%
December 31, 1995..................................     876,000            0      85.4            --
December 31, 1994..................................     542,000            0      79.8            --
December 31, 1993..................................   1,486,000            0      76.4            --
December 31, 1992..................................     694,000    2,518,000      67.4            --


---------------

Source: Torto Wheaton Research


     The downtown Atlanta submarket occupancy rate improved from 67.4% in 1992 to 80.9% in 1996 due to moderate demand growth and an absence of new supply in the market.


  Principal Tenants

     The following table lists the principal tenants of 191 Peachtree Street as of December 31, 1996.


                                                                 PRINCIPAL      TOTAL
                                                                 BUSINESS     RENTABLE     PERCENT OF
TENANT                                                           ACTIVITY    SQUARE FEET    TOTAL(1)
---------------------------------------------------------------  ---------   -----------   ----------
Wachovia Bank..................................................  Banking       382,000        31.3%
King & Spalding................................................  Legal         306,000        25.1
Powell, Goldstein, Frazer & Murphy.............................  Legal         199,000        16.3
                                                                             -----------     -----
          Total................................................                887,000        72.7%
                                                                             =========     =======


---------------

(1) Based on a total of 1,221,000 rentable square feet as of June 30, 1997.


  Lease Expirations

     The following table sets forth lease expirations for 191 Peachtree Street.


                          7/97-                                                                                        2006 AND
                          12/97      1998     1999      2000       2001        2002      2003      2004       2005      BEYOND
                         --------  --------  -------  --------  ----------  ----------  ------  ----------  --------  -----------
Square feet expiring....    6,000    17,000    1,000     6,000     137,000      46,000              34,000    17,000      892,000
Straight-Line Rent...... $164,000  $247,000  $23,000  $ 62,000  $2,567,000  $  690,000          $  839,000  $297,000  $17,227,000
Straight-Line Rent per
 sq. ft................. $  27.33  $  14.53  $ 23.00  $  10.33  $    18.74  $    15.00          $    24.68  $  17.47  $     19.31
Recoveries.............. $ 12,000  $140,000  $14,000  $ 40,000  $1,114,000  $  402,000          $  307,000  $171,000  $ 7,953,000
Full Service
 Straight-Line Rent..... $176,000  $387,000  $37,000  $102,000  $3,681,000  $1,092,000          $1,146,000  $468,000  $25,180,000
Full Service
 Straight-Line Rent per
 sq. ft................. $  29.33  $  22.76  $ 37.00  $  17.00  $    26.87  $    23.74          $    33.71  $  27.53  $     28.23
% Full Service
 Straight-Line Rent.....    0.55%     1.20%    0.11%     0.32%      11.41%       3.38%               3.55%     1.45%       78.03%
Asking market rent per
 sq. ft. ............... $  26.00
No. of tenant leases
 expiring...............        2         6        1         3           7           6                   3         5            4

  Ownership Structure


     The Mortgage. It is intended that Cornerstone will purchase and hold the first mortgage on the property in the amount of $145 million. The mortgage earns interest at a rate of 9.375% and matures on February 28, 2008. The loan will be interest only through March 1, 1998 and, thereafter, will require principal payments based on a 30-year amortization schedule.



     The Partnership. Cornerstone intends to acquire an 80% partnership interest in One Ninety One Peachtree Associates, the partnership which owns 191 Peachtree Street, through its acquisition (indirectly by the acquisition of DIHC of Georgia, Inc., a wholly owned subsidiary of DIHC) of DIHC Peachtree Associates, a partner in One Ninety One Peachtree Associates.


     Through February 28, 2000, the minority partner in the transaction C-H Associates, LTD (CHA) will receive an Incentive Distribution (as defined) of $250,000 per annum. This payment will be made out of Net Cash Flow after the payment of the first mortgage loan described above.


     Cornerstone will receive the remaining cash flow up to the amount of an Undistributed Preferred Return, defined in the partnership agreement for the Property. Should cash flow be insufficient to repay the Undistributed Preferred Return, the remainder will earn interest as follows for each year described below.



        YEAR                                                               INTEREST RATE
        -----------------------------------------------------------------  -------------
        1997.............................................................       7.00%
        1998.............................................................       7.25%
        1999-2001........................................................       8.25%
        2002.............................................................       9.50%
        2003.............................................................      10.00%
        2004.............................................................      10.50%
        2005.............................................................      11.00%
        Thereafter.......................................................      11.50%



     Total cash flow for 1996 was $23,754,700, of which $13,904,700 was used to pay debt service on the mortgage note, $250,000 was paid to CHA, with the remaining $9,600,000 paid to Cornerstone's predecessor.



     Following the Property Acquisition, Cornerstone's interest in One Ninety One Peachtree Associates will be accounted for on the equity method, as the partners participate in day-to-day decision making at the Property.



     Cornerstone will have the ability to gain full control of the asset through a buy-sell agreement which becomes effective beginning in 2002.



     The Ground Lease. A small portion of the site that is below the parking structure is subject to a long-term ground lease from the Ritz Carlton. As part of the ground lease agreement, the Ritz Carlton has its ballroom located in the basement of 191 Peachtree Street.


MARKET SQUARE

  Description


     Market Square, located at 701 and 801 Pennsylvania Avenue in Washington, D.C., comprises two free standing buildings which are mirror images of each other. Each building contains eight floors of office space, a plaza and a concourse level, plus four floors of condominium residential units. The condominium units are owned separately and are not part of this transaction. The total area of the Market Square property including the plaza and concourse levels and excluding the residential component is 689,000 square feet and a four level below grade parking garage with 777 spaces. Of this total area, 621,000 square feet is office space, 58,000 square feet is retail and concourse space, and 10,000 square feet is storage space. Designed by Hartman Cox, the project won a competition to be the backdrop for the U.S. Navy Memorial plaza.


     Market Square is located midway between the White House and the Capitol Building on Pennsylvania Avenue, a prominent address in Washington, D.C. Pennsylvania Avenue is wide, thereby providing the project with open city views, including the White House, the Capitol Building and the Washington Monument. In addition, the Archives-Navy Memorial Metro stop is located in the U.S. Navy Memorial Plaza in front of the building.



     The Property is managed by Trammell Crow Real Estate Services, Inc. under a long-term management agreement.


  Market Information


     The Company believes the economic fundamentals of the Washington, D.C. area are positive. Washington, D.C., the nation's capital, has a metropolitan statistical area population of 4.47 million people, making it the sixth largest in the country. The metropolitan statistical area ("MSA") includes the District of Columbia, Maryland and Northern Virginia. The mean per capita personal income for the MSA is $27,672, which is 33.4% above the national average.



     The Washington, D.C. MSA enjoyed very rapid growth and diversification during the 1980s, with private sector industries such as high tech, health services, telecommunications, and biotechnology leading the way. The East End submarket, where Market Square is located, is largely a creation of the last decade, during which over half of the 24,000,000 square foot inventory was constructed. The tenant base in the East End is dominated by services firms, particularly law firms and trade associations. This trend was so powerful that the East End now contains 15.4 million square feet of Class A space, almost as much Class A space as all other District markets combined. The East End area also includes many government agencies (12% share of the Class A market), several hotels, the old retail corridor and the city's convention center. A new sports arena under construction in the center of the East End will host the professional basketball and hockey teams of Washington, D.C.



     As of December 31, 1996, the Washington, D.C. MSA contained a total inventory of 209 million square feet of inventory, of which approximately 63% had been built since 1980. The East End submarket had an occupancy rate of 89.7% and a Class A occupancy rate of 91.7% as of December 31, 1996.



     Set forth below is certain statistical information regarding the East End Washington, D.C. submarket.



                                                      NET
                                                   ABSORPTION   COMPLETIONS   PERIOD END   MARKET SQUARE
YEAR ENDED                                         (SQ. FT.)     (SQ. FT.)    OCCUPANCY      OCCUPANCY
-------------------------------------------------  ----------   -----------   ----------   -------------
December 31, 1996................................    (680,000)          0        89.7%       92.0%
December 31, 1995................................     249,000     509,000        92.4         --
December 31, 1994................................     432,000           0        92.6         --
December 31, 1993................................   1,189,000     154,000        91.0         --
December 31, 1992................................   1,595,000     905,000        87.0         --


---------------

Source:  Torto Wheaton Research


     The East End Washington, D.C. submarket occupancy rate improved from 87.0% in 1992 to 89.7% in 1996 due primarily to a relatively small amount of new supply on the market. Torto Wheaton Research forecasts approximately 2.0 million square feet of space to be built annually over the next two years throughout the Washington, D.C. area.

  Principal Tenants

     The following table lists the principal tenants of Market Square as of June 30, 1997.


                                                            PRINCIPAL            TOTAL
                                                             BUSINESS          RENTABLE     PERCENT OF
TENANT                                                       ACTIVITY         SQUARE FEET    TOTAL(1)
-----------------------------------------------------  --------------------   -----------   ----------
Fulbright & Jaworski.................................  Legal                    123,000        17.8%
Edison Electric Institute............................  Industry Association     119,000        17.3
Reid & Priest........................................  Legal                     46,000         6.7
Shearman & Sterling..................................  Legal                     38,000         5.5
                                                                              -----------     -----
          Total......................................                           326,000        47.3%
                                                                              =========     =======


---------------


(1) Based on a total of 689,000 rentable square feet as of June 30, 1997.


  Lease Expirations

     The following table sets forth lease expirations for Market Square.


                      7/97-                                                                                               2006
                      12/97       1998       1999       2000        2001       2002      2003      2004       2005     AND BEYOND
                     --------  ----------  --------  ----------  ----------  --------  --------  --------  ----------  ----------
Square feet
 expiring...........   11,000      57,000     5,000      50,000      89,000    10,000    11,000    13,000     174,000     207,000
Straight-Line
 Rent............... $190,000  $1,888,000  $113,000  $1,391,000  $3,357,000  $316,000  $431,000  $418,000  $5,796,000  $6,616,000
Straight-Line Rent
 per sq. ft......... $  17.27  $    33.12  $  22.60  $    27.82  $    37.72  $  31.60  $  39.18  $  32.15  $    33.31  $    31.96
Recoveries.......... $ 60,000  $   45,000  $  1,000  $  323,000  $  713,000  $ 15,000  $ 99,000  $ 85,000  $1,792,000  $2,470,000
Full Service
 Straight-Line
 Rent............... $250,000  $1,933,000  $114,000  $1,714,000  $4,070,000  $331,000  $530,000  $503,000  $7,588,000  $9,086,000
Full Service
 Straight-Line Rent
 per sq. ft......... $  22.73  $    33.91  $  22.80  $    34.28  $    45.73  $  33.10  $  48.18  $  38.69  $    43.61  $    43.89
% Full Service
 Straight-Line
 Rent...............    0.96%       7.40%     0.44%       6.56%      15.58%     1.27%     2.03%     1.93%      29.05%      34.79%
Asking full service
 market rent per sq.
 ft................. $  46.75
No. of tenant leases
 expiring...........        3           5         1           7           9         4         3         2           4           8


  Ownership Structure


     The Mortgage. The Company intends to purchase the $181.0 million first mortgage note on the property. The loan bears interest at a rate of 9.75% and matures with a balloon payment on November 15, 2007. The loan requires amortization on a 30 year schedule.



     The Partnership. Cornerstone intends to acquire up to an 85.7143% interest in Market Square Associates, the partnership which, together with Crow-Pennsylvania Avenue Limited Partnership, owns a 70% interest in Avenue Associates along with Western Associates Limited Partnership. The acquisition will be effected in a series of transactions occurring contemporaneously with or following the closing under the Stock Purchase Agreement. Avenue Associates holds the fee title to Market Square.


     Cash flow from Avenue Associates is distributed first to pay the debt service on the mortgage loan described above. Remaining cash flow is used to pay a series of preference returns and buffer loans (as defined).


     The Company will have the right to gain control of the asset through a buy-sell agreement which becomes effective beginning in 2007.



     For the year ended December 31, 1996, all of net cash flow from the property of $17,858,000 was distributed to Cornerstone's predecessor in payment of mortgage loans, buffer loans and preference returns.



     Following the Property Acquisition, Cornerstone will account for its interest in Market Square Associates on the equity method, as the partners will participate in the day to day decision making at the Property.

500 BOYLSTON STREET

  Description


     500 Boylston Street, a 25-story, Class A office building containing a total rentable area of 715,000 square feet, was designed by the team of John Burgee Architects and Philip Johnson. The project shares a full city block with 222 Berkeley Street, and together, the two buildings are considered the premier buildings in the Back Bay submarket of Boston. 500 Boylston is comprised of 642,000 square feet of office area on floors three through twenty-five, 8,000 square feet of storage space, and 65,000 square feet of retail area on floors one and two. Parking for 1,000 cars is shared with 222 Berkeley Street and is located on three levels below grade. The 500 Boylston Street site contains approximately 137,000 square feet of land area or 3.15 acres, with approximately 500 feet of frontage on Boylston Street.



     500 Boylston Street is located in the Back Bay submarket of Boston. The 500 Boylston Street and 222 Berkeley Street complex occupies a city block bounded by Boylston Street on the north, St. James Avenue on the south, Clarendon Street on the west and Berkeley Street on the east. Development in the Back Bay has historically been subject to restrictive zoning ordinances, aimed at preserving the character of the area and concentrating commercial development along the "High Spine", of which Boylston Street is the center. Companies like John Hancock Mutual Life Insurance, Boston Edison, Bain & Co., Liberty Mutual Life Insurance and The New England are all headquartered in this submarket.



     Cornerstone will acquire DIHC's interest in the partnership which owns fee simple title to 500 Boylston (Five Hundred Boylston West Venture) by purchasing two of DIHC's wholly owned subsidiaries, DIHC Boylston Corp. and DIHC Boylston Back Bay Corp. The Property is managed by Hines under a long-term management agreement.


  Market Information


     The Company believes the economic fundamentals of the Boston area are strong. The Boston metropolitan area has one of the healthiest economies in the northeast and is the growth leader among the largest industrial markets in the region. With a population of 5.76 million people, Boston is the fifth largest MSA in the nation. The median per capita personal income is $27,361, which is 18% above the national level.



     Led by an expanding financial services industry, a revitalized high technology sector, the economic expansion of Boston has been broad based. Much of the city's success has come from the strength of its internal resources such as a highly skilled labor pool, a focus on research and development, local capital sources, and a host of firms that have become dominant in their respective industries. The Boston economy did slow when the national and local economies declined, and a recession dominated the area in the late 1980s and early 1990s; however, the past few years have seen continued diversification of the economy and increases in total employment.



     As of December 31, 1996, the Boston MSA contained a total inventory of 103 million square feet of office space, of which 51.6 has been built since 1980. The Back Bay submarket, where 222 Berkeley and 500 Boylston are located, contains approximately 10.8 million square feet of that inventory. As of December 31, 1996, the overall Back Bay occupancy rate was 94.8%. The Back Bay submarket includes 7 million square feet of Class A office space, with a Class A occupancy rate of 95.1%.

     Set forth below is certain statistical information regarding the Back Bay submarket.



                                                                            PERIOD END
                                        NET                     PERIOD     500 BOYLSTON        PERIOD END
                                     ABSORPTION   COMPLETIONS     END         STREET       222 BERKELEY STREET
YEAR ENDED                           (SQ. FT.)    (SQ. FT.)    OCCUPANCY     OCCUPANCY          OCCUPANCY
-----------------------------------  ----------   ----------   ---------   -------------   -------------------
December 31, 1996..................     180,000           0       94.8%        100.0%             100.0%
December 31, 1995..................     472,000           0       94.2        --                --
December 31, 1994..................     269,000           0       89.0        --                --
December 31, 1993..................     302,000     700,000       96.4        --                --
December 31, 1992..................     286,000           0       93.6        --                --


---------------

Source:  Torto Wheaton Research


     The Boston market continues to show strong and steady absorption in the Back Bay market with a shortage of large blocks of contiguous space downtown.

  Principal Tenants

     The following table lists the principal tenants of 500 Boylston Street as of June 30, 1997.


                                                       PRINCIPAL               TOTAL
                                                        BUSINESS             RENTABLE     PERCENT OF
TENANT                                                  ACTIVITY            SQUARE FEET    TOTAL(1)
---------------------------------------------  --------------------------   -----------   ----------
Massachusetts Financial Services.............  Financial Services             359,000        50.2%
The New England..............................  Insurance                      213,000        29.8
Towers, Perrin, Forster & Crosby.............  Human Resources Consulting      44,000         6.2
                                                                            -----------     -----
          Total..............................                                 616,000        86.2%
                                                                            =========     =======


---------------


(1) Based on a total of 715,000 rentable square feet as of June 30, 1997.


  Lease Expirations

     The following table sets forth lease expirations for 500 Boylston Street.


                        7/97-                                                                                           2006 AND
                        12/97        1998       1999      2000      2001      2002       2003        2004      2005      BEYOND
                      ----------  ----------  --------  --------  --------  --------  -----------  --------  --------  ----------
Square feet
 expiring............                 76,000    16,000                                    400,000    10,000               213,000
Straight-Line Rent...             $2,561,000  $300,000                                $10,900,000  $126,000            $5,102,000
Straight-Line Rent
 per sq. ft..........             $    33.70  $  18.75                                $     27.25  $  12.60            $    23.95
Recoveries...........             $  946,000  $ 83,000                                $ 4,792,000  $115,000            $2,633,000
Full Service
 Straight-Line
 Rent................             $3,507,000  $383,000                                $15,692,000  $241,000            $7,735,000
Full Service
 Straight-Line Rent
 per sq. ft..........             $    46.14  $  23.94                                $     39.23  $  24.10            $    36.31
% Full Service
 Straight-Line
 Rent................                 12.73%     1.39%                                     56.94%     0.87%                28.07%
Asking full service
 market rent per sq.
 ft..................  $  36.30
No. of tenant leases
 expiring............                      8         3                                          3         1                     1


  The Partnership


     Cornerstone will own its interests in 500 Boylston Street through a partnership in which it will own a 91.5% interest and Hines will own an 8.5% interest. Cornerstone and Hines will also have a straight 91.5% share and 8.5% share respectively in the cash flow, financing and sales proceeds from 500 Boylston Street. Cornerstone will consolidate its investment in the partnership on its balance sheet since it will have unilateral control over all decisions to be made in the ordinary course of business.



     The Company will have the right to take control of the asset under a buy-sell agreement which becomes effective in 2007.



222 BERKELEY STREET


  Description


     222 Berkeley Street is a 22-story, Class A office building containing 531,000 square feet of net rentable area. Its floor plates range from approximately 40,000 square feet on floors one through six to approximately 14,000 square feet on floors twenty through twenty-two. The low rise portion of the structure has Boston bay windows. The main lobby has impressive inlaid marble patterned floors, marble and painted walls and upper level mill worked interior windows. Designed by Robert A.M. Stern Architects, the building is clad in brick and uses natural and cast stone for trim and detailing. This design approach blends the historic flavor of the Back Bay area architecture with that of a modern office building. The retail area of 46,000 square feet is located on the first and second floors. Completed in 1991, 222 Berkeley Street was designed as the second phase of a full block development and is therefore physically attached to 500 Boylston Street. The two buildings have interconnecting garage and retail areas. A reciprocal easement agreement has been established to permit the operation of these shared facilities.

     The site is bounded by Berkeley Street on the east, St. James Avenue on the south, the 500 Boylston Street building on the west and Boylston Street on the north. The office tower fronts on Berkeley Street and is turned at a ninety degree angle to the tower of 500 Boylston Street, providing views from the tower towards downtown Boston and the Charles River.


     Cornerstone will acquire DIHC's interest in the partnership which owns fee simple title to 222 Berkeley (Two Twenty Two Berkeley Venture) by purchasing two of DIHC's wholly-owned subsidiaries, DIHC Berkeley Corp. and DIHC Berkeley Back Bay Corp. The Property is managed by Hines under a long-term management agreement.


  Market Information


     Cornerstone believes the economic fundamentals of the Boston area and the Back Bay submarket are strong for the reasons described above under "-- 500 Boylston Street."


  Principal Tenants


     The following table lists the principal tenants of 222 Berkeley Street as of June 30, 1997.



                                                    PRINCIPAL              TOTAL
                                                     BUSINESS            RENTABLE         PERCENT OF
TENANT                                               ACTIVITY           SQUARE FEET        TOTAL(1)
----------------------------------------------  ------------------      -----------       ----------
Houghton Mifflin..............................  Publishing                247,000            46.5%
Saga International Holidays...................  Travel Agent               40,000             7.5
Oracle Corporation............................  Computer Software          38,000             7.2
                                                                        -----------       -----
          Total...............................                            325,000            61.2%
                                                                        =========         =======


---------------


(1) Based on a total of 531,000 rentable square feet as of June 30, 1997.


  Lease Expirations


                                                                                                                          2006
                    7/97-                                                                                                 AND
                    12/97       1998        1999       2000       2001        2002       2003     2004(2)      2005      BEYOND
                   --------  ----------  ----------  --------  ----------  ----------  --------  ----------  --------  ----------
Square feet
 expiring.........    4,000      20,000      50,000                70,000     113,000                                     271,000
Straight-Line
 Rent............. $164,000  $  274,000  $  824,000            $1,327,000  $2,154,000                                  $4,094,000
Straight-Line Rent
 per sq. ft....... $  41.00  $    13.70  $    16.48            $    18.96  $    19.06                                  $    15.11
Recoveries........ $ 30,000  $  249,000  $  682,000            $  772,000  $1,251,000                                  $3,161,000
Full Service
 Straight-Line
 Rent............. $194,000  $  523,000  $1,506,000            $2,099,000  $3,405,000                                  $7,255,000
Full Service
 Straight-Line
 Rent per sq.
 ft............... $  48.50  $    26.15  $    30.12            $    29.99  $    30.13                                  $    26.77
% Full Service
 Straight-Line
 Rent.............    1.29%       3.49%      10.05%                14.01%      22.73%                                      48.42%
Asking full
 service market
 rent per sq.
 ft............... $  36.30
No. of tenant
 leases
 expiring.........        4           4           5                     6           6                                           6


  The Partnership


     Cornerstone will own its interest in 222 Berkeley Street through a partnership (Two Twenty Two Berkeley Venture) in which it will own a 91.5% interest and Hines will own a 8.5% interest. Cornerstone and Hines will also have a straight 91.5% and 8.5% share respectively in the cash flow, financing and sales proceeds from 222 Berkeley Street. Cornerstone will consolidate its investment in the partnership on its balance sheet since it will have unilateral control over all decisions to be made in the ordinary course of business.



     The Company will have the right to take control of the asset under a buy-sell agreement which becomes effective in 2007.

CHARLOTTE PLAZA

  Description


     Charlotte Plaza is a 27-story, Class A office building with a total net rentable area of 613,000 square feet. Designed by Jarvis Putty Jarvis and completed in 1982, the average floor plate contains approximately 23,000 square feet. Amenities to the building include an eight-level, 863 space parking garage and direct access to Charlotte's Overstreet Mall System. The Overstreet is an elevated walkway system that connects various office and retail sites, with direct access considered to be a competitive advantage. An additional benefit for the office tenants is the Tower Club, located on the 27th floor. The Tower Club is a members-only restaurant and lounge which has become very popular with the local business community for entertaining clients.



     Charlotte Plaza is located in the Uptown district, between South College Street and South Brevard Street and between East Third and East Fourth Street. Uptown Charlotte is the Central Business District (CBD) and is accessible by interstates, local roads and public transportation. Located in the vicinity of Charlotte Plaza are the Charlotte Convention Center and Carolinas Stadium. A substantial portion of the Uptown submarket is occupied by NationsBank, First Union and their support firms.



     Cornerstone will hold the fee interest in Charlotte Plaza through two wholly-owned subsidiaries of DIHC which will be acquired at the time of the closing of the Property Acquisition. The Property is managed by Trammell Crow SE, Inc.


  Market Information


     The Company believes the economic fundamentals of the Charlotte area are positive. Charlotte is the financial services and distribution hub of the Carolina region. Charlotte is the largest metropolitan area between Atlanta and Washington, D.C., with a population of 1.29 million people. The median per capita personal income is $22,777 which is 2% below the national average.



     Fifty-three of the Fortune 100 companies are represented within the CBD of Uptown Charlotte. The majority of these firms are involved in the finance, insurance and real estate industries. Major employers include Duke Power Company, IBM Corporation, NationsBank Corporation, First Union Corporation, Southern Bell Telephone and state and local government agencies. Over the last ten years, the finance, insurance and real estate services sector of Charlotte had a growth rate of 3.8%. This is noteworthy when compared to the nation as a whole as sampled by Torto Wheaton's 54 cities which averaged only 0.6%. Employment growth is expected to remain strong throughout the remainder of the decade.



     As of December 31, 1996, the Charlotte MSA contained a total inventory of
20.5 million square feet, of which 65.1% had been built since the 1980s. The Uptown submarket contains approximately 8.9 million square feet of this inventory and 5.7 million square feet of Class A inventory. The overall Uptown occupancy rate was 94.0%, and the Class A Uptown occupancy rate was 98.0% as of December 31, 1996.


     Set forth below is certain statistical information regarding the Uptown Charlotte submarket.


                                                         NET                                  CHARLOTTE
                                                      ABSORPTION   COMPLETIONS   PERIOD END     PLAZA
YEAR ENDED                                            (SQ. FT.)     (SQ. FT.)    OCCUPANCY    OCCUPANCY
----------------------------------------------------  ----------   -----------   ----------   ---------
December 31, 1996...................................    (62,000)        0           94.0%      98.6%
December 31, 1995...................................    (99,000)        0           94.7        --
December 31, 1994...................................    453,000         0           95.4        --
December 31, 1993...................................    924,000         0           90.2        --
December 31, 1992...................................    535,000         0           80.2        --


---------------

Source: Torto Wheaton Research


     The Uptown Charlotte submarket occupancy rate improved from 80.2% in 1992 to 94.0% in 1996 due primarily to an absence of new supply and office employment growth that has consistently outpaced the nation.

  Principal Tenants

     The following table lists the principal tenants of Charlotte Plaza as of June 30, 1997.


                                                                PRINCIPAL      TOTAL
                                                                BUSINESS      RENTABLE     PERCENT OF
TENANT                                                          ACTIVITY    SQUARE FEET     TOTAL(1)
--------------------------------------------------------------  ---------   ------------   ----------
First Union(2)................................................  Banking        374,000         61.0%
Parker, Poe, Adams & Bernstein................................  Legal           79,000         12.9
                                                                            ------------   ----------
          Total...............................................                 453,000         73.9%
                                                                             =========      =======


---------------


(1) Based on a total of 613,000 rentable square feet as of June 30, 1997.



(2) On June 30, 1998, 115,000 square feet currently leased to AETNA/Travelers at $15 per square foot expires. First Union has contracted to lease all the expiring space beginning September 1, 1998. This space is included in the 374,000 Total Rentable Square Feet above and is included in the expiration table under the First Union terms. The 47,000 square feet of space which expired in August 1997 has been vacated.


  Lease Expirations

     The following table sets forth lease expirations for Charlotte Plaza.


                          7/97-                                                                                           2006
                          12/97       1998       1999      2000      2001      2002      2003       2004       2005    AND BEYOND
                         --------  ----------  --------  --------  --------  --------  --------  ----------  --------  ----------
Square feet expiring....   60,000      70,000    31,000    27,000    46,000    38,000    22,000     113,000    11,000     178,000
Straight-Line Rent...... $733,000  $1,319,000  $580,000  $471,000  $784,000  $576,000  $438,000  $1,772,000  $209,000  $2,517,000
Straight-line Rent per
 sq. ft................. $  12.22  $    18.84  $  18.71  $  17.44  $  17.04  $  15.16  $  19.91  $    15.68  $  19.00  $    14.14
Recoveries.............. $  5,000  $   44,000  $ 19,000  $     --  $     --  $ 26,000  $ 12,000  $  309,000  $ 77,000  $2,593,000
Full Service
 Straight-Line Rent..... $738,000  $1,363,000  $599,000  $471,000  $784,000  $602,000  $450,000  $2,081,000  $286,000  $5,110,000
Full Service
 Straight-Line Rent per
 sq. ft................. $  12.30  $    19.47  $  19.32  $  17.44  $  17.04  $  15.84  $  20.45  $    18.42  $  26.00  $    28.71
% Full Service
 Straight-Line Rent.....    5.91%      10.92%     4.80%     3.77%     6.28%     4.82%     3.60%      16.67%     2.29%      40.93%
Asking full service
 market rent per sq.
 ft..................... $  22.00
No. of tenant leases
 expiring...............        5           7         6         5         1         5         3           3         1           6


200 GALLERIA

  Description


     200 Galleria is part of a four-office building complex containing a total of over 1.5 million square feet of space. Completed in 1985, 200 Galleria is a 20-story office building constructed of reinforced concrete, polished rose granite facade, and reflective glass curtain-wall. 200 Galleria is connected to a seven-level, 2,551-car parking garage which serves both the 200 and 300 Galleria buildings. Two three-story atrium lobbies are located on either side of the building's core, which contains 433,000 rentable square feet of space with approximately 23,000 square feet per typical floor.


     200 Galleria is located in northwest Atlanta, sometimes referred to as the Cumberland or Galleria area. This area is generally defined by Northside Parkway and Johnson Ferry Road to the east, Austell Road on the west, Moores Mill Road and Bankhead Highway on the south, and Roswell Road on the north. The center of the area is the intersection of I-75 and I-285, just east of 200 Galleria. The property is bound to the east by the 300 Galleria building, to the south by Galleria Parkway, to the West by Galleria Drive, and to the north by I-285. Also within the project are the Renaissance Waverly Hotel and the Cobb Galleria Centre, a county-owned convention center. Planning for a 140,000 square foot addition to the convention center is currently underway. There are an additional 22 acres of undeveloped land available for development within the Galleria Project.


     A small portion of the site that is below the parking garage is subject to a long-term ground lease. Cornerstone expects to enter into an agreement to purchase the property that is subject to the ground lease.

     Cornerstone will hold the fee interest in 200 Galleria through a wholly owned subsidiary which will be acquired from DIHC at the time of the closing of the Property Acquisition. The Property is managed by CK Atlanta Office Management, Inc.


  Market Information


     The Company believes the economic fundamentals of the Atlanta area are strong for the reasons described above under "--191 Peachtree Street".



     The Northwest submarket where 200 Galleria is located has developed the synergy of a small metropolitan area, combining business, retail, hospitality and health services. The area has a sizable hotel presence, and the center of the retail area in this market is Cumberland Mall, which contains approximately
1.2 million square feet. Also located in the Galleria development is the 13,200 square foot Galleria Mall, another important retail center in the area. The Galleria Mall was built in 1983 and filled with specialty stores. One of the major factors in the development of the Northwest submarket in the 1980s was its interstate access. Currently under construction is the Kennedy Parkway which will provide greater access to the Galleria development when completed.


     As of December 31, 1996, the Atlanta metropolitan area contained a total inventory of 91.7 million square feet of office space. The Northwest submarket where 200 Galleria is located contains approximately 18.3 million square feet of this inventory. As of December 31, 1996, the overall Northwest occupancy rate was 92.4%. The Northwest submarket includes 9.5 million square feet of Class A office space, with an occupancy rate of 94.4% as of December 31, 1996.

     Set forth below is certain statistical information regarding the downtown Northwest Atlanta submarket.


                                                        NET
                                                     ABSORPTION   COMPLETIONS   PERIOD END   200 GALLERIA
YEAR ENDED                                           (SQ. FT.)     (SQ. FT.)    OCCUPANCY     OCCUPANCY
---------------------------------------------------  ----------   -----------   ----------   ------------
December 31, 1996..................................    797,000      346,000        92.4%       93.1  %
December 31, 1995..................................    269,000       14,000        89.7         --
December 31, 1994..................................    572,000       17,000        88.3         --
December 31, 1993..................................    449,000      238,000        85.2         --
December 31, 1992..................................    770,000      100,000        83.8         --


---------------

Source: Torto Wheaton Research


     The most likely influence on the Atlanta market over the next several years will be the amount of new construction. Torto Wheaton Research estimates 4.8 million square feet to be completed annually throughout the metropolitan area, and 3.2 million square feet of net absorption forecasted over the same period.


  Principal Tenants

     The following table lists the principal tenants of 200 Galleria as of June 30, 1997.


                                                             PRINCIPAL           TOTAL
                                                              BUSINESS         RENTABLE     PERCENT OF
TENANT                                                        ACTIVITY        SQUARE FEET    TOTAL(1)
-------------------------------------------------------  ------------------   -----------   ----------
Liberty Mutual Group...................................  Financial Services    $  58,000       13.4%
Worldspan..............................................  Travel Software          39,000        9.0
Cobank ACB.............................................  Banking                  23,000        5.3
                                                                              -----------     -----
          Total........................................                        $ 120,000      27.7%
                                                                               =========    =======


---------------


(1) Based on a total of 433,000 rentable square feet as of June 30, 1997.

  Lease Expirations

     The following table sets forth lease expirations for 200 Galleria.


                                                                                                                           2006
                           7/97-                                                                                           AND
                           12/97      1998      1999       2000        2001        2002      2003      2004      2005     BEYOND
                          --------  --------  --------  ----------  ----------  ----------  -------  --------  --------  --------
Square feet expiring.....   32,000    38,000    26,000      71,000      61,000     164,000    3,000              11,000
Straight-Line Rent....... $457,000  $722,000  $487,000  $1,548,000  $1,276,000  $3,289,000  $76,000            $266,000
Straight-Line Rent per
 sq. ft.................. $  14.28  $  19.00  $  18.73  $    21.80  $    20.92  $    20.05  $ 25.33            $  24.18
Recoveries............... $  5,000  $ 31,000  $ 32,000  $   71,000  $   46,000  $   89,000  $    --            $ 16,000
Full Service
 Straight-Line Rent...... $462,000  $753,000  $519,000  $1,619,000  $1,322,000  $3,278,000  $76,000            $282,000
Full Service
 Straight-Line Rent per
 sq. ft.................. $  14.44  $  19.82  $  19.96  $    22.80  $    21.67  $    20.60  $ 25.33            $  25.64
% Full Service
 Straight-Line Rent......    5.49%     8.95%     6.17%      19.25%      15.72%      40.16%    0.90%               3.35%
Asking full service
 market rent per sq.
 ft...................... $  25.85
No. of tenant leases
 expiring................        6        11         5          15          12           9        1                   1

11 CANAL CENTER, 99 CANAL CENTER and
TRANSPOTOMAC PLAZA 5

  Description

     11 Canal Center, 99 Canal Center, and TransPotomac Plaza 5 are three buildings located in the waterfront office district of Alexandria, Virginia. The three buildings are located within two adjacent office complexes.


     The four-story building at 11 Canal Center contains 70,000 square feet and the six-story building at 99 Canal Center contains 138,000 square feet. These buildings are part of a four building complex on a ten acre irregular shaped site. The buildings have access to an underground parking facility that is shared with the other buildings of the Canal Center Complex. At the Canal Center's garage, 187 spaces are allocated to 11 Canal Center and 370 spaces are allocated to 99 Canal Center. The complex does not presently comply with zoning requirements that certain space will be leased to non-office use.



     TransPotomac Plaza 5 is a ten-story, triangular office building with 96,000 net rentable square feet. It was constructed in 1983 of red face brick veneer. Underground parking is allocated between the five-building, three acre complex with TransPotomac Plaza 5 receiving an allocation of 222 spaces.


     Canal Center and TransPotomac Plaza are well located in the North Waterfront district of Alexandria. The buildings have excellent views of the Potomac River and the Washington, D.C. city skyline. The properties are several blocks east of George Washington Parkway, a principal thoroughfare connecting central Old Town to National Airport and downtown Washington, D.C. Two Metrorail stations, including Braddock Road and King Street, provide public access to the properties.

     The immediate neighborhood consists of low and mid-rise office buildings with street level retail. A waterfront recreational green area, known as Locharbor Gardens and through which the Mount Vernon Bike Trail passes, lies just to the north and east between the building and the Potomac River and provides tenants with an open, park-like setting.


     Cornerstone will acquire title to 11 Canal Center, 99 Canal Center and TransPotomac Plaza 5 through three wholly-owned DIHC Subsidiaries which will be acquired from DIHC at the time of the closing of the Property Acquisition. The Properties are managed by Faison and Associates, Inc.


  Market Information


     The Company believes the economic fundamentals of the Washington, D.C. area, which includes Alexandria, Virginia, are positive for the reasons described above under "-- Market Square".



     The Washington, D.C. MSA enjoyed very rapid growth and diversification during the 1980s, with private sector industries such as high tech, health services, telecommunications, and biotechnology leading the way. Northern Virginia, where 11 and 99 Canal Center and Transpotomac Plaza 5 are located, is a relatively new market. More than 50% of the current inventory of 85 million square feet has been built since 1980. The real estate industry has made a full recovery from the collapse of the market in the late 1980s, as is seen by the 95.2% overall occupancy rate in Northern Virginia. While the exodus of tenants from Washington, D.C. was responsible for the suburban market's early recovery and development, recent growth has been independent of Washington's activity. The technology and communications industries have transformed Northern Virginia into one of the nation's top high-technology areas.



     As of December 31, 1996, the Northern Virginia submarket contained a total inventory of 84.6 million square feet of inventory, of which approximately 50% had been built since 1980. The Alexandria submarket, where the buildings are located within Virginia, had an occupancy rate of 94.9% and a Class A occupancy rate of 91.4% as of December 31, 1996. Alexandria comprises approximately 4.6 million square feet of the Washington, D.C. MSA and 1.2 million square feet of that space is considered Class A.

     Set forth below is certain statistical information regarding the Alexandria/Oldtown submarket of Washington, D.C.



                                NET                                                                  TRANSPOTOMAC
                             ABSORPTION   COMPLETIONS   PERIOD END   11 CANAL CTR.   99 CANAL CTR.     PLAZA 5
YEAR ENDED                   (SQ. FT.)     (SQ. FT.)    OCCUPANCY      OCCUPANCY       OCCUPANCY      OCCUPANCY
---------------------------  ----------   -----------   ----------   -------------   -------------   ------------
December 31, 1996..........     27,000         0           94.9%          95.8%           98.2%          79.7%
December 31, 1995..........    163,000         0           94.2             --              --             --
December 31, 1994..........    (75,000)        0           90.6             --              --             --
December 31, 1993..........     78,000         0           92.1             --              --             --
December 31, 1992..........     92,000         0           90.6             --              --             --


---------------

Source:  Torto Wheaton Research


     The Alexandria/Oldtown submarket occupancy rate improved from 90.6% in 1992 to 94.9% in 1996 due primarily to moderate demand growth and an absence of new supply.


  Principal Tenants

     The following table lists the principal tenants of 11 Canal Center as of June 30, 1997.


                                                  PRINCIPAL               TOTAL
                                                   BUSINESS             RENTABLE         PERCENT OF
TENANT                                             ACTIVITY            SQUARE FEET        TOTAL(1)
---------------------------------------      --------------------      -----------       ----------
Robbins Gioia..........................      Management Advisory          42,000           60.0%
Veda Inc...............................      Professional Svcs.            9,000            12.9
                                                                       -----------         -----
          Total........................                                   51,000           72.9%
                                                                       =========         =======


---------------


(1) Based on a total of 70,000 rentable square feet as of June 30, 1997.


     The following table lists the principal tenants of 99 Canal Center as of June 30, 1997.


                                                      PRINCIPAL           TOTAL
                                                      BUSINESS          RENTABLE         PERCENT OF
TENANT                                                ACTIVITY         SQUARE FEET        TOTAL(1)
----------------------------------------------      -------------      -----------       ----------
Lowe, Price, LeBlanc & Becker.................      Legal                 33,000             23.9%
Howard, Needles, Tannen & Bergendorf..........      Architecture          20,000             14.5
National District Attorneys Assoc. ...........      Legal/Lobbying        16,000             11.6
                                                                       -----------       ----------
          Total...............................                            69,000             50.0%
                                                                       =========          =======


---------------


(1) Based on a total of 138,000 rentable square feet as of June 30, 1997.


     The following table lists the principal tenants of TransPotomac Plaza 5 as of June 30, 1997.


                                                           PRINCIPAL         TOTAL
                                                            BUSINESS       RENTABLE       PERCENT OF
                         TENANT                             ACTIVITY      SQUARE FEET      TOTAL(1)
---------------------------------------------------------  ----------     -----------     ----------
Onyx Group...............................................  Software          21,000         21.9%
Cities in Schools........................................  Non-profit        15,000          15.6
Larson & Taylor..........................................  Legal             10,000          10.4
                                                                          -----------       -----
          Total..........................................                    46,000         47.9%
                                                                          =========       =======


---------------


(1) Based on a total of 96,000 rentable square feet as of June 30, 1997.

  Lease Expirations


     The following table sets forth lease expirations for 11 Canal Center.



                                                                                                                          2006
                               7/97-                                                                                      AND
                               12/97      1998      1999     2000      2001      2002      2003      2004      2005      BEYOND
                              --------  --------  --------  -------  --------  --------  --------  --------  --------  ----------
Square feet expiring.........    9,000               5,000    2,000               5,000                         5,000      42,000
Straight-Line Rent........... $294,000            $103,000  $39,000            $128,000                      $115,000  $1,043,000
Straight-Line Rent per sq.
 ft.......................... $  32.67            $  20.60  $ 19.50            $  25.60                      $  23.00  $    24.83
Recoveries................... $ 31,000            $  1,000                                                   $  1,000  $       --
Full Service Straight-Line
 Rent........................ $325,000            $104,000  $39,000            $128,000                      $116,000  $1,043,000
Full Service Straight-Line
 Rent per sq. ft............. $  36.11            $  20.80  $ 19.50            $  25.60                      $  23.20  $    24.83
% Full Service Straight-Line
 Rent........................   18.52%               5.93%    2.22%               7.29%                         6.61%      59.43%
Asking full service market
 rent per sq. ft............. $  26.50
No. of tenant leases
 expiring....................        1                   1        1                   1                             1           1


     The following table sets forth lease expirations for 99 Canal Center.


                                                                                                                           2006
                                  7/97-                                                                                    AND
                                  12/97    1998    1999      2000       2001       2002      2003      2004      2005     BEYOND
                                 -------  ------  -------  --------  ----------  --------  --------  --------  --------  --------
Square Feet expiring............   5,000   2,000    5,000    27,000      62,000    22,000    14,000
Straight-Line Rent.............. $46,000  $9,000  $76,000  $556,000  $1,477,000  $542,000  $299,000
Straight-Line Rent per sq.
 ft............................. $  9.20  $ 4.50  $ 15.20  $  20.59  $    23.82  $  24.64  $  21.36
Recoveries...................... $ 2,000  $   --  $ 6,000  $ 13,000  $   80,000  $ 18,000  $ 11,000
Full Service Straight-Line
 Rent........................... $48,000  $9,000  $82,000  $569,000  $1,557,000  $560,000  $310,000
Full Service Straight-Line Rent
 per sq. ft..................... $  9.60  $ 4.50  $ 16.40  $  21.07  $    25.11  $  25.45  $  22.14
% Full Service Straight-Line
 Rent...........................   1.53%   0.29%    2.62%    18.15%      49.67%    17.86%     9.89%
Asking full service market rent
 per sq. ft..................... $ 26.50
No. of tenant leases expiring...       3       1        2         2           5         2         3


     The following table sets forth lease expirations for TransPotomac Plaza 5.


                                                                                                                           2006
                                  7/97-                                                                                    AND
                                  12/97      1998     1999     2000      2001      2002      2003      2004      2005     BEYOND
                                 --------  --------  -------  -------  --------  --------  --------  --------  --------  --------
Square feet expiring............   15,000    18,000    2,000    2,000    15,000    27,000                                  10,000
Straight-Line Rent.............. $303,000  $337,000  $43,000  $32,000  $275,000  $531,000                                $263,000
Straight-Line Rent per sq.
 ft............................. $  20.20  $  18.72  $ 21.50  $ 16.00  $  18.33  $  19.67                                $  26.30
Recoveries...................... $  2,000  $  1,000       --       --        --  $  3,000                                $     --
Full Service Straight-Line
 Rent........................... $305,000  $338,000  $43,000  $32,000  $275,000  $534,000                                $263,000
Full Service Straight-Line Rent
 per sq. ft..................... $  20.33  $  18.78  $ 21.50  $ 16.00  $  18.33  $  19.78                                $  26.30
% Full Service Straight-Line
 Rent...........................   17.04%    18.88%    2.40%    1.79%    15.36%    29.83%                                  14.69%
Asking full service market rent
 per sq. ft..................... $  23.00
No. of tenant leases expiring...        3         3        1        1         1         2                                       1

DEARBORN LAND

  Description


     Under the terms of the Stock Purchase Agreement and the Loan Purchase Agreement, Cornerstone would acquire a rectangular-shaped parcel containing 66,768 square feet or 1.533 acres, situated at the northwest corner of State and Adams Streets in Chicago. The Dearborn Land is well located within the Chicago CBD, and has physical attributes, zoning classification and accessibility conducive to office or commercial development.


     There are no building improvements on the Dearborn Land. The Dearborn Land was formerly improved with a department store that was razed. The subterranean levels are still in place, but would be demolished at the time of any new construction.


     The Stock Purchase Agreement and the Loan Purchase Agreement allow DIHC to sell the Dearborn Land prior to the closing of the Property Acquisition. In the event such a sale occurs, the total consideration payable to DIHC in the Property Acquisition will be reduced by $10,000,000 by adjusting the principal amount of the promissory notes to be issued by Cornerstone.

DESCRIPTION OF CURRENT PROPERTIES AND MARKET DATA



ONE NORWEST CENTER


  Description


     Completed in 1983, One Norwest Center is a 50-story granite and glass office tower containing approximately 1,188,000 square feet of net rentable area and a 12-level, 1,004-vehicle parking facility. One Norwest Center is located in downtown Denver -- the major business, financial, government and cultural center for the Rocky Mountain region. In downtown Denver, the compact central core area of offices, financial institutions, retail stores, and hotels is bordered by adjacent districts of public buildings. One Norwest Center is located at 17th Street and Lincoln Street on the east boundary of the financial district. Historically, this financial district has been a major hub for many financial institutions in the Rocky Mountain region.



     One Norwest Center is owned by 1700 Lincoln Limited, in which the Company owns a 90% partnership interest through its wholly owned subsidiary, ARICO-Denver, Inc., and a 10% partnership interest through its wholly owned subsidiary, 1700 Lincoln Inc. The Property is managed by Hines.


  Market Information

     The Company believes economic fundamentals in the Denver market are positive. Key factors supporting a positive view of the Denver market include:
(1) an expanding local economy, (2) improving office occupancy rates in downtown Denver when certain extraordinary effects are excluded, and (3) the lack of new construction of office space.


     The Denver area has had a recent positive history of office employment growth led by a mix of technological, communications and financial service firms, as well as businesses engaged in tourism and miscellaneous business services. Torto Wheaton Research reports that office employment in the Denver area grew at an average annual rate of 3.9% for the ten-year period ended June 30, 1996, which compares positively to the office employment growth of 2.5% in the 54 MSAs covered by their research. Over the 12 months ended June 30, 1996, office employment in the Denver area grew 6.2% as compared to an average employment growth rate of 3.5% in the same 54 MSAs.



     As of December 31, 1996, the Denver MSA contained a total inventory of 64.6 million square feet of office space, of which 64.2% had been built since 1980, with most building occurring in the early 1980s. This increased inventory was largely due to increased interest in oil and gas exploration in the Rocky Mountain Region. The downtown submarket, where One Norwest Center is located, contains approximately 22.6 million square feet of this inventory. As of December 31, 1996, the overall downtown occupancy rate was 86.4%. The downtown submarket includes 11.0 million square feet of Class A office space, with an occupancy rate of 89.4% as of December 31, 1996.


     Set forth below is certain statistical information regarding the downtown Denver submarket.


                                                        NET
                                                     ABSORPTION   COMPLETIONS   PERIOD END   ONE NORWEST
YEAR ENDED                                           (SQ. FT.)     (SQ. FT.)    OCCUPANCY     OCCUPANCY
---------------------------------------------------  ----------   -----------   ----------   -----------
December 31, 1996..................................     439,000        0           86.4%           99%
December 31, 1995..................................    (362,000)       0           84.5            98
December 31, 1994..................................     563,000        0           86.2            96
December 31, 1993..................................     470,000        0           83.4            96
December 31, 1992..................................     344,000        0           81.2            95


---------------

Source:  Torto Wheaton Research


     The downtown Denver submarket occupancy rate improved from 81.2% in 1992 to 86.2% in 1994 reflecting strong space absorption in the submarket. The occupancy rate fell to 84.5% in 1995, due primarily to the actions of the Federal Deposit Insurance Corporation and the Resolution Trust Corporation, which closed offices in Denver and returned substantial space to the office leasing market. As of June 30, 1997, the market had fully absorbed this additional space, and the occupancy rate increased to 86.4%.

  Principal Tenants

     The following table lists the principal tenants of One Norwest Center as of June 30, 1997.


                                                           PRINCIPAL           TOTAL
                                                            BUSINESS         RENTABLE     PERCENT OF
TENANT                                                      ACTIVITY        SQUARE FEET    TOTAL(1)
-----------------------------------------------------  ------------------   -----------   ----------
Norwest Bank Denver N.A..............................  Banking                566,000        47.6%
Newmont Gold Company.................................  Mining                 117,000         9.8
Teletech, Inc........................................  Telecommunications      72,000         6.1
                                                                            -----------     -----
          Total......................................                         755,000        63.6%
                                                                            =========     =======


---------------

(1) Based on a total of 1,188,000 rentable square feet as of June 30, 1997.

  Lease Expirations

     The following table sets forth lease expirations for One Norwest Center.


                   7/97-                                                                                                 2006
                   12/97      1998       1999        2000       2001       2002        2003        2004       2005    AND BEYOND
                  --------  --------  ----------  ----------  --------  ----------  ----------  ----------  --------  -----------
Square feet
 expiring........   38,000    42,000      99,000     125,000    55,000      81,000     146,000     118,000                461,000
Straight-Line
 Rent(1)......... $329,000  $295,000  $  883,000  $  991,000  $592,000  $  742,000  $2,115,000  $1,338,000            $ 7,225,000
Straight-Line
 Rent per sq.
 ft.(1).......... $   8.66  $   7.02  $     8.92  $     7.93  $  10.76  $     9.16  $    14.49  $    11.34            $     15.67
Recoveries....... $214,000  $246,000  $  590,000  $  740,000  $330,000  $  482,000  $  890,000  $  707,000            $ 2,834,000
Full Service
 Straight-Line
 Rent(1)......... $543,000  $541,000  $1,473,000  $1,731,000  $922,000  $1,224,000  $3,005,000  $2,045,000            $10,059,000
Full Service
 Straight-Line
 Rent per sq.
 ft.(1).......... $  14.29  $  12.88  $    14.88  $    13.85  $  16.76  $    15.11  $    20.58  $    17.33            $     21.82
% Full Service
 Straight-Line
 Rent(1).........    2.52%     2.51%       6.84%       8.04%     4.28%       5.68%      13.95%       9.49%                 46.69%
Asking market
 rent per sq.
 ft.(2).......... $  18.00
No. of tenant
 leases
 expiring........        4         8           8           6         5           7           1           2                      3


---------------


(1) Newmont Gold Company's lease expiration is included in 2004 since it has exercised its renewal option to extend its lease from January 1, 1999 through January 1, 2004. The rate on the lease will be determined based on market conditions for similar space in the Denver market. The expiring rates shown are based on the rates which Newmont is currently paying on its lease.

(2) Asking market rent is the average initially quoted rent to prospective tenants in the Property. All market rents are shown on a full service basis.

NORWEST CENTER

  Description

     Norwest Center is a 55-story, granite and glass office tower containing approximately 1,118,000 square feet of net rentable area and a 340-vehicle underground parking facility. Norwest Center is located at the center of downtown Minneapolis, at the intersection of Seventh Street South and Marquette Avenue. The main business entrance to the building is on Seventh Street South, opposite the IDS Center, a prominent landmark in the Twin Cities. Pedestrian access is also available from Sixth Street South and Marquette Avenue; a grand ceremonial entrance to the building on Sixth Street South incorporates a rotunda and retail banking function.


     Norwest Center is owned by NWC Limited Partnership ("NWC"), a partnership in which the Company owns a 50% general partnership interest. Sixth & Marquette Limited Partnership ("S&M") owns a 50% partnership interest in NWC. The general partner of S&M is also a Minnesota limited partnership in which Gerald D. Hines, individually, and entities affiliated with Gerald D. Hines are directly or indirectly the sole general partners. The Company has the right, at its sole discretion, to become the managing general partner of NWC. Norwest Center is managed by Hines. Hines currently owns 349,650 shares of the Company's Common Stock.


  Market Information

     The Company believes the economic fundamentals of the Minneapolis CBD Class-A office market are strong. Unlike many American cities, the Minneapolis CBD has been growing in importance as the commercial center of its metropolitan area. Since 1980, the Minneapolis CBD office market has more than doubled in size while experiencing strong net absorption of space. At the same time, the Minneapolis-St. Paul metropolitan area has witnessed strong economic growth over the past several years. Low unemployment rates and a highly educated workforce earning a per capita income which is 13% above the national level are additional indicators of growth potential.

     The economic base of the Minneapolis-St. Paul area is well diversified. The metropolitan economy includes a broad foundation of income-producing trades including agribusiness, computer/high technology systems, machinery manufacturing, graphic art, government, medical, and educational institutions. This diversification has helped prevent any major out-migrations during the past and has led to general stability and low unemployment rates. Office employment has been strong during the last ten years, in part because of the area's reputation as a desirable place for corporate relocations. As of September 1996, a total of 32 Fortune 500 companies were headquartered in the Minneapolis-St. Paul area.


     As of December 31, 1996 the Minneapolis MSA contained a total inventory of
50.8 million square feet of office space, of which 56.9% had been built since 1980. The Minneapolis CBD, where Norwest Center is located, contained approximately 20.6 million square feet of this inventory. As of December 31, 1996, the overall Minneapolis CBD occupancy rate was 93.3%. The Minneapolis CBD submarket included 12.9 million square feet of Class A office space, with an occupancy rate of 96.2% as of December 31, 1996.


     Set forth below is certain statistical information regarding the Minneapolis CBD submarket.


                                                        NET                      PERIOD
                                                     ABSORPTION   COMPLETIONS      END      ONE NORWEST
YEAR ENDED                                           (SQ. FT.)     (SQ. FT.)    OCCUPANCY    OCCUPANCY
---------------------------------------------------  ----------   -----------   ---------   -----------
December 31, 1996..................................     370,000            0       93.3%        100%
December 31, 1995..................................     (69,000)           0       91.5         100
December 31, 1994..................................   1,147,000            0       91.8         100
December 31, 1993..................................     804,000            0       86.1         100
December 31, 1992..................................     401,000    1,893,000       82.1         100


---------------

Source: Torto Wheaton Research

     The above table reflects strong space absorption in the Minneapolis CBD, which, when combined with the absence of new construction, has resulted in a steady reduction in vacancies from 1992 through 1994. The market has effectively absorbed the excess supply which came on the market in the late 1980s and early 1990s. In 1996, continued demand from tenants again resulted in positive absorption and a marginal increase in the occupancy rate.

  Principal Tenants

     The following table lists the principal tenants of Norwest Center as of June 30, 1997.

                                                              PRINCIPAL       TOTAL
                                                               BUSINESS     RENTABLE       PERCENT
TENANT                                                         ACTIVITY    SQUARE FEET   OF TOTAL(1)
------------------------------------------------------------  ----------   -----------   -----------
Norwest Corporation.........................................  Banking        451,000         40.3%
Faegre & Benson.............................................  Legal          196,000         17.5
KPMG Peat Marwick...........................................  Accounting      75,000          6.7
                                                                           -----------      -----
          Total.............................................                 722,000         64.5%
                                                                           =========     ========

---------------

(1) Based on a total of 1,118,000 rentable square feet as of June 30, 1997.

  Lease Expirations

     The following table sets forth lease expirations for Norwest Center.


                                                                                                                         2006
               7/97-                                                                                                      AND
               12/97       1998        1999        2000        2001        2002        2003        2004       2005      BEYOND
              --------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  --------  -----------
Square feet
 expiring....   14,000      73,000      61,000     105,000       2,000      49,000     177,000      97,000                539,000
Straight-Line
 Rent........ $207,000  $  621,000  $1,055,000  $1,646,000  $   34,000  $  370,000  $2,634,000  $1,628,000            $13,807,000
Straight-Line
 Rent per sq.
 ft.......... $  14.79  $     8.51  $    17.30  $    15.68  $    17.00  $     7.55  $    14.88  $    16.78            $     25.62
Recoveries... $211,000  $1,075,000  $  947,000  $1,613,000  $   32,000  $  737,000  $2,747,000  $1,501,000            $ 8,450,000
Full Service
Straight-Line
 Rent........ $418,000  $1,696,000  $2,002,000  $3,259,000  $   66,000  $1,107,000  $5,381,000  $3,129,000            $22,257,000
Full Service
Straight-Line
 Rent per sq.
 ft.......... $  29.86  $    23.23  $    32.82  $    31.04  $    33.00  $    22.59  $    30.40  $    32.26            $     41.29
% Full
 Service
 Straight-
 Line Rent...     1.06%       4.31%       5.09%       8.29%       0.17%       2.82%      13.69%       7.96%                 56.61%
Asking market
 rent per sq.
 ft.(1)...... $  32.70
No. of tenant
 leases
 expiring....        5          15           5           3           1           2           1           2                      2


---------------

(1) Asking market rent is the average initially quoted rent to prospective tenants in the Property. All market rents are shown on a full service basis.

  The Partnership

     Under the partnership agreement governing NWC, the managing general partner has the right to manage and operate NWC's business. Until certain cash flow levels have been achieved for two consecutive years (the "NWC Preference Period"), S&M and the Company each hold a 50% interest in NWC. After the NWC Preference Period ends, the Company will be entitled to hold a 60% interest (subject to increases in the Company's interest that may result from early termination of the NWC Preference Period), and S&M a 40% interest. The Company does not expect the NWC Preference Period to end in the foreseeable future.

     During the NWC Preference Period, the Company is entitled to receive a cumulative preference return equal to 7.0% of its capital base, which is $92.3 million. Cash distributions of $11.46 million during 1996 were split $8.96 million to the Company (78.2%) and $2.5 million to S&M (21.8%). Currently, there is no accrued deficiency in the Company's preference return outstanding on Norwest Center.

     Subject to the preferential distributions to the Company described above, all of NWC's operating revenues remaining after making payments required for the operations of NWC and Norwest Center and the payment of debt service will be distributed 50% to the Company and 50% to S&M during the NWC Preference Period.

WASHINGTON MUTUAL TOWER

  Description

     Washington Mutual Tower is a 55-story, granite and glass office tower containing approximately 1,155,000 square feet of net rentable area (including the Galland and Seneca Buildings described below). Washington Mutual Tower is located in the heart of the downtown Seattle CBD, at 1201 Third Avenue, with unobstructed views of Puget Sound. The project site (the "Project Site") is comprised of Washington Mutual Tower and Block 6 ("Block 6"), which consists of a six-level underground parking facility for 810 cars; an adjacent historic brick building (the Brooklyn Building); three levels of restaurants, shops and service businesses; and, to protect sight lines from Washington Mutual Tower, two masonry office buildings located across the street -- the Galland and Seneca Buildings -- master leased by Third and University Limited Partnership ("Third Partnership") through 2005 from Samis Land Company. Wright Runstad & Company has a subordinated equity interest in Washington Mutual Tower and manages the Property for Third Partnership.

     As of June 30, 1996, the Seattle MSA contained a total inventory of 51.3 million square feet of office space, of which 64.8% had been placed in service since 1980. The Seattle CBD, where Washington Mutual Tower is located, contains approximately 15.9 million square feet of this inventory. As of June 30, 1997, the overall occupancy rate in the Seattle CBD was 93.3%. The Seattle CBD submarket includes 13.1 million square feet of Class A office space, with an occupancy rate of 94.7%.

     The Project Site is owned by Third Partnership. The Company owns, through a wholly owned subsidiary, a 50% general partnership interest in Third Partnership. Third Partnership is the successor in interest as lessee under a 13-year lease, expiring in 2005, of the Galland and Seneca Buildings. The Company holds the right, at its sole discretion, to elect to become the managing general partner of Third Partnership. 1212 Second Avenue Limited Partnership ("1212 Partnership") was originally the only general partner and is now the managing general partner with the obligation to manage and operate Third Partnership's business.

  Market Information

     The Company believes economic fundamentals in the Seattle market are strong. Key factors supporting a positive view of the Seattle market are: (1) growth in office employment at an average annual rate of 4.4% over the ten years ended June 30, 1996 as compared to an average of 2.0% in the 54 MSAs reported on by Torto Wheaton Research and at the rate of 4.9% in the twelve months ended June 30, 1996 as compared to an average of 3.5% in the 54 MSAs; (2) a diversified job base, which has reduced the economy's dependence on the Boeing Company as an employer over the last fifteen years; and (3) a Class A occupancy rate of 94.7% in the Seattle CBD as of June 30, 1996 with no new construction in the near term forecast.


     The economy in the Seattle and surrounding Puget Sound area is fairly well diversified. The largest employment sector is the services sector, accounting for approximately 27% of the total non-agricultural employment in the region. The next largest employment sector is wholesale and retail trade at approximately 25% of total 1995 non-agricultural employment. Forest products, pulp, paper, aircraft, ships, and seafood products are recognized as the traditional components of the region's economic base. Several services, such as transportation, engineering and finance, are also exported and thus considered base industries. An increasing share of software and durable goods is also exported, making these industries significant contributors to the economic base. The area has consistently experienced relatively low unemployment in recent years, with rates below the national average, but did experience slight decreases in employment due to layoffs at Boeing during the early 1990s.

     Set forth below is certain statistical information regarding the Seattle CBD submarket.


                                                       NET                                   WASHINGTON
                                                    ABSORPTION   COMPLETIONS   PERIOD END   MUTUAL TOWER
YEAR ENDED                                          (SQ. FT.)     (SQ. FT.)    OCCUPANCY     OCCUPANCY
--------------------------------------------------  ----------   -----------   ----------   ------------
December 31, 1996.................................    226,000       22,000        93.3%          97%
December 31, 1995.................................    681,000            0        92.6           97
December 31, 1994.................................    528,000            0        88.2           97
December 31, 1993.................................    144,000            0        84.9           96
December 31, 1992.................................    258,000            0        84.0           94


---------------

Source: Torto Wheaton Research

     The above table reflects strong space absorption in the Seattle CBD, which, when combined with the absence of new construction, has resulted in a steady reduction in vacancy in 1994 and 1995. The market has effectively absorbed the excess supply which came on the market in the late 1980s and early 1990s.

  Principal Tenants

     The following table lists the principal tenants of Washington Mutual Tower and Block 6 as of June 30, 1997.


                                                                               RENTABLE SQUARE FEET
                                                                   PRINCIPAL   --------------------
                                                                   BUSINESS              PERCENT OF
TENANT                                                             ACTIVITY     TOTAL     TOTAL(1)
-----------------------------------------------------------------  ---------   -------   ----------
Perkins Coie.....................................................  Legal       212,000      18.4%
Washington Mutual................................................  Banking     175,000      15.2
Karr Tuttle Campbell.............................................  Legal        51,000       4.4
                                                                               -------     -----
          Total..................................................              438,000      38.0%
                                                                               =======   =======


---------------

(1) Based on a total of 1,155,000 rentable square feet as of June 30, 1997.

  Lease Expirations

     The following table sets forth lease expirations for Washington Mutual
Tower.


                7/97-                                                                                                   2006 AND
                12/97       1998        1999        2000        2001        2002        2003        2004       2005      BEYOND
               --------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  --------  ----------
Square feet
 expiring.....   51,000     195,000     193,000      37,000      47,000      88,000     102,000     270,000    13,000     138,000
Straight-Line
 Rent......... $904,000  $4,166,000  $3,648,000  $  589,000  $  995,000  $1,845,000  $1,903,000  $6,482,000  $242,000  $2,653,000
Straight-Line
 Rent per sq.
 ft........... $  17.73  $    21.36  $    18.90  $    15.92  $    21.17  $    20.97  $    18.66  $    24.01  $  18.62  $    19.22
Recoveries.... $ 21,000  $  356,000  $  175,000  $   27,000  $   35,000  $   59,000  $  100,000  $  481,000  $  5,000  $  272,000
Full Service
 Straight-Line
 Rent......... $925,000  $4,522,000  $3,823,000  $  616,000  $1,030,000  $1,904,000  $2,003,000  $6,963,000  $247,000  $2,925,000
Full Service
 Straight-Line
 Rent per sq.
 ft........... $  18.14  $    23.19  $    19.81  $    16.65  $    21.91  $    21.64  $    19.64  $    25.79  $  19.00  $    21.20
% Full Service
 Straight-Line
 Rent.........    3.71%      18.12%      15.32%       2.47%       4.13%       7.63%       8.03%      27.90%     0.99%      11.72%
Asking market
 rent per sq.
 ft.(1)....... $  27.00
No. of tenant
 leases
 expiring.....       32          29          28          12           9           6           4           4         1           1


---------------

(1) Asking market rent is the average initially quoted rent to prospective tenants in the Property. All market rents are shown on a full service basis.

  The Partnership


     Under the partnership agreement governing Third Partnership, until certain cash flow levels have been achieved for two consecutive years, the Company is entitled to receive an annual preference return (the "Washington Preference Return") equal to 8% of its capital base, which was $100 million as of June 30, 1997. As of June 30, 1997, the Company is due a cumulative preference deficit, including accrued interest, of approximately $7.8 million which will be reduced as cash flow becomes available. On a priority basis to the Washington Preference Return described above, the Company also receives a 9.53% return on an additional equity investment of $47 million made in September 1995. The Company is entitled to receive this 9.53% return through September 30, 2003, at which time the rate of return will be adjusted based on conditions in the interest rate markets. Revenues remaining after making such payments will be distributed 50% to the Company and 50% to 1212 Partnership. Cash flow of $12.4 million was distributed to the Company during 1996. The Company's partner, 1212 Partnership, does not currently share in the cash flow from Washington Mutual Tower.


125 SUMMER STREET

  Description

     Completed in 1989, 125 Summer Street is a 22-story, granite and glass office tower containing approximately 464,000 square feet of net rentable area and a 292-vehicle underground parking facility. 125 Summer Street is located on the edge of the financial district in the downtown submarket of Boston, one block from Boston's busiest train station (South Station).

     The Company acquired the fee interest in 125 Summer Street through its wholly owned subsidiary, CStone-Boston Inc., on November 1, 1995. The Property is managed by Hines pursuant to a management contract which is, after December 1998, cancellable with 30 days' notice.

  Market Information

     The Company believes the economic fundamentals of the Boston area are strong for the reasons set forth above under "-- 500 Boylston Street."


     As of December 31, 1996, the Boston MSA contained a total inventory of
104.0 million square feet of office space, of which 51.6% had been built since 1980. The downtown submarket, where 125 Summer Street is located, contains approximately 48.2 million square feet of this inventory. As of December 31, 1996, the overall downtown occupancy rate was 93.6%. The downtown submarket includes 31.1 million square feet of Class A office space, with an occupancy rate of 96.1% as of December 31, 1996.


     Set forth below is certain statistical information regarding the downtown Boston submarket.


                                                                                           PERIOD END
                                                      NET                                  125 SUMMER
                                                   ABSORPTION   COMPLETIONS   PERIOD END     STREET
YEAR ENDED                                         (SQ. FT.)     (SQ. FT.)    OCCUPANCY    OCCUPANCY
-------------------------------------------------  ----------   -----------   ----------   ----------
December 31, 1996................................   1,294,000           0        93.6%         100%
December 31, 1995................................   1,394,000           0        90.8           94
December 31, 1994................................   1,646,000           0        88.0           --
December 31, 1993................................   1,158,000     700,000        86.1           --
December 31, 1992................................   1,028,000           0        85.4           --


---------------

Source: Torto Wheaton Research

     The Boston market continues to show strong and steady absorption in the downtown market with a shortage of large blocks of contiguous space downtown.

  Principal Tenants

     The following table lists the principal tenants of 125 Summer Street as of June 30, 1997.

                                                                             RENTABLE SQUARE FEET
                                                                 PRINCIPAL   --------------------
                                                                 BUSINESS              PERCENT OF
TENANT                                                           ACTIVITY     TOTAL     TOTAL(1)
--------------------------------------------------------------  -----------  -------   ----------
Deloitte & Touche.............................................  Accounting   121,000      26.1%
BTM Capital Corporation.......................................  Finance       94,000      20.3
Burns & Levinson..............................................  Legal         85,000      18.3
                                                                             -------     -----
          Total...............................................               300,000      64.7%
                                                                             =======   ========

---------------

(1) Based on a total of 464,000 rentable square feet as of June 30, 1997.

  Lease Expirations

     The following table sets forth lease expirations for 125 Summer Street.


                             7/97-                                                                                        2006
                             12/97      1998       1999        2000       2001       2002       2003    2004   2005    AND BEYOND
                            --------  --------  ----------  ----------  --------  ----------  --------  ---  --------  ----------
Square feet expiring(1)....   20,000    12,000     134,000     120,000     9,000      97,000    16,000         10,000
Straight-Line Rent......... $462,000  $288,000  $5,038,000  $4,038,000  $139,000  $2,651,000  $318,000       $275,000
Straight-Line Rent per sq.
 ft........................ $  23.10  $  24.00  $    37.60  $    33.65  $  15.44  $    27.33  $  19.88       $  27.50
Recoveries................. $ 72,000  $ 58,000  $  701,000  $  523,000  $131,000  $  171,000  $154,000       $ 19,000
Full Service St-Line
 Rent...................... $534,000  $346,000  $5,739,000  $4,561,000  $270,000  $2,822,000  $472,000       $294,000
Full Service St-Line Rent
 per sq. ft................ $  26.70  $  28.83  $    42.83  $    38.01  $  30.00  $    29.09  $  29.50       $  29.40
% Full Service
 Straight-Line Rent........     3.55%     2.30%      38.16%      30.33%     1.80%      18.77%     3.14%          1.96%
Asking market rent per sq.
 ft.(2).................... $  36.60
No. of tenant leases
 expiring..................        5         6           3           8         2           2         2              1


---------------

(1) BTM Capital Corporation is required to expand into 21,308 square feet of space to be delivered to the tenant no later than August 1, 1997 at a gross rate of $26.00 per square foot.
(2) Asking market rent is the average initially quoted rent to prospective tenants in the Property. All market rents are shown on a full service basis.

NEW YORK CITY PROPERTIES

  Description

     Tower 56. Completed in 1983, Tower 56 is a 33-story, steel and granite office tower containing approximately 162,000 square feet of net rentable area. Tower 56 is located in the midtown east district of Manhattan, the largest commercial real estate market in the world and a major business, financial, government and cultural center. Tower 56 is located on the south side of 56th Street between Park and Lexington Avenues.


     The Company acquired the fee interest in Tower 56 through its wholly owned subsidiary, CStone-New York, Inc., on April 24, 1996. The Property is managed by HRO International Ltd. ("HRO").


     527 Madison Avenue. Completed in 1986, 527 Madison Avenue is a 26-story, precast concrete, granite and reflective glass office tower containing approximately 216,000 square feet of net rentable area. 527 Madison Avenue is located in the midtown east district of Manhattan, the largest commercial real estate market and a major business, financial, government and cultural center of the world. 527 Madison Avenue is located on the southeast corner of 54th Street and Madison Avenue.


     The Company acquired the fee interest in 527 Madison Avenue through its wholly owned subsidiary, CStone-527 Madison, Inc., on February 14, 1997. The Property is managed by HRO pursuant to a management contract which is cancellable with 30 days notice.

  Market Information


     The Company believes the economic fundamentals of the New York City area are positive. Key factors supporting a positive view of the New York City market include: (1) a highly educated workforce with a mean per capita income which is 34.3% higher than the national average; (2) a lack of well-located building sites and the high cost of building new office towers which are major barriers to entry; and (3) the continued trend in the market to redevelop obsolete office space for alternative uses.


     Midtown market leasing has been driven by numerous small to mid-sized office tenants in the legal, communications, entertainment and financial advisory sectors. These firms have provided sufficient growth to partially offset net losses from corporate restructuring and financial services consolidation. However, due to a significant number of large tenants signing long-term leases over the past few years, smaller transactions are expected to continue to dominate leasing activity until 1998 and 1999, when tenants who signed 10-year leases in new buildings built in the late 1980s return to the market.


     As of December 31, 1996, the New York MSA contained a total inventory of
311.5 million square feet of office space, of which only 17.5% had been built since 1980. The midtown submarket, where Tower 56 and 527 Madison Avenue are located, contains approximately 218.5 million square feet of this inventory. As of December 31, 1996, the overall midtown occupancy rate was 91.6%. The midtown submarket includes 128.0 million square feet of Class A office space with an occupancy rate of 92.4%.


     Set forth below is certain statistical information regarding the midtown submarket.


                                                                                              PERIOD END
                                             NET                      PERIOD     PERIOD END   527 MADISON
                                          ABSORPTION   COMPLETIONS      END       TOWER 56      AVENUE
YEAR ENDED                                (SQ. FT.)     (SQ. FT.)    OCCUPANCY   OCCUPANCY     OCCUPANCY
----------------------------------------  ----------   -----------   ---------   ----------   -----------
December 31, 1996.......................   7,190,000            0       91.6%        97%           96%
December 31, 1995.......................   2,555,000            0       88.3         91            --
December 31, 1994.......................     (34,800)           0       87.1         --            --
December 31, 1993.......................   4,019,000      324,000       87.4         --            --
December 31, 1992.......................   2,228,000    1,877,000       85.6         --            --


---------------

Source: Torto Wheaton Research

     The above table reflects strong absorption in the submarket for four of the last five years, with a steady reduction in vacancies over the last two years. The Park/Lexington section of the submarket, where Tower 56 is located, has extremely low vacancy at 4.8% and the highest Class A asking rents in New York City with rents which are 65% higher than the average, according to Torto Wheaton Research. The Fifth/Madison section of the submarket, where 527 Madison Avenue is located, has a 9.5% vacancy rate.

  Principal Tenants

     Tower 56. The following table lists the principal tenants of Tower 56 as of June 30, 1997.

                                                                                RENTABLE SQUARE
                                                                                     FEET
                                                                              -------------------
                                                        PRINCIPAL BUSINESS             PERCENT OF
TENANT                                                       ACTIVITY         TOTAL     TOTAL(1)
-----------------------------------------------------  --------------------   ------   ----------
ICC Associates, L.P..................................  Cable Communications    8,000       4.9%
United Bank of Kuwait................................  Banking                 6,000       3.7
                                                                              ------       ---
                                                                              14,000       8.6%
                                                                              ======   ========

---------------

(1) Based on a total of 162,000 rentable square feet as of June 30, 1997.

     527 Madison Avenue. The following table lists the principal tenants of 527 Madison Avenue as of June 30, 1997.

                                                                              RENTABLE SQUARE FEET
                                                                  PRINCIPAL   --------------------
                                                                   BUSINESS             PERCENT OF
TENANT                                                             ACTIVITY    TOTAL     TOTAL(1)
----------------------------------------------------------------  ----------  -------   ----------
The Sumitomo Trust & Banking Co., Ltd...........................  Banking      78,000       36.1%
W.P. Stewart Co., Inc...........................................  Brokerage    26,000       12.0
Hill Samuel New York, Inc.......................................  Finance      18,000        8.3
Saudi Petroleum International...................................  Energy       12,000        5.6
                                                                              -------   ----------
          Total.................................................              134,000       62.0%
                                                                              =======    =======

---------------

(1) Based on a total of 216,000 rentable square feet as of June 30, 1997.

  Lease Expirations

     The following table sets forth lease expirations for Tower 56 and 527 Madison Avenue.


                                                                                                                            2006
                              7/97-                                                                                         AND
TOWER 56                      12/97      1998       1999       2000       2001        2002       2003      2004     2005   BEYOND
---------------------------- --------  --------  ----------  --------  ----------  ----------  --------  --------  ------  ------
Square feet expiring........   16,000    18,000      30,000    14,000      37,000      25,000     5,000    10,000
Straight-Line Rent.......... $690,000  $729,000  $1,228,000  $581,000  $1,561,000  $1,206,000  $194,000  $424,000
Straight-Line Rent per sq.
 ft......................... $  43.13  $  40.50  $    40.93  $  41.50  $    42.19  $    48.24  $  38.80  $  42.40
Recoveries.................. $  4,000  $ 11,000  $   18,000  $  3,000  $    6,000  $   12,000  $  6,000  $  4,000
Full Service St.-Line
 Rent....................... $694,000  $740,000  $1,246,000  $584,000  $1,567,000  $1,218,000  $200,000  $428,000
Full Service St.-Line Rent
 per sq. ft................. $  43.38  $  41.11  $    41.53  $  41.71  $    42.35  $    48.72  $  40.00  $  42.80
% Full Service Straight-Line
 Rent.......................    10.39%    11.08%      18.66%     8.75%      23.47%      18.24%     3.00%     6.41%
Asking market rent per sq.
 ft.(1)..................... $  49.70
No. of tenant leases
 expiring...................        6         5           7         6          10           7         2         2


---------------

(1) Asking market rent is the average initially quoted rent to prospective tenants in the Property. All market rents are shown on a full service basis.


                        7/97-                                                                                           2006 AND
527 MADISON AVENUE      12/97       1998        1999       2000       2001      2002     2003     2004(2)      2005      BEYOND
---------------------- --------  ----------  ----------  --------  ----------  ------  --------  ----------  --------  ----------
Square feet
 expiring.............   15,000      21,000                 9,000      78,000            22,000       8,000     6,000      49,000
Straight-Line Rent.... $764,000  $1,111,000              $392,000  $4,334,000          $802,000  $1,128,000  $277,000  $2,217,000
Straight-Line Rent per
 sq. ft............... $  50.93  $    52.90              $  43.56  $    55.56          $  36.45  $   141.00  $  46.17  $    45.24
Recoveries............ $109,000  $  158,000              $ 11,000  $  559,000          $ 14,000  $    6,000  $  3,000  $   44,000
Full Service St.-Line
 Rent................. $873,000  $1,269,000              $403,000  $4,893,000          $816,000  $1,134,000  $280,000  $2,261,000
Full Service St.-Line
 Rent per sq. ft...... $  58.20  $    60.43              $  44.78  $    62.73          $  37.09  $   141.75  $  46.67  $    46.14
% Full Service
 Straight-Line Rent...     7.32%      10.64%                 3.38%      41.02%             6.84%       9.51%     2.35%      18.95%
Asking market rent per
 sq. ft.(1)........... $  47.70
No. of tenant leases
 expiring.............        4           3                     2           1                 2           1         1           5


---------------

(1) Asking market rent is the average initially quoted rent to prospective tenants in the Property. All market rents are shown on a full service basis.
(2) The expiring rent in 2004 is a retail lease.

  Advisory Services Obligations -- Tower 56

     Certain affiliates of HRO have agreed to provide additional advisory services relating to the management and leasing of Tower 56, and for rendering such services receive 33% of (i) annual net cash flow in excess of $2.97 million which represents 9% of the Company's $32.99 million investment in Tower 56 and
(ii) the net proceeds of any sale of Tower 56 in excess of the Company's net investment in Tower 56. For the period from

December 19, 1995 through June 30, 1997, the net cash flow of the Property was $2.83 million giving rise to a $141,000 shortfall which must be recovered by the Company before HRO can share in cash flow.


ONE LINCOLN CENTRE

  Description

     Completed in 1986, One Lincoln Centre is a 16-story office building containing approximately 297,000 square feet of net rentable area and a 5-level, 1,056-vehicle parking facility. One Lincoln Centre is located in the Oakbrook-Oakbrook Terrace submarket in the middle of the East-West Corridor market, the first suburban office market in Chicago. The market has evolved around the development of the Oakbrook Mall. One Lincoln Centre is located at the intersection of 22nd Street and Butterfield Road, the major east-west roadways that service the Oakbrook area.

     The Company acquired a fee interest in One Lincoln Centre through its wholly owned subsidiary, CStone-Oakbrook, Inc., on November 7, 1996. The Property is managed by Hines pursuant to a management contract which is cancellable with 30 days' notice.

  Market Information

     The Company believes the economic fundamentals of Oakbrook Terrace and the Chicago market are strong. The Chicago area has a diversified economic base which is supported by a number of prospering industries, including brokerage firms, air travel, electronics, insurance, retail and printing/publishing. This diversity has helped reduce vulnerability to economic swings, creating a stable economy. Overall employment has grown at an annual rate of nearly 3% since 1995.

     Continued strong employment growth in Oakbrook Terrace, where finance and service jobs are projected to grow at twice the national average, generates ongoing positive trends. The area has the fourth highest concentration of corporate and regional headquarters in the nation. Shorter commute times, lower occupancy costs, higher quality of life and easy access created strong incentives for businesses to relocate to Oakbrook. Oakbrook Terrace is surrounded by affluent communities and substantial commercial and retail development.


     As of December 31, 1996, the Chicago MSA contained 188.2 million square feet of office space, of which 50.2% has been built since 1980. The Oakbrook submarket, where One Lincoln Centre is located, contains approximately 26.0 million square feet of this space, and 10.2 million square feet of which is Class A. The overall occupancy rate in Oakbrook is 90.6% and the Class A occupancy rate in the Oakbrook submarket was 92.4% as of December 31, 1996.


     Set forth below is certain information regarding the Oakbrook submarket.


                                                                                             PERIOD END
                                                        NET                                  ONE LINCOLN
                                                     ABSORPTION   COMPLETIONS   PERIOD END     CENTRE
YEAR ENDED                                           (SQ. FT.)     (SQ. FT.)    OCCUPANCY     OCCUPANCY
---------------------------------------------------  ----------   -----------   ----------   -----------
December 31, 1996..................................    499,000      244,000        90.6%           91%
December 31, 1995..................................    405,000            0        89.6            --
December 31, 1994..................................    955,000            0        88.1            --
December 31, 1993..................................    692,000      193,000        84.3            --
December 31, 1992..................................    146,000       30,000        82.2            --


---------------

Source: Torto Wheaton Research

     The Oakbrook submarket has shown strong and steady absorption over the last five years with the vacancy rate declining and rental rates rising even with the additional inventory added in 1996.

  Principal Tenants

     The following table lists the principal tenants of One Lincoln Centre as of June 30, 1997.

                                                                              RENTABLE SQUARE FEET
                                                                PRINCIPAL     --------------------
                                                                 BUSINESS               PERCENT OF
TENANT                                                           ACTIVITY      TOTAL     TOTAL(1)
------------------------------------------------------------  --------------  -------   ----------
Superior Bank...............................................  Banking          57,000      19.2%
Microsoft Corporation.......................................  Software         19,000       6.4
Arthur Andersen, L.L.P......................................  Accounting       19,000       6.4
Corporate Travel............................................  Travel Agency    16,000       5.4
                                                                              -------     -----
          Total.............................................                  111,000      37.4%
                                                                              =======   =======

---------------

(1) Calculated based on a total of 297,000 rentable square feet as of June 30, 1997.

  Lease Expirations

     The following table sets forth lease expirations for One Lincoln Centre.


                        7/97-                                                                                            2006 AND
                        12/97       1998        1999        2000       2001       2002       2003      2004      2005     BEYOND
                       --------  ----------  ----------  ----------  --------  ----------  --------  --------  --------  --------
Square feet
 expiring.............   22,000      56,000      41,000      87,000     3,000      70,000
Straight-Line Rent.... $342,000  $1,089,000  $  661,000  $1,815,000  $ 54,000  $1,567,000
Straight-Line Rent per
 sq. ft............... $  15.55  $    19.45  $    16.12  $    20.86  $  18.00  $    22.39
Recoveries............ $188,000  $  401,000  $  375,000  $  663,000  $ 25,000  $  634,000
Full Service
 Straight-Line Rent... $530,000  $1,490,000  $1,036,000  $2,478,000  $ 79,000  $2,201,000
Full Service
 Straight-Line Rent
 per sq. ft........... $  24.09  $    26.61  $    25.27  $    28.48  $  26.33  $    31.44
% Full Service
 Straight-Line Rent...    6.78%      19.07%      13.26%      31.71%     1.01%      28.17%
Asking market rent per
 sq. ft.(1)........... $  28.40
No. of tenant leases
 expiring.............        5          12           7          12         1           5


---------------

(1) Asking market rent is the average initially quoted rent to prospective tenants in the Property. All market rents are shown on a full service basis.

THE FRICK BUILDING

  Description

     Completed in 1902 and renovated in 1988, the Frick Building is a 20-story granite office building containing approximately 341,000 square feet of net rentable area. The Frick Building is a prominent and historic office building located in the heart of Pittsburgh's CBD. The Frick Building is located on Grant Street between Forbes and Fifth Avenues, across from the Allegheny County Court House and the City-County Building. The success of the building is due in large part to its strategic location across Grant Street from these two important government buildings, providing convenient access for its tenants, principally small law firms, lawyers and judges.


     The Company acquired a fee interest in the Frick Building through its wholly owned subsidiary CStone-Pittsburgh Trust on November 7, 1996. The Property is managed by The Galbreath Company pursuant to a management contract which is cancellable with 30 days notice.


  Market Information

     Since the late 1970s, the Pittsburgh MSA has shifted its concentration from a manufacturing economy to a more diversified economic base. In addition to its strength in heavy industry, the city is now recognized as a major finance, business, health care, research and educational center. As a result of Pittsburgh's transition from a manufacturing-based economy to a diversified one, its population steadily declined through the 1970s and 1980s. The population began to stabilize as of 1990, and the current population is approximately 2.5 million.

     Pittsburgh is the seventh largest corporate headquarters location in the U.S. Nine Fortune 500 companies have their headquarters in Pittsburgh including USX Corporation, Westinghouse Electric Corporation, PPG Industries and the H.J. Heinz Company. The Pittsburgh area is known as one of the largest and most productive centers of scientific and technological innovation in the nation.


     As of December 31, 1996, the Pittsburgh MSA contained a total inventory of
37.0 million square feet of office space. The Pittsburgh CBD, where the Frick Building is located, contains approximately 24.0 million square feet of this inventory. As of December 31, 1996, the overall Pittsburgh CBD occupancy rate was 82.7%. The Pittsburgh CBD submarket includes 14.6 million square feet of Class A office space with an occupancy rate of 87.5%.


     Set forth below is certain information regarding the Pittsburgh CBD submarket.


                                                                                             PERIOD END
                                                        NET                                    FRICK
                                                     ABSORPTION   COMPLETIONS   PERIOD END    BUILDING
AS OF                                                (SQ. FT.)     (SQ. FT.)    OCCUPANCY    OCCUPANCY
---------------------------------------------------  ----------   -----------   ----------   ----------
December 31, 1996..................................     137,000        0           82.7%          85%
December 31, 1995..................................     275,000        0           83.2           --
December 31, 1994..................................     319,000        0           82.1           --
December 31, 1993..................................    (128,000)       0           84.4           --
December 31, 1992..................................     250,000        0           82.2           --


---------------

Source: The Galbreath Company

     From 1992 to 1996, the Pittsburgh market has been stable with positive absorption in four of the five years. Occupancy rates have increased at a slower pace because of several significant building renovations which brought additional space to the market.

  Principal Tenants

     The following table lists the principal tenants of the Frick Building as of June 30, 1997.

                                                                                  RENTABLE SQUARE
                                                                                       FEET
                                                                    PRINCIPAL   -------------------
                                                                    BUSINESS             PERCENT OF
TENANT                                                              ACTIVITY    TOTAL     TOTAL(1)
------------------------------------------------------------------  ---------   ------   ----------
Meyer, Darragh, Buckler, Bebenek & Eck............................   Law        39,000      11.4%
Sable, Makaroff & Gudsky..........................................   Law        17,000       5.0
                                                                                ------     -----
                                                                                56,000      16.4%
                                                                                ======   ========

---------------

(1) Based on a total of 341,000 rentable square feet as of June 30, 1997.

  Lease Expirations

     The following table sets forth lease expirations for the Frick Building.


                               7/97-                                                                                     2006 AND
                               12/97      1998      1999       2000       2001      2002       2003       2004    2005    BEYOND
                              --------  --------  --------  ----------  --------  --------  ----------  --------  -----  --------
Square feet expiring.........   39,000    27,000    34,000      74,000     9,000    31,000      53,000    11,000           18,000
Straight-Line Rent........... $773,000  $548,000  $711,000  $1,346,000  $237,000  $560,000  $1,022,000  $246,000         $510,000
Straight-Line Rent per sq.
 ft.......................... $  19.82  $  20.30  $  20.91  $    18.19  $  26.33  $  18.06  $    19.28  $  22.36         $  28.33
Recoveries................... $ 65,000  $ 26,000  $ 17,000  $   23,000  $  4,000  $  1,000  $   19,000  $     --         $ 50,000
Full Service Straight-Line
 Rent........................ $838,000  $574,000  $728,000  $1,369,000  $241,000  $561,000  $1,041,000  $246,000         $560,000
Full Service Straight-Line
 Rent per sq. ft............. $  21.49  $  21.26  $  21.41  $    18.50  $  26.78  $  18.10  $    19.64  $  22.36         $  31.11
% Full Service Straight-Line
 Rent........................   13.61%     9.32%    11.82%      22.23%     3.91%     9.11%      16.90%     3.99%            9.09%
Asking market rent per sq.
 ft.(1)...................... $  21.70
No. of tenant leases
 expiring....................       15         8        11          19         5         7           2         1                2


---------------

(1) Asking market rent is the average initially quoted rent to prospective tenants in the Property. All market rents are shown on a full service basis.

                     DIRECTORS AND OFFICERS OF CORNERSTONE


                       FOLLOWING THE PROPERTY ACQUISITION


  Directors


     The Loan Purchase Agreement provides that, at the first meeting of the Cornerstone Board occurring after the closing of the Property Acquisition, if PGGM so requests the Cornerstone Board will be increased to a total of twelve directors, consisting of (i) all ten of the persons who are currently Directors of Cornerstone and (ii) two persons nominated by PGGM.


  Executive Officers


     Upon the closing of the Property Acquisition, Cornerstone's current Management will remain unchanged.


  Stock Ownership of Directors, Executive Officers and Five Percent Shareholders


     For information concerning ownership of Cornerstone Common Stock by Directors, Executive Officers and five percent stockholders of Cornerstone, see the 1997 Notice of Annual Meeting and Proxy Statement of Cornerstone and the Cornerstone Annual Report on Form 10-K for the year ended December 31, 1996.



                                    EXPERTS



     The consolidated financial statements and financial statement schedules of Cornerstone Properties Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, and the combined statement of revenues and certain operating expenses of the Property Acquisition for the year ended December 31, 1996, incorporated by reference in this Proxy Statement have been incorporated by reference herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION



     Cornerstone is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such material can be obtained from the Commission's web site at http://www.sec.gov. The Common Stock is listed and traded on the NYSE under the symbol "CPP", as well as on the Frankfurt and Dusseldorf Stock Exchanges. All such reports, proxy statements and other information filed by Cornerstone with the NYSE may be inspected at the NYSE's offices at 20 Broad Street, New York, New York 10005.



     THIS PROXY STATEMENT INCORPORATES CERTAIN CORNERSTONE DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON ORAL OR WRITTEN REQUEST FROM CORNERSTONE PROPERTIES INC., TOWER 56, 126 EAST 56TH STREET, NEW YORK, NEW YORK 10022, ATTENTION: SECRETARY, (TELEPHONE (212) 605-7100). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY OCTOBER 17, 1997.



     The Commission allows us to incorporate by reference information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The following documents, which have been filed with the Commission pursuant to the Exchange Act, are hereby incorporated herein by reference (Commission File No. 0-10421):


          1. Cornerstone's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by the Company's Report on Form 10-K/A, dated March 10, 1997, filed with the Commission pursuant to the Exchange Act.


          2. Cornerstone's Notice of Annual Meeting and Proxy Statement, dated May 1, 1997, filed with the Commission pursuant to the Exchange Act.



          3. Cornerstone's Reports on Form 10-Q, dated May 12, 1997 and August 12, 1997 filed with the Commission pursuant to the Exchange Act.



          4. Cornerstone's Current Reports on Form 8-K, dated January 29, 1997, July 30, 1997 and August 21, 1997, filed with the Commission pursuant to the Exchange Act.



          5. Cornerstone's Current Reports on Form 8-K/A, dated January 22, 1997, February 24, 1997, February 24, 1997, March 10, 1997 and September 18, 1997, filed with the Commission pursuant to the Exchange Act.


     All documents filed by Cornerstone pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. All information appearing in this Proxy Statement or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements (including notes thereto) appearing in this Proxy Statement or the documents incorporated by reference herein and should be read together with such information and documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


     No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Proxy Statement, and if given or made, such information or representations should not be relied upon as having been authorized. This Proxy Statement is dated September 23, 1997. Cornerstone has tried to make this Proxy Statement as accurate as possible, but cannot assure that this document remains accurate after such date. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the delivery of this Proxy Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth or incorporated herein by reference or in the affairs of Cornerstone since the date of this Proxy Statement.



                                          By Order of the Board of


                                          Directors of Cornerstone


                                          Properties Inc.

                                          /s/ Thomas P. Loftus

                                          THOMAS P. LOFTUS


                                          Vice President and


                                          Secretary

                                    GLOSSARY

     "1212 Partnership" means 1212 Second Avenue Limited Partnership, the managing general partner of Third Partnership.

     "6% Limit" means, for the purpose of preserving the Company's REIT qualification, the Articles of Incorporation provision that no holder is permitted to own, either actually or constructively under the applicable attribution rules of the Code, more than 6% of the value of the aggregate outstanding shares of all classes of stock of the Company.


     "Acquisition Amendment" means the amendment to the Cornerstone Articles which includes new provisions that are designed to cause Cornerstone to become a "domestically controlled REIT" under United States tax laws.



     "Actual Rent" means the actual stated fixed rent received on a net or a gross basis.


     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.


     "Additional Properties" means the nine properties and one parcel of undeveloped land to be acquired in the Property Acquisition.



     "Authorized Share Amendment" means the amendment to the Cornerstone Articles which increases the authorized number of shares of Common Stock under the Cornerstone Articles from 100,000,000 to 250,000,000.



     "Base Rent" means the monthly contractual base rent under the applicable lease(s) (e.g., relating to a tenant, a Property or all of the Properties, as applicable).



     "CBD" means central business district.


     "Code" means the Internal Revenue Code of 1986, as amended.


     "Common Stock" means the common stock of Cornerstone, without par value.



     "Cornerstone Articles" means the Restated Articles of Incorporation of Cornerstone.



     "Cornerstone Board" means the Board of Directors of Cornerstone.



     "Company" means Cornerstone Properties Inc., a Nevada Corporation, and its subsidiaries on a consolidated basis.



     "DBRA" means Deutsche Bank Realty Advisors, Inc.


     "Deutsche Bank" means Deutsche Bank AG.


     "DIHC" means Dutch Institutional Holding Company, Inc.



     "DIHC Subsidiaries" means certain subsidiaries of DIHC.


     "FFO" means Funds from Operations.

     "Five or Fewer Requirement" means the requirement under the Code and Treasury Regulations that during the last half of each taxable year, not more than 50% in value of a REIT's outstanding stock be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain specified entities).

     "Full Service Straight-Line Rent" means Straight-Line Rent plus Recoveries.

     "GAAP" means generally accepted accounting principles.

     "Hines" means Hines Interests Limited Partnership and its affiliates.



     "HRO" means HRO International Ltd.


     "LIBOR" means the London Interbank Offered Rate.


     "Loan Purchase" means the sale of the Purchased Loans from PGGM to Cornerstone.



     "Loan Purchase Agreement" means the Loan Purchase Agreement, dated as of August 18, 1997, between Cornerstone and PGGM.


     "MSA's" means Metropolitan Statistical Areas.

     "Net Effective Rent" means (i) Actual Rent determined for each year on a straight-line basis through the term of the lease, less (ii) the amount of operating expenses net of Recoveries and the amortization of deferred leasing costs (tenant improvements, leasing commissions, takeover obligations and other tenant inducements).

     "NWC" means NWC Limited Partnership, the owner of Norwest Center.

     "NYSE" means the New York Stock Exchange.


     "NYSE Amendment" means the amendment to the Cornerstone Articles which clarifies the mechanics of settling trades on the NYSE.


     "NYSTRS" means the New York State Teachers' Retirement System.


     "PGGM" means Stichting Pensioenfonds Voor de Gezondheid, Geestelijke en Maatschappelijke Belangen.



     "Phase I Assessments" mean Phase I Environmental Assessments conducted by environmental consultants.



     "Current Properties" means the Cornerstone's interests in eight Class A office properties encompassing approximately five million rentable square feet.



     "Property Acquisition" means the acquisition of a portfolio of nine properties and one parcel of land by Cornerstone.



     "Purchased Loans" means certain secured and unsecured mortgage loans associated with the Additional Properties.


     "Recoveries" means the actual recovery of operating expenses in net lease buildings or the actual recovery of operating expense escalations in gross lease buildings.


     "Record Date" means September 22, 1997.



     "Registration Rights and Voting Agreements" means the Registration Rights and Voting Agreement to be entered into by Cornerstone, PGGM and DIHC.


     "Regulation S" means Regulation S under the Securities Act.

     "REIT" means a real estate investment trust, as defined by Sections 856 through 860 of the Code and applicable Treasury Regulations.

     "Revolving Credit Facility" means the unsecured acquisition credit facility to be provided by Bankers Trust Company and The Chase Manhattan Bank in an amount of up to $200 million and bearing interest at a rate between 1.25% and 1.625% above LIBOR, depending upon the Company's ratio of total debt to asset value while funds are outstanding.

     "Rodamco" means Rodamco N.V. together with its subsidiaries.

     "Rule 144" means Rule 144 under the Securities Act.


     "S&M" means Sixth and Marquette Limited Partnership, owner of a 50% partnership interest in NWC.

     "Securities Act" means the Securities Act of 1933, as amended.



     "Special Meeting" means the Special meeting of stock holders of Cornerstone to be held on October 27, 1997 at The St. Regis Hotel, 2 East 55th Street, New York, NY, commencing at 2:00 P.M.



     "Straight-Line Rent" means the average of all Actual Rent required to be paid through the term of the lease calculated in accordance with GAAP.



     "Stock Purchase Agreement" means the Stock Purchase Agreement between Cornerstone and DIHC, dated as of August 18, 1997.


     "Third Partnership" means Third and University Limited Partnership, the owner of Washington Mutual Tower.

     "Treasury Regulations" means regulations issued by the United States Treasury Department under the Code.

     "WRALP" means Wright Runstad Associates Limited Partnership.

                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES



         INDEX TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                                   AND NOTES



Condensed Consolidated Pro Forma Balance Sheet at June 30, 1997....................     F-1

Condensed Consolidated Pro Forma Statement of Operations for the six months ended
  June 30, 1997....................................................................     F-2

Condensed Consolidated Pro Forma Statement of Operations for the year ended
  December 31, 1996................................................................     F-3

Notes to Pro Forma Financial Statements............................................     F-4

                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES



                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET



                              AS OF JUNE 30, 1997



                             (AMOUNTS IN THOUSANDS)



                                  (UNAUDITED)



                                                              (8)
                                          HISTORICAL       PROPERTY        PRO FORMA         PRO FORMA
                                          CORNERSTONE     ACQUISITION     ADJUSTMENTS       CORNERSTONE
                                          -----------     -----------     -----------       -----------
Assets
  Real estate investments...............   $ 873,211      $ 1,086,870     $     8,000(9)    $ 1,968,081
  Less: Accumulated depreciation........     212,745               --              --           212,745
                                          -----------     -----------     -----------       -----------
  Real estate investments...............     660,466        1,086,870           8,000         1,755,336
  Other assets..........................     312,475         (199,382)             --           113,093
                                          -----------     -----------     -----------       -----------
  Total assets..........................   $ 972,941      $   887,488     $     8,000       $ 1,868,429
                                           =========        =========       =========         =========

Liabilities
  Long term debt........................   $ 367,103      $   250,000     $        --       $   617,103
  Other liabilities.....................      78,095           59,548           8,000(9)        145,643
                                          -----------     -----------     -----------       -----------
  Total liabilities.....................     445,198          309,548           8,000           762,746
                                          -----------     -----------     -----------       -----------

Minority interest.......................     (17,510)          30,940              --            13,430
Redeemable preferred stock..............     162,515               --        (162,515)(6)            --

Stockholders' investment................     382,738          547,000         162,515(6)      1,092,253
                                          -----------     -----------     -----------       -----------
Total Liabilities and stockholders'
  investment............................   $ 972,941      $   887,488     $     8,000       $ 1,868,429
                                           =========        =========       =========         =========

                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES



            CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS



                     FOR THE SIX MONTHS ENDED JUNE 30, 1997



                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                  (UNAUDITED)



                                                    (8)          (16)
                                  HISTORICAL     PROPERTY      EQUITY IN     PRO FORMA                 PRO FORMA
                                  CORNERSTONE   ACQUISITION    EARNINGS     ADJUSTMENTS               CORNERSTONE
                                  -----------   -----------   -----------   -----------               -----------
Revenues
  Office and parking rentals.....   $68,691       $66,818      $ (30,737)    $   3,180(2)(13)          $ 107,952
  Equity in earnings of joint
     ventures....................        --            --         20,946       (18,130)(2)(4)(15)          2,816
  Interest and other income......     4,564         1,055           (168)       12,666(10)(13)(14)        18,117
                                  -----------   -----------                 -----------
       Total Revenues............    73,255        67,873                       (2,284)                  128,885
                                  -----------   -----------                 -----------

Expenses
  Building operating expenses....    26,653        26,035         (9,959)          395(13)(17)            43,124
  Interest expense...............    14,748            --                       11,037(3)(11)             25,785
  Depreciation and
     amortization................    14,097            --                        5,728(4)(13)             19,825
  General and administrative.....     3,218            --                          250                     3,468
                                  -----------   -----------                 -----------               -----------
       Total Expenses............    58,716        26,035                       17,410                    92,202
                                  -----------   -----------                 -----------               -----------

Other income (expenses)
  Net gain (loss) on interest
     rate swap...................        99            --                           --                        99
  Minority Interest..............      (994)           --                       (1,000)(5)                (1,994)
                                  -----------   -----------                 -----------               -----------
Income (loss) before
  extraordinary loss.............   $13,644       $41,838                    $ (20,694)                $  34,788
                                  =========     =========                    =========                 =========

Extraordinary Loss...............       (54)           --                                                    (54)
Net Income (Loss)................   $13,590       $41,838                    $ (20,694)                $  34,734
                                  =========     =========                    =========                 =========
Preferred Dividends..............     8,410                                     (6,660)(6)                 1,750
Income available for Common
  Stockholders...................   $ 5,180       $41,838                    $ (14,034)                $  32,984
                                  =========     =========                    =========                 =========

Income Before Extraordinary Loss
  per Share......................   $  0.19                                                            $    0.40
                                  =========                                                            =========
Net Income per Share.............   $  0.19                                                            $    0.40
                                  =========                                                            =========
Weighted Shares Outstanding......    27,237                                     55,455(7)(10)(12)         82,692
                                  =========                                                            =========

                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES



            CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS



                      FOR THE YEAR ENDED DECEMBER 31, 1996



                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                  (UNAUDITED)



                                                   (1)                       (16)
                                               PREVIOUSLY                   EQUITY
                                 HISTORICAL     REFLECTED     PROPERTY        IN       PRO FORMA               PRO FORMA
                                 CORNERSTONE   ADJUSTMENTS   ACQUISITION   EARNINGS   ADJUSTMENTS             CORNERSTONE
                                 -----------   -----------   -----------   --------   -----------             -----------
Revenues
  Office and parking rentals....  $ 111,494      $22,098      $ 133,865    $(63,012)   $   3,506(2)            $ 207,951
  Equity in earnings of joint
     ventures...................         --           --             --      43,233      (36,401)(2)(4)(15)        6,832
  Interest and other income.....      5,414         (374)         2,301        (578)      31,178(14)              37,941
                                 -----------   -----------   -----------              -----------             -----------
       Total Revenues...........    116,908       21,724        136,166                   (1,717)                252,724
                                 -----------   -----------   -----------              -----------             -----------

Expenses
  Building operating expenses...     44,188        9,505         51,160     (20,357)        (450)(17)             84,046
  Interest expense..............     31,345       (1,625)            --                   22,881(3)               52,601
  Depreciation and
     amortization...............     24,801        3,028             --                   11,171(4)               39,000
  General and administrative....      6,312           --             --                      500                   6,812
                                 -----------   -----------   -----------              -----------             -----------
       Total Expenses...........    106,646       10,908         51,160                   34,102                 182,459
                                 -----------   -----------   -----------              -----------             -----------

Other income (expenses)
  Net gain (loss) on interest
     rate swap..................      4,278           --             --                       --                   4,278
  Minority Interest.............     (1,519)          --             --                   (1,986)(5)              (3,505)
                                 -----------   -----------   -----------              -----------             -----------
Income (loss) before
  extraordinary loss............  $  13,021      $10,816      $  85,006                $ (37,805)              $  71,038
                                  =========    =========       ========                =========               =========

Extraordinary Loss..............     (3,925)          --             --                       --                  (3,925)
Net Income (Loss)...............  $   9,096      $10,816      $  85,006                $ (37,805)              $  67,113
                                  =========    =========       ========                =========               =========
Preferred Dividends.............      5,153       11,667             --                  (13,320)(6)               3,500
Income available for Common
  Stockholders..................  $   3,943      $  (851)     $  85,006                $ (24,485)              $  63,613
                                  =========    =========       ========                =========               =========

Income Before Extraordinary Loss
  per Share.....................  $    0.39                                                                    $    0.82
                                  =========                                                                    =========
Net Income per Share............  $    0.19                                                                    $    0.77
                                  =========                                                                    =========
Weighted Shares Outstanding.....     20,411       14,000                                  47,771(7)               82,182
                                  =========                                                                    =========

                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES



         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



The unaudited condensed consolidated pro forma statements of operations are presented as if the Property Acquisition, Cornerstone's offering of Common Stock in April 1997, the sale and conversion of Cornerstone's 8% Cumulative Convertible Preferred Stock and the 8% Cumulative Convertible Preferred Stock, Series A, Cornerstone's repayment of a $32.5 million term loan from Deutsche Bank and the acquisition of two properties in New York City, the property in Oakbrook Terrace, Illinois and the property in Pittsburgh had occurred as of January 1, 1996. The unaudited condensed consolidated pro forma balance sheet is presented as if the Property Acquisition and the sale and conversion of Cornerstone's 8% Cumulative Convertible Preferred Stock and 8% Cumulative Convertible Preferred Stock, Series A, had occurred at June 30, 1997. The condensed consolidated pro forma financial statements are not necessarily indicative of results of operations or the consolidated financial position that would have resulted had the Property Acquisition and the other aforementioned transactions been consummated at the dates indicated.



 (1) Represents the adjustments for the Cornerstone offering of Common Stock in April 1997, the sale of the Company's 8% Cumulative Convertible Preferred Stock and the 8% Cumulative Convertible Preferred Stock, Series A, the Company's repayment of a $32.5 million term loan from Deutsche Bank and the acquisition of One Lincoln Centre, The Frick Building and 527 Madison Avenue previously reflected in the Prospectus Supplement dated April 15, 1997.



 (2) Represents an adjustment for the straight line rent effect of acquiring the Properties on January 1, 1996. Historical straight line rent has been eliminated.



 (3) Represents additional interest expense related to the Property acquisition which was financed in part with purchase money debt and acquisition line of credit. The weighted average interest rate for this financing is 7.23%.



 (4) Represents depreciation on the Properties which has been calculated over 40 years on a straight-line basis. The purchase price has been allocated to each property based on fair market value and further allocated to building and land.



 (5) Represents an adjustment for the 8.5% minority interest in earnings on 500 Boylston Street and 222 Berkeley Street.



 (6) Represents the conversion to Common Stock of the 8% Cumulative Convertible Preferred Stock and the 8% Cumulative Convertible Preferred Stock, Series A.



 (7) Represents the conversion noted in (6) into 11.5 million common shares, the exercise of the over-allotment option by the lead underwriter of Cornerstone's offering of Common Stock in April 1997 (2.1 million shares) and the issuance of 34.2 million shares for the Property Acquisition.



 (8) The $1.057 billion purchase price will be funded through $260 million in cash ($60 million coming from a line of credit), $250 million purchase money mortgage debt and $547 million in equity (34.2 million shares at $16.00/share). The fair value of the minority interests in 500 Boylston Street and 222 Berkeley Street is approximately $31 million.



 (9) Represents due diligence and closing costs which have been estimated at $8 million. These acquisition costs will be capitalized to real estate investments and depreciated straight line over 40 years.



(10) Represents an adjustment to eliminate the interest income and weighted shares outstanding of the Cornerstone offering of Common Stock in April 1997, for the period from April 21, 1997 to June 30, 1997. Interest income has also been adjusted for the funds used to repay the $32.5 term loan and purchase 527 Madison Avenue.



(11) Represents the elimination of interest expense on the $32.5 million term loan.



(12) Represents the Cornerstone offering of Common Stock in April 1997, as if it were outstanding for the entire period.



(13) Represents the income statement activity of 527 Madison Avenue for the period January 1, 1997 to February 13, 1997. 527 Madison Avenue was acquired by Cornerstone on February 14, 1997.

(14) Represents the interest income earned by Cornerstone for the mortgages on 191 Peachtree Street and Market Square.



(15) Represents the interest expense to the joint ventures for the mortgages on 191 Peachtree Street and Market Square.



(16) Represents the Equity in Earnings of the partnerships that own 191 Peachtree Street and Market Square.



(17) Represents the asset management fees earned by Cornerstone on 191 Peachtree Street, Market Square, 500 Boylston Street and 222 Berkeley Street.

                         ANNEXES TO THE PROXY STATEMENT



Annex   I --  Stock Purchase Agreement
Annex  II --  Loan Purchase Agreement
Annex III --  Registration Rights and Voting Agreement
Annex IV --   Acquisition Amendment
Annex  V --   Opinion of Lazard Freres LLC

                                                                         ANNEX I

================================================================================

                            ------------------------

                            STOCK PURCHASE AGREEMENT

                            ------------------------

                                    BETWEEN

                   DUTCH INSTITUTIONAL HOLDING COMPANY, INC.,
                                  AS "SELLER"

                                      AND

                          CORNERSTONE PROPERTIES INC.,
                                 AS "PURCHASER"

                          DATED AS OF AUGUST 18, 1997

================================================================================

                           STOCK PURCHASE AGREEMENT.

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
ARTICLE I
DEFINITIONS
Section 1.01.    Certain Defined Terms...................................................    1

ARTICLE II
PURCHASE AND SALE
Section 2.01.    Interests...............................................................    8
Section 2.02.    Purchase Price; Payment; Order of Transfers; Allocation of Purchase
                 Price...................................................................    8
Section 2.03.    Closing.................................................................    9
Section 2.04.    Closing Deliveries by the Seller........................................    9
Section 2.05.    Closing Deliveries by the Purchaser.....................................    9
Section 2.06.    Certain Adjustments.....................................................   10
Section 2.07.    Closing Accounting......................................................   10
Section 2.08.    Record Date for Final Dividend of the Purchaser.........................   11

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE SELLER
Section 3.01.    Organization and Authority of the Seller................................   12
Section 3.02.    Capital Structure and Ownership of Seller Subsidiaries..................   12
Section 3.03.    Seller Subsidiaries.....................................................   12
Section 3.04.    Books and Records.......................................................   13
Section 3.05.    Noncontravention; Consents..............................................   13
Section 3.06.    Seller Financial Information; Books and Records.........................   14
Section 3.07.    No Undisclosed Liabilities..............................................   14
Section 3.08.    Space Leases............................................................   14
Section 3.09.    Litigation..............................................................   14
Section 3.10.    Compliance with Laws....................................................   15
Section 3.11.    Environmental and Other Permits and Licenses; Related Matters...........   15
Section 3.12.    Material Contracts......................................................   16
Section 3.13.    Management Agreements...................................................   16
Section 3.14.    Seller Properties.......................................................   16
Section 3.15.    Ground Leases...........................................................   17
Section 3.16.    Employment Matters......................................................   17
Section 3.17.    Taxes...................................................................   17
Section 3.18.    Insurance...............................................................   18
Section 3.19.    Full Disclosure.........................................................   18
Section 3.20.    Brokers.................................................................   18
Section 3.21.    Insolvency..............................................................   18

                                                                                           PAGE
                                                                                           ----
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER
Section 4.01.    Organization and Authority of the Purchaser.............................   19
Section 4.02.    Purchaser Subsidiaries..................................................   19
Section 4.03.    Capital Structure.......................................................   19
Section 4.04.    Authority; Noncontravention; Consents...................................   20
Section 4.05.    SEC Documents; Financial Statements; Undisclosed Liabilities............   21
Section 4.06.    Absence of Certain Changes or Events....................................   21
Section 4.07.    Litigation..............................................................   22
Section 4.08.    Purchaser Properties....................................................   22
Section 4.09.    Environmental and Other Permits and Licenses; Related Matters...........   22
Section 4.10.    Related Party Transactions..............................................   23
Section 4.11.    Taxes...................................................................   23
Section 4.12.    Brokers.................................................................   24
Section 4.13.    Compliance with Laws....................................................   24
Section 4.14.    Contracts; Debt Instruments.............................................   24
Section 4.15.    Absence of Changes in Benefit Plans; ERISA Compliance...................   25
Section 4.16.    Vote Required...........................................................   26
Section 4.17.    Space Leases............................................................   26
Section 4.18.    Ground Leases...........................................................   26
Section 4.19.    Insurance...............................................................   26
Section 4.20.    Insolvency..............................................................   26

ARTICLE V
ADDITIONAL AGREEMENTS
Section 5.01.    Conduct of Business by Seller Prior to the Closing; Competing
                 Transactions............................................................   26
Section 5.02.    Conduct of Business by the Purchaser Prior to the Closing...............   27
Section 5.03.    Preparation of the Proxy Statement; Shareholders Meeting................   29
Section 5.04.    Commercially Reasonable Efforts; Notification...........................   29
Section 5.05.    Name Changes............................................................   30
Section 5.06.    Intentionally omitted...................................................   31
Section 5.07.    Transfer and Gains Taxes................................................   31
Section 5.08.    Access to Information...................................................   31
Section 5.09.    Confidentiality.........................................................   31
Section 5.10.    Section 754 Election....................................................   32
Section 5.11.    Standstill Agreement....................................................   32
Section 5.12.    Performance Under Redemption Agreement..................................   32

ARTICLE VI
TAX MATTERS
Section 6.01.    Indemnity...............................................................   33
Section 6.02.    Straddle Period Taxes...................................................   33

                                                                                           PAGE
                                                                                           ----
Section 6.03.    Returns and Payments....................................................   34
Section 6.04.    Refunds.................................................................   34
Section 6.05.    Contests................................................................   34
Section 6.06.    Section 338(h)(10) Election.............................................   35
Section 6.07.    Time of Payment.........................................................   35
Section 6.08.    Cooperation and Exchange of Information.................................   35
Section 6.09.    Miscellaneous...........................................................   36

ARTICLE VII
CONDITIONS TO CLOSING
Section 7.01.    Conditions to Obligations of the Seller.................................   36
Section 7.02.    Conditions to Obligations of the Purchaser..............................   37
Section 7.03.    Condition to each Parties Obligation to Effect Transaction..............   39

ARTICLE VIII
INDEMNIFICATION
Section 8.01.    Survival of Representations and Warranties..............................   39
Section 8.02.    Indemnification.........................................................   39
Section 8.03.    Limitations on Recovery.................................................   41
Section 8.04.    Tax Matters.............................................................   41

ARTICLE IX
TERMINATION
Section 9.01.    Termination.............................................................   41
Section 9.02.    Effect of Termination...................................................   42

ARTICLE X
GENERAL PROVISIONS
Section 10.01.   Expenses................................................................   42
Section 10.02.   Notices.................................................................   42
Section 10.03.   Waiver of Jury Trial....................................................   43
Section 10.04.   Headings................................................................   43
Section 10.05.   Severability............................................................   43
Section 10.06.   No Purchaser's Lien.....................................................   43
Section 10.07.   Entire Agreement........................................................   43
Section 10.08.   Assignment..............................................................   44
Section 10.09.   No Third Party Beneficiaries............................................   44
Section 10.10.   Amendment...............................................................   44
Section 10.11.   Governing Law...........................................................   44
Section 10.12.   Counterparts............................................................   44
Section 10.13.   Waiver..................................................................   44
Section 10.14.   Closing under Loan Purchase Agreement...................................   44
Section 10.15.   Limited Survival........................................................   44

     STOCK PURCHASE AGREEMENT, dated as of August 18, 1997, between DUTCH INSTITUTIONAL HOLDING COMPANY, INC. (the "Seller"), and CORNERSTONE PROPERTIES INC., a Nevada corporation (the "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, the Seller, directly and through its various direct and indirect subsidiaries, owns interests in and with respect to a portfolio of office buildings and land located in various locations in the United States; and

     WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the "Seller Subsidiary Shares" (as herein defined) upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

          "ADA" means the Americans with Disabilities Act of 1990, as amended.

          "Additional Charter Provisions" shall mean the following proposed additions to the Charter Amendment: (i) "Nothing in these Restated Articles of Incorporation shall preclude the settlement of any transaction with respect to the Common Stock of the Corporation entered into through the facilities of the New York Stock Exchange;" and (ii) "The aggregate number of shares that the Corporation shall have the authority to issue is Two Hundred Sixty-Five Million (265,000,000) shares of Capital Stock consisting of Fifteen Million (15,000,000) shares of Preferred Stock with no par value per share and Two Hundred Fifty Million (250,000,000) shares of Common Stock with no par value per share."

          "Administrative Agreements" means the administrative, consulting, management and similar agreements to which a Seller Subsidiary is a party and which are listed on Schedule 1.01(a).

          "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          "Agreement" or "this Agreement" means this Stock Purchase Agreement, dated as of August 18, 1997 between the Seller and the Purchaser (including the Exhibits and the Schedules hereto) and all amendments hereto made in accordance with the provisions of Section 10.10.

          "Ancillary Agreements" means the Purchase Money Notes, the Purchase Money Mortgages, the Registration Rights and Voting Agreement and the Loan Purchase Agreement.

          "500 Boylston and 222 Berkeley Amendments" has the meaning specified in Section 5.04(a).

          "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York or Atlanta, Georgia.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended through the date hereof.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation, and Liability Information System, as updated through the date hereof.

          "Charter Amendment" has the meaning specified in Section 5.03(a).

          "CHV" has the meaning specified in Section 5.04(a).

          "Closing" has the meaning specified in Section 2.03.

          "Closing Accounting" has the meaning set forth in Section 2.07(b).

          "Closing Date" has the meaning specified in Section 2.03.

          "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

          "Continuing Contracts" means the Material Contracts described on
     Schedule 1.01(b).

          "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "Direct Seller Subsidiaries" means the Seller Subsidiaries which are directly and wholly-owned by the Seller.

          "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          "Environment" means all surface waters, groundwaters, soil, drinking water supplies, sediments associated with any water body, subsurface strata, and ambient air and any workplace at any real property.

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims (whether based on strict liability or otherwise), liens, notices of potential responsibility, notices of potential liability, notices of non-compliance or violation, abatement orders, enforcement actions, investigations, proceedings, settlements, consent decrees, consent orders or consent agreements relating in any way to any Environmental Law, Environmental Permit or any Hazardous Material (hereinafter "Claims"), including, without limitation, (a) any and all Claims by Governmental Authorities or any Person for enforcement, cost recovery, compensation, penalties, fines, restitution, injunctive relief, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law or applicable Environmental Permit and
     (b) any and all Claims by any Person or Governmental Authority seeking damages, contribution, indemnification, cost recovery, cleanup, removal, response, remedial or other actions, compensation or injunctive relief relating to a Release of a Hazardous Material or arising from an alleged or actual injury or threat of injury to health, safety, natural resources (including, without limitation, all flora and fauna) or the Environment.

          "Environmental Condition" means a condition relating to or arising or resulting from a failure or alleged failure to comply with any applicable Environmental Law or applicable Environmental Permit or relating to or arising or resulting from an actual or a threatened Release of a Hazardous Material.

          "Environmental Laws" means any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, order or judgment, relating to the Environment, health, safety, natural resources (including, without limitation, all flora and fauna) or Hazardous Materials including, without limitation, the CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Safe

     Drinking Water Act, 42 U.S.C. Sections 300f et seq.; the Atomic Energy Act, 42 U.S.C. Sections 2011 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sections 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq.; the Endangered Species Act, 16 U.S.C. Sections 1531 et seq.; the Oil Pollution Act, 33 U.S.C.
     Sections 2701 et seq.; the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Sections 11001 et seq.; and the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. Sections 301 et seq.

          "Environmental Permits" means all permits, approvals, identification numbers, licenses, registrations and other authorizations and notices required under any applicable Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate of the Purchaser" has the meaning ascribed to it in
     Section 4.15.

          "Estimated Closing Accounting" has the meaning specified in Section 2.07(a).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Assets" has the meaning specified in Section 2.01(b).

          "Final Purchaser Dividend" has the meaning specified in Section 2.08.

          "Financial Statement Date" has the meaning specified in Section 4.06.

          "Financial Statements" has the meaning specified in Section
     3.06(a)(i).

          "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "Ground Leases" mean the ground leases under which a Seller Subsidiary holds an interest as a ground lessee and listed on Schedule 1.01(c).

          "Hazardous Materials" means those substances, materials, and items, in any form, whether solid, liquid, gaseous, semisolid, or any combination thereof, whether waste materials, raw materials, chemicals, finished products, byproducts, or any other material or article, which are regulated by or form the basis of liability under any applicable Environmental Law including, without limitation: (a) wastes, materials, chemicals, and substances defined as or included within the definition of "hazardous wastes," "hazardous substances," "pollutants," "contaminants," "hazardous materials," "hazardous chemicals," "extremely hazardous substances," "toxic substances," "toxic pollutants," "hazardous pollutants," or words of similar import, under any applicable Environmental Law; and (b) asbestos in any form, polychlorinated biphenyls ("PCBs"), transformers or other equipment containing PCBs, petroleum (including, but not limited to, crude oil, petroleum-derived substances, wastes, or breakdown or decomposition products thereof, or any fraction thereof), radioactive substances, radon gas, and urea formaldehyde.

          "Hines" has the meaning specified in Section 5.04(a).

          "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Indemnified Party" has the meaning specified in Section 8.02(b).

          "Indemnitor" has the meaning specified in Section 8.02(c).

          "Interim Financial Statements" has the meaning specified in Section 5.04(b).

          "IRS" means the Internal Revenue Service of the United States.

          "Joint Ventures" means those certain Seller Subsidiaries which constitute limited partnerships or joint ventures and which are not wholly-owned, directly or indirectly, by the Seller. The Joint Ventures are listed on Schedule 3.02(b) hereto.

          "Joint Venture Agreements" mean those certain partnership and joint venture agreements governing the Joint Ventures and to which a Seller Subsidiary is a party described in Schedule 3.02(b) hereof.

          "Joint Venture Consents" has the meaning specified in Section 3.03(d).

          "Knowledge" and correlative terms such as "knowledge of," "knows of," "is aware of," or "best knowledge" when used herein with respect to the Purchaser shall mean the actual knowledge of the Persons named on Schedule 1.01(d) and where used with respect to the Seller shall mean the actual knowledge of the Persons named on Schedule 1.01(e).

          "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of common law.

          "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

          "Loan Purchase Agreement" means the Loan Purchase Agreement of even date herewith between PGGM, as the "Seller" and the Purchaser, as the "Purchaser".

          "Loss" has the meaning specified in Section 8.02(b).

          "MI" means M.I. West Pennsylvania Limited Partnership, a District of Columbia limited partnership.

          "MSDI" means Market Square Development Investors, a District of Columbia general partnership.

          "MSDI Loan Agreement" has the meaning specified in Section 5.01.

          "Material Contracts" has the meaning specified in Section 3.12(a).

          "Management Agreements" means all property management agreements, asset management agreements and leasing agreements listed on Schedule 1.01(g) pursuant to which the Seller or the Seller

     Subsidiaries have engaged third party providers of leasing and/or management services with respect to the Seller Properties.

          "Net Working Capital" has the meaning specified in Section 2.07(c).

          "Net Working Capital Deficit" has the meaning specified in Section 2.07(c).

          "Non-confidential Information" has the meaning specified in Section 5.09.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "PGGM" means Stichting Pensioenfonds Voor De Gezondheid Geestelijke en Maatschappelijke Belangen.

          "Permits" has the meaning specified in Section 3.11(a).

          "Permitted Encumbrances" means the following: (a) liens for taxes, assessments and governmental charges of Governmental Authorities or levies not yet due and payable; (b) rights of tenants, as tenants only, under the Space Leases; (c) with respect to the Seller Properties only, those existing title matters affecting the Seller Properties listed on Schedule 1.01(h), and with respect to the Purchaser Properties only, those existing title matters affecting the Purchaser Properties listed on Schedule 1.01(i); (d) with respect to the Seller Properties, the Purchased Loans; and (e) survey exceptions and other easements, rights-of-way, covenants, restrictions and title exceptions that (i) do not render title to the property encumbered thereby unmarketable, (ii) do not, individually or in the aggregate, have a material adverse effect on the value of or the use of the property encumbered thereby for its present purposes, and (iii) do not interfere with the ordinary conduct of the property encumbered thereby or detract from the value or usefulness thereof.

          "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "Property Restrictions" has the meaning specified in Section 4.08(b).

          "Proxy Statement" has the meaning specified in Section 4.04.

          "Purchase Money Mortgages" means the mortgages, deeds to secure debts, deeds of trust, assignments of leases and rents, stock pledge agreements, collateral note assignments, collateral mortgage assignments, assignments of partnership interests, guaranty agreements, UCC-1 financing statements and other security documents and instruments to be executed by the Purchaser and Purchaser Subsidiaries and delivered to the Seller or PGGM on the Closing Date in form acceptable to the Seller (in its sole discretion), but consistent with the terms and provisions contained in Exhibit 1.01(d), to secure the indebtedness evidenced by the Purchase Money Notes.

          "Purchase Money Notes" means the four (4) Promissory Notes to be executed by the Purchaser and delivered to the Seller or PGGM on the Closing Date in form acceptable to the Seller (in its sole discretion), but consistent with the terms and provisions contained in Exhibit 1.01(d), to evidence the $250,000,000.00 purchase money loans being made by the Seller and PGGM to the Purchaser to finance, in part, the acquisition of the Seller Subsidiary Shares hereunder and the "Purchased Loans" under the Loan Purchase Agreement, on the terms more particularly described therein.

          "Purchase Price" has the meaning specified in Section 2.02.

          "Purchased Loans" has the meaning specified in the Loan Purchase Agreement.

          "Purchaser" has the meaning specified in the recitals to this Agreement.

          "Purchaser Benefit Plans" has the meaning specified in Section
     4.15(a).

          "Purchaser Change of Control" shall mean any of the following occurrences:

               (a) securities of the Purchaser representing 30% or more of the combined voting power of the Purchaser's then outstanding voting securities are acquired pursuant to a tender offer or an exchange offer; or

             (b) a merger or consolidation is consummated in which the Purchaser is a constituent corporation and which results in less than 50% of the outstanding voting securities of the surviving or resulting entity being owned by the former stockholders of the Purchaser; or

             (c) any person becomes the beneficial owner, directly or indirectly, of securities of the Purchaser representing 30% or more of the combined voting power of the Purchaser's then outstanding securities.

     provided that a "Purchaser Change of Control" shall in no event refer to any of the foregoing if, as a result thereof, control of the Purchaser is held by a Person who is an Affiliate of the Purchaser as of the date hereof.

          "Purchaser Common Shares" means the common stock of the Purchaser with no par value.

          "Purchaser Indemnified Party" has the meaning specified in Section 8.02(a).

          "Purchaser Material Adverse Change" has the meaning specified in
     Section 4.06.

          "Purchaser Material Adverse Effect" means any circumstance, change in, or effect on, the Purchaser Properties (including, without limitation, any casualty or condemnation affecting any of the Purchaser Properties), the Purchaser or any Purchaser Subsidiary that, individually or in the aggregate with any other circumstances, changes in, or effect on, the Purchaser, any Purchaser Subsidiaries or the Purchaser Properties: (a) is, or could be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), results of operations or the condition (financial or otherwise) of any of the Purchaser or the Purchaser Subsidiaries or any one or more of the Purchaser Properties or (b) could materially adversely affect the ability of the Purchaser to operate any one or more of the Purchaser Properties in the manner in which they are currently operated by the Purchaser and the Purchaser Subsidiaries.

          "Purchaser Preferred Shares" means the shares of preferred shares of stock of the Purchaser.

          "Purchaser Properties" means the real property described on Schedule 1.01(j) hereof in which the Purchaser or a Purchaser Subsidiary owns a direct or indirect fee simple or leasehold interest, together with the Purchaser's or Purchaser Subsidiaries' rights in and to all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

          "Purchaser SEC Documents" has the meaning specified in Section 4.05.

          "Purchaser Shareholder Approval" has the meaning specified in Section 4.04.

          "Purchaser Shareholder Meeting" has the meaning specified in Section 5.03(b).

          "Purchaser Subsidiaries" means the corporations listed on Schedule 1.01(k) (each of which corporations is individually referred to herein as a "Purchaser Subsidiary").

          "Purchaser's Charter" has the meaning specified in Section 4.01.

          "Redemption Agreement" means that certain Redemption Agreement between MSDI, the Seller and MI dated as of August 15, 1997.

          "Reference Balance Sheet" has the meaning specified in Section 3.06.

          "Registration Rights and Voting Agreement" means the Registration Rights and Voting Agreement to be executed by the Seller, PGGM and the Purchaser on the Closing Date substantially in the form of Exhibit 1.01(k).

          "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

          "REIT" has the meaning specified in Section 4.11(d).

          "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and like actions or events (including, without limitation, the abandonment or discarding of barrels, containers, drums, tanks, or other closed receptacles containing any Hazardous Materials) resulting in the placement of any Hazardous Material on, under, about, or in any medium of the Environment.

          "Remedial Action" means all action reasonably necessary or required under any applicable Environmental Law or applicable Environmental Permit and all actions required by a Governmental Authority to (i) investigate, mitigate, clean up, remove, treat, store, dispose of, handle or respond in any other way to Hazardous Materials in the Environment affecting human health, affecting the Environment or affecting natural resources; (ii) prevent, control, or otherwise respond to the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health, natural resources or the Environment; (iii) perform remedial investigations, feasibility studies, health assessments, natural resource damage assessments, corrective actions, closures, and postremedial or postclosure studies, investigations, operations, maintenance and monitoring at, on, under, about or in any real property, or at any other location affected by Hazardous Materials associated with the real property; or (iv) come into compliance with any applicable Environmental Law or any applicable Environmental Permit.

          "Returns" has the meaning specified in Section 3.17.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Seller" has the meaning specified in the recitals to this Agreement.

          "Seller Indemnified Party" has the meaning specified in Section
     8.02(b).

          "Seller Material Adverse Effect" means any circumstance, change in, or effect on, the Seller Properties (including, without limitation, any casualty or condemnation affecting any of the Seller Properties), the Seller or any Seller Subsidiary that, individually or in the aggregate with any other circumstances, changes in, or effect on, the Seller, any Seller Subsidiaries or the Seller Properties: (a) is, or could be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), results of operations or the condition (financial or otherwise) of any of the Seller Subsidiaries or any one or more of the Seller Properties or (b) could materially adversely affect the ability of the Purchaser to operate any one or more of the Seller Properties in the manner in which they are currently operated by the Seller and the Seller Subsidiaries.

          "Seller Properties" means the real property described on Schedule 1.01(l) hereof in which the Seller or a Seller Subsidiary owns a direct or indirect fee simple or leasehold interest, together with the Seller's or Seller Subsidiaries' rights in and to all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

          "Seller Subsidiaries" means the corporations and partnerships listed on Schedule 1.01(m) (each of which corporations or partnerships is individually referred to as a "Seller Subsidiary").

          "Seller Subsidiary Common Stock" has the meaning specified in Section 3.02(a).

          "Seller Subsidiary Shares" means the shares of Seller Subsidiary Common Stock in each of the Direct Seller Subsidiaries.

          "Space Lease" has the meaning specified in Section 3.08.

          "Surplus Net Working Capital" has the meaning specified in Section 2.07(c).

          "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any foreign, U.S., state and local government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, mortgage recording, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

          "Tenant Costs" has the meaning specified in Section 2.06.

          "Third Party Claims" has the meaning specified in Section 8.02(c).

          "Transfer and Gains Taxes" has the meaning specified in Section 5.07.

          "Unconsolidated Seller Financial Statements" has the meaning specified in Section 3.06(a).

          "U.S. GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

          "USTs" means underground storage tanks (and associated underground piping), as such term is defined in the Resource Conservation and Recovery Act, as amended, and the regulations promulgated thereunder, or any other applicable Environmental Law.

                                   ARTICLE II
                               PURCHASE AND SALE

     Section 2.01. Interests. (a) On the terms and subject to the conditions of this Agreement, the Seller shall (or shall cause the appropriate Seller Subsidiary to), on the Closing Date, sell, assign, transfer, convey and deliver to the Purchaser or the Purchaser Subsidiary designated by Purchaser, and the Purchaser shall purchase from the Seller, on the Closing Date, the Seller Subsidiary Shares.

     (b) The following assets owned by the Seller and the Seller Subsidiaries shall not be sold to the Purchaser (the "Excluded Assets"): (i) all employees (and all personnel records and files relating to all current and former employees) employed by any Seller Subsidiary (including, without limitation, DIHC Management Corporation), (ii) the de Kooning sculpture currently located in the Seller's offices at 200 Galleria, Atlanta, Georgia and (iii) the shares of stock of GCHC, Inc. and DIHC Market Square, Inc. owned by the Seller.

     Section 2.02. Purchase Price; Payment; Order of Transfers; Allocation of Purchase Price. (a) Subject to the provisions of Section 2.07, the aggregate purchase price for the Seller Subsidiary Shares shall be TWO HUNDRED SEVENTY TWO MILLION ONE HUNDRED SIXTEEN THOUSAND AND NO/100 DOLLARS ($272,116,000) (the "Purchase Price") which shall be payable in the manner described herein.

     (b) The Purchase Price shall be payable by the Purchaser as follows:

          (i) At the Closing, the Purchaser shall pay to the Seller (or to PGGM as the Seller shall direct) the amount of THIRTY-FOUR MILLION FOUR HUNDRED EIGHTY-EIGHT THOUSAND AND NO/100 DOLLARS ($34,488,000.00) (the "Initial Cash Payment") by wire transfer in immediately available funds, to an account or accounts designated at least two (2) Business Days prior to the Closing Date by the Seller in a written notice to the Purchaser;

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

          (ii) At the Closing, the Purchaser shall execute and deliver to the Seller or the Seller's designee the Purchase Money Notes and Purchase Money Mortgages evidencing a principal amount of ONE HUNDRED THIRTY MILLION AND NO/100 DOLLARS ($130,000,000.00); and

          (iii) On the Closing Date, Purchaser shall issue to the Seller or PGGM as the Seller may direct 6,726,750 validly issued, fully paid and nonassessable Purchaser Common Shares (adjusted as necessary to reflect fully the effect of any stock split, reverse stock split, or stock dividend with respect to the Purchaser Common Shares occurring after the date hereof and prior to the Closing Date) at an agreed value of $16 per share and not subject to adjustment notwithstanding any changes in the stock price between the date of this Agreement and the Closing Date.

     (c) The Purchaser and the Seller agree and acknowledge that the transfer of the Seller Subsidiary Shares shall be effected in the order and priority described on Schedule 2.02(c).

     (d) The Purchase Price shall be allocated as of the Closing Date in accordance with Exhibit 2.02(d). For all Tax purposes, the Purchaser and the Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation under Exhibit 2.02(d), and that neither of the parties will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation, or otherwise.

     (e) The Purchaser and the Seller agree that the Seller shall have the right to cause the sale of the Seller Property known as the "Dearborn Land" or the shares of the Seller Subsidiaries which indirectly own the Dearborn Land prior to the Closing Date. In the event the Dearborn Land is sold on or prior to the Closing Date, the Purchase Price shall be reduced by $10,000,000 by a reduction in the principal amount of Promissory Note B of the Purchase Money Notes by $10,000,000.

     (f) In addition to the above Purchase Price, the Seller and the Purchaser shall consummate the transactions described in Schedule 1.01(f) in the manner and at the times specified in such Schedule.

     Section 2.03. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Seller Subsidiary Shares shall take place at a closing (the "Closing") to be held at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York at 10:00 A.M. New York City time on the date which is two (2) Business Days after the date on which the conditions set forth herein with respect thereto and the conditions set forth in the Loan Purchase Agreement with respect to a Closing thereunder shall be satisfied or duly waived, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

     Section 2.04. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

          (a) stock certificates evidencing the Seller Subsidiary Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

          (b) an executed counterpart of the Registration Rights and Voting Agreement by PGGM and the Seller and the other Ancillary Agreements to which the Seller or any Seller Subsidiary is a party;

          (c) a receipt for that portion of the Purchase Price paid at Closing; and

          (d) the opinions, certificates and other documents required to be delivered pursuant to Section 7.02.

     Section 2.05. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller:

          (a) the cash portion of Purchase Price described in clause (i) of
     Section 2.02(b) above;

          (b) executed counterparts of the Purchase Money Notes and the Purchase Money Mortgages;

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

          (c) stock certificates evidencing the Purchaser Common Shares to be issued to Seller pursuant to clause (iii) of Section 2.02(b) above;

          (d) an executed counterpart of the Registration Rights and Voting Agreement by the Purchaser and the other Ancillary Agreements to which the Purchaser is a party; and

          (e) the opinions and other documents required to be delivered pursuant to Section 7.01.

     Section 2.06. Certain Adjustments. (a) Pursuant to Section 3.16 hereof, the Seller has represented and warranted to the Purchaser that other than the employees described in Section 2.01(b) which constitute "Excluded Assets," the Seller Subsidiaries have no employees (all other personnel associated with the Seller Properties being (i) employees of property managers, (ii) employees of other independent contractors of the Seller, or (iii) employees of the Seller). Accordingly, there will be no adjustments in the Closing Accounting for payroll or benefits of employees of the Seller Subsidiaries.

     (b) At the election of the Purchaser given at least thirty (30) days prior to the Closing Date, the insurance policies of the Seller Subsidiaries (other than the Joint Ventures) will be terminated as of Closing (and the Seller shall pay any cancellation fees resulting from such termination). To the extent such insurance policies are terminated, there will be no provision for insurance premiums or prepayments in the Closing Accounting. To the extent such insurance policies are not terminated, the premiums paid or due and payable thereunder shall be taken into account in the Closing Accounting.

     (c) With respect to rental concessions, tenant improvement work and leasing commissions excluding rental concessions, tenant improvements and leasing commissions for expansions or renewals commencing after the Closing and excluding leasing commissions paid over time (herein "Tenant Costs"), the Seller shall be responsible for all Tenant Costs which are committed to or provided for under any currently existing Space Lease or any Space Lease entered into after the date hereof but prior to the Closing Date. The Purchaser shall be responsible for all Tenant Costs committed to or provided for under Space Leases entered into from and after the Closing Date.

     (d) The Seller Subsidiaries as described in items (26) and (27) on Schedule 1.01(m) hereof have contingent liability for certain condominium claims under construction warranties. The Purchaser acknowledges that such contingent liability has been disclosed to the Purchaser for purposes of Section 3.07 hereof. The Purchaser and the Seller further agree that as provided in Section 2.07(v) below, an adjustment in the amount of $300,000 (net of $250,000 of restricted cash) shall be made in the Closing Accounting to account, in part, for such contingent liability.

     Section 2.07.  Closing Accounting.

     (a) At least fifteen (15) days prior to Closing, the Seller shall prepare and deliver to the Purchaser using the methodology applied in the preparation of the Interim Financial Statements, and prepared in accordance with U.S. GAAP consistently applied, a proposed accounting ("Estimated Closing Accounting") that shall estimate, in itemized form for the Seller Subsidiaries, the following items (unless otherwise indicated, as of 12:01 am on the date of Closing):

          (i) All cash and receivables held by the Seller Subsidiaries, including without limitation, the banks accounts of the Seller Subsidiaries and rentals under Space Leases;

          (ii) All amounts prepaid by the Seller Subsidiaries under the Continuing Contracts, the Management Agreements, prepaid insurance (to the extent not terminated in accordance with Section 2.06(b) above) and the Ground Leases and any prepaid interest or other amounts in respect of debt service on the Purchased Loans;

          (iii) All refundable deposits made by the Seller Subsidiaries under the Continuing Contracts, and all refundable deposits made by the Seller Subsidiaries with any utility company or governmental agency in connection with the Seller Properties;

          (iv) All accounts payable and accrued expenses of the Seller Subsidiaries, including, without limitation, accounts payable and accrued expenses under the Space Leases, insurance policies (to the

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

     extent not terminated in accordance with Section 2.06(b) above), the Management Agreements and Continuing Contracts, any Tenant Costs which have not been funded or paid prior to the Closing Date to the extent Seller is responsible therefor under Section 2.06(c) above, and all other ordinary and customary accounts payable and accrued expenses, including without limitation water, sewer, electricity and gas charges, real estate taxes and assessments, personal property taxes, sales taxes, and property owners' assessments;

          (v) All accrued but unpaid interest and other debt service due on the Purchased Loans and the amount of $300,000 for the contingent liability (net of $250,000 of restricted cash) described in Section 2.06(d) above; and

          (vi) All amounts received by the Seller Subsidiaries as rentals under Space Leases or under the Administrative Agreements to the extent payable by such tenants on account of Rentals accruing for periods, or services to be provided, on and after the date of Closing, and all security deposits held by the Seller Subsidiaries under any Space Lease.

     (b) Following receipt of the Estimated Closing Accounting by the Purchaser, the Purchaser shall review the Estimated Closing Accounting and shall have the right to approve the same, such approval not to be unreasonably withheld. On the day immediately preceding Closing, the Seller's and Purchaser's accountants, Coopers & Lybrand L.L.P., in consultation with the Seller and the Purchaser, shall update the approved Estimated Closing Accounting ("Closing Accounting") based upon actual operations of the Seller Subsidiaries as of such date.

     (c) To the extent that the sum of the assets described in clauses (i) through (iii) of the Closing Accounting minus the sum of the liabilities described in clauses (iv) through (vi) of the Closing Accounting ("Net Working Capital") is a positive number (such positive number is referred to in this
Section 2.07 (c) as "Surplus Net Working Capital"), the cash portion of the Purchase Price shall be adjusted upward to reimburse the Seller for the Surplus Net Working Capital by increasing the Purchase Price by the amount of the Surplus Net Working Capital. To the extent that the Net Working Capital is a negative number, (such negative number is referred to in this Section 2.07(c) as "Net Working Capital Deficit"), the cash portion of the Purchase Price shall be adjusted downward to reimburse the Purchaser for the Net Working Capital Deficit by the amount of the Net Working Capital Deficit. The calculations described in this Section 2.07 shall be performed by the Seller's and the Purchaser's accountants, Coopers & Lybrand L.L.P., as part of the Closing Accounting. In the event that the Seller and the Purchaser are unable to agree on the Estimated Closing Accounting or the Closing Accounting, the issue shall be submitted to such accountants for final resolution, and the Seller and the Purchaser shall be bound by such resolution, absent manifest error.

     (d) In the event such accountants are unable to finally resolve any issue relating to the Estimated Closing Accounting or the Closing Accounting prior to the Closing Date, the matter shall be resolved following the Closing in the post-closing audit to be conducted by such accountants pursuant to clause (e) of this Section 2.07.

     (e) Within one hundred and twenty (120) days after the Closing, the Seller and the Purchaser shall cause Coopers & Lybrand L.L.P. (Atlanta) to conduct an audit of the Closing Accounting and, to the extent it is determined that either party has retained or received amounts in excess of the amounts to which it is entitled under this Section 2.07, such party shall remit such excess to the other party within thirty (30) days of such determination.

     Section 2.08. Record Date for Final Dividend of the Purchaser. The Purchaser shall declare a dividend (the "Final Purchaser Dividend") to holders of the Purchaser Common Shares, the record date for which shall be the close of business on the last business day prior to the Closing Date in an amount equal to the Purchaser's most recent quarterly dividend of $.30 per share, multiplied by the number of days elapsed since the last dividend record date through and including the Closing Date and divided by 90.

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

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE SELLER

     As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

     Section 3.01. Organization and Authority of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its businesses makes such licensing or qualification necessary other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Seller Material Adverse Effect. The execution and delivery by the Seller of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Seller and its shareholders. This Agreement has been, and upon their execution the Ancillary Agreements to which the Seller is a party will be, duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution the Ancillary Agreements to which the Seller is a party will constitute, legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights and equitable principles.

     Section 3.02.  Capital Structure and Ownership of Seller
Subsidiaries. (a) The authorized capital stock of each Seller Subsidiary that is a corporation consists of the number of shares of common stock each indicated on Schedule 3.02, ("Seller Subsidiary Common Stock"). As of the date hereof, all issued and outstanding shares of Seller Subsidiary Common Stock are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Seller Subsidiary Common Stock was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of any such Seller Subsidiaries or obligating any such Seller Subsidiary or the Seller to issue or sell any shares of capital stock of, or other interest in, any such Seller Subsidiary. There are no outstanding contractual obligations of any such Seller Subsidiary to repurchase, redeem or otherwise acquire any shares of such Seller Subsidiary's Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person (other than as set forth in the Joint Venture Agreements, the MSDI Loan Agreement or the Redemption Agreement). The Seller Subsidiary Common Stock described on Schedule 3.02 constitutes all the issued and outstanding capital stock of each Seller Subsidiary which is a corporation and are owned of record and beneficially by the Seller, free and clear of all Encumbrances. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Seller Subsidiary Common Stock.

     (b) Schedule 3.02(b) sets forth (i) the name of each Seller Subsidiary which is a limited partnership, general partnership, joint venture or limited liability company, (ii) the name of each partner, joint venturer, member or other Person (including, without limitation, Seller Subsidiaries) having a direct ownership interest in such Seller Subsidiaries, and (iii) the percentage ownership interest of each such Person.

     Section 3.03. Seller Subsidiaries. (a) Schedule 3.03(a) sets forth for each Seller Subsidiary its name, type of entity, the jurisdiction and date of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests.

     (b) Each Seller Subsidiary that is a corporation: (i) is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Seller Subsidiary and to carry on its business as it has been and is currently conducted by such Seller Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Seller Material Adverse Effect. Each Seller Subsidiary that is not a corporation: (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Seller Subsidiary and to carry on its business as it has been and is currently conducted by such Seller Subsidiary, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Seller Material Adverse Effect.

     (c) True and complete copies of the charter, by-laws and partnership agreement (or similar organizational documents), as amended to the date of this Agreement, of each Seller Subsidiary (excluding the Joint Ventures) have been delivered or made available to the Purchaser. To the Knowledge of the Seller, true and complete copies of the partnership agreements of the Joint Ventures have been delivered or made available to the Purchaser.

     (d) Except as set forth in Schedule 3.03(a), no Seller Subsidiary owns, directly or indirectly, any capital stock or other ownership interest in any Person. Neither the Seller nor any Seller Subsidiary is in default under any of the Joint Venture Agreements (provided, however, that the Seller makes no representation or warranty regarding any consent which may be required from the third-party partners in the Joint Ventures (the "Joint Venture Consents").

     Section 3.04. Books and Records. To the Seller's Knowledge, the minute books of the Seller and the Seller Subsidiaries that constitute corporations contain accurate records of all meetings and accurately reflect all other material actions taken by the shareholders, Boards of Directors and all committees of the Boards of Directors of the Seller and the Seller Subsidiaries. To the Seller's Knowledge, complete and accurate copies of all such minute books and of the stock register of the Seller and each such Seller Subsidiary have been made available or provided by the Seller to the Purchaser.

     Section 3.05. Noncontravention; Consents. The execution, delivery and performance by the Seller of this Agreement and the Ancillary Agreements to which it is a party do not and will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of the Seller or any Seller Subsidiary under (i) the charter and bylaws, as amended, of the Seller or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Seller Subsidiary (provided, however, that the Seller makes no representation or warranty regarding the necessity of any Joint Venture Consents), (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to the Seller or any Seller Subsidiary or their respective properties or assets or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to the Seller or any Seller Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Encumbrances that either individually or in the aggregate would not (x) have a Seller Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. To the Knowledge of the Seller, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Seller or any Seller Subsidiary in connection with the execution and delivery of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated by this Agreement, except for (i) such filings as may be required in connection with the payment of any Transfer and Gains Taxes, (ii) filings required under the

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

Exchange Act, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in Schedule 3.05, or which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the Seller from performing its obligations under this Agreement or the Ancillary Agreements in any material respect or have, individually or in the aggregate, a Seller Material Adverse Effect.

     Section 3.06. Seller Financial Information; Books and Records. (a) True and complete copies of the audited consolidated balance sheet of the Seller and the Seller Subsidiaries for each of the three fiscal years ended as of December 31, 1994, December 31, 1995 and December 31, 1996, and the related audited consolidated statements of income, retained earnings, stockholders' equity and changes in financial position of the Seller, together with all related notes and schedules thereto, accompanied by the reports thereon of the Seller's accountants, BDO Seidman for the audits for the 1994 and 1995 fiscal years, and Coopers & Lybrand L.L.P. for the 1996 fiscal year (collectively referred to herein as the "Financial Statements"; the audited consolidated balance sheet for the fiscal year ended as of December 31, 1996 included in the Financial Statements, herein the "Reference Balance Sheet") have been delivered by the Seller to the Purchaser. The Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Seller and the Seller Subsidiaries, (ii) present fairly the consolidated financial condition and results of operations of the Seller and the consolidated Seller Subsidiaries, taken as a whole, as of the dates thereof or for the periods covered thereby, and (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Seller and the Seller Subsidiaries and throughout the periods involved. The audited financial statements as of December 31, 1996 of the unconsolidated Joint Ventures previously delivered to the Purchaser (the "Unconsolidated Seller Financial Statements") (i) were prepared in accordance with the books of account and other financial records of the unconsolidated Seller Subsidiaries, (ii) present fairly the financial condition and results of operations of the unconsolidated Seller Subsidiaries as of the dates thereof or for the periods covered thereby, and
(iii) have been prepared in accordance with U.S. GAAP on the basis consistent with the past practices of the unconsolidated Seller Subsidiaries and throughout the periods involved.

     Section 3.07. No Undisclosed Liabilities. To the Knowledge of the Seller, there are no Liabilities of any Seller Subsidiary, other than Liabilities (i) reflected or reserved against on the Reference Balance Sheet or the Unconsolidated Seller Financial Statements, (ii) under the Permitted Encumbrances, the Space Leases, the Continuing Contracts, the Administrative Agreements, the Ground Leases and the contracts described on Schedule 3.07 which (other than Liabilities in respect of contingent liabilities or liabilities not otherwise required by U.S. GAAP to be reflected or reserved against on a balance sheet) are reflected on or reserved against on the Reference Balance Sheet,
(iii) for payables being accounted for in the Closing Accounting under Section
2.07 hereof or described in Section 2.06 (iv) in respect of fixtures, equipment or services purchased or leased in the ordinary course of business since the date of the Reference Balance Sheet and (v) described in or referred to in this Agreement, including the Exhibits and the Schedules.

     Section 3.08. Space Leases. To the Knowledge of Seller, each lease, tenancy or occupancy agreement, and operating agreement with tenants and operators currently occupying space in the Seller Properties (herein, the "Space Leases") constitutes the legal, valid, binding, and enforceable obligation of the landlord and tenant thereunder, is in full force and effect and the term of the same and the obligation to pay rent thereunder has commenced and the tenant thereunder is in full possession and actual occupancy thereof, and all tenant improvements required under the provisions thereof are completed. To the Knowledge of the Seller, neither the Seller nor any Seller Subsidiary has received any notice of cancellation or termination under any Space Lease. To the Knowledge of the Seller, neither Seller nor any Seller Subsidiary, nor to the Knowledge of Seller, any other party is in breach or default in any material respect under any Space Lease. Except as set forth on Schedule 3.08, to the Knowledge of Seller, no tenant is currently asserting any claim, defense, offset or lien against the Seller any Seller Subsidiary or against any Seller Properties.

     Section 3.09. Litigation. To the Knowledge of the Seller, except as set forth in Schedule 3.09 (which, with respect to each Action disclosed therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Seller or any Seller Subsidiary, or affecting any of the Seller Properties, pending before any Governmental Authority (or, to the Knowledge of the Seller, threatened to be brought by or before any Governmental Authority) which could reasonably be expected to have a Seller Material Adverse Effect. To the Knowledge of the Seller, none of the matters disclosed in Schedule 3.09 has had or could reasonably be expected to have a Seller Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. To the Knowledge of the Seller, except as set forth in Schedule 3.09, none of the Seller, the Seller Subsidiaries nor any of their respective assets or properties, including, without limitation, the Seller Properties, is subject to any Governmental Order (nor, to the Knowledge of the Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has had or could reasonably be expected to have a Seller Material Adverse Effect.

     Section 3.10. Compliance with Laws. To the Knowledge of the Seller, the Seller and the Seller Subsidiaries have each conducted and continue to conduct their respective businesses and operations in accordance with all Laws and Governmental Orders applicable to the Seller or any Seller Subsidiary or any of their properties or assets, including, without limitation, the Seller Properties and neither the Seller nor any Seller Subsidiary is in violation of any such Law or Governmental Order which has had or could reasonably be expected to have a Seller Material Adverse Effect. Notwithstanding the foregoing, the Seller makes no representation or warranty regarding the compliance of the Seller Properties with ADA requirements.

     Section 3.11. Environmental and Other Permits and Licenses; Related Matters. To the Knowledge of the Seller, except as disclosed in the reports referenced in Schedule 3.11, (a) the Seller and the Seller Subsidiaries currently hold all of the environmental, health and safety and other permits, licenses, authorizations, identification numbers, certificates, registrations, notifications, exceptions and approvals of Governmental Authorities (collectively, "Permits"), including, without limitation, Environmental Permits, required, necessary or proper for the current use, occupancy and operation of the Seller Properties, and all such Permits and Environmental Permits are in full force and effect; (b) there is no existing practice, action or activity of the Seller or any Seller Subsidiary and no existing condition of or condition associated with the properties or assets of the Seller or any Seller Subsidiary, including, without limitation, the Seller Properties, which would give rise to any civil or criminal Liability under, or violate or prevent compliance with, any applicable Environmental Law, applicable Permits or applicable Environmental Permits or other applicable law; (c) neither the Seller nor any Seller Subsidiary has received any notice from any Governmental Authority proposing to or actually revoking, canceling, rescinding, materially modifying or refusing to renew any Permit or Environmental Permit or providing written notice of violations under any applicable Environmental Law or applicable Environmental Permit; (d) the Seller and each Seller Subsidiary is in all respects in compliance with the Permits, all applicable Environmental Laws and the requirements of all Environmental Permits; (e) Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from, any Seller Property (other than such activities that have been conducted in strict accordance with all applicable Environmental Laws and Environmental Permits consistent with the nature of the applicable Seller Property and that would not have a Seller Material Adverse Effect); (f) Hazardous Materials (regardless of the source) have not been Released on any Seller Property or otherwise contaminated any Seller Property and Hazardous Materials have not been Released on or contaminated any property adjoining any Seller Property (except in either instance, Releases or contamination involving only de minimis amounts of Hazardous Materials, the Release of which or contamination by would not violate any applicable Environmental Law, violate any Environmental Permit, trigger any reporting obligation, or trigger any obligation to investigate, remediate, cleanup or otherwise respond to such Hazardous Material); (g) the Seller and the Seller Subsidiaries have disposed of all wastes, including those consisting of or containing Hazardous Materials, in compliance in all material respects with all applicable Environmental Laws and Environmental Permits; (h) there are no past, pending or threatened Environmental Claims against the Seller, any Seller Subsidiary or any Seller Property; (i) no Seller Property nor any property adjoining any Seller Property is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list of sites requiring investigation or cleanup of Hazardous Materials; (j) neither the Seller nor any Seller Subsidiary has used or arranged for the use of any location for the treatment, storage, disposal, Release or other handling of any Hazardous Materials or transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under

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CERCLA or on the CERCLIS or any analogous state list or which is the subject of any Environmental Claim; (k) there are not now and never have been any USTs located on any Seller Property or on any property adjoining any Seller Property; and (l) there is not now any asbestos in, on, or about any Seller Property.

     Section 3.12.  Material Contracts.  (a) To the Knowledge of the Seller,
Schedule 3.12(a) lists all of the following written contracts and agreements of the Seller Subsidiaries or to which any Seller Subsidiary or a Seller Property is bound (such contracts and agreements, together with all contracts and agreements concerning the management or operation of any Seller Properties (excluding the Management Contracts) listed or otherwise disclosed in Schedule 3.12(a) to which the Seller or any Seller Subsidiary is a party or to which any Seller Subsidiary or Seller Property is bound set forth in Schedule 3.12(a), being "Material Contracts"):

          (i) each contract, agreement and other arrangement of any nature which involves an unperformed commitment or for the provision of services to any Seller Subsidiary or otherwise related to the Seller Properties under the terms of which any Seller Subsidiary: (A) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ended December 31, 1997, (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract, or (C) cannot be canceled by such Seller Subsidiary without penalty or further payment and without more than 30 days' notice;

          (ii) all property management contracts, asset management contracts and similar contracts (or arrangements) which are not cancelable without penalty or further payment and without more than 30 days' notice;

          (iii) all contracts and agreements relating to Indebtedness of each Seller Subsidiary;

          (iv) all contracts and agreements with any Governmental Authority;

          (v) all contracts and agreements between or among any Seller Subsidiary and any Affiliate of the Seller;

          (vi) all partnership, joint venture or similar agreements or arrangements (including, without limitation, the Joint Venture Agreements described in Schedule 3.02(b) hereof); and

          (vii) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for and on behalf of any Seller Subsidiary.

     (b) To the Seller's Knowledge, each Continuing Contract and Administrative Agreement is valid and binding on the respective parties thereto and is in full force and effect. To the Knowledge of the Seller, neither the Seller nor any Seller Subsidiary is in breach of, or default under, any Continuing Contract and no other party to any Continuing Contract or is in breach thereof or default thereunder.

     (c) There is no contract, agreement or other arrangement granting any Person any preferential right to purchase any of the properties or assets of the Seller or any Seller Subsidiary, including, without limitation, the Seller Properties, except as set forth in the Joint Venture Agreements.

     Section 3.13. Management Agreements. To the Seller's Knowledge, no party to a Management Agreement has asserted rights of set off or counterclaim against the Seller or any Seller Subsidiary under such Management Agreement, and neither the Seller nor any Seller Subsidiary is in default thereunder in any material respect nor is the Seller aware of any facts or circumstances which, with the notice or passage of time, or both, would constitute a material default by the Seller or any Seller Subsidiary under any Management Agreement. To the Seller's Knowledge, no property manager is in default in any material respect under any Management Agreement nor is the Seller aware of any facts or circumstances which, with notice or passage of time, or both, would constitute a material default by a property manager under any Management Agreement.

     Section 3.14. Seller Properties. (a) To the Seller's Knowledge, a Seller Subsidiary owns fee simple title (or where indicated, a leasehold estate) to each of the Seller Properties in each case free of all Encumbrances except for Permitted Encumbrances. To the Seller's Knowledge, except as described in

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

Schedule 3.14, there is no material violations of any Law (including, without limitation, any building, planning or zoning Law) relating to any of the Seller Properties.

     (b) To the Knowledge of the Seller, no improvements on the Seller Properties and none of the current uses and conditions thereof violate in any material respect any applicable deed restrictions or other applicable Laws, covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances (collectively, "Property Restrictions"), and no material permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Seller Properties, other than those which are available to the Seller Properties, are required by any Governmental Authority having jurisdiction over the Seller Properties. Neither the Seller nor any of the Seller's Subsidiaries have Knowledge of, (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Seller Properties or (ii) any Property Restriction will be violated in any material respect by the continued maintenance, operation or use of any of the buildings or other improvements on any of the Seller Properties for their current use.

     (c) The Seller has completed or will complete on or prior to the Closing Date all capital improvement work (including replacements of capital items) with respect to the Seller Properties contemplated in the operating and capital improvement budgets for each of the Seller Properties for the period ending on the Closing Date, true and correct copies of which have been provided or made available to the Purchaser.

     Section 3.15. Ground Leases. To the Knowledge of the Seller, each Ground Lease is valid and in full force and effect and the copy of each Ground Lease provided to the Purchaser is true, correct and complete and constitutes the entire agreement between the ground lessor and ground lessee thereunder and there have been no amendments thereto (either orally or in writing). To the Knowledge of the Seller, there is no material default by either the ground lessor or ground lessee under any Ground Lease and no conditions exists that, with the passage of time or the giving of notice or both, would constitute a material default thereunder and no notice of termination has been given by either a ground lessor or a ground lessee under any Ground Lease. To the Knowledge of the Seller, the applicable Seller Subsidiaries' interest in each Ground Lease is free of all Encumbrances except for the Permitted Encumbrances.

     Section 3.16. Employment Matters. Except as set forth in Section 2.01(b), the Seller Subsidiaries have no employees (all personnel associated with the Seller Properties being (i) employees of property managers, (ii) employees of other independent contractors of the Seller or a Seller Subsidiary, or (iii) employees of the Seller) and none of the Seller Subsidiaries have ever employed any employees or been a party to any employee contract. Notwithstanding the foregoing, the Seller has disclosed to the Purchaser that a Seller Subsidiary, DIHC Management Corporation has had and currently has employees.

     Section 3.17. Taxes. (a) Except as disclosed in Schedule 3.17(a), with respect to the Seller and the Seller Subsidiaries (other than the Joint Ventures), and, with respect to the Joint Ventures, to the Knowledge of the Seller, (i) all returns and reports in respect of Taxes ("Returns") required to be filed with respect to the Seller and each Seller Subsidiary have been timely filed (taking into account any valid extensions of time for filing); (ii) all Taxes required to be shown on such Returns or otherwise due have been timely paid; (iii) all such Returns are true, correct and complete in all material respects; (iv) no adjustment relating to such Returns has been proposed formally or informally by any Tax authority and, to the Knowledge of the Seller, no basis exists for any such adjustment; (v) there are no pending or, to the Knowledge of the Seller, threatened actions or proceedings for the assessment or collection of Taxes against the Seller or any Seller Subsidiary or (insofar as either relates to the activities or income of the Seller or any Seller Subsidiary or could result in liability of any Seller Subsidiary on the basis of joint and/or several liability) any corporation that was includible in the filing of a return with the Seller on a consolidated or combined basis; and (vi) there are no Tax liens on any assets of the Seller or any Seller Subsidiary.

     (b) To the Knowledge of the Seller, (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Seller or any Seller Subsidiary may be subject; (ii) there are no requests for information currently outstanding that could affect the Taxes of the Seller or any Seller Subsidiary; (iii) there are no proposed reassessments of any property owned by the Seller or any Seller Subsidiary or other proposals that could materially increase the amount of any Tax to which the

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

Seller or any Seller Subsidiary would be subject; and (iv) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect any Seller Subsidiary.

     (c) Each of the Seller and the Seller Subsidiaries (other than the Joint Ventures), and to the Knowledge of the Seller, each Joint Venture, has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (d) (i) Schedule 3.17(d) lists all income, franchise and similar Tax Returns (federal, state, local and foreign) filed with respect to each Seller Subsidiary (other than the Joint Ventures) and, to the Knowledge of the Seller, with respect to each Joint Venture, for taxable periods ended on or after December 31, 1993, indicates the most recent income, franchise or similar Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and indicates all Tax Returns that currently are the subject of audit; and (ii) the Seller has delivered or made available to the Purchaser correct and complete copies of all federal, state and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any Seller Subsidiary (other than the Joint Ventures), and, to the Knowledge of the Seller, by any Joint Venture since December 31, 1993.

     (e) The Seller and each Seller Subsidiary is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code and will furnish to the Purchaser, if requested by the Purchaser, an affidavit and form satisfactory to the Purchaser confirming the same.

     (f) Seller and each Seller Subsidiary that is a corporation are members of an "affiliated group" under Section 1504(a) of the Code and currently file a consolidated U.S. federal income tax return.

     (g) To the extent the representations and warranties made in this Section
3.17 relate to the Seller Subsidiaries that were Joint Ventures during the period at issue, such representations and warranties are limited to the Knowledge of the Seller.

     Section 3.18. Insurance. Schedule 3.18 lists all casualty, liability, business interruption and other insurance policies insuring the Seller Subsidiaries. All such insurance policies are in full force and effect. To the Knowledge of the Seller, all material assets, properties and risks of the Seller and each Seller Subsidiary are covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Seller or a Seller Subsidiary, as the case may be, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Seller or such Seller Subsidiary.

     Section 3.19. Full Disclosure. The Seller is not aware of any facts pertaining to the Seller or any Seller Subsidiary which would, or would be reasonably likely to have a Seller Material Adverse Effect which have not been disclosed in this Agreement, the Schedules or Exhibits hereto or the Financial Statements or otherwise disclosed to the Purchaser by the Seller in writing.

     Section 3.20. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller.

     Section 3.21. Insolvency. There has not been filed by nor has the Seller or any Seller Subsidiary received notice of a petition in bankruptcy or any other insolvency proceeding, or for the reorganization or appointment of a receiver or trustee, nor has the Seller or any Seller Subsidiary made an assignment for the benefit of creditors, nor filed a petition for arrangement, nor entered into any arrangement of creditors, nor admitted in writing its inability to pay debts as they become due.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

     As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

     Section 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to carry on its business as now being conducted. The Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Seller Material Adverse Effect. The Purchaser has delivered to the Seller complete and correct copies of its Restated Articles of Incorporation (the "Purchaser's Charter") and Bylaws, as amended to the date of this Agreement.

     Section 4.02. Purchaser Subsidiaries. Schedule 4.02 to this Agreement sets forth each Purchaser Subsidiary and the ownership interest therein of the Purchaser. Except as set forth on Schedule 4.02, (a) all the outstanding shares of capital stock of each Purchaser Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable, are owned by the Purchaser or by another Purchaser Subsidiary free and clear of all Encumbrances and (b) all equity interests in each Purchaser Subsidiary that is a partnership, joint venture, limited liability company or trust are owned by the Purchaser, by another Purchaser Subsidiary, or by the Purchaser and another Purchaser Subsidiary, or by two or more Purchaser Subsidiaries free and clear of all Encumbrances. Except for the capital stock of or other equity or ownership interests in the Purchaser Subsidiaries, and except as set forth on Schedule 4.02, the Purchaser does not own, directly or indirectly, any capital stock or other ownership interest in any Person. Each Purchaser Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Purchaser Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Purchaser Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Purchaser Material Adverse Effect. True, complete and correct copies of the articles of incorporation, bylaws, organization documents and partnership and joint venture agreements of each Purchaser Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to Purchaser.

     Section 4.03. Capital Structure. The authorized capital stock of the Purchaser consists of 100,000,000 shares of Purchaser Common Shares and 15,000,000 shares of Purchaser Preferred Shares. On the date hereof (i) 48,856,742 shares of Purchaser Common Shares are issued and outstanding, (ii) 3,030,303 shares of Purchaser Preferred Shares are issued and outstanding, (iii) 51,143,258 shares of Purchaser Common Shares are authorized but not issued, (iv) no shares of Purchaser Common Shares are reserved for issuance under the Purchaser's employee benefit or incentive plans pursuant to awards granted by the Purchaser (the "Purchaser Employee Stock Plans"), (v) 1,757,500 shares of Purchaser Common Shares are issuable upon the exercise of outstanding options (the "Purchaser Options") to purchase Purchaser Common Shares, (vi) no shares of Purchaser Preferred Shares are issuable upon the exercise of outstanding options, (vii) no Purchaser Common Shares are reserved for issuance for the Purchaser's Dividend Reinvestment Share Purchase Plan, and (viii) no Purchaser Common Shares are reserved for issuance pursuant to the Purchaser's Employee Share Purchase Plan. On the date of this Agreement, except as set forth above in this Section 4.03, no shares of stock or other voting securities of the Purchaser were issued, reserved for issuance or outstanding. The Purchaser has no outstanding stock appreciation rights relating to the shares of the Purchaser. All outstanding shares of common stock and preferred stock of the Purchaser are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Schedule 4.03, there are no bonds, debentures, notes or other indebtedness of the Purchaser having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Purchaser may vote. Except (i) as set forth in this Section 4.03, or (ii) as set forth in Schedule 4.03, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Purchaser or any Purchaser Subsidiary is a party or by which such entity is bound, obligating the Purchaser or any Purchaser Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or securities convertible into voting securities or other ownership interests of the Purchaser or any Purchaser Subsidiary or obligating the Purchaser or any Purchaser Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to the Purchaser or a Purchaser Subsidiary). Except as set forth on Schedule 4.03, there are no outstanding contractual obligations of the Purchaser or any Purchaser Subsidiary to repurchase, redeem or otherwise acquire any beneficial shares of interest of the Purchaser or any capital stock, voting securities or other ownership interests in any Purchaser Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person (other than a Purchaser Subsidiary).

     Section 4.04. Authority; Noncontravention; Consents. The Purchaser has the requisite power and authority to enter into this Agreement and, subject to
(i) the approval of the issuance (the "Share Issuance") of Purchaser Common Shares under this Agreement by an affirmative vote of the holders of a majority of the Purchaser Common Shares present at a duly convened meeting of the stockholders of the Company in accordance with the requirements of the New York Stock Exchange and (ii) the approval of the Charter Amendment by an affirmative vote of the holders of a majority of the issued and outstanding Purchaser Common Shares and an affirmative vote of the holders of a majority of the issued and outstanding shares of Purchaser Preferred Shares in accordance with the requirements of Nevada law and the Purchaser's articles of incorporation (the approval of the Share Issuance and the approval of the Charter Amendment together referred to as the "Purchaser Shareholder Approvals"). The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement and the Ancillary Agreements to which the Purchaser is a party have been duly authorized by all necessary action on the part of the Purchaser, subject to the Purchaser Shareholder Approvals. This Agreement has been duly executed and delivered by the Purchaser and constitutes, and upon their execution by the Purchaser and the Purchaser Subsidiaries the Ancillary Agreements will constitute, the legal, valid and binding obligation of the Purchaser and the Purchaser Subsidiaries, enforceable against the Purchaser and the Purchaser Subsidiaries in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement to creditors' rights and equitable principles. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party does not, and the consummation by the Purchaser of the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party and compliance by the Purchaser with the provisions of this Agreement and the Ancillary Agreements to which it is a party will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit or alteration of rights or obligations under, or result in the creation of any Encumbrance upon any of the properties or assets of the Purchaser or any Purchaser Subsidiary under (i) the Charter and Bylaws, as amended, of the Purchaser or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Purchaser Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to the Purchaser or any Purchaser Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to the Purchaser or any Purchaser Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Encumbrances that either individually or in the aggregate would not (x) have a Purchaser Material Adverse Effect or
(y) materially delay or prevent the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. Without limiting the foregoing, the Purchaser has taken all action necessary to ensure that the issuance of the Purchaser Common Shares to Seller pursuant hereto shall not be deemed a violation of Section 8.01(a) of the

Purchaser's Charter. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Purchaser or any Purchaser Subsidiary in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated by this Agreement and the Ancillary Agreements, except for (i) the filing with the SEC of (x) a proxy statement relating to the approval by the Purchaser's shareholders of the transactions contemplated by this Agreement and the Ancillary Agreements (as amended or supplemented from time to time, the "Proxy Statement") and (y) such reports under Section 13(a) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) such filings as maybe required in connection with the payment of any Transfer and Gains Taxes, (iii) the filing of the Charter Amendment with the Nevada Secretary of State, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in
Schedule 4.04, or which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the Purchaser from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Purchaser Material Adverse Effect.

     Section 4.05. SEC Documents; Financial Statements; Undisclosed Liabilities. The Purchaser has timely filed all required reports, schedules, forms, statements and other documents required to be filed with the SEC (the "Purchaser SEC Documents"). All of the Purchaser SEC Documents, as of their respective filing dates, complied, or will comply, as the case may be, in all material respects with all applicable requirements of the Securities Act, and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Purchaser SEC Documents. No SEC "stop order" has been issued or is effective with respect to the Purchaser. None of the Purchaser SEC Documents (including, without limitation, the Proxy Statement) at the time of filing or effectiveness contained, or will contain, as the case may be, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been amended, modified or superseded by later Purchaser SEC Documents (including, without limitation, the Proxy Statement). The consolidated financial statements of the Purchaser included in the Purchaser SEC Documents (including, without limitation, the Proxy Statement) complied, or will comply, as the case may be, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, or will present, as the case may be, in accordance with the applicable requirements of U.S. GAAP, the consolidated financial position of the Purchaser and the Purchaser Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the Purchaser SEC Documents filed with the SEC prior to the date hereof or in Schedule 4.05, neither the Purchaser nor any Purchaser Subsidiary has any Liabilities required by U.S. GAAP to be set forth on a consolidated balance sheet of the Purchaser and the Purchaser Subsidiaries or, to the Knowledge of the Purchaser, or in the notes thereto and which, individually or in the aggregate, would have a Purchaser Material Adverse Effect.

     Section 4.06. Absence of Certain Changes or Events. Except as disclosed in the Purchaser SEC Documents filed with the SEC prior to the date hereof or in
Schedule 4.06, since the date of the most recent financial statements included in the Purchaser SEC Documents (the "Financial Statement Date") and to the date of this Agreement, the Purchaser and the Purchaser Subsidiaries have conducted their business only in the ordinary course and there has not been (i) any change that would have a Purchaser Material Adverse Effect (a "Purchaser Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Purchaser Material Adverse Change, (ii) except for regular quarterly dividends not in excess of $.30 per share of Purchaser Common Shares and regular annual dividends not in excess of $1.155 per share of Purchaser Preferred Shares with customary record and payment dates, (iii) any split, combination or reclassification of any of the Purchaser's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in

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substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock or any issuance of an ownership interest in, any Purchaser Subsidiary, (iv) any damage, destruction or loss to the Purchaser's and the Purchaser Subsidiaries' property, not covered by insurance, that has or would have a Purchaser Material Adverse Effect or (v) any change in accounting methods, principles or practices by the Purchaser or any Purchaser Subsidiary, except insofar as required by a change in U.S. GAAP.

     Section 4.07. Litigation. To the Knowledge of the Purchaser, except as set forth in Schedule 4.07 (which, with respect to each Action disclosed therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Purchaser or any Purchaser Subsidiary, pending before any Governmental Authority (or, to the Knowledge of the Purchaser, threatened to be brought by or before any Governmental Authority) which has had or could reasonably be expected to have a Purchaser Material Adverse Effect. To the Knowledge of the Purchaser, none of the matters disclosed in Schedule 4.07 has had or could reasonably be expected to have a Purchaser Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. To the Knowledge of the Purchaser, except as set forth in Schedule 4.07, none of the Purchaser, the Purchaser Subsidiaries nor any of their respective assets or properties, is subject to any Governmental Order, including any stop order by the SEC (nor, to the Knowledge of the Purchaser, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has had or could reasonably be expected to have a Purchaser Material Adverse Effect.

     Section 4.08. Purchaser Properties. (a) To the Purchaser's Knowledge, Purchaser Subsidiary own fee simple title (or where indicated, a leasehold estate) to each of the Purchaser Properties in each case free of all Encumbrances except for Permitted Encumbrances. Except as described in Schedule 4.08, to the Purchaser's Knowledge, there is no material violations of any Law (including, without limitation, any building, planning or zoning Law) relating to any of the Purchaser Properties.

     (b) To the Knowledge of the Purchaser, no improvements on the Purchaser Properties and none of the current uses and conditions thereof violate in any material respect any Property Restrictions, and no material permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Purchaser Properties, other than those which are available to the Purchaser Properties, are required by any Governmental Authority having jurisdiction over the Purchaser Properties. Neither the Purchaser nor any of the Purchaser's Subsidiaries have Knowledge of (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Purchaser Properties or (ii) any Property Restriction will be violated in any material respect by the continued maintenance, operation or use of any of the buildings or other improvements on any of the Purchaser Properties for their current use.

     Section 4.09. Environmental and Other Permits and Licenses; Related Matters. To the Knowledge of the Purchaser, except as disclosed in the reports referenced in Schedule 4.09, (a) the Purchaser and the Purchaser Subsidiaries currently hold all of the Permits, including, without limitation, Environmental Permits, required, necessary or proper for the current use, occupancy and operation of each Purchaser Property, and all such Permits and Environmental Permits are in full force and effect; (b) there is no existing practice, action or activity of the Purchaser or any Purchaser Subsidiary and no existing condition of or condition associated with the Purchaser Properties which would give rise to any civil or criminal Liability under, or violate or prevent compliance with, any applicable Environmental Law, applicable Permits or applicable Environmental Permits or other applicable law; (c) neither the Purchaser nor any Purchaser Subsidiary has received any notice from any Governmental Authority proposing to or actually revoking, canceling, rescinding, materially modifying or refusing to renew any Permit or Environmental Permit or providing written notice of violations under any applicable Environmental Law or applicable Environmental Permit; (d) the Purchaser, and each Purchaser Subsidiary is in all respects in compliance with the Permits, all applicable Environmental Laws and the requirements of all Environmental Permits; (e) Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from, any Purchaser Property (other than such activities that have been conducted in strict accordance with all applicable Environmental Laws and Environmental Permits consistent with the nature of the applicable Purchaser Property and that would not have a Purchaser Material Adverse Effect); (f) Hazardous Materials (regardless of the source) have not been Released on any

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

Purchaser Property or otherwise contaminated any Purchaser Property and Hazardous Materials have not been Released on or contaminated any property adjoining any Purchaser Property (except in either instance, Releases or contamination involving only de minimis amounts of Hazardous Materials, the Release of which or contamination by would not violate any applicable Environmental Law, violate any Environmental Permit, trigger any reporting obligation, or trigger any obligation to investigate, remediate, cleanup or otherwise respond to such Hazardous Material); (g) the Purchaser and the Purchaser Subsidiaries have disposed of all wastes, including those consisting of or containing Hazardous Materials, in compliance in all material respects with all applicable Environmental Laws and Environmental Permits; (h) there are no past, pending or threatened Environmental Claims against the Purchaser, any Purchaser Subsidiary or any Purchaser Property; (i) no Purchaser Property or any property adjoining any Purchaser Property is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list of sites requiring investigation or cleanup of Hazardous Materials; and (j) neither the Purchaser nor any Purchaser Subsidiary has used or arranged for the use of any location for the treatment, storage, disposal, Release or other handling of any Hazardous Materials or transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list or which is the subject of any Environmental Claim; (k) there are not now and never have been any USTs located on any Purchaser Property or on any property adjoining any Purchaser Property; and (l) there is not now any asbestos in, on, or about any Purchaser Property.

     Section 4.10. Related Party Transactions. Set forth in Schedule 4.10, or in the Purchaser SEC Documents including the Purchaser's definitive proxy statements for the Annual Meetings of the Purchaser's shareholders held on June 2, 1997, June 20, 1996 and June 19, 1995, or in the Proxy Statement, is a list of all arrangements, agreements and contracts entered into by the Purchaser or any of the Purchaser Subsidiaries with any Person who (vi) is an executive officer, director or Affiliate of the Purchaser or any of the Purchaser Subsidiaries, or any entity of which any of the foregoing is an Affiliate which would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act and the Exchange Act or (vii) acquired Purchaser Common Shares in a private placement. Such documents, copies of all of which have been previously delivered or made available to Seller, are listed in Schedule 4.10, in the Purchaser SEC Documents, in the Purchaser's definitive proxy statements for the Annual Meetings of the Purchaser's shareholders held on June 2, 1997, June 20, 1996 and June 19, 1995, or in the Proxy Statement.

     Section 4.11. Taxes. (a) (i) All returns and reports in respect of Taxes required to be filed with respect to the Purchaser and each Purchaser Subsidiary have been timely filed (taking into account any valid extensions of time for filing); (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports are true, correct and complete in all material respects; (iv) no adjustment relating to such returns has been proposed formally or informally by any Tax authority and, to the Knowledge of the Purchaser, no basis exists for any such adjustment;
(v) there are no pending or, to the Knowledge of the Purchaser, threatened actions or proceedings for the assessment or collection of Taxes against the Purchaser or any Purchaser Subsidiary or (insofar as either relates to the activities or income of the Purchaser or any Purchaser Subsidiary or could result in liability of any Purchaser Subsidiary on the basis of joint and/or several liability) any corporation that was includible in the filing of a return with the Purchaser on a consolidated or combined basis; (vi) no consent under
Section 341(f) of the Code has been filed with respect to the Purchaser or any Purchaser Subsidiary; and (vii) there are no Tax liens on any assets of the Purchaser or any Purchaser Subsidiary.

     (b) (i) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Purchaser or any Purchaser Subsidiary may be subject; (ii) there are no requests for information currently outstanding that could affect the Taxes of the Purchaser or any Purchaser Subsidiary; (iii) there are no proposed reassessments of any property owned by the Purchaser or any Purchaser Subsidiary or other proposals that could materially increase the amount of any Tax to which the Purchaser or any Purchaser Subsidiary would be subject; and (iv) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect any Purchaser Subsidiary.

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

     (c) Each of the Purchaser and the Purchaser Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (d) None of the Purchaser and the Purchaser Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Purchaser and the Purchaser Subsidiaries (i) has been a member of an "affiliated group" (as defined in Section 1504(a)(1) of the Code) filing a consolidated federal income Tax return (other than a group the common parent of which was the Purchaser) or (ii) has any Liability for the Taxes of any Person (other than any of the Purchaser and the Purchaser Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

     (e) The Purchaser (i) for the period commencing with the taxable year ending December 31, 1988 to the present has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (a "REIT") (within the meaning of Section 856 of the Code) under the Code and has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT for such periods, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1997, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the Purchaser's Knowledge, no such challenge is pending or threatened. Each Purchaser Subsidiary which is a partnership, joint venture or limited liability company has been during and since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation. Each Purchaser Subsidiary which is a corporation for federal income tax purposes is a "qualified REIT subsidiary," as defined in Section 856(i) of the Code. The Purchaser did not incur in its 1996 tax year any liability for taxes under
Section 857(b), 860(c) or 4981 of the Code.

     Section 4.12. Brokers. No broker, investment banker, financial advisor or other Person, other than Merrill Lynch & Co., Lazard Freres & Co. LLC, and Triton Pacific Capital LLC, the fees and expenses of which have previously been disclosed to Seller and will be paid by the Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or any Purchaser Subsidiary.

     Section 4.13. Compliance with Laws. To the Knowledge of the Purchaser, the Purchaser and the Purchaser Subsidiaries have each conducted and continue to conduct their respective businesses and operations in accordance with all Laws and Governmental Orders applicable to the Purchaser or any Purchaser Subsidiary or any of their properties or assets and neither the Purchaser nor any Purchaser Subsidiary is in violation of any such Law or Governmental Order which has had or could have a Purchaser Material Adverse Effect. Notwithstanding the foregoing, the Purchaser makes no representation or warranty regarding the compliance of the Purchaser Properties with ADA requirements.

     Section 4.14.  Contracts; Debt Instruments.

     (a) To the Knowledge of the Purchaser, neither the Purchaser nor any Purchaser Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule 4.14 and except for violations or defaults that would not, individually or in the aggregate, result in a Purchaser Material Adverse Effect.

     (b) Except for any of the following expressly identified in the Purchaser SEC Documents, Schedule 4.14 sets forth a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Purchaser or any of the Purchaser Subsidiaries, other than indebtedness payable to the Purchaser or a Purchaser Subsidiary or to any third-party partner or joint

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

venturer in any Purchaser Subsidiary, in an aggregate principal amount in excess of $500,000 per item is outstanding or may be incurred.

     Section 4.15.  Absence of Changes in Benefit Plans; ERISA Compliance.

     (a) Except as disclosed in the Purchaser SEC Documents or in Schedule 4.15(a) and except as permitted by Section 5.02 (for the purpose of this sentence, as if Section 5.02 had been in effect since December 31, 1996), since the Financial Statement Date, there has not been any adoption or amendment by the Purchaser, any Purchaser Subsidiary or any Person affiliated with the Purchaser under Section 414(b), (c), (m) or (o) of the Code (each, an "ERISA Affiliate of the Purchaser") of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding, or oral or in writing) providing benefits to any current or former employee, officer or director of the Purchaser, any Purchaser Subsidiary, or any ERISA Affiliate of the Purchaser (collectively, "Purchaser Benefit Plans"). No Purchaser Benefit Plan is subject to Title IV of ERISA or to Section 412 of the Code or Section 302 of ERISA.

     (b) Each Purchaser Benefit Plan is listed in Schedule 4.15(b), including, with respect to terminated Purchaser Benefit Plans, the date of termination. True and correct copies of each of the following have been made available to the
Seller: (i) the most recent annual report (Form 5500) relating to each such Purchaser Benefit Plan filed with the IRS, (ii) each such Purchaser Benefit Plan, (iii) the trust agreement, if any, relating to each such Purchaser Benefit Plan, (iv) the most recent summary plan description for each such Purchaser Benefit Plan for which a summary plan description is required by ERISA, and (v) the most recent determination letter, if any, issued by the IRS with respect to any such Purchaser Benefit Plan qualified under Section 401 of the Code.

     (c) Except as set forth in Schedule 4.15(c), as to any such Purchaser Benefit Plan intended to be qualified under Section 401 of the Code, such Purchaser Benefit Plan satisfies in form the requirements of such Section and there has been no termination or partial termination of such Purchaser Benefit Plan within the meaning of Section 411(d)(3) of the Code. As to any such terminated Purchaser Benefit Plan intended to have been qualified under Section 401 of the Code, such terminated Purchaser Benefit Plan received a favorable determination letter from the IRS with respect to its termination.

     (d) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Purchaser, threatened against, or with respect to, any of such Purchaser Benefit Plans or their assets that could reasonably be expected to have a Purchaser Material Adverse Effect. To the Knowledge of the Purchaser, there is no matter pending before the IRS, the Department of Labor or the PBGC with respect to any of such Purchaser Benefit Plans. All contributions required to be made to such Purchaser Benefit Plans pursuant to their terms and provisions have been timely made. Except as set forth in Schedule 4.15(a), neither the Purchaser nor any Purchaser Subsidiary is a party to or is bound by any severance agreement, program or policy. True and correct copies of all employment agreements with officers of the Purchaser and Purchaser Subsidiaries, and all vacation, overtime and other compensation policies of the Purchaser and Purchaser Subsidiaries relating to their employees have been made available to the Purchaser.

     (e) Except as described in the Purchaser SEC Documents or as would not have a Purchaser Material Adverse Effect, (i) all Purchaser Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) other than claims for benefits in the normal course, neither the Purchaser, any Purchaser Subsidiary nor any ERISA Affiliate of the Purchaser has any liabilities or obligations with respect to any such Purchaser Benefit Plan, whether accrued, contingent or otherwise, nor to the Knowledge of the Purchaser are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not constitute an event under any Purchaser Benefit Plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director of the Purchaser, any Purchaser Subsidiary, or any ERISA Affiliate of the Purchaser.

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

     Section 4.16. Vote Required. The Purchaser Shareholder Approvals are the only votes of the holders of any class or series of the Purchaser's shares necessary (under applicable Law or otherwise) to approve the Share Issuance and the Charter Amendment.

     Section 4.17. Space Leases. To the Knowledge of Purchaser, each lease, tenancy or occupancy agreement and operating agreement with tenants and operators currently occupying space in the Purchaser Properties (herein, the "Purchaser Space Leases") constitutes the legal, valid, binding, and enforceable obligation of the landlord and tenant thereunder, is in full force and effect and the term of the same and the obligation to pay rent thereunder has commenced and the tenant thereunder is in full possession and actual occupancy thereof, and all tenant improvements required under the provisions thereof are completed. To the Knowledge of the Purchaser, neither the Purchaser nor any Purchaser Subsidiary has any Knowledge of the cancellation or termination of any Purchaser Space Lease. To the Knowledge of the Purchaser, neither Purchaser nor any Purchaser Subsidiary, nor to the Knowledge of Purchaser, any other party is in breach or default in any material respect under any Purchaser Space Lease. To the Knowledge of Purchaser, no tenant is currently asserting any material claim, defense, offset or lien against Purchaser, any Purchaser Subsidiary or against any Purchaser Properties.

     Section 4.18. Ground Leases. To the Knowledge of the Purchaser, each ground lease affecting a Purchaser Property is valid and in full force and effect and the copy of each such ground lease provided to the Seller is true, correct and complete and constitutes the entire agreement between the ground lessor and ground lessee thereunder and there have been no amendments thereto (either orally or in writing). To the Knowledge of the Purchaser, there is no material default by either the ground lessor or ground lessee under any such ground lease and no conditions exists that, with the passage of time or the giving of notice or both, would constitute a material default thereunder and no notice of termination has been given by either a ground lessor or a ground lessee under any such ground lease. To the Knowledge of the Purchaser, the applicable Purchaser Subsidiaries' interest in each such ground lease is free of all Encumbrances except for the Permitted Encumbrances.

     Section 4.19. Insurance. Schedule 4.19 lists all casualty, liability, business interruption and other insurance policies insuring the Purchaser Subsidiaries. All such insurance policies are in full force and effect. To the Knowledge of the Purchaser, all material assets, properties and risks of the Purchaser and each Purchaser Subsidiary are covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Purchaser or a Purchaser Subsidiary, as the case may be, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Purchaser or such Purchaser Subsidiary.

     Section 4.20. Insolvency. There has not been filed by nor has the Purchaser or any Purchaser Subsidiary received notice of a petition in bankruptcy or any other insolvency proceeding, or for the reorganization or appointment of a receiver or trustee, nor has the Purchaser or any Purchaser Subsidiary made an assignment for the benefit of creditors, nor filed a petition for arrangement, nor entered into any arrangement of creditors, nor admitted in writing its inability to pay debts as they become due.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     Section 5.01. Conduct of Business by Seller Prior to the Closing; Competing Transactions. (a) The Seller covenants and agrees that, between the date hereof and the Closing or earlier termination of this Agreement, Seller shall cause the Seller Properties to be operated in the ordinary and usual course of business and consistent with the Seller's and the Seller Subsidiaries' prior practice, shall not, directly or indirectly through any officer, trust manager, employee, agent, investment banker, financial advisor, attorney, accountant, broker or other representative, initiate, solicit or effect the sale or listing for sale of any of the Seller

Properties (other than the Seller Property listed on Schedule 5.01 [Dearborn Land]) or any of its direct or indirect interests in the Seller Subsidiaries (including, without limitation, the Seller Subsidiary Shares), shall use its commercially reasonable efforts to preserve the goodwill and advantageous relationships of the Seller and the Seller Subsidiaries with tenants, customers, suppliers, independent contractors and other Persons material to the operation of the Seller Properties, shall perform its, and cause the Seller Subsidiaries to perform their, material obligations under the Space Leases and other Material Contracts affecting the Seller Properties and shall not wilfully or knowingly take or permit any action or omission which would cause any of its representations or warranties contained herein to become inaccurate in any material respect or any of the covenants made by it to be breached in any material respect, (b) the Seller will not cause or permit any default to occur by the Seller or any Seller Subsidiary under any Indebtedness of any of the Seller Subsidiaries or secured by the Seller Properties or cause or permit any increase in the outstanding aggregate principal balance thereof (other than by the Seller Subsidiary known as DIHC Finance Corporation as expressly contemplated in that certain Promissory Note and Loan Agreement dated August 15, 1997 (the "MSDI Loan Agreement"), having MSDI, as "Maker" and DIHC Finance Corporation, as "Payee" in a principal amount of up to $41,900,000) or incur any Indebtedness or make any loans, advances or capital contributions in or to any other Person, (c) except as provided in Section 2.06(b), the Seller shall continue to maintain all insurance policies referred to in Section 3.18 in full force and effect, (d) the Seller shall not, and shall not permit the Seller Subsidiaries to, effect any change in its capital structure or initiate, solicit or effect any merger, consolidation, share exchange, business combination, or similar transaction with any other Person or sell, or grant any option or right in respect of, any shares of common stock, any other voting securities of any Seller Subsidiary or any securities convertible into or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (except to the Seller or a Seller Subsidiary); except that, with the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, Seller may undertake internal restructuring transactions with respect to the Seller Subsidiaries, (e) the Seller shall not, and shall not permit any Seller Subsidiary to, amend the articles or certificate of incorporation, charter, bylaws, partnership agreement or other comparable charter or organizational documents of the Seller or any Seller Subsidiary except to the extent necessary to carry out internal restructuring transactions referred to in
(d) that are consented to by the Purchaser, (f) the Seller will not cause or permit any default to occur by the Seller or any Seller Subsidiary under any of the Administrative Agreements and the Seller shall, and shall cause the Seller Subsidiaries to, perform their obligations under the Administrative Agreements and shall not, and shall not permit any Seller Subsidiary to modify, amend or terminate of any of the Administrative Agreements, and (g) without the prior written consent of the Purchaser (which shall not be unreasonably withheld) the Seller shall not, and shall not permit any Seller Subsidiary to, (i) enter into any Material Contract or grant concessions regarding any Material Contract that constitutes a Continuing Contract after the Closing, or (ii) as to any Space Lease (A) in excess of 10,000 square feet of usable space, or (B) for a term in excess of five (5) years, enter into any such Space Lease or modify, amend, renew or terminate (except in connection with a tenant default) any such Space Lease. The Seller and the Purchaser acknowledge and agree that, with respect to the Seller Subsidiaries that constitute Joint Ventures, the Seller does not own (directly or indirectly) all of the equity interests of the Joint Ventures and thus does not unilaterally control all actions and decisions of the Joint Ventures. Accordingly, the Seller and the Purchaser agree that, with respect to the Seller Subsidiaries that constitute Joint Ventures, the Seller shall be deemed to have complied with the foregoing covenants in the event the Seller or applicable Seller Subsidiary performs such covenants consistent with its rights under, and subject to any limitations on its authority under, the Joint Venture Agreements.

     Section 5.02.  Conduct of Business by the Purchaser Prior to the
Closing. During the period from the date of this Agreement through the Closing or earlier termination of this Agreement, the Purchaser shall, and shall cause the Purchaser Subsidiaries each to, carry on their respective businesses in the ordinary and usual course of business and consistent with the Purchaser's and the Purchaser Subsidiaries' prior practice and shall use its reasonable best efforts to preserve intact the goodwill and advantageous relationships of the Purchaser and the Purchaser Subsidiaries with tenants, customers, suppliers, independent contractors and other Persons material to the operation of the Purchaser Properties and shall not wilfully or knowingly take or permit any action or omission which would cause any of its representations or warranties contained herein to become inaccurate in any respect or any of the covenants made by it to be breached in any material respect. Without limiting the generality of the foregoing, the following additional restrictions shall apply: during the period from the date of this Agreement until the earlier of the (i) termination of this Agreement or
(ii) Closing, the Purchaser shall not and shall cause the Purchaser Subsidiaries not to (and not to authorize or commit or agree to) without the prior written consent of the Seller (which such consent shall not be unreasonably withheld or delayed):

     (a) except for (i) its regular quarterly dividends not in excess of $.30 per share of issued and outstanding Purchaser Common Shares or (ii) its regular annual dividends not in excess of $1.155 per share of issued and outstanding Purchaser Preferred Shares with customary record and payment dates, declare, set aside or pay any dividends on, or make any other distributions in respect of any of the Purchaser Common Shares or Purchaser Preferred Shares;

     (b) except for the Purchaser's Dividend Reinvestment Share Purchase Plan and the exercise of share options or issuance of shares pursuant to stock rights, options, restricted share or performance share awards or warrants outstanding on the date of this Agreement, issue, deliver or sell, or grant any option or other right in respect of, any shares of common stock, any other voting securities of the Purchaser or any Purchaser Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (except to the Purchaser or a Purchaser Subsidiary), except the foregoing shall not prohibit the issuance of shares of Common Stock of the Purchaser in connection with the conversion of any currently outstanding convertible preferred stock or convertible notes or in connection with the granting of any employee stock options or restricted shares to any employee of Purchaser in an amount not to exceed $10,000,000;

     (c) except as otherwise contemplated by this Agreement, amend the articles or certificate of incorporation, charter, bylaws, partnership agreement or other comparable charter or organizational documents of the Purchaser or any Purchaser Subsidiary;

     (d) in the case of the Purchaser or any other Purchaser Subsidiary, merge or consolidate with any Person;

     (e) in any transaction or series of related transactions involving capital, securities or other assets or Indebtedness of the Purchaser, a Purchaser Subsidiary, or any combination thereof in excess of $10,000,000: (i) acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or all or substantially all of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, real estate investment trust, business trust or other business organization or division thereof or interest therein;
(ii) subject to any Encumbrance, sell, lease or otherwise dispose of any of the Purchaser Properties or any material assets or assign or encumber the right to receive income, dividends, distributions and the like; or (iii) incur any Indebtedness, issue or refinance any Indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person; excluding (y) the Purchaser's proposed $200 million line of credit with Bankers Trust Company and The Chase Manhattan Bank and (z) financial transactions undertaken by Purchaser or Purchaser's Subsidiaries in accordance with their respective ordinary cash management practices such as investments or deposits in commercial paper, obligations of the United States of America or its agencies or instrumentalities, certificates of deposit, time deposits, repurchase agreements and similar financial arrangements;

     (f) adopt any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by Law or which are not more favorable to participants than provisions presently in effect; and

     (g) enter into or amend or otherwise modify any agreement or arrangement with Persons that are Affiliates or, as of the date hereof, are executive officers, trust managers or directors of the Purchaser or any Purchaser Subsidiary.

     Section 5.03.  Preparation of the Proxy Statement; Shareholders Meeting.

     (a) As soon as practicable following the date of this Agreement but not later than August 29, 1997, the Purchaser shall finalize and file with the SEC a preliminary Proxy Statement in form and substance satisfactory to Purchaser. The Purchaser shall use its reasonable best efforts to respond to any comments of the SEC and the Purchaser will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Purchaser's shareholders as promptly as practicable. The Purchaser will notify the Seller of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information. The Proxy Statement shall comply in all material respects with all applicable requirements of Law. The Seller shall furnish all information concerning the Seller and the Seller Subsidiaries as the Purchaser may reasonably request in connection with such actions and the preparation of the Proxy Statement. The Proxy Statement shall include a proposal to amend the Purchaser's Charter in the form of the Charter amendment attached hereto as Exhibit 5.03(a) (the "Charter Amendment") and the recommendations of the Board of Directors of Purchaser in favor of the Share Issuance and the Charter Amendment. The Seller hereby approves the form of Charter Amendment attached hereto as Exhibit 5.03(a) and consents to the Additional Charter Provisions and agrees that the Additional Charter Provisions shall be included in the Charter Amendments, provided, however that the Purchaser and the Seller agree that the approval of the Additional Charter Provisions by the shareholders of the Purchaser shall not be a condition precedent hereunder to the parties obligation to effect the Closing.

     (b) The Purchaser will submit the Share Issuance and the Charter Amendment to a vote of the Purchaser's shareholders at a special meeting (the "Purchaser Shareholders Meeting") for the purpose of obtaining the Purchaser Shareholder Approvals.

     (c) The information supplied by the Seller for inclusion in the Proxy Statement shall not, (i) at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Purchaser, (ii) at the time of the Purchaser Shareholders Meeting, and (iii) the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Purchaser shall provide Seller a reasonable opportunity to review the preliminary Proxy Statement, including the information supplied by Seller for inclusion therein under the terms of this
Section 5.03, prior to the filing of such Proxy Statement with the SEC. If at any time prior to the Closing Date any event or circumstances relating to the Seller or any of the Seller Subsidiaries, or their respective officers or directors, should be discovered by the Seller which should be set forth in an amendment or a supplement to the Proxy Statement, the Seller shall promptly inform the Purchaser. The Seller shall have no liability for the accuracy or inaccuracy of any information set forth in the Proxy Statement or otherwise in connection with the Proxy Statement except in respect of any breach by the Seller of the covenants set forth in this clause (c).

     Section 5.04.  Commercially Reasonable Efforts; Notification.

     (a) Subject to the terms and conditions herein provided, the Purchaser and Seller shall: (a) use all commercially reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Closing with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated by such Agreement and (ii) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations, (b) use all commercially reasonable efforts to obtain in writing any consents required from third parties to effectuate the transactions contemplated by this Agreement, such consents to be in reasonably satisfactory form to the Seller and Purchaser; and (c) use all commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. In furtherance of the foregoing, the Seller and the Purchaser acknowledge that they have each reviewed and approved documentation to be entered into effective as of the Closing Date between the Purchaser (or the applicable Seller Subsidiary or Purchaser Subsidiary) and Hines Interests Limited Partnership ("Hines") which evidences the agreement with Hines regarding the respective rights, duties and obligations from and after the Closing Date of Hines and the Seller Subsidiary or Subsidiaries which are the partners with Hines in the partnerships which are the fee simple owners of the Seller Properties described on Schedule 1.01(l) hereof in items (6) and (7) [500 Boylston and 222 Berkeley], such documentation being in the form of the documents attached hereto as Exhibit 5.04(c)(i) (the "500 Boylston and 222 Berkeley Amendments") (the form and substance of which the parties have approved) and that each of the Purchaser and the Seller shall use their best efforts to obtain Hines' agreement to enter into the 500 Boylston and 222 Berkeley Amendments (or documents in a form substantially similar thereto) to be effective as of the Closing Date. In addition, the Seller and the Purchaser acknowledge that they have proposed to C-H Associates, Ltd. ("CHV"), a partner in One Ninety-One Peachtree Associates, the Joint Venture which owns the Seller Property known as One Ninety-One Peachtree, certain revisions to the Joint Venture Agreement governing the Joint Venture known as One Ninety-One Peachtree Associates. The substance of the proposed amendments are described in the letter to CHV dated August 1, 1997, attached hereto as Exhibit 5.04(c)(ii) which terms have been approved by the parties. The Purchaser and Seller agree that they will reasonably approve amendments to the Joint Venture Agreement of One Ninety-One Peachtree Associates to reflect the terms set forth in the attached letter and that they shall each use their best efforts to obtain the agreement of CHV to enter into such an amendment to be effective as of the Closing Date. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Purchaser and Seller shall take all such necessary action.

     (b) Prior to the Closing, the Seller and the Purchaser shall deliver to the other information supplementing or amending the representations, warranties, Schedules and other disclosures provided in Articles III and IV of this Agreement to set forth the information relating to any event or circumstance arising after date of this Agreement, or, with respect to matters that are limited to the Knowledge of either party, information that becomes a matter within the Knowledge of such party following the date of this Agreement, in order to make such representations and warranties, Schedules or other disclosures complete and accurate as of the date of such supplement or amendment. Each representation or warranty contained herein and the statements contained in Articles III and IV (including the Schedules hereto and the other disclosures) shall be deemed to have been amended by any such supplement or amendment. All references herein to any such representation, warranty or statement (including the Schedules hereto and other disclosures) provided hereby, to the extent such supplement or amendment refers specifically to such representation, warranty or statement, shall be deemed to refer to the same as so amended or supplemented. Without limiting the foregoing, the Seller covenants and agrees that within thirty (30) days of this Agreement, the Seller shall provide to the Purchaser an unaudited consolidated balance sheet of the Seller and the Seller Subsidiaries as of June 30, 1997, and the related consolidated statements of income, retained earnings, stockholders' equity and changes in financial position of the Seller, together with all related notes and schedules thereto, reviewed by Coopers & Lybrand, L.L.P. (the "Interim Financial Statements"). The Interim Financial Statements will consist only of normal recurring accruals necessary to summarize fairly the unaudited results of operations for the six month period. The Interim Financial Statement shall be deemed to constitute a supplement to the Seller's representations and warranties under Section 3.07 hereto and shall give rise to a termination right on the part of the Purchaser under Section 7.01(a) hereof to the extent such Interim Financial Statements disclose any Seller Material Adverse Effect since the date of this Agreement (as determined by reference to the Reference Balance Sheet and the Seller's representations under Sections 3.06 and 3.07 hereof.) Any other amendments or supplements given to either party pursuant to this Section 5.04(b) may be a basis for the termination of this Agreement as provided for in Sections 9.01(b) and 9.02(c); provided the terminating party exercises its right to terminate this Agreement under Section 9.01(b) or 9.02(c), as applicable, with twenty (20) days after receipt of the amending or supplementary information giving rise to such termination right.

     Section 5.05. Name Changes. The Purchaser covenants and agrees that following the Closing Date, the Purchaser shall (i) promptly take all appropriate action to effect the change of the corporate names of each of the Seller Subsidiaries in which the acronym "DIHC" appears to omit such acronym, it being acknowledged and agreed that the Purchaser is acquiring no right, title or interest in and to the name "Dutch Institutional Holding Company, Inc." or "DIHC" other than a license to use the same until such name changes are effected, and (ii) not use such names without the prior consent of the Seller.

     Section 5.06.  Intentionally omitted.

     Section 5.07. Transfer and Gains Taxes. Seller and the Purchaser shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, mortgage recording, intangible, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated hereby, excluding state and federal income taxes (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). The Purchaser shall be required to pay all Transfer and Gains Taxes (including, without limitation, all Transfer and Gains Taxes due and payable in connection with the execution, delivery and/or filing or recording of the Purchase Money Notes and the Purchase Money Mortgages) incurred in connection with the acquisition of the Seller Subsidiaries hereunder. Notwithstanding the foregoing, the Seller and the Purchaser agree that any Transfer and Gains Tax due and payable in connection with the transfer by the Seller of its interests in the Seller Property described as item 10 on Schedule 1.01(l) hereof [Market Square, Washington D.C.] shall be shared equally between the Seller and the Purchaser (the Seller's share thereof to be paid by an adjustment to the cash portion of the Purchase Price payable at Closing and the Purchaser's portion to be paid in cash or by check at Closing).

     Section 5.08. Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, each party and their respective Affiliates and their respective officers, directors, employees, agents, accountants and counsel shall: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the other party reasonable access, during normal business hours, to the properties, offices, other facilities, books and records of such party and its Affiliates and to those officers, directors, employees, agents, accountants and counsel of such party and its Affiliates who have any knowledge relating to such party, its Affiliates or its properties and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the other party such additional financial and operating data and other information regarding it and its Affiliates properties as the other party may from time to time reasonably request.

     (b) In order to facilitate the resolution of any claims made against or incurred by the Seller prior to the Closing, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records of the Seller and the Seller Subsidiaries which are transferred to the Purchaser pursuant to this Agreement relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Seller and the Seller Subsidiaries and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Seller reasonable access (including the right to make, at the Seller's expense, photocopies), during normal business hours, to such books and records.

     (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Seller shall (i) retain all books and records of the Seller, and the Seller Subsidiaries which are not transferred to the Purchaser pursuant to this Agreement and which relate to the Seller, the Seller Subsidiaries, or the Seller Properties for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser (including, without limitation, employee files relating to the employees of the Seller Subsidiaries which are not being acquired by the Purchaser) and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Purchaser, reasonable access (including the right to make photocopies at the expense of the Purchaser), during normal business hours, to such books and records.

     Section 5.09. Confidentiality. Each of the Purchaser and Seller covenant that they shall not, without the prior written consent of the other, divulge, furnish or make accessible any information or documents provided to the other in connection with their due diligence review of the other party's operations and assets (other than "Non-confidential Information" as hereinafter defined) to any other Person (other than as required by law, including applicable securities law or stock exchange regulations, and other than to their respective employees, accountants, attorneys, consultants, investment bankers, financial advisors, creditors, outside partners or co-venturers in, and property managers of, any of the parties' properties and other agents who will be bound by the terms of this
Section 5.09). The term "Non-confidential Information" shall mean information generally available to the public, previously known or in the possession of the other party or which becomes available prior to any disclosure or use thereof from some other source not restricted as to disclosure. Purchaser and Seller agree that if this Agreement is terminated, each shall return to the other all documents previously delivered to it in connection with the transactions contemplated by this Agreement and shall destroy all copies of such documents made by it and (to the extent not prohibited by law or contrary to customary internal corporate policy) all memoranda, notes and other written material and work-product related thereto. Each of the Purchaser and Seller shall promptly notify the other of any request or demand by any court, governmental agency or other person asserting a demand or request for confidential information supplied to such party so that the other party may seek an appropriate protective order. In the absence of such protective order or receipt of a waiver hereunder, if Purchaser or Seller (or any of their respective representatives) are, in the reasonable opinion of such party's counsel, compelled to disclose confidential information or else stand liable for contempt or suffer other censure or significant penalty, the Purchaser or Seller may disclose that portion of the requested information which such party's counsel advises it that it is compelled to disclose. If such party proposes to make disclosure based upon the opinion of its counsel as aforesaid, such party will (to the extent reasonably possible and permitted) advise and consult with the other party prior to such disclosure concerning the information it proposes to disclose.

     Section 5.10. Section 754 Election. With respect to any partnership in which a Seller Subsidiary has a direct or indirect interest that has not made an election under Section 754 of the Code (a "Section 754 Election"), Purchaser and Seller shall use their best efforts to cause such partnership to file a Section 754 Election with the partnership's federal income Tax Return for the taxable year of the partnership that ends on or includes the Closing Date.

     Section 5.11. Standstill Agreement. In the event the Closing does not occur, the Purchaser and the Seller agree that, for a period of 24 months after the date of this Agreement, unless specifically invited in writing by the other party's Board of Directors, neither the Purchaser nor the Seller (nor any of their respective Affiliates), will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, (i) the acquisition of the other party's securities (or beneficial ownership thereof) or assets, (ii) any tender or exchange offer, merger or other business combination involving the other party, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the other party or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) or consents to vote any of the other party's voting securities; (b) form, join or in any way participate in a "group" (as defined under the Exchange Act) or otherwise act, alone or in concern with others, to seek to control or influence the other party's management, Board of Directors or policies; or (c) enter into any discussion or arrangement with any third party with respect to any of the foregoing; provided, however, that the restrictions set forth in this paragraph shall not apply to professional asset managers or investment advisers retained by the Purchaser or the Seller or their respective Affiliates who are authorized to exercise discretion with respect to all or a portion of the assets which they manage for the Purchaser or the Seller or their respective Affiliates. Notwithstanding the foregoing, in the event either of the Purchaser or the Seller willfully and intentionally breach any of their respective obligations under this Agreement with the result that a Closing hereunder does not occur, the non-defaulting party shall not be bound by the covenants in this Section 5.11.

     Section 5.12.  Performance Under Redemption Agreement.  As described on
Schedule 1.01(f), upon the making by the Purchaser (or its designated Purchaser Subsidiary) on or following the Closing Date of a capital contribution to MSDI in the amount of $2,083,000, MSDI shall redeem M.I.'s interest in MSDI pursuant to the Redemption Agreement and the Purchaser's percentage interest in MSDI shall be increased to equal the former percentage of interest of M.I. The Purchaser covenants to make such capital contribution as and when requested by the Seller upon no less than ten days prior written notice and within the permissible time periods for a "Closing" under the Redemption Agreement and the Seller covenants and agrees that, upon the making by the Purchaser of such capital contribution to MSDI, it shall perform its obligations under the Redemption Agreement as provided therein in a timely manner and shall cause the redemption of M.I.'s interest in MSDI and the resultant increase in the interest of the Purchaser (or its designated Purchaser Subsidiary) in MSDI. The Purchaser agrees to indemnify the Seller and its Affiliates as of the Closing for all obligations and liabilities of the Seller under Section 10 of the Redemption Agreement in respect of Capital Calls to MSDI and agrees to fund all capital calls required to be made on behalf of M.I. pursuant to Section 10 of the Redemption Agreement. In the event the Closing under the Redemption Agreement does not close for any reason other than failure of the Purchaser to make the capital contribution to MSDI required hereunder to fund the redemption of M.I.'s interest in MSDI, the Seller shall reimburse the Purchaser for all such Capital Calls funded by the Purchaser and any other payments made by the Purchaser pursuant to the indemnity under Section 10 of the Redemption Agreement.

                                   ARTICLE VI
                                  TAX MATTERS

     Section 6.01.  Indemnity.  (a) In addition to any indemnities covered by
Article VIII, the Seller agrees to indemnify and hold harmless the Purchaser and the Purchaser Subsidiary against the following taxes and, except as otherwise provided in Section 6.05, against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such taxes: (i) federal or state income or franchise taxes (including interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed on the Seller, Seller Subsidiary (other than a Joint Venture), or any member of any affiliated group with which any of the Seller or the Seller Subsidiaries file, have filed or should have filed a Tax Return on a consolidated or combined basis with respect to taxable periods ending on or before the Closing Date, including, but not limited to, federal or state income or franchise taxes (including interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed under Section 1.1502-6 of the Regulations (or any similar provision of state or local law or under the laws of the District of Columbia); (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, federal or state income or franchise taxes (including interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed on the Seller or any Seller Subsidiary which are allocable, pursuant to Section 6.02, to the portion of such period ending on the Closing Date; and (iii) in any adverse consequence to the Purchaser or any Purchaser Subsidiary any adverse consequence to the Purchaser or any Purchaser Subsidiary arising out of any failure of Seller to pay any federal or state income or franchise taxes (including interest, penalties, additions to tax and additional amounts imposed with respect thereto) attributable to the making of the Section 338(h)(10) Election. The Purchaser shall indemnify the Seller for any liability of Seller for Taxes and associated expenses imposed on Seller Subsidiaries for taxable periods ending after the Closing Date and not allocated to the Seller pursuant to the first sentence hereof, and also shall indemnify Seller for any Transfer and Gains Taxes allocated to the Purchaser under Section 5.07.

     Section 6.02. Straddle Period Taxes. In the case of federal or state income or franchise taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such tax that is allocable to the portion of the period ending on the Closing Date shall be:

          (i) in the case of taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

          (ii) in the case of taxes imposed on a periodic basis with respect to the assets of the Seller or any Seller Subsidiary, any Seller Properties or otherwise measured by the level of any item, deemed to be the amount of such taxes for the entire period (or, in the case of such taxes determined on an arrears basis, the amount of such taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

          (c) The parties recognize that Section 2.07(a)(iv) addresses the provision for certain taxes and that Section 5.07 allocates responsibility for Transfer and Gains Taxes. The parties intend that no multiple payment or recovery shall be made or obtained with respect to such taxes under
     Section 2.07(a)(iv) or Section 5.07 and this Article VI.

     Section 6.03. Returns and Payments. (a) From the date of this Agreement through and after the Closing Date, the Seller shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner all (i) consolidated federal income Tax Returns for the affiliated group of which the Seller is common parent, and (ii) the separate and combined state income Tax Returns of the Seller. The Seller Subsidiaries shall be included in such consolidated federal income Tax Return through the close of business on the Closing Date. The results of operations of the Seller Subsidiaries shall be included, to the extent consistent with past practice, in such combined state income Tax Returns through the close of business on the Closing Date.

     (b) The Seller shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner all other state or local Tax Returns of each Seller Subsidiary that is not a Joint Venture for taxable periods ending on or before the Closing Date.

     (c) Purchaser shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner all separate or combined state or local Tax Returns or each Seller Subsidiary for any taxable periods ending after the Closing Date.

     (d) With respect to any Tax Return required to be filed by the Purchaser or the Seller with respect to the Seller Subsidiaries and as to which an amount of Tax is allocable to the other party under Section 6.02, the filing party shall provide the other party and its authorized representatives with a copy of such completed Tax Return and a statement certifying the amount of Tax shown on such Tax Return that is allocable to such other party pursuant to Section 6.02, together with appropriate supporting information and schedules at least 20 Business Days prior to the due date (including any extension thereof) for the filing of such Tax Return, and such other party and its authorized representatives shall have the right to review and comment on such Tax Return and statement prior the filing of such Tax Return.

     (e) The Seller shall pay or cause to be paid when due and payable all Taxes (other than Taxes addressed under Section 2.07(a)(iv) and Transfer and Gains Taxes allocated to the Purchaser under Section 5.07) with respect to the Seller and the Seller Subsidiaries for any taxable period ending on the Closing Date.

     Section 6.04. Refunds. Any Tax refund or credit (including any interest with respect thereto) relating to the Seller, any Seller Subsidiary, or the Seller Properties for any taxable period ending on or prior to the Closing Date shall be the property of the Seller, and if received by the Purchaser (or any Affiliate of Purchaser) shall be paid promptly to the Seller within fifteen (15) Business Days of the earlier of receipt or entitlement thereto (and if received by Seller, retained by it). The Purchaser shall, if so requested by the Seller, cause the relevant entity to file for any refunds or equivalent amounts to which the Seller is entitled under this Section 6.04.

     Section 6.05. Contests. (a) After the Closing Date, each party shall promptly notify the other party in writing of any written notice from a Governmental Authority, including any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding involving a matter to which the other party may have an indemnification obligation to the first party pursuant to this Agreement. Such notice shall contain factual information describing the assessment, claim, or other matter in reasonable detail and shall include copies of any notice or other document received from such Governmental Authority. If the first party fails to give the other party prompt notice as required by this Section 6.05, then (i) if the other party is precluded by the failure to give prompt notice from contesting the proposed Tax liability in the appropriate judicial forums, then such party shall not have any obligation to indemnify the first party for any such Tax liability, and (ii) if the other party is not so precluded from contesting, but such failure to give prompt notice results in a detriment to the other party, then any amount the other party is otherwise required to pay pursuant to this Article VI with respect to such Tax liability shall be reduced by the amount of such detriment.

     (b) Seller and its duly appointed representatives shall have the sole right to supervise or otherwise coordinate any examination process and to negotiate, resolve, settle or contest any asserted Tax deficiencies or assert and prosecute any claim for refund for taxable periods ending on or prior to the Closing Date. Costs of such contests shall be borne solely by Seller. Purchaser and its duly appointed representatives shall, at

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

Purchaser's expense, have the right to supervise or otherwise coordinate any examination process and to negotiate, resolve, settle, or contest any asserted Tax deficiencies or assert and prosecute any claim for refund for taxable periods of the Seller Subsidiaries that begin on or after the Closing Date.

     (c) With respect to issues relating to a potential adjustment for Taxes addressed under Section 6.02 and the last sentence of Section 5.07, (i) each party may participate in the audit or proceeding, and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (in particular, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Article VI by the Purchaser and the Seller.

     (d) The Purchaser and the Seller agree (and Purchaser agrees to cause Seller Subsidiaries) to cooperate in the defense against or compromise of any claim in any audit or proceeding.

     Section 6.06. Section 338(h)(10) Election. The Seller will join with the Purchaser in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state or local tax law or under the laws of the District of Columbia) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the Seller Subsidiaries (which includes the deemed purchase and sale of any Subsidiary of a Seller Subsidiary) hereunder. The Purchaser shall be responsible for the preparation of the Form 8023-A and any other forms or schedules required to effect the Section 338(h)(10) Election and shall file such election not later than the fifteenth (15th) day of the ninth (9th) month beginning after the month in which the Closing Date occurs. The Seller will pay any Tax attributable to the making of the Section 338(h)(10) election. The Purchase Price allocated to each Seller Subsidiary under Section 2.02(d), as adjusted for the assumed liabilities of such Seller Subsidiary (including any Subsidiaries thereof) and other relevant items shall be allocated in the manner mutually agreed to by Purchaser and Seller, which allocation shall be agreed to in writing within 60 days after the Closing Date.

     Section 6.07. Time of Payment. Except with respect to payments pursuant to Section 6.04, any payment by one party to the other party pursuant to this
Article VI in respect of Taxes shall be made within three Business Days following an agreement between the Seller and the Purchaser that an indemnity amount is payable, an assessment of a Tax by a Governmental Authority, or a "determination" as defined in Section 1313(a) of the Code. If liability under this Article VI is in respect of costs or expenses other than Taxes, payment by a party of any amounts due under this Article VI shall be made within five Business Days after the date when such party has been notified by the other party that the first party has a liability for a determinable amount under this
Article VI and is provided with calculations or other materials supporting such liability.

     Section 6.08. Cooperation and Exchange of Information. Upon the terms set forth in Sections 5.04 and 5.08, the Seller and the Purchaser will (and Purchaser will cause the Seller Subsidiaries to) provide the other with such cooperation and information as they reasonably may request in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Governmental Authorities. The Seller and Purchaser shall (and Purchaser shall cause the Seller Subsidiaries to) make its respective employees (if any) available on a basis mutually convenient to provide explanations of any documents or information provided hereunder. Each of the Seller and the Purchaser shall (and Purchaser shall cause the Seller Subsidiaries to) retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Seller and the Seller Subsidiaries for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods or (ii) six years following the due date (without extension) for such Tax Returns. Before Purchaser or the Seller Subsidiaries shall dispose of any of such books and records, at least ninety (90) calendar days' prior written notice to such effect shall be given by Purchaser to the Seller, and the Seller shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as the Seller may select. Any information obtained under this Section 6.08 shall be kept confidential in accordance with Section 5.09 except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

     Section 6.09. Miscellaneous. (a) The Seller and the Purchaser agree to treat all payments made by either to or for the benefit of the other under this
Article VI, under other indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants as adjustments to the cash portion of the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

     (b) Notwithstanding any provision in this Agreement to the contrary, the obligations of the Seller to indemnify and hold harmless the Purchaser pursuant to this Article VI, and the representations and warranties contained in Section 3.17, shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

                                  ARTICLE VII
                             CONDITIONS TO CLOSING

     Section 7.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions unless waived by the Seller:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser to such effect signed by the chief executive officer or chief financial officer of the Purchaser. This condition shall be deemed satisfied unless breaches of the Purchaser's representations, warranties and covenants in this Agreement are, in the aggregate, reasonably expected to have or have had a Purchaser Material Adverse Effect or adversely affect any of the Seller's collateral under the Purchase Money Mortgages in any material respect;

          (b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7.01(b) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action;

          (c) Resolutions. The Seller shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

          (d) No Material Adverse Change. Since the date of this Agreement, there shall not have been any change, circumstance or event in the business or prospects of the Purchaser which has had or would reasonably be expected to have a Purchaser Material Adverse Effect or adversely affect any of the Seller's collateral under the Purchase Money Mortgages in any material respect and Seller shall have received a certificate of the chief executive officer or chief financial officer of the Purchaser certifying to such effect;

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

          (e) Opinions Relating to REIT. Seller shall have received an opinion of counsel to the Purchaser, dated as of the Closing Date, reasonably satisfactory to Seller that, commencing with its taxable year ending December 31, 1993, the Purchaser was organized and is operated in conformity with the requirements for qualification as a REIT under the Code;

          (f) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result individually or in the aggregate, in a Seller Material Adverse Effect or a Purchaser Material Adverse Effect;

          (g) Closing Under Loan Purchase Agreement. All conditions precedent to a closing under the Loan Purchase Agreement shall have been satisfied and a closing thereunder shall occur immediately preceding the Closing hereunder;

          (h) Other Legal Opinions. The Seller shall have received opinions of counsel to the Purchaser, dated as of Closing Date, regarding the enforceability, non-contravention, conflicts with law (and, where applicable, the due authorization, execution and delivery) of the Registration Rights and Voting Agreement, the Proxy Statement, the Charter Amendment and the other Ancillary Agreements to which the Purchaser or any Purchaser Subsidiary is a party, the due authorization and issuance of the Purchaser Common Shares being issued to Seller and PGGM on the Closing Date, and such other matters as the Seller shall reasonably require;

          (i) Certified Rent Roll. A rent roll with respect to each of the Purchaser Properties (prepared by the Purchaser or the property manager of each of the Purchaser Properties) certified as to Knowledge of the Purchaser to be true and correct in all material respects by the chief executive officer or chief financial officer of the Purchaser including a description of all Purchaser Space Leases in effect as of the Closing Date, the rentals payable by each tenant thereunder (including, without limitations, reimbursements for common area expenses), the original and current balance of each security deposit delivered under each Purchaser Space Lease, and all delinquencies and defaults under each Purchaser Space Lease;

          (j) Organizational Documents. The Seller shall have received a copy of (i) the Certificate of Incorporation, as amended, of the Purchaser certified by the secretary of state of the jurisdiction in which such entity is incorporated or organized, as of a date not earlier than fifteen Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Purchaser, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation since such date except as contemplated by this Agreement, and (ii) the By-laws of the Purchaser, certified by the Secretary or Assistant Secretary of the Purchaser; and

          (k) Good Standing; Qualification to Do Business. The Seller shall have received a good standing certificate for the Purchaser from the secretary of state of the jurisdiction in which such entity is incorporated or organized and from the secretary of state in each other jurisdiction in which the properties owned or leased by the Purchaser, or the operation of its business in such jurisdiction, requires the Purchaser to qualify to do business as a foreign entity, in each case dated as of a date not earlier than fifteen Business Days prior to the Closing Date.

     Section 7.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions unless waived by the Purchaser:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Seller contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Seller to such effect signed by the chief executive officer or the chief financial officer of the Seller. This condition shall be deemed satisfied unless breaches of the Seller's representations, warranties and covenants in this Agreement are, in the aggregate, reasonably expected to have or have had a Seller Material Adverse Effect;

          (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which the Purchaser believes, in its sole and absolute discretion, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a Seller Material Adverse Effect; provided, however, that the provisions of this Section 7.02(b) shall not apply if the Purchaser has solicited or encouraged any such Action;

          (c) Resolutions of Seller. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

          (d) No Material Adverse Change. Since the date of this Agreement, there shall not have been any change, circumstance or event in the Seller Properties or the business or prospects of the Seller or the Seller Subsidiaries which has had or would reasonably be expected to have a Seller Material Adverse Effect and the Purchaser shall have received a certificate of the chief executive officer or chief financial officer of the Seller certifying to such effect;

          (e) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result individually or in the aggregate in a Seller Material Adverse Effect or a Purchaser Material Adverse Effect;

          (f) Resignations. The Purchaser shall have received the resignations, effective as of the Closing, of all directors and officers of each Seller Subsidiary;

          (g) Organizational Documents. The Purchaser shall have received a copy of (i) the Certificates of Incorporation, as amended, of each Seller Subsidiary which is a corporation, and of the Certificate of Limited Partnership for each Seller Subsidiary which is a limited partnership, certified by the secretary of state of the jurisdiction in which such entity is incorporated or organized, as of a date not earlier than fifteen Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of such entity (or a general partner thereof in the case of a general or limited partnership), dated as of the Closing Date, stating that no amendments have been made to such Certificates of Incorporation or Certificate of Limited Partnership since such date, and (ii) the By-laws or partnership agreement of each Seller Subsidiary, certified by the Secretary or Assistant Secretary of such entity or its general partner, as the case may be;

          (h) Minute Books. The Purchaser shall have received a true and complete copy of the minute books and stock register of each Seller Subsidiary which is a corporation, certified by its Secretary or Assistant Secretary as of the Closing;

          (i) Good Standing; Qualification to Do Business. The Purchaser shall have received good standing certificates for each Seller Subsidiary from the secretary of state of the jurisdiction in which such entity is incorporated or organized and from the secretary of state in each other jurisdiction in which the properties owned or leased by Seller Subsidiary, or the operation of its business in such jurisdiction, requires Seller Subsidiary to qualify to do business as a foreign entity, in each case dated as of a date not earlier than fifteen Business Days prior to the Closing Date;

          (j) Certified Rent Roll. A rent roll with respect to each of the Seller Properties (prepared by the Seller or the property manager of each of the Seller Properties) certified as to knowledge of the Seller to be true and correct in all material respects by the chief executive officer or chief financial officer of the Seller including a description of all Space Leases in effect as of the Closing Date, the rentals payable by each tenant thereunder (including, without limitations, reimbursements for common area expenses), the original and current balance of each security deposit delivered under each Space Lease, and all delinquencies and defaults under each Space Lease;

          (k) Legal Opinions. The Purchaser shall have received legal opinions of counsel to the Seller, dated as of the Closing Date, regarding the enforceability (and, where applicable, the due authorization, execution and delivery) of the Registration Rights and Voting Agreement and the other Ancillary Agreements to which the Seller is a party and such other matters as the Purchaser shall reasonably require; and

          (l) Closing Under Loan Purchase Agreement. All conditions precedent to a closing under the Loan Purchase Agreement shall have been satisfied and a closing thereunder shall occur immediately preceding the Closing hereunder.

     Section 7.03.  Condition to each Parties Obligation to Effect
Transaction. The respective obligation of each party to consummate the transactions contemplated under this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Purchaser Shareholder Approvals. The Purchaser Shareholder Approvals shall have been obtained.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

          (c) Related Transactions. The Registration Rights and Voting Agreement substantially in the form attached hereto as Exhibit 1.01(k) shall have been duly executed and delivered by the parties thereto and shall remain in full force and effect.

          (d) Charter Amendment. The Charter Amendment shall have been duly filed with the Secretary of State of the State of Nevada.

                                  ARTICLE VIII

                                INDEMNIFICATION

     Section 8.01. Survival of Representations and Warranties. The representations and warranties of the Seller and the Purchaser contained in this Agreement and the Ancillary Agreements, shall survive the Closing until March 31, 1999; provided, however, that the representations and warranties of the Seller dealing with Tax matters shall survive as provided in Section 6.08(b). Neither the period of survival nor the liability of either party hereto with respect to such party's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the party seeking indemnification. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the party seeking indemnification to the other party, then the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved.

     Section 8.02. Indemnification. (a) The Purchaser and its Affiliates (including, without limitation, the Seller Subsidiaries from and after the Closing Date), officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnified Party") shall be indemnified and held harmless by the Seller for any and all Loss arising out of or resulting from the breach of any representation or warranty made by the Seller contained in this Agreement or the Ancillary Agreements or the breach of any covenant or agreement by the Seller contained in this Agreement or the Ancillary Agreements.

     (b) The Seller and its Affiliates (excluding the Seller Subsidiaries after the Closing Date), officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party"; a Purchaser Indemnified Party or a Seller Indemnified Party sometimes herein referred to as an "Indemnified Party") shall be indemnified and held harmless by the Purchaser for any and all losses arising out of or resulting from the breach of any representation or warranty made by the Purchaser contained in this Agreement or the Ancillary Agreements or the breach of any covenant or agreement by the Purchaser contained in this Agreement or the Ancillary Agreements.

     As used herein the term "Loss" or "Losses" means any Liabilities, losses, damages, claims, costs and expenses, interests, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by any Indemnified Party (including, without limitation, any Action brought or otherwise initiated by any Indemnified Party but excluding amounts accounted for in the Closing Accounting). In the event of any Loss incurred by the Seller or any Affiliate thereof, for purposes of determining the amount the Seller is entitled to recover hereunder on account of such Loss (but not for purposes of determining the threshold amount of Losses or the cap on liability under Section 8.03), the Seller's Loss shall be "grossed up" to an amount equal to the quotient of (i) the amount of such Loss divided by
(ii) a fraction the numerator of which is the aggregate number of issued and outstanding shares of Purchaser Common Shares and Purchaser Preferred Shares owned by Persons other than the Seller and PGGM as of the date on which any payment is made by the Purchaser on account of such Loss and the denominator of which is the aggregate amount of issued and outstanding Purchaser Common Shares and Purchaser Preferred Shares as of such date.

     To the extent that the Purchaser's or the Seller's undertakings set forth in this Section 8.02 may be unenforceable, the Purchaser or the Seller which is liable for the undertaking shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the other party.

     (c) An Indemnified Party shall give the party from which it is seeking indemnification hereunder (the "Indemnitor") notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 30 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Indemnitor under this Article VIII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VIII ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnitor notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnitor from any of its obligations under this Article VIII except to the extent the Indemnitor is materially prejudiced by such failure and shall not relieve the Indemnitor from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article VIII. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnitor shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnitor, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnitor. In the event the Indemnitor exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third

Party Claim, the Indemnitor shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnitor's expense, all such witnesses, records, materials and information in the Indemnitor's possession or under the Indemnitor's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnified Party, which will not be unreasonably withheld or delayed.

     Section 8.03. Limitations on Recovery. With respect to any claim for the breach of representations and warranties hereunder, no claim may be made by an Indemnified Party against an Indemnitor for indemnification hereunder with respect to any individual item of Loss unless the aggregate of all Losses for which the Indemnified Party is seeking recovery from an Indemnitee under this
Article VIII for breaches of representations or warranties plus any Losses for which such Indemnified Party or any Affiliate thereof is seeking indemnity under
Article VII of the Loan Purchase Agreement for breaches of representations or warranties shall exceed Ten Million and No/100 Dollars ($10,000,000.00), except in the event the Indemnified Party is seeking indemnity as a result of a wilful and intentional breach by the Indemnitor of any of its material representations or warranties set forth in this Agreement in which such case the foregoing limitations shall not be applied and the Indemnified Party shall be entitled to recover its Losses to the full extent thereof. In the event the Indemnified Party is entitled to seek recovery for breaches of representations or warranties hereunder, the indemnity shall be for the full extent of all the Losses to the Indemnified Party resulting from such breach exceeding and excluding the first $10,000,000.00 under this Agreement and the Loan Purchase Agreement aggregated. Notwithstanding the foregoing, the aggregate liability for Losses for breaches of representations and warranties of any Indemnitor (and its Affiliates) under this Article VIII and Article VII of the Loan Purchase Agreement shall be limited to an aggregate amount of One Hundred Million and No/100 Dollars ($100,000,000.00), except in the event the Indemnified Party is seeking indemnity hereunder as a result of the wilful and intentional breach by the Indemnitor of any of its material representations or warranties set forth in this Agreement in which event the foregoing limitation on liability shall not be applicable and the Indemnified Party shall be entitled to recover its Losses to the full extent thereof.

     Payments made by an Indemnitor hereunder shall be limited to the amount of Losses that remain after deducting therefrom any insurance proceeds and any indemnity, contribution or other payment actually received by the Indemnified Party from any Person with respect thereto.

     Section 8.04. Tax Matters. Anything in this Article VIII to the contrary notwithstanding, the rights and obligations of the parties with respect to any indemnification for Tax matters covered by Article VI shall be governed solely by Article VI.

                                   ARTICLE IX

                                  TERMINATION

     Section 9.01. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written consent duly authorized by the respective Boards of Directors of Purchaser and the Seller;

          (b) by Purchaser, upon a material breach of any representation, warranty, covenant or agreement on the part of the Seller set forth in this Agreement if such breach is reasonably expected to, or has, a Seller Material Adverse Effect or a Purchaser Material Adverse Effect, or if any material representation or warranty of the Seller shall have become untrue in any material respect such that the conditions set forth in Section 7.02(a) would be incapable of being satisfied on or prior to December 31, 1997;

          (c) by the Seller, upon a material breach of any representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement if such breach is reasonably expected to, or has, a Purchaser Material Adverse Effect, or if any material representation or warranty of the Purchaser shall have become untrue in any material respect such that the conditions set forth in Section 7.01(a) would be incapable of being satisfied on or prior to December 31, 1997;

          (d) by the Purchaser, if any judgment, injunction, order, decree or action by any Governmental Authority preventing the consummation of the transactions contemplated hereby or requiring actions as a condition precedent to the consummation of such transactions which would result in a Purchaser Material Adverse Effect or Seller Material Adverse Effect shall have become final and nonappealable;

          (e) by the Seller, if any judgment, injunction, order, decree or action by any Governmental Authority preventing the consummation of the transactions contemplated hereby or requiring actions as a condition precedent to the consummation of such transactions which would result in a Purchaser Material Adverse Effect (or the impairment in any material respect of any of the Seller's collateral under the Purchase Money Mortgages) shall have become final and nonappealable;

          (f) by either the Purchaser or the Seller, if the Loan Purchase Agreement is terminated;

          (g) by either Seller or the Purchaser if Purchaser Shareholder Approvals shall not have been obtained on or before December 31, 1997; or

          (h) by the Seller upon any Purchaser Change of Control.

     Section 9.02. Effect of Termination. In the event of termination of this Agreement by either the Seller or the Purchaser as provided in Section 9.01, this Agreement shall forthwith become void and have no effect (provided, however, that the provisions of Sections 5.09, 5.11 and 10.01, together with the definitions set forth in Section 1.01 which are operative with respect to such provisions and the operative provisions of Article X such as "Notice," "Governing Law" and similar provisions, shall survive such termination subject to any limitations on or survival described therein), without any liability or obligation on the part of Purchaser or the Seller except to the extent that such termination results from a wilful and intentional breach by a party of any of its material representations, warranties, covenants or agreements set forth in this Agreement. In the event of a wilful, intentional breach by either party of any of its material representations warranties, covenants or agreements, the non-defaulting party shall have the right to seek specific performance of this Agreement and shall have the right to pursue any and all other rights or remedies available at law, in equity or under this Agreement (including, without limitation, to seek indemnification under Article VIII) without regard to the limitations set forth in Section 8.03.

                                   ARTICLE X

                               GENERAL PROVISIONS

     Section 10.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Without limiting the generality of the foregoing, the Seller and Purchaser acknowledge and agree that (i) the Seller has engaged Coopers & Lybrand L.L.P. (Atlanta), Greenstreet Advisors, Inc., Landauer Associates and Arthur Andersen LLP to advise it in connection with the transactions contemplated hereby and that the Seller shall be responsible for the fees and expenses of such advisors, and (ii) the Purchaser has engaged Coopers & Lybrand L.L.P. (New York), Merrill Lynch & Co., Lazard Frres & Co. LLC and Triton Pacific Capital LLC to advise it in connection with the transactions contemplated hereby and that the Purchaser shall be responsible for the fees and expenses of such advisors.

     Section 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

     (a)  if to the Seller:

        200 Galleria Parkway, NW
        Suite 2000
        Atlanta, Georgia 30339
        Telecopy:  (770) 951-9349
        Attention:  Mr. Robert T. Sorrentino
                    Mr. Michael F. Perkins

        with a copy to:

        Richards & O'Neil, LLP
        885 Third Avenue
        New York, New York 10022-4873
        Telecopy:  (212) 750-9022
        Attention:  Robert M. Safron, Esq.

     (b)  if to the Purchaser:

        126 East 56th Street
        New York, New York 10022
        Telecopy:  (212) 605-7199
        Attention:  Mr. John S. Moody

        with a copy to:

        King & Spalding
        191 Peachtree Street, NE
        Atlanta, Georgia 30303
        Telecopy:  (404) 572-5148
        Attention:  William B. Fryer, Esq.

     Section 10.03. Waiver of Jury Trial. To the extent permitted by applicable law, the parties hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the ancillary agreements or the transactions contemplated hereby or thereby.

     Section 10.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     Section 10.06. No Purchaser's Lien. The parties acknowledge that in no event that shall this Agreement constitute an encumbrance upon any of Seller's Properties or the Seller's Subsidiaries' interests and Purchaser hereby expressly waives any purchaser's lien, if any, that it may otherwise have upon or against Seller's Properties or the Seller' Subsidiaries' interests by virtue of this Agreement.

     Section 10.07. Entire Agreement. This Agreement with the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof (including, without limitation, the Confidentiality Agreement between DIHC Management Corporation and the Purchaser dated July 15,
1997).

     Section 10.08. Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller and the Purchaser). The Seller acknowledges and agrees that in connection with any liquidation or dissolution of the Seller occurring during the period which Seller has any Liability hereunder (by way of indemnity or otherwise), PGGM shall assume all such Liability of the Seller prior to or upon such liquidation or dissolution as provided in the Loan Purchase Agreement.

     Section 10.09. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person under or by reason of this Agreement.

     Section 10.10. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser.

     Section 10.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York.

     Section 10.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 10.13. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     Section 10.14. Closing under Loan Purchase Agreement. The parties hereto acknowledge and agree that the transactions contemplated hereunder are intended to (and shall) close immediately subsequent to the transactions contemplated under the Loan Purchase Agreement.

     Section 10.15. Limited Survival. Except as expressly provided in Sections 2.02(c), 2.02(d), 2.02(f), 2.06, 2.07, 5.03(c), 5.04(a), 5.05, 5.06, 5.07,
5.08(b) and (c), 5.09, 5.10, 5.11, 9.02, Articles VI, VIII and X hereof (which provisions together with the definitions set forth in Section 1.01 which are operative with respect thereto and the operative provisions of this Article 10 such as "Notice," "Governing Law," and similar operative provisions) shall survive the Closing subject to any limitations on survival described therein), the provisions of this Agreement shall not survive the Closing and shall be merged into the Ancillary Agreements and the other documents executed and delivered at the Closing.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          DUTCH INSTITUTIONAL HOLDING
                                          COMPANY, INC.

                                          By: /s/ ROBERT T. SORRENTINO
                                            ------------------------------------

                                            Name: Robert T. Sorrentino


                                              Title:  Vice President


                                          CORNERSTONE PROPERTIES INC.


                                          By: /s/ JOHN S. MOODY

                                            ------------------------------------

                                            Name: John S. Moody


                                            Title:  President and Chief
                                              Executive Officer

                             SCHEDULES AND EXHIBITS

Schedule 1.01(a)            "Administrative Agreements"
Schedule 1.01(b)            "Continuing Contracts"
Schedule 1.01(c)            Ground Leases
Schedule 1.01(d)            Purchaser Persons for purposes of defining Knowledge
Schedule 1.01(e)            Seller Persons for purposes of defining Knowledge
Schedule 1.01(f)
Schedule 1.01(g)            Management Agreements
Schedule 1.01(h)            Seller Properties Permitted Title Exceptions
Schedule 1.01(i)            Permitted Title Exceptions -- "Purchaser Properties"
Schedule 1.01(j)            Purchaser Properties
Schedule 1.01(k)            Purchaser Subsidiaries
Schedule 1.01(l)            Seller Properties
Schedule 1.01(m)            Seller Subsidiaries
Schedule 2.02(c)            Order and Priority of Transfer of Assets
Schedule 3.02               Seller Subsidiary Common Stock
Schedule 3.02(b)            Joint Ventures and Partnerships
Schedule 3.03(a)            Seller Subsidiary Corporate Information
Schedule 3.05               Registrations, consents, declarations or approvals required for consummation of transaction (which might cause delay in
                            consummation of transaction)
Schedule 3.07               Contract Liabilities
Schedule 3.08               Claims or Potential Claims Under Space Leases
Schedule 3.09               List of any Actions against Seller or Seller Subs
Schedule 3.11               Seller Environmental Reports
Schedule 3.12(a)            Material Contracts (excluding Management Contracts) to which
                            Seller is bound
Schedule 3.14               Material violations of any Law relating to the Seller
                            Properties; any existing fact or condition which would currently result in the termination of utility service or access to the
                            Seller Property
Schedule 3.17(a)            Tax Liability
Schedule 3.17(d)            Tax Returns
Schedule 3.18               List of all insurance policies insuring the Seller Subsidiaries
                            (casualty, liability, business interruption, etc.)
Schedule 4.02               Purchaser Subsidiaries and Ownership of Purchaser
Schedule 4.03               Convertible Debt and Convertible Preferred Shares
Schedule 4.04               Required Consents of Governmental Authorities for Purchaser or
                            Purchaser Subsidiaries to enter into and consummate agreement
Schedule 4.05               Liabilities Required by U.S. GAAP to be set forth on
                            Consolidated Balance Sheet of Purchaser and Purchaser
                            Subsidiaries
Schedule 4.06               List of any Purchaser Material Adverse Change occurring since the date of the most recent financial statements included in the
                            SEC Documents (the "Financial Statement Date") to the date of the Agreement
Schedule 4.07               List of any Actions by or against the Purchaser or any Purchaser
                            Subsidiary (must include name of parties, nature of the
                            proceeding, date and method commenced, amount of damages or other relief sought and amount paid, if applicable)

Schedule 4.08               Material Violations of law relating to any of the Purchaser
                            Properties
Schedule 4.09               Purchaser Environmental Reports
Schedule 4.10               List of Related Party Transactions by Purchaser and the
                            Purchaser Subsidiaries
Schedule 4.14               Defaults under Purchaser Debt Instruments and Debt Instruments
                            Not Described in Purchaser SEC Documents
Schedule 4.15(a)            Any bonus, pension, profit sharing, severance plan, adopted by
                            Purchaser and not disclosed in the SEC Documents since the
                            Financial Statement Date
Schedule 4.15(b)            List of Purchaser Benefit Plans
Schedule 4.15(c)            Section 401 Benefit Plans not qualified under the Code or
                            terminated under the Code
Schedule 4.19               List of all insurance policies insuring the Purchaser
                            Subsidiaries.
Schedule 5.01               Seller Property which may be the subject of another Sale.
Exhibit 1.01(d)             Description of Purchase Money Notes and Purchase Money Mortgages
Exhibit 1.01(k)             Form of Registration Rights and Voting Agreement to be executed by Purchaser, PGGM and Seller
Exhibit 2.02(d)             Purchase Price Allocation
Exhibit 5.03(a)             Form of Purchaser's Charter amendment to be included in Proxy
                            Statement
Exhibit 5.04(a)(c)(i)       Form of documents to be entered into between Seller and Hines which evidences the agreement between Seller and Hines regarding their respective rights, duties, obligations, etc., from and after the Closing Date with respect to 222 Berkeley and 500
                            Boylston West
Exhibit 5.04(a)(c)(ii)      August 1, 1997 CHV Letter

                                SCHEDULE 1.01(f)

     1. As of August 15, 1997, MSDI, M.I. and the Seller entered into the Redemption Agreement pursuant to which MSDI is entitled to redeem M.I.'s entire interest as a general partner in MSDI. Immediately prior to the closing of the redemption of M.I.'s interest in MSDI, the Purchaser will make a capital contribution to MSDI in the amount of $2,083,000 and be admitted as a general partner. Thereafter, MSDI shall redeem M.I.'s interest in MSDI pursuant to the Redemption Agreement and the Purchaser's percentage interest in MSDI shall be increased to equal the former percentage interest of M.I.

     2. On the Closing Date (if M.I.'s consent is required and is obtained) or otherwise immediately after the redemption of M.I.'s interest by MSDI, Purchaser will make a recourse loan to MSDI in the amount of $2,867,000 (increased by $434.00 each day between the Closing and the date the loan is made), the proceeds of which shall be distributed to DIHC Market Square, Inc. ("DIHC MS") in partial redemption of its interest in MSDI. Following such redemption, DIHC MS shall have a 1% interest in MSDI. At the Closing, DIHC MS shall also enter into an agreement to sell its 1% interest in MSDI to Purchaser for $50,000 (to be paid by a cash payment of $18,000 and the issuance by the Purchaser of 2,000 Purchaser Common Shares at an agreed value of $16.00 per share and not subject to adjustment notwithstanding any changes in the stock price between the date of this Agreement and the closing of such sale) with the closing of such sale to occur at such time as shall be agreed to by the parties on the Closing Date.

                                                                        ANNEX II

================================================================================

                            ------------------------

                            LOAN PURCHASE AGREEMENT
                            ------------------------

                                    BETWEEN

                        STICHTING PENSIOENFONDS VOOR DE
                           GEZONDHEID, GEESTELIJKE EN
                           MAATSCHAPPELIJKE BELANGEN,
                                  AS "SELLER"

                                      AND

                          CORNERSTONE PROPERTIES INC.,

                                 AS "PURCHASER"

                          DATED AS OF AUGUST 18, 1997

================================================================================

                            LOAN PURCHASE AGREEMENT

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----
                                           ARTICLE I
                                          DEFINITIONS
Section  1.01.   Certain Defined Terms....................................................    1

                                           ARTICLE II
                                       PURCHASE AND SALE
Section  2.01.   Purchased Loans to Be Sold...............................................    7
Section  2.02.   Assumption and Exclusion of Liabilities..................................    7
Section  2.03.   Purchase Price; Payment; Order of Transfers; Allocation of Purchase          7
                 Price....................................................................
Section  2.04.   Closing..................................................................    8
Section  2.05.   Closing Deliveries by the Seller.........................................    8
Section  2.06.   Closing Deliveries by the Purchaser......................................    8
Section  2.07.   Record Date for Final Dividend of the Purchaser..........................    9
                                          ARTICLE III
                                 REPRESENTATIONS AND WARRANTIES
                                         OF THE SELLER
Section  3.01.   Organization and Authority of the Seller.................................    9
Section  3.02.   Noncontravention; Consents...............................................    9
Section  3.03.   Litigation...............................................................   10
Section  3.04.   Full Disclosure..........................................................   10
Section  3.05.   Brokers..................................................................   10
Section  3.06.   Insolvency...............................................................   10
Section  3.07.   Enforceability; Ownership................................................   10
Section  3.08.   Taxes....................................................................   10

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER
Section  4.01.   Organization and Authority of the Purchaser..............................   11
Section  4.02.   Purchaser Subsidiaries...................................................   11
Section  4.03.   Capital Structure........................................................   11
Section  4.04.   Authority; Noncontravention; Consents....................................   12
Section  4.05.   SEC Documents; Financial Statements; Undisclosed Liabilities.............   13
Section  4.06.   Absence of Certain Changes or Events.....................................   13
Section  4.07.   Litigation...............................................................   14
Section  4.08.   Purchaser Properties.....................................................   14
Section  4.09.   Environmental and Other Permits and Licenses; Related Matters............   14
Section  4.10.   Related Party Transactions...............................................   15
Section  4.11.   Taxes....................................................................   15
Section  4.12.   Brokers..................................................................   16
Section  4.13.   Compliance with Laws.....................................................   16
Section  4.14.   Contracts; Debt Instruments..............................................   16
Section  4.15.   Absence of Changes in Benefit Plans; ERISA Compliance....................   17
Section  4.16.   Vote Required............................................................   18
Section  4.17.   Space Leases.............................................................   18
Section  4.18.   Ground Leases............................................................   18
Section  4.19.   Insurance................................................................   18
Section  4.20.   Insolvency...............................................................   18

                                                                                            PAGE
                                                                                            ----
ARTICLE V
ADDITIONAL AGREEMENTS
Section  5.01.   Conduct of Business by the Purchaser Prior to the Closing................   18
Section  5.02.   Preparation of the Proxy Statement; Shareholders Meeting.................   20
Section  5.03.   Commercially Reasonable Efforts; Notification............................   20
Section  5.04.   Transfer and Gains Taxes.................................................   21
Section  5.05.   Access to Information....................................................   21
Section  5.06.   Confidentiality..........................................................   21
Section  5.07.   Taxes....................................................................   22
Section  5.08.   Standstill Agreement.....................................................   23
Section  5.09.   Board of Directors.......................................................   23

ARTICLE VI
CONDITIONS TO CLOSING
Section  6.01.   Conditions to Obligations of the Seller..................................   23
Section  6.02.   Conditions to Obligations of the Purchaser...............................   24
Section  6.03.   Condition to each Parties Obligation to Effect Transaction...............   25

ARTICLE VII
INDEMNIFICATION
Section  7.01.   Survival of Representations and Warranties...............................   26
Section  7.02.   Indemnification..........................................................   26
Section  7.03.   Limitations on Recovery..................................................   27

ARTICLE VIII
TERMINATION
Section  8.01.   Termination..............................................................   28
Section  8.02.   Effect of Termination....................................................   28

ARTICLE IX
GENERAL PROVISIONS
Section  9.01.   Expenses.................................................................   28
Section  9.02.   Notices..................................................................   29
Section  9.03.   Waiver of Jury Trial.....................................................   29
Section  9.04.   Headings.................................................................   29
Section  9.05.   Severability.............................................................   29
Section  9.06.   Entire Agreement.........................................................   30
Section  9.07.   Assignment...............................................................   30
Section  9.08.   No Third Party Beneficiaries.............................................   30
Section  9.09.   Amendment................................................................   30
Section  9.10.   Governing Law............................................................   30
Section  9.11.   Counterparts.............................................................   30
Section  9.12.   Waiver...................................................................   30
Section  9.13.   No Purchaser's Lien......................................................   30
Section  9.14.   Closing under Loan Purchase Agreement....................................   30
Section  9.15.   Limited Survival.........................................................   30

     LOAN PURCHASE AGREEMENT, dated as of August 18, 1997, between PENSIOENFONDS VOOR DE GEZONDHEID, GEESTELIJKE EN MAATSCHAPPELIJKE BELANGEN (the "Seller"), and CORNERSTONE PROPERTIES INC., a Nevada corporation (the "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, the Seller owns certain secured and unsecured loans, as set forth on Schedule 3.07(a); and

     WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller such loans, all upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

          "ADA" means the Americans with Disabilities Act.

          "Additional Charter Provisions" shall mean the following proposed additions to the Charter Amendment: (i) "Nothing in these Restated Articles of Incorporation shall preclude the settlement of any transaction with respect to the Common Stock of the Corporation entered into through the facilities of the New York Stock Exchange;" and (ii) "The aggregate number of shares that the Corporation shall have the authority to issue is Two Hundred Sixty-Five Million (265,000,000) shares of Capital Stock consisting of Fifteen Million (15,000,000) shares of Preferred Stock with no par value per share and Two Hundred Fifty Million (250,000,000) shares of Common Stock with no par value per share."

          "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          "Agreement" or "this Agreement" means this Loan Purchase Agreement, dated as of August 18, 1997 between the Seller and the Purchaser (including the Exhibits hereto and the Schedules) and all amendments hereto made in accordance with the provisions of Section 9.09.

          "Ancillary Agreements" means the Assignment of Mortgages and other Purchase Loan Documents, the Purchase Money Notes, the Purchase Money Mortgages, the Registration Rights and Voting Agreement, and the Stock Purchase Agreement.

          "Assumed Liabilities" has the meaning specified in Section 2.02(a).

          "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York or Atlanta, Georgia.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. secs. 9601 et seq., as amended through the date hereof.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation, and Liability Information System, as updated through the date hereof.

          "Charter Amendment" has the meaning specified in Section 5.02(a).

          "Closing" has the meaning specified in Section 2.04.

          "Closing Date" has the meaning specified in Section 2.04.

          "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

          "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "DIHC" means Dutch Institutional Holding Company, Inc., a wholly-owned subsidiary of the Seller.

          "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          "Environment" means all surface waters, groundwaters, soil, drinking water supplies, sediments associated with any water body, subsurface strata, and ambient air and any workplace at any real property.

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims (whether based on strict liability or otherwise), liens, notices of potential responsibility, notices of potential liability, notices of non-compliance or violation, abatement orders, enforcement actions, investigations, proceedings, settlements, consent decrees, consent orders or consent agreements relating in any way to any Environmental Law, Environmental Permit or any Hazardous Material (hereinafter "Claims"), including, without limitation, (a) any and all Claims by Governmental Authorities or any Person for enforcement, cost recovery, compensation, penalties, fines, restitution, injunctive relief, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law or applicable Environmental Permit and
     (b) any and all Claims by any Person or Governmental Authority seeking damages, contribution, indemnification, cost recovery, cleanup, removal, response, remedial or other actions, compensation or injunctive relief relating to a Release of a Hazardous Material or arising from an alleged or actual injury or threat of injury to health, safety, natural resources (including, without limitation, all flora and fauna) or the Environment.

          "Environmental Condition" means a condition relating to or arising or resulting from a failure or alleged failure to comply with any applicable Environmental Law or applicable Environmental Permit or relating to or arising or resulting from an actual or a threatened Release of a Hazardous Material.

          "Environmental Laws" means any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, order or judgment, relating to the Environment, health, safety, natural resources (including, without limitation, all flora and fauna) or Hazardous Materials including, without limitation, the CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. secs. 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. secs. 1801 et seq.; the Clean Water Act, 33 U.S.C. secs. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. secs. 2601 et seq.; the Clean Air Act, 42 U.S.C. secs. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. secs. 300f et seq.; the Atomic Energy Act, 42 U.S.C. secs. 2011 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. secs. 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. secs. 651 et seq.; the Endangered Species Act, 16 U.S.C. secs. 1531 et seq.; the Oil Pollution Act, 33 U.S.C. secs. 2701 et seq.; the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. secs. 11001 et seq.; and the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. secs. 301 et seq.

          "Environmental Permits" means all permits, approvals, identification numbers, licenses, registrations and other authorizations and notices required under any applicable Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate of the Purchaser" has the meaning ascribed to it in
     Section 4.15(a).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Liabilities" has the meaning specified in Section 2.02(b).

          "Final Purchaser Dividend" has the meaning specified in Section 2.07.

          "Financial Statement Date" has the meaning specified in Section 4.06.

          "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "Hazardous Materials" means those substances, materials, and items, in any form, whether solid, liquid, gaseous, semisolid, or any combination thereof, whether waste materials, raw materials, chemicals, finished products, byproducts, or any other material or article, which are regulated by or form the basis of liability under any applicable Environmental Law including, without limitation: (a) wastes, materials, chemicals, and substances defined as or included within the definition of "hazardous wastes," "hazardous substances," "pollutants," "contaminants," "hazardous materials," "hazardous chemicals," "extremely hazardous substances," "toxic substances," "toxic pollutants," "hazardous pollutants," or words of similar import, under any applicable Environmental Law; and (b) asbestos in any form, polychlorinated biphenyls ("PCBs"), transformers or other equipment containing PCBs, petroleum (including, but not limited to, crude oil, petroleum-derived substances, wastes, or breakdown or decomposition products thereof, or any fraction thereof), radioactive substances, radon gas, and urea formaldehyde.

          "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Indemnified Party" has the meaning specified in Section 7.02(b).

          "Indemnitor" has the meaning specified in Section 7.02(c).

          "Initial Cash Payment" has the meaning specified in Section
     2.03(b)(i).

          "IRS" means the Internal Revenue Service of the United States.

          "Knowledge" and correlative terms such as "knowledge of," "knows of," "is aware of," or "best knowledge" when used herein with respect to the Purchaser shall mean the actual knowledge of the Persons named on Schedule 1.01(d) and where used with respect to the Seller shall mean the actual knowledge of the Persons named on Schedule 1.01(e).

          "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of common law.

          "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

          "Loss" has the meaning specified in Section 7.02(b).

          "Non-confidential information" has meaning specified in Section 5.06.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permits" means, with respect to any real property, all environmental, health, safety and other permits, licenses, authorization, identification numbers, certificates, registrations, notifications and approval of Governmental Authority applicable to the ownership or operation thereof.

          "Permitted Encumbrances" means the following: (a) liens for taxes, assessments and governmental charges of Governmental Authorities or levies not yet due and payable; (b) rights of tenants, as tenants only, under the Purchaser Space Leases; and (c) minor survey exceptions and other easements, rights-of-way, covenants and restrictions and title exceptions that (i) do not render title to the property encumbered thereby unmarketable, (ii) do not, individually or in the aggregate, have a material adverse effect on the value of or the use of the property encumbered thereby for its present purposes, and (iii) do not interfere with the ordinary conduct of the property encumbered thereby or detract from the value or usefulness thereof.

          "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "Property Restriction" means, with respect to any real property, any applicable deed restrictions or other applicable Laws, covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances.

          "Proxy Statement" has the meaning specified in Section 4.04.

          "Purchase Money Mortgages" means the mortgages, deeds to secure debts, deeds of trust, assignments of leases and rents, stock pledge agreements, collateral note assignments, collateral mortgage assignments, assignments of partnership interests, guaranty agreements, UCC-1 financing statements and other security documents and instruments to be executed by the Purchaser and Purchaser Subsidiaries and delivered to the Seller or DIHC on the Closing Date in form acceptable to the Seller (in its sole discretion), but consistent with the terms and provisions contained in Exhibit 1.01(d), to secure the indebtedness evidenced by the Purchase Money Notes.

          "Purchase Money Notes" means the four (4) Promissory Notes to be executed by the Purchaser and delivered to the Seller or DIHC on the Closing Date in form acceptable to the Seller (in its sole discretion), but consistent with the terms and provisions contained in Exhibit 1.01(d), to evidence the $250,000,000.00 purchase money loans being made by the Seller and DIHC to the Purchaser to finance, in part, the acquisition of the Seller Subsidiary Shares under the Stock Purchase Agreement and the Purchased Loans hereunder, on the terms more particularly described therein.

          "Purchase Price" has the meaning specified in Section 2.03.

          "Purchased Loans" means the loans described on Schedule 3.07(a) hereof owned by the Seller.

          "Purchased Loan Documents" means all documents, agreements, instruments and certificates creating, evidencing or securing the Purchased Loans and being listed on Schedule 3.07(a) hereof.

          "Purchaser" has the meaning specified in the recitals to this Agreement.

          "Purchaser Benefit Plans" has the meaning specified in Section
     4.15(a).

          "Purchaser Change of Control" shall mean any of the following occurrences:

             (a) securities of the Purchaser representing 30% or more of the combined voting power of the Purchaser's then outstanding voting securities are acquired pursuant to a tender offer or an exchange offer; or

             (b) a merger or consolidation is consummated in which the Purchaser is a constituent corporation and which results in less than 50% of the outstanding voting securities of the surviving or resulting entity being owned by the former stockholders of the Purchaser; or

             (c) any person becomes the beneficial owner, directly or indirectly, of securities of the Purchaser representing 30% or more of the combined voting power of the Purchaser's then outstanding securities.

     provided that a "Purchaser Change of Control" shall in no event refer to any of the foregoing if, as a result thereof, control of the Purchaser is held by a Person who is an Affiliate of the Purchaser as of the date hereof.

          "Purchaser Common Shares" means the common stock of the Purchaser with no par value.

          "Purchaser Indemnified Party" has the meaning specified in Section 7.02(a).

          "Purchaser Material Adverse Change" has the meaning specified in
     Section 4.06.

          "Purchaser Material Adverse Effect" means any circumstance, change in, or effect on, the Purchaser Properties (including, without limitation, any casualty or condemnation affecting any of the Purchaser Properties), the Purchaser or any Purchaser Subsidiary that, individually or in the aggregate with any other circumstances, changes in, or effect on, the Purchaser, any Purchaser Subsidiaries or the Purchaser Properties: (a) is, or could be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), results of operations or the condition (financial or otherwise) of any of the Purchaser or the Purchaser Subsidiaries or any one or more of the Purchaser Properties or (b) could materially adversely affect the ability of the Purchaser to operate any one or more of the Purchaser Properties in the manner in which they are currently operated by the Purchaser and the Purchaser Subsidiaries.

          "Purchaser Preferred Shares" means the preferred shares of stock of the Purchaser.

          "Purchaser Properties" means the real property described on Schedule 1.01(j) hereof in which the Purchaser or a Purchaser Subsidiary owns a direct or indirect fee simple or leasehold interest, together with the Purchaser's or Purchaser Subsidiaries' rights in and to all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

          "Purchaser SEC Documents" has the meaning specified in Section 4.05.

          "Purchaser Shareholder Approvals" has the meaning specified in Section 4.04.

          "Purchaser Shareholder Meeting" has the meaning specified in Section 5.02(b).

          "Purchaser Space Leases" has the meaning specified in Section 4.17.

          "Purchaser Subsidiaries" means the corporations listed on Schedule 1.01(f) (each of which corporations is individually referred to herein as a "Purchaser Subsidiary").

          "Purchaser's Charter" has the meaning specified in Section 4.01.

          "Registration Rights and Voting Agreement" means the Registration Rights and Voting Agreement to be executed by the Purchaser, the Seller and DIHC on the Closing Date substantially in the form of Exhibit 1.01(f).

          "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

          "REIT" has the meaning specified in Section 4.11(e).

          "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and like actions or events (including, without limitation, the abandonment or discarding of barrels, containers, drums, tanks, or other closed receptacles containing any Hazardous Materials) resulting in the placement of any Hazardous Material on, under, about, or in any medium of the Environment.

          "Remedial Action" means all action reasonably necessary or required under any applicable Environmental Law or applicable Environmental Permit and all actions required by a Governmental Authority to (i) investigate, mitigate, clean up, remove, treat, store, dispose of, handle or respond in any other way to Hazardous Materials in the Environment affecting human health, affecting the Environment or affecting natural resources; (ii) prevent, control, or otherwise respond to the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health, natural resources or the Environment; (iii) perform remedial investigations, feasibility studies, health assessments, natural resource damage assessments, corrective actions, closures, and postremedial or postclosure studies, investigations, operations, maintenance and monitoring at, on, under, about or in any real property, or at any other location affected by Hazardous Materials associated with the real property; or (iv) come into compliance with any applicable Environmental Law or any applicable Environmental Permit.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Seller" has the meaning specified in the recitals to this Agreement.

          "Seller Indemnified Party" has the meaning specified in Section
     7.02(b).

          "Seller Material Adverse Effect" means any circumstance, change in, or effect on, any one or more of the Purchased Loans or the Seller that, individually or in the aggregate with any other circumstances, changes in, or effect on, the Purchased Loans or the Seller is, or could be, materially adverse to any one or more of the Purchased Loans.

          "Seller Subsidiary" has the meaning specified in the Stock Purchase Agreement.

          "Seller Subsidiary Shares" has the meaning specified in the Stock Purchase Agreement.

          "SEC" means the United States Securities and Exchange Commission.

          "Share Issuance" has the meaning specified in Section 4.04.

          "Stock Purchase Agreement" means that certain Stock Purchase Agreement between the Purchaser and DIHC entered into on the date hereof.

          "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any foreign, U.S., state and local government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, mortgage recording, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

          "Third Party Claims" has the meaning specified in Section 7.02(c).

          "Transfer and Gains Taxes" has the meaning specified in Section 5.04.

          "U.S. GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

          "USTs" means underground storage tanks (and associated underground piping), as such term is defined in the Resource Conservation and Recovery Act, as amended, and the regulations promulgated thereunder, or any other applicable Environmental Law.

                                   ARTICLE II
                               PURCHASE AND SALE

     Section 2.01. Purchased Loans to Be Sold. On the terms and subject to the conditions of this Agreement, the Seller shall, on the Closing Date, sell, assign, transfer, convey and deliver to the Purchaser or the Purchaser Subsidiary designated by Purchaser, and the Purchaser shall purchase from the Seller, on the Closing Date, the Purchased Loans and the Purchased Loan Documents.

     Section 2.02. Assumption and Exclusion of Liabilities. (a) On the terms and subject to the conditions of this Agreement, the Purchaser shall, on the Closing Date, assume and shall pay, perform and discharge when due all Liabilities of the Seller arising out of or relating to the Purchased Loans and relating to any period, or any portion of any period, ending from and after the Closing Date (the "Assumed Liabilities").

     (b) The Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Liabilities of the Seller other than the Assumed Liabilities, or attributable to the Purchased Loans and relating to any period, or any portion of any period, ending on or prior to the Closing Date (the "Excluded Liabilities").

     Section 2.03. Purchase Price; Payment; Order of Transfers; Allocation of Purchase Price. (a) The aggregate purchase price for the Purchased Loans shall be SEVEN HUNDRED SEVENTY NINE MILLION, FOUR HUNDRED THIRTY-TWO THOUSAND AND NO/100 DOLLARS ($779,432,000.00) (the "Purchase Price") which shall be payable in the manner described herein.

     (b) The Purchase Price shall be payable by the Purchaser as follows:

          (i) At the Closing, the Purchaser shall pay to the Seller the amount of TWO HUNDRED TWENTY MILLION NINETY-TWO THOUSAND AND NO/100 DOLLARS ($220,092,000.00) (the "Initial Cash Payment") by wire transfer in immediately available funds, to an account or accounts designated at least two (2) Business Days prior to the Closing Date by the Seller in a written notice to the Purchaser;

          (ii) At the Closing the Purchaser shall execute and deliver to the Seller or the Seller's designee the Purchase Money Notes and Purchase Money Mortgages evidencing the principal amount of ONE HUNDRED TWENTY MILLION AND NO/100 DOLLARS ($120,000,000.00); and

          (iii) On the Closing Date, Purchaser shall issue to the Seller 27,458,750 validly issued, fully paid and nonassessable Purchaser Common Shares (adjusted as necessary to reflect fully the effect of any stock split, reverse stock split, or stock dividend with respect to the Purchaser Common Shares occurring after the date hereof and prior to the Closing
     Date) at an agreed value of $16 per share and not subject to adjustment notwithstanding any changes in the stock price between the date of this Agreement and the Closing Date.

     (c) The Purchaser and the Seller agree and acknowledge that the transfer of the Purchased Loans shall be effected in the order and priority described on
Schedule 2.03(c).

     (d) The Purchase Price shall be allocated among the Purchased Loans as of the Closing Date in accordance with Exhibit 2.03(d). For all Tax purposes, the Purchaser and the Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation under Exhibit 2.03(d), and that neither of the parties will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation, or otherwise.

     (e) Provided that the Seller complies with Section 2.05(e) hereof, the Purchaser shall not withhold any U.S. withholding tax from the payment of the Purchase Price.

     (f) Interest and other debt service on the Purchased Loans shall be prorated between the Purchaser and the Seller as of the Closing Date with the Seller being entitled to all interest accruing for periods occurring prior to the Closing Date and the Purchaser being entitied to all interest accruing on or after the Closing Date.

     Section 2.04. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Loans shall take place at a closing (the "Closing") to be held at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York at 10:00 A.M. New York City time on the date which is two (2) Business Days after the date on which the conditions set forth herein with respect thereto and the conditions set forth in the Stock Purchase Agreement with respect to the Closing thereunder shall be satisfied or duly waived, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

     Section 2.05. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

          (a) the original promissory notes evidencing the Purchased Loans duly endorsed as directed by the Purchaser, an assignment of the Purchased Loan Documents and such other instruments, all in form and substance reasonably satisfactory to the Purchaser, as may be requested by the Purchaser to transfer the Purchased Loans to the Purchaser (provided, however, that if any such original Purchased Loan Documents are lost, and the Seller, after making commercially reasonable efforts, is unable to obtain replacement Purchased Loan Documents, the Purchaser agrees to accept a lost document affidavit and indemnity from the Seller with respect to such lost Purchased Loan Documents);

          (b) an executed counterpart of the Registration Rights and Voting Agreement by DIHC and the Seller and the other Ancillary Agreements to which the Seller is a party;

          (c) a receipt for that portion of the Purchase Price paid at Closing;

          (d) the opinions, certificates and other documents required to be delivered pursuant to Section 6.02; and

          (e) IRS Form 1001 indicating that Seller is exempt from U.S. withholding tax with respect to interest on the Loans.

     Section 2.06. Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller:

          (a) the cash portion of Purchase Price described in clause (i) of
     Section 2.03(b) above;

          (b) the Purchase Money Notes and the Purchase Money Mortgages described in clause (ii) of Section 2.03(b) above;

          (c) stock certificates evidencing the Purchaser Common Shares to be issued to Seller pursuant to clause (iii) of Section 2.03(b) above;

          (d) an executed counterpart of the Registration Rights and Voting Agreement by the Purchaser and the other Ancillary Agreements to which the Purchaser is a party; and

          (e) the opinions, certificates and other documents required to be delivered pursuant to Section 6.01.

     Section 2.07. Record Date for Final Dividend of the Purchaser. The Purchaser shall declare a dividend (the "Final Purchaser Dividend") to holders of the Purchaser Common Shares, the record date for which shall be the close of business on the last business day prior to the Closing Date in an amount equal to the Purchaser's most recent quarterly dividend of $0.30 per share, multiplied by the number of days elapsed since the last dividend record date through and including the Closing Date and divided by 90.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

     Section 3.01. Organization and Authority of the Seller. The Seller is a stichting duly organized, validly existing and in good standing under the laws of The Netherlands and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the operation of its businesses makes such licensing or qualification necessary other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Seller Material Adverse Effect. The execution and delivery by the Seller of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Seller. This Agreement has been, and upon their execution the Ancillary Agreements to which the Seller is a party will be, duly executed and delivered by the Seller and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution the Ancillary Agreements to which the Seller is a party will constitute, legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights and equitable principles.

     Section 3.02. Noncontravention; Consents. The execution, delivery and performance by the Seller of this Agreement and the Ancillary Agreements to which it is a party do not and will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Encumbrance upon any of the Purchased Loans under (i) the charter and bylaws, as amended, of the Seller, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to the Seller or the Purchased Loans or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to the Seller or the Purchased Loans, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Encumbrances that either individually or in the aggregate would not (x) have a Seller Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. To the Knowledge of the Seller, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Seller in connection with the execution and delivery of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated by this Agreement, except for (i) such filings as may be required in connection with the payment of any Transfer and Gains Taxes, (ii) filings required under the Exchange Act, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in
Schedule 3.02, or which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the Seller from performing its obligations under this Agreement or the Ancillary Agreements in any material respect or have, individually or in the aggregate, a Seller Material Adverse Effect.

     Section 3.03. Litigation. Except as set forth in Schedule 3.03 (which, with respect to each Action disclosed therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Seller affecting any of the Purchased Loans pending before any Governmental Authority (or, to the Knowledge of the Seller after due inquiry, threatened to be brought by or before any Governmental Authority) which could reasonably be expected to have a Seller Material Adverse Effect. To the Knowledge of the Seller, none of the matters disclosed in Schedule 3.03 has had or could reasonably be expected to have a Seller Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement, the Purchased Loan Documents or the consummation of the transactions contemplated hereby or thereby. To the Knowledge of the Seller, except as set forth in Schedule 3.03, none of the Seller nor any of the Purchased Loans is subject to any Governmental Order (nor, to the Knowledge of the Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has had or could reasonably be expected to have a Seller Material Adverse Effect.

     Section 3.04. Full Disclosure. The Seller is not aware of any facts pertaining to the Seller or the Purchased Loans which would, or would be reasonably likely to have a Seller Material Adverse Effect which have not been disclosed in this Agreement, the Schedules hereto or otherwise disclosed to the Purchaser by the Seller in writing.

     Section 3.05. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller.

     Section 3.06. Insolvency. There has not been filed by nor has the Seller received notice of a petition in bankruptcy or any other insolvency proceeding, or for the reorganization or appointment of a receiver or trustee, nor has the Seller made an assignment for the benefit of creditors, nor filed a petition for arrangement, nor entered into any arrangement of creditors, nor admitted in writing its inability to pay debts as they become due.

     Section 3.07. Enforceability; Ownership. To the Seller's Knowledge, the Purchased Loan Documents constitute the legal, valid and binding obligation of the parties thereto, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights and principles of equity. The Seller, as the "Lender", is the owner of the Purchased Loans and the Purchased Loan Documents free and clear of all Encumbrances. To the Seller's Knowledge, no borrower under the Purchased Loan Documents has asserted any offset, counterclaim or defense against the holder of such Purchased Loan Documents with respect to any Purchased Loans. There is no material default by any party to the Purchased Loan Documents and, to the Seller's Knowledge, no event has occurred that, with the giving of notice or passage of time, or both, would constitute a default thereunder. True, complete and correct copies of the Purchased Loan Documents have been provided to Purchaser (together with any and all amendments and modifications thereto) and are listed on Schedule 3.07(a). The outstanding principal balance of each of the Purchased Loans, the interest rate payable thereon and the date through which interest has been paid are set forth on
Schedule 3.07(b). From the date hereof through the Closing or the earlier termination of this Agreement, the Seller covenants that it shall not, (i) modify or amend any term or provision of any of the Purchased Loan Documents,
(ii) waive any rights of the "lender" thereunder or (iii) grant any consent or approval required from the "lender" thereunder without Purchaser's prior written consent, which consent shall not be unreasonably withheld.

     Section 3.08. Taxes. (a) FIRPTA. The Purchased Loans do not constitute a "United States real property interest" within the meaning of Section 897 of the Code and Treasury Regulation Section 1.897-1(d).

     (b) Tax Liens.  There are no Tax liens on any of the Purchased Loans.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

     As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

     Section 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to carry on its business as now being conducted. The Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Seller Material Adverse Effect. The Purchaser has delivered to the Seller complete and correct copies of its Restated Articles of Incorporation (the "Purchaser's Charter") and Bylaws, as amended to the date of this Agreement.

     Section 4.02. Purchaser Subsidiaries. Schedule 4.02 to this Agreement sets forth each Purchaser Subsidiary and the ownership interest therein of the Purchaser. Except as set forth on Schedule 4.02, (a) all the outstanding shares of capital stock of each Purchaser Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable, are owned by the Purchaser or by another Purchaser Subsidiary free and clear of all Encumbrances and (b) all equity interests in each Purchaser Subsidiary that is a partnership, joint venture, limited liability company or trust are owned by the Purchaser, by another Purchaser Subsidiary, or by the Purchaser and another Purchaser Subsidiary, or by two or more Purchaser Subsidiaries free and clear of all Encumbrances. Except for the capital stock of or other equity or ownership interests in the Purchaser Subsidiaries, and except as set forth on Schedule 4.02, the Purchaser does not own, directly or indirectly, any capital stock or other ownership interest in any Person. Each Purchaser Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Purchaser Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Purchaser Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Purchaser Material Adverse Effect. True, complete and correct copies of the articles of incorporation, bylaws, organization documents and partnership and joint venture agreements of each Purchaser Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to Purchaser.

     Section 4.03. Capital Structure. The authorized capital stock of the Purchaser consists of 100,000,000 shares of Purchaser Common Shares and 15,000,000 shares of Purchaser Preferred Shares. On the date hereof (i) 48,856,742 shares of Purchaser Common Shares are issued and outstanding, (ii) 3,030,303 shares of Purchaser Preferred Shares are issued and outstanding, (iii) 51,143,258 shares of Purchaser Common Shares are authorized but not issued, (iv) no shares of Purchaser Common Shares are reserved for issuance under the Purchaser's employee benefit or incentive plans pursuant to awards granted by the Purchaser (the "Purchaser Employee Stock Plans"), (v) 1,757,500 shares of Purchaser Common Shares are issuable upon the exercise of outstanding options (the "Purchaser Options") to purchase Purchaser Common Shares, (vi) no shares of Purchaser Preferred Shares are issuable upon the exercise of outstanding options, (vii) no Purchaser Common Shares are reserved for issuance for the Purchaser's Dividend Reinvestment Share Purchase Plan, and (viii) no Purchaser Common Shares are reserved for issuance pursuant to the Purchaser's Employee Share Purchase Plan. On the date of this Agreement, except as set forth above in this Section 4.03, no shares of stock or other voting securities of the Purchaser were issued, reserved for issuance or outstanding. The Purchaser has no outstanding stock appreciation rights relating to the shares of the Purchaser. All outstanding shares of common stock and preferred stock of the Purchaser are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on
Schedule 4.03, there are no bonds, debentures, notes or other indebtedness of the Purchaser having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Purchaser may vote. Except (i) as set forth in this Section 4.03, or (ii) as set forth in Schedule 4.03, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Purchaser or any Purchaser Subsidiary is a party or by which such entity is bound, obligating the Purchaser or any Purchaser Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or securities convertible into voting securities or other ownership interests of the Purchaser or any Purchaser Subsidiary or obligating the Purchaser or any Purchaser Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to the Purchaser or a Purchaser Subsidiary). Except as set forth on Schedule 4.03, there are no outstanding contractual obligations of the Purchaser or any Purchaser Subsidiary to repurchase, redeem or otherwise acquire any beneficial shares of interest of the Purchaser or any capital stock, voting securities or other ownership interests in any Purchaser Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person (other than a Purchaser Subsidiary).

     Section 4.04. Authority; Noncontravention; Consents. The Purchaser has the requisite power and authority to enter into this Agreement and, subject to
(i) the approval of the issuance (the "Share Issuance") of Purchaser Common Shares under this Agreement by an affirmative vote of the holders of a majority of the Purchaser Common Shares present at a duly convened meeting of the stockholders of the Company in accordance with the requirements of the New York Stock Exchange and (ii) the approval of the Charter Amendment by an affirmative vote of the holders of a majority of the issued and outstanding Purchaser Common Shares and an affirmative vote of the holders of a majority of the issued and outstanding shares of Purchaser Preferred Shares in accordance with the requirements of Nevada law and the Purchaser's articles of incorporation (the approval of the Share Issuance and the approval of the Charter Amendment together referred to as the "Purchaser Shareholder Approvals"). The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement and the Ancillary Agreements to which the Purchaser is a party have been duly authorized by all necessary action on the part of the Purchaser, subject to the Purchaser Shareholder Approvals. This Agreement has been duly executed and delivered by the Purchaser and constitutes, and upon their execution by the Purchaser and the Purchaser Subsidiaries the Ancillary Agreements will constitute, the legal, valid and binding obligation of the Purchaser and the Purchaser Subsidiaries, enforceable against the Purchaser and the Purchaser Subsidiaries in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement to creditors' rights and equitable principles. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party does not, and the consummation by the Purchaser of the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party and compliance by the Purchaser with the provisions of this Agreement and the Ancillary Agreements to which it is a party will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit or alteration of rights or obligations under, or result in the creation of any Encumbrance upon any of the properties or assets of the Purchaser or any Purchaser Subsidiary under (i) the Charter and Bylaws, as amended, of the Purchaser or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Purchaser Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to the Purchaser or any Purchaser Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to the Purchaser or any Purchaser Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Encumbrances that either individually or in the aggregate would not (x) have a Purchaser Material Adverse Effect or
(y) materially delay or prevent the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. Without limiting the foregoing, the Purchaser has taken all action necessary to ensure that the issuance of the

Purchaser Common Shares to Seller pursuant hereto shall not be deemed a violation of Section 8.01(a) of the Purchaser's Charter. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Purchaser or any Purchaser Subsidiary in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated by this Agreement and the Ancillary Agreements, except for (i) the filing with the SEC of (x) a proxy statement relating to the approval by the Purchaser's shareholders of the transactions contemplated by this Agreement and the Ancillary Agreements (as amended or supplemented from time to time, the "Proxy Statement") and (y) such reports under Section 13(a) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) such filings as maybe required in connection with the payment of any Transfer and Gains Taxes, (iii) the filing of the Charter Amendment with the Nevada Secretary of State, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in Schedule 4.04, or which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the Purchaser from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Purchaser Material Adverse Effect.

     Section 4.05. SEC Documents; Financial Statements; Undisclosed Liabilities. The Purchaser has timely filed all required reports, schedules, forms, statements and other documents required to be filed with the SEC (the "Purchaser SEC Documents"). All of the Purchaser SEC Documents, as of their respective filing dates, complied, or will comply, as the case may be, in all material respects with all applicable requirements of the Securities Act, and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Purchaser SEC Documents. No SEC "stop order" has been issued or is effective with respect to the Purchaser. None of the Purchaser SEC Documents (including, without limitation, the Proxy Statement) at the time of filing or effectiveness contained, or will contain, as the case may be, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been amended, modified or superseded by later Purchaser SEC Documents (including, without limitation, the Proxy Statement). The consolidated financial statements of the Purchaser included in the Purchaser SEC Documents (including, without limitation, the Proxy Statement) complied, or will comply, as the case may be, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q promulgated under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, or will present, as the case may be, in accordance with the applicable requirements of U.S. GAAP, the consolidated financial position of the Purchaser and the Purchaser Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the Purchaser SEC Documents filed with the SEC prior to the date hereof or in Schedule 4.05, neither the Purchaser nor any Purchaser Subsidiary has any Liabilities required by U.S. GAAP to be set forth on a consolidated balance sheet of the Purchaser and the Purchaser Subsidiaries or, to the Knowledge of the Purchaser, or in the notes thereto and which, individually or in the aggregate, would have a Purchaser Material Adverse Effect.

     Section 4.06. Absence of Certain Changes or Events. Except as disclosed in the Purchaser SEC Documents filed with the SEC prior to the date hereof or in
Schedule 4.06, since the date of the most recent financial statements included in the Purchaser SEC Documents (the "Financial Statement Date") and to the date of this Agreement, the Purchaser and the Purchaser Subsidiaries have conducted their business only in the ordinary course and there has not been (i) any change that would have a Purchaser Material Adverse Effect (a "Purchaser Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Purchaser Material Adverse Change, (ii) except for regular quarterly dividends not in excess of $.30 per share of Purchaser Common Shares and regular annual dividends not in excess of $1.155 per share of Purchaser Preferred Shares with customary record and payment dates, (iii) any split, combination or reclassification of any of the Purchaser's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock or any issuance of an ownership interest in, any Purchaser Subsidiary, (iv) any damage, destruction or loss to the Purchaser's and the Purchaser Subsidiaries' property, not covered by insurance, that has or would have a Purchaser Material Adverse Effect or (v) any change in accounting methods, principles or practices by the Purchaser or any Purchaser Subsidiary, except insofar as required by a change in U.S. GAAP.

     Section 4.07. Litigation. To the Knowledge of the Purchaser, except as set forth in Schedule 4.07 (which, with respect to each Action disclosed therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Purchaser or any Purchaser Subsidiary, pending before any Governmental Authority (or, to the Knowledge of the Purchaser, threatened to be brought by or before any Governmental Authority) which has had or could reasonably be expected to have a Purchaser Material Adverse Effect. To the Knowledge of the Purchaser, none of the matters disclosed in Schedule 4.07 has had or could reasonably be expected to have a Purchaser Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. To the Knowledge of the Purchaser, except as set forth in Schedule 4.07, none of the Purchaser, the Purchaser Subsidiaries nor any of their respective assets or properties, is subject to any Governmental Order, including any stop order by the SEC (nor, to the Knowledge of the Purchaser, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has had or could reasonably be expected to have a Purchaser Material Adverse Effect.

     Section 4.08. Purchaser Properties. (a) To the Purchaser's Knowledge, Purchaser Subsidiary own fee simple title (or where indicated, a leasehold estate) to each of the Purchaser Properties in each case free of all Encumbrances except for Permitted Encumbrances. Except as described in Schedule 4.08, to the Purchaser's Knowledge, there is no material violations of any Law (including, without limitation, any building, planning or zoning Law) relating to any of the Purchaser Properties.

     (b) To the Knowledge of the Purchaser, no improvements on the Purchaser Properties and none of the current uses and conditions thereof violate in any material respect any Property Restrictions, and no material permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Purchaser Properties, other than those which are available to the Purchaser Properties, are required by any Governmental Authority having jurisdiction over the Purchaser Properties. Neither the Purchaser nor any of the Purchaser's Subsidiaries have Knowledge of (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Purchaser Properties or (ii) any Property Restriction will be violated in any material respect by the continued maintenance, operation or use of any of the buildings or other improvements on any of the Purchaser Properties for their current use.

     Section 4.09. Environmental and Other Permits and Licenses; Related Matters. To the Knowledge of the Purchaser, except as disclosed in the reports referenced in Schedule 4.09, (a) the Purchaser and the Purchaser Subsidiaries currently hold all of the Permits, including, without limitation, Environmental Permits, required, necessary or proper for the current use, occupancy and operation of each Purchaser Property, and all such Permits and Environmental Permits are in full force and effect; (b) there is no existing practice, action or activity of the Purchaser or any Purchaser Subsidiary and no existing condition of or condition associated with the Purchaser Properties which would give rise to any civil or criminal Liability under, or violate or prevent compliance with, any applicable Environmental Law, applicable Permits or applicable Environmental Permits or other applicable law; (c) neither the Purchaser nor any Purchaser Subsidiary has received any notice from any Governmental Authority proposing to or actually revoking, canceling, rescinding, materially modifying or refusing to renew any Permit or Environmental Permit or providing written notice of violations under any applicable Environmental Law or applicable Environmental Permit; (d) the Purchaser, and each Purchaser Subsidiary is in all respects in compliance with the Permits, all applicable Environmental Laws and the requirements of all Environmental Permits; (e) Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from, any Purchaser Property (other than such activities that have been conducted in strict accordance with all applicable Environmental Laws and Environmental Permits consistent with the nature of the applicable Purchaser Property and that would not have a Purchaser Material

Adverse Effect); (f) Hazardous Materials (regardless of the source) have not been Released on any Purchaser Property or otherwise contaminated any Purchaser Property and Hazardous Materials have not been Released on or contaminated any property adjoining any Purchaser Property (except in either instance, Releases or contamination involving only de minimis amounts of Hazardous Materials, the Release of which or contamination by would not violate any applicable Environmental Law, violate any Environmental Permit, trigger any reporting obligation, or trigger any obligation to investigate, remediate, cleanup or otherwise respond to such Hazardous Material); (g) the Purchaser and the Purchaser Subsidiaries have disposed of all wastes, including those consisting of or containing Hazardous Materials, in compliance in all material respects with all applicable Environmental Laws and Environmental Permits; (h) there are no past, pending or threatened Environmental Claims against the Purchaser, any Purchaser Subsidiary or any Purchaser Property; (i) no Purchaser Property or any property adjoining any Purchaser Property is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list of sites requiring investigation or cleanup of Hazardous Materials; and (j) neither the Purchaser nor any Purchaser Subsidiary has used or arranged for the use of any location for the treatment, storage, disposal, Release or other handling of any Hazardous Materials or transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list or which is the subject of any Environmental Claim; (k) there are not now and never have been any USTs located on any Purchaser Property or on any property adjoining any Purchaser Property; and (l) there is not now any asbestos in, on, or about any Purchaser Property.

     Section 4.10. Related Party Transactions. Set forth in Schedule 4.10, or in the Purchaser SEC Documents including the Purchaser's definitive proxy statements for the Annual Meetings of the Purchaser's shareholders held on June 2, 1997, June 20, 1996 and June 19, 1995, or in the Proxy Statement, is a list of all arrangements, agreements and contracts entered into by the Purchaser or any of the Purchaser Subsidiaries with any Person who (vi) is an executive officer, director or Affiliate of the Purchaser or any of the Purchaser Subsidiaries, or any entity of which any of the foregoing is an Affiliate which would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act and the Exchange Act or (vii) acquired Purchaser Common Shares in a private placement. Such documents, copies of all of which have been previously delivered or made available to Seller, are listed in Schedule 4.10, in the Purchaser SEC Documents, in the Purchaser's definitive proxy statements for the Annual Meetings of the Purchaser's shareholders held on June 2, 1997, June 20, 1996 and June 19, 1995, or in the Proxy Statement.

     Section 4.11. Taxes. (a)(i) All returns and reports in respect of Taxes required to be filed with respect to the Purchaser and each Purchaser Subsidiary have been timely filed (taking into account any valid extensions of time for filing); (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports are true, correct and complete in all material respects; (iv) no adjustment relating to such returns has been proposed formally or informally by any Tax authority and, to the Knowledge of the Purchaser, no basis exists for any such adjustment;
(v) there are no pending or, to the Knowledge of the Purchaser, threatened actions or proceedings for the assessment or collection of Taxes against the Purchaser or any Purchaser Subsidiary or (insofar as either relates to the activities or income of the Purchaser, any Purchaser Subsidiary or could result in liability of any Purchaser Subsidiary on the basis of joint and/or several liability) any corporation that was includible in the filing of a return with the Purchaser on a consolidated or combined basis; (vi) no consent under Section 341(f) of the Code has been filed with respect to the Purchaser or any Purchaser Subsidiary; and (vii) there are no Tax liens on any assets of the Purchaser or any Purchaser Subsidiary.

     (b) (i) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Purchaser or any Purchaser Subsidiary may be subject; (ii) there are no requests for information currently outstanding that could affect the Taxes of the Purchaser or any Purchaser Subsidiary; (iii) there are no proposed reassessments of any property owned by the Purchaser or any Purchaser Subsidiary or other proposals that could materially increase the amount of any Tax to which the Purchaser or any Purchaser Subsidiary would be subject; and (iv) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect any Purchaser Subsidiary.

     (c) Each of the Purchaser and the Purchaser Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (d) None of the Purchaser and the Purchaser Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Purchaser and the Purchaser Subsidiaries (i) has been a member of an "affiliated group" (as defined in Section 1504(a)(1) of the Code) filing a consolidated federal income Tax return (other than a group the common parent of which was the Purchaser) or (ii) has any Liability for the Taxes of any Person (other than any of the Purchaser and the Purchaser Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

     (e) The Purchaser (i) for the period commencing with the taxable year ending December 31, 1988 to the present has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (a "REIT") (within the meaning of Section 856 of the Code) under the Code and has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT for such periods, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1997, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the Purchaser's Knowledge, no such challenge is pending or threatened. Each Purchaser Subsidiary which is a partnership, joint venture or limited liability company has been during and since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation. Each Purchaser Subsidiary which is a corporation for federal income tax purposes is a "qualified REIT subsidiary," as defined in Section 856(i) of the Code. The Purchaser did not incur in its 1996 tax year any liability for taxes under
Section 857(b), 860(c) or 4981 of the Code.

     Section 4.12. Brokers. No broker, investment banker, financial advisor or other Person, other than Merrill Lynch & Co., Lazard Freres & Co. LLC, and Triton Pacific Capital LLC, the fees and expenses of which have previously been disclosed to Seller and will be paid by the Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or any Purchaser Subsidiary.

     Section 4.13. Compliance with Laws. To the Knowledge of the Purchaser, the Purchaser and the Purchaser Subsidiaries have each conducted and continue to conduct their respective businesses and operations in accordance with all Laws and Governmental Orders applicable to the Purchaser or any Purchaser Subsidiary or any of their properties or assets and neither the Purchaser nor any Purchaser Subsidiary is in violation of any such Law or Governmental Order which has had or could have a Purchaser Material Adverse Effect. Notwithstanding the foregoing, the Purchaser makes no representation or warranty regarding the compliance of the Purchaser Properties with ADA requirements.

     Section 4.14.  Contracts; Debt Instruments.

     (a) To the Knowledge of the Purchaser, neither the Purchaser nor any Purchaser Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule 4.14 and except for violations or defaults that would not, individually or in the aggregate, result in a Purchaser Material Adverse Effect.

     (b) Except for any of the following expressly identified in the Purchaser SEC Documents, Schedule 4.14 sets forth a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Purchaser or any of the Purchaser Subsidiaries, other than indebtedness payable to the Purchaser or a Purchaser Subsidiary or to any third-party partner or joint venturer in any Purchaser Subsidiary, in an aggregate principal amount in excess of $500,000 per item is outstanding or may be incurred.

     Section 4.15.  Absence of Changes in Benefit Plans; ERISA Compliance.

     (a) Except as disclosed in the Purchaser SEC Documents or in Schedule 4.15(a) and except as permitted by Section 5.02 (for the purpose of this sentence, as if Section 5.02 had been in effect since December 31, 1996), since the Financial Statement Date, there has not been any adoption or amendment by the Purchaser, any Purchaser Subsidiary or any Person affiliated with the Purchaser under Section 414(b), (c), (m) or (o) of the Code (each, an "ERISA Affiliate of the Purchaser") of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding, or oral or in writing) providing benefits to any current or former employee, officer or director of the Purchaser, any Purchaser Subsidiary, or any ERISA Affiliate of the Purchaser (collectively, "Purchaser Benefit Plans"). No Purchaser Benefit Plan is subject to Title IV of ERISA or to Section 412 of the Code or Section 302 of ERISA.

     (b) Each Purchaser Benefit Plan is listed in Schedule 4.15(b), including, with respect to terminated Purchaser Benefit Plans, the date of termination. True and correct copies of each of the following have been made available to the
Seller: (i) the most recent annual report (Form 5500) relating to each such Purchaser Benefit Plan filed with the IRS, (ii) each such Purchaser Benefit Plan, (iii) the trust agreement, if any, relating to each such Purchaser Benefit Plan, (iv) the most recent summary plan description for each such Purchaser Benefit Plan for which a summary plan description is required by ERISA, and (v) the most recent determination letter, if any, issued by the IRS with respect to any such Purchaser Benefit Plan qualified under Section 401 of the Code.

     (c) Except as set forth in Schedule 4.15(c), as to any such Purchaser Benefit Plan intended to be qualified under Section 401 of the Code, such Purchaser Benefit Plan satisfies in form the requirements of such Section and there has been no termination or partial termination of such Purchaser Benefit Plan within the meaning of Section 411(d)(3) of the Code. As to any such terminated Purchaser Benefit Plan intended to have been qualified under Section 401 of the Code, such terminated Purchaser Benefit Plan received a favorable determination letter from the IRS with respect to its termination.

     (d) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Purchaser, threatened against, or with respect to, any of such Purchaser Benefit Plans or their assets that could reasonably be expected to have a Purchaser Material Adverse Effect. To the Knowledge of the Purchaser, there is no matter pending before the IRS, the Department of Labor or the PBGC with respect to any of such Purchaser Benefit Plans. All contributions required to be made to such Purchaser Benefit Plans pursuant to their terms and provisions have been timely made. Except as set forth in Schedule 4.15(a), neither the Purchaser nor any Purchaser Subsidiary is a party to or is bound by any severance agreement, program or policy. True and correct copies of all employment agreements with officers of the Purchaser and Purchaser Subsidiaries, and all vacation, overtime and other compensation policies of the Purchaser and Purchaser Subsidiaries relating to their employees have been made available to the Purchaser.

     (e) Except as described in the Purchaser SEC Documents or as would not have a Purchaser Material Adverse Effect, (i) all Purchaser Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) other than claims for benefits in the normal course, neither the Purchaser, any Purchaser Subsidiary nor any ERISA Affiliate of the Purchaser has any liabilities or obligations with respect to any such Purchaser Benefit Plan, whether accrued, contingent or otherwise, nor to the Knowledge of the Purchaser are any such liabilities or obligations expected to be incurred. The execution of, and performance of the transactions contemplated in, this Agreement will not constitute an event under any Purchaser Benefit Plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director of the Purchaser, any Purchaser Subsidiary, or any ERISA Affiliate of the Purchaser.

     Section 4.16. Vote Required. The Purchaser Shareholder Approvals are the only votes of the holders of any class or series of the Purchaser's shares necessary (under applicable Law or otherwise) to approve the Share Issuance and the Charter Amendment.

     Section 4.17. Space Leases. To the Knowledge of Purchaser, each lease, tenancy or occupancy agreement and operating agreement with tenants and operators currently occupying space in the Purchaser Properties (herein, the "Purchaser Space Leases") constitutes the legal, valid, binding, and enforceable obligation of the landlord and tenant thereunder, is in full force and effect and the term of the same and the obligation to pay rent thereunder has commenced and the tenant thereunder is in full possession and actual occupancy thereof, and all tenant improvements required under the provisions thereof are completed. To the Knowledge of the Purchaser, neither the Purchaser nor any Purchaser Subsidiary has any Knowledge of the cancellation or termination of any Purchaser Space Lease. To the Knowledge of the Purchaser, neither Purchaser nor any Purchaser Subsidiary, nor to the Knowledge of Purchaser, any other party is in breach or default in any material respect under any Purchaser Space Lease. To the Knowledge of Purchaser, no tenant is currently asserting any material claim, defense, offset or lien against Purchaser, any Purchaser Subsidiary or against any Purchaser Properties.

     Section 4.18. Ground Leases. To the Knowledge of the Purchaser, each ground lease affecting a Purchaser Property is valid and in full force and effect and the copy of each such ground lease provided to the Seller is true, correct and complete and constitutes the entire agreement between the ground lessor and ground lessee thereunder and there have been no amendments thereto (either orally or in writing). To the Knowledge of the Purchaser, there is no material default by either the ground lessor or ground lessee under any such ground lease and no conditions exists that, with the passage of time or the giving of notice or both, would constitute a material default thereunder and no notice of termination has been given by either a ground lessor or a ground lessee under any such ground lease. To the Knowledge of the Purchaser, the applicable Purchaser Subsidiaries' interest in each such ground lease is free of all Encumbrances except for the Permitted Encumbrances.

     Section 4.19. Insurance. Schedule 4.19 lists all casualty, liability, business interruption and other insurance policies insuring the Purchaser Subsidiaries. All such insurance policies are in full force and effect. To the Knowledge of the Purchaser, all material assets, properties and risks of the Purchaser and each Purchaser Subsidiary are covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Purchaser or a Purchaser Subsidiary, as the case may be, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Purchaser or such Purchaser Subsidiary.

     Section 4.20. Insolvency. There has not been filed by nor has the Purchaser or any Purchaser Subsidiary received notice of a petition in bankruptcy or any other insolvency proceeding, or for the reorganization or appointment of a receiver or trustee, nor has the Purchaser or any Purchaser Subsidiary made an assignment for the benefit of creditors, nor filed a petition for arrangement, nor entered into any arrangement of creditors, nor admitted in writing its inability to pay debts as they become due.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     Section 5.01.  Conduct of Business by the Purchaser Prior to the
Closing. During the period from the date of this Agreement through the Closing or earlier termination of this Agreement, the Purchaser shall, and shall cause the Purchaser Subsidiaries each to, carry on their respective businesses in the ordinary and usual course of business and consistent with the Purchaser's and the Purchaser Subsidiaries' prior practice and shall use its reasonable best efforts to preserve intact the goodwill and advantageous relationships of the Purchaser and the Purchaser Subsidiaries with tenants, customers, suppliers, independent contractors and other Persons material to the operation of the Purchaser Properties and shall not wilfully or knowingly take or permit any action or omission which would cause any of its representations or warranties contained herein to become inaccurate in any respect or any of the covenants made by it to be breached in any material respect. Without limiting the generality of the foregoing, the following additional restrictions shall apply: during the period from the date of this Agreement until the earlier of the (i) termination of this Agreement or (ii) Closing, the Purchaser shall not and shall cause the Purchaser Subsidiaries not to (and not to authorize or commit or agree to) without the prior written consent of the Seller (which such consent shall not be unreasonably withheld or delayed):

          (a) except for (i) its regular quarterly dividends not in excess of $.30 per share of issued and outstanding Purchaser Common Shares or (ii) its regular annual dividends not in excess of $1.155 per share of issued and outstanding Purchaser Preferred Shares with customary record and payment dates, declare, set aside or pay any dividends on, or make any other distributions in respect of any of the Purchaser Common Shares or Purchaser Preferred Shares;

          (b) except for the Purchaser's Dividend Reinvestment Share Purchase Plan and the exercise of share options or issuance of shares pursuant to stock rights, options, restricted share or performance share awards or warrants outstanding on the date of this Agreement, issue, deliver or sell, or grant any option or other right in respect of, any shares of common stock, any other voting securities of the Purchaser or any Purchaser Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (except to the Purchaser or a Purchaser Subsidiary), except the foregoing shall not prohibit the issuance of shares of Common Stock of the Purchaser in connection with the conversion of any currently outstanding convertible preferred stock or convertible notes or in connection with the granting of any employee stock options or restricted shares to any employee of Purchaser in an amount not to exceed $10,000,000;

          (c) except as otherwise contemplated by this Agreement, amend the articles or certificate of incorporation, charter, bylaws, partnership agreement or other comparable charter or organizational documents of the Purchaser or any Purchaser Subsidiary;

          (d) in the case of the Purchaser or any other Purchaser Subsidiary, merge or consolidate with any Person;

          (e) in any transaction or series of related transactions involving capital, securities or other assets or Indebtedness of the Purchaser, a Purchaser Subsidiary, or any combination thereof in excess of $10,000,000:
     (i) acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or all or substantially all of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, real estate investment trust, business trust or other business organization or division thereof or interest therein; (ii) subject to any Encumbrance, sell, lease or otherwise dispose of any of the Purchaser Properties or any material assets or assign or encumber the right to receive income, dividends, distributions and the like; or (iii) incur any Indebtedness, issue or refinance any Indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person; excluding (y) the Purchaser's proposed $200 million line of credit with Bankers Trust Company and The Chase Manhattan Bank and (z) financial transactions undertaken by Purchaser or Purchaser's Subsidiaries in accordance with their respective ordinary cash management practices such as investments or deposits in commercial paper, obligations of the United States of America or its agencies or instrumentalities, certificates of deposit, time deposits, repurchase agreements and similar financial arrangements;

          (f) adopt any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by Law or which are not more favorable to participants than provisions presently in effect; and

          (g) enter into or amend or otherwise modify any agreement or arrangement with Persons that are Affiliates or, as of the date hereof, are executive officers, trust managers or directors of the Purchaser or any Purchaser Subsidiary.

     Section 5.02.  Preparation of the Proxy Statement; Shareholders Meeting.

     (a) As soon as practicable following the date of this Agreement but not later than August 29, 1997, the Purchaser shall finalize and file with the SEC a preliminary Proxy Statement in form and substance satisfactory to Purchaser. The Purchaser shall use its reasonable best efforts to respond to any comments of the SEC and the Purchaser will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Purchaser's shareholders as promptly as practicable. The Purchaser will notify the Seller of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information. The Proxy Statement shall comply in all material respects with all applicable requirements of Law. The Seller shall furnish all information concerning the Seller and the Purchased Loans as the Purchaser may reasonably request in connection with such actions and the preparation of the Proxy Statement. The Proxy Statement shall include a proposal to amend the Purchaser's Charter in the form of the Charter amendment attached hereto as Exhibit 5.02(a) (the "Charter Amendment") and the recommendations of the Board of Directors of Purchaser in favor of the Share Issuance and the Charter Amendment. The Seller hereby approves the form of Charter Amendment attached hereto as Exhibit 5.02(a) and consents to the Additional Charter Provisions and agrees that the Additional Charter Provisions shall be included in the Charter Amendments, provided, however that the Purchaser and the Seller agree that the approval of the Additional Charter Provisions by the shareholders of the Purchaser shall not be a condition precedent hereunder to the parties obligation to effect the Closing.

     (b) The Purchaser will submit the Share Issuance and the Charter Amendment to a vote of the Purchaser's shareholders at a special meeting (the "Purchaser Shareholders Meeting") for the purpose of obtaining the Purchaser Shareholder Approvals.

     (c) The information supplied by the Seller for inclusion in the Proxy Statement shall not, (i) at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Purchaser, (ii) at the time of the Purchaser Shareholders Meeting, and (iii) the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Purchaser shall provide the Seller a reasonable opportunity to review the preliminary Proxy Statement, including the information supplied by Seller for inclusion therein under the terms of this
Section 5.03, prior to the filing of such Proxy Statement with the SEC. If at any time prior to the Closing Date any event or circumstances relating to the Seller should be discovered by the Seller which should be set forth in an amendment or a supplement to the Proxy Statement, the Seller shall promptly inform the Purchaser. The Seller shall have no liability for the accuracy or inaccuracy of any information set forth in the Proxy Statement or otherwise in connection with the Proxy Statement except in respect of any breach by the Seller of the covenants set forth in this clause (c).

     Section 5.03. Commercially Reasonable Efforts; Notification. (a) Subject to the terms and conditions herein provided, the Purchaser and Seller shall: (a) use all commercially reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Closing with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated by such Agreement and (ii) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations, (b) use all commercially reasonable efforts to obtain in writing any consents required from third parties to effectuate the transactions contemplated by this Agreement, such consents to be in reasonably satisfactory form to the Seller and Purchaser; and (c) use all commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement.

     (b) Prior to the Closing, the Seller and the Purchaser shall deliver to the other information supplementing or amending the representations, warranties, Schedules and other disclosures provided in Articles III and IV of this Agreement to set forth the information relating to any event or circumstance arising after date of this Agreement, or, with respect to matters that are limited to the Knowledge of either party, information that becomes a matter within the Knowledge of such party following the date of this Agreement, in order to make such representations and warranties, Schedules or other disclosures complete and accurate as of the date of such supplement or amendment. Each representation or warranty contained herein and the statements contained in Articles III and IV (including the Schedules hereto and the other disclosures) shall be deemed to have been amended by any such supplement or amendment. All references herein to any such representation, warranty or statement (including the Schedules hereto and other disclosures) provided hereby, to the extent such supplement or amendment refers specifically to such representation, warranty or statement, shall be deemed to refer to the same as so amended or supplemented. Any amendments or supplements given to either party pursuant to this Section 5.03(b) may be a basis for the termination of this Agreement as provided for in Sections 8.01(b) and 8.01(c); provided the terminating party exercises its right to terminate this Agreement under Section 8.01(b) or 8.01(c), as applicable, with twenty (20) days after receipt of the amending or supplementary information giving rise to such termination right.

     Section 5.04. Transfer and Gains Taxes. Seller and the Purchaser shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, mortgage recording, intangible, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated hereby, excluding state and federal income taxes (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes").

     Section 5.05. Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, each party and their respective Affiliates and their respective officers, directors, employees, agents, accountants and counsel shall: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the other party reasonable access, during normal business hours, to the properties, offices, other facilities, books and records of such party and its Affiliates and to those officers, directors, employees, agents, accountants and counsel of such party and its Affiliates who have any knowledge relating to such party, its Affiliates, its properties or the Purchased Loans and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the other party such additional financial and operating data and other information regarding it and its Affiliates properties and the Purchased Loans as the other party may from time to time reasonably request.

     (b) In order to facilitate the resolution of any claims made against or incurred by the Seller prior to the Closing, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records of the Seller which are transferred to the Purchaser pursuant to this Agreement relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Seller and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Seller reasonable access (including the right to make, at the Seller's expense, photocopies), during normal business hours, to such books and records.

     (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Seller shall (i) retain all books and records of the Seller which are not transferred to the Purchaser pursuant to this Agreement and which relate to the Seller or the Purchased Loans for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Purchaser, reasonable access (including the right to make photocopies at the expense of the Purchaser), during normal business hours, to such books and records.

     Section 5.06. Confidentiality. Each of the Purchaser and Seller covenant that they shall not, without the prior written consent of the other, divulge, furnish or make accessible any information or documents provided to the other in connection with their due diligence review of the other party's operations and the Purchased Loans (other than "Non-confidential Information" as hereinafter defined) to any other Person (other than as required by law, including applicable securities law or stock exchange regulations, and other than to their respective employees, accountants, attorneys, consultants, investment bankers, financial advisors, creditors, outside partners or co-venturers in, and property managers of, any of the parties' properties and other agents who will be bound by the terms of this Section 5.06). The term "Non-confidential Information" shall mean information generally available to the public, previously known or in the possession of the other party or which becomes available prior to any disclosure or use thereof from some other source not restricted as to disclosure. Purchaser and Seller agree that if this Agreement is terminated, each shall return to the other all documents previously delivered to it in connection with the transactions contemplated by this Agreement and shall destroy all copies of such documents made by it and (to the extent not prohibited by law or contrary to customary internal corporate policy) all memoranda, notes and other written material and work-product related thereto. Each of the Purchaser and Seller shall promptly notify the other of any request or demand by any court, governmental agency or other person asserting a demand or request for confidential information supplied to such party so that the other party may seek an appropriate protective order. In the absence of such protective order or receipt of a waiver hereunder, if Purchaser or Seller (or any of their respective representatives) are, in the reasonable opinion of such party's counsel, compelled to disclose confidential information or else stand liable for contempt or suffer other censure or significant penalty, the Purchaser or Seller may disclose that portion of the requested information which such party's counsel advises it that it is compelled to disclose. If such party proposes to make disclosure based upon the opinion of its counsel as aforesaid, such party will (to the extent reasonably possible and permitted) advise and consult with the other party prior to such disclosure concerning the information it proposes to disclose.

     Section 5.07. Taxes. (a) Provided that Seller furnishes to the Purchaser such forms and statements as may be reasonably requested by the Purchaser (including IRS Form 1001) to qualify the Seller for exemption from US tax pursuant to any tax treaty or provision of the Code or Regulations, the Purchaser shall not withhold any Tax from payments made to Seller with respect to the Purchase Money Notes (including notes originally issued to DIHC).

     (b) Provided that Seller furnishes to the Purchaser such forms and statements as may be reasonably requested by the Purchaser (including IRS Form
1001) to qualify the Seller for exemption from US tax pursuant to any tax treaty or provision of the Code or Regulations, the Purchaser shall not withhold Tax under section 1442 of the Code from ordinary dividends distributed to Seller on Purchaser Common Shares (including shares originally issued to DIHC).

     (c) If Purchaser recognizes a net capital gain in 1997, then to the extent possible, the Purchaser shall designate as capital gain dividends an amount of dividends distributed in 1997 prior to the Closing Date equal to the amount of the Purchaser's net capital gain.

     (d) The Purchaser shall withhold Taxes with respect to any distribution to the Seller to the extent required by Section 1445 of the Code and the Regulations thereunder; provided, however, that the Purchaser shall cooperate with any Seller applications or withholding certificates described in section 1445 and any Regulations and revenue procedures thereunder.

     (e) In the event the Purchaser intends to make a deduction or withholding of Taxes in consistent herewith, it shall advise the Seller prior to actually deducting and withholding such Taxes. In the event the Purchaser shall so deduct or withhold Taxes, it (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of Taxes it has deducted or withheld; (ii) shall provide, within thirty days of the payment or deposit thereof, evidence of payment of such Taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of Taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Seller for the purpose of (x) assisting in obtaining any applicable credits or deductions for such Taxes in any jurisdiction in which the Seller is subject to tax or (y) satisfying any information reporting requirements; and (iii) shall forward to such person(s) as soon as possible any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld Taxes as may be issued from time to time by the appropriate taxing authority.

     (f) Within 60 days after the close of each calendar year and at such other times as the Seller shall reasonably request, the Purchaser shall provide to the Seller a certificate of an officer of the Purchaser stating the officer's belief as to the status of the Purchaser as a domestically controlled REIT as of the close of such year and any schedules or summaries setting forth the computations used by the Purchaser to determine such status.

     Section 5.08. Standstill Agreement. In the event the Closing does not occur, the Purchaser and the Seller agree that, for a period of 24 months after the date of this Agreement, unless specifically invited in writing by the other party's Board of Directors, neither the Purchaser nor the Seller (nor any of their respective Affiliates), will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, (i) the acquisition of the other party's securities (or beneficial ownership thereof) or assets, (ii) any tender or exchange offer, merger or other business combination involving the other party, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the other party or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) or consents to vote any of the other party's voting securities; (b) form, join or in any way participate in a "group" (as defined under the Exchange Act) or otherwise act, alone or in concern with others, to seek to control or influence the other party's management, Board of Directors or policies; or (c) enter into any discussion or arrangement with any third party with respect to any of the foregoing; provided, however, that the restrictions set forth in this paragraph shall not apply to professional asset managers or investment advisers retained by the Purchaser or the Seller or their respective Affiliates who are authorized to exercise discretion with respect to all or a portion of the assets which they manage for the Purchaser or the Seller or their respective Affiliates. Notwithstanding the foregoing, in the event either of the Purchaser or the Seller willfully and intentionally breach any of their respective obligations under this Agreement with the result that a Closing hereunder does not occur, the non-defaulting party shall not be bound by the covenants in this Section 5.08.

     Section 5.09. Board of Directors. At the first meeting of the Board of Directors occurring after the Closing Date, if the Seller so requests, the total number of persons serving on the Board of Directors of Purchaser shall be increased to 12 and two additional persons to be nominated by Seller after the Closing Date shall be appointed by the Board of Directors of Purchaser to fill the vacancies, effective at such meeting of the Board, thereby created. Between the Closing Date and the date such nominees are appointed to the Board, the Board of Directors shall not take any action by written consent or otherwise.

                                   ARTICLE VI
                             CONDITIONS TO CLOSING

     Section 6.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions unless waived by the Seller:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser to such effect signed by the chief executive officer or chief financial officer of the Purchaser. This condition shall be deemed satisfied unless breaches of the Purchaser's representations, warranties and covenants in this Agreement are in the aggregate reasonably expected to have or have had a Purchaser Material Adverse Effect or adversely affect any of the Seller's collateral under the Purchase Money Mortgages in any material respect;

          (b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 6.01(b) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action;

          (c) Resolutions. The Seller shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

          (d) No Material Adverse Change. Since the date of this Agreement, there shall not have been any change, circumstance or event in the business or prospects of the Purchaser which has had or would reasonably be expected to have a Purchaser Material Adverse Effect or adversely affect any of the Seller's collateral under the Purchase Money Mortgages in any material respect and Seller shall have received a certificate of the chief executive officer or chief financial officer of the Purchaser certifying to such effect;

          (e) Opinions Relating to REIT. Seller shall have received an opinion of counsel to the Purchaser, dated as of the Closing Date, reasonably satisfactory to Seller that, commencing with its taxable year ending December 31, 1993, the Purchaser was organized and is operated in conformity with the requirements for qualification as a REIT under the Code;

          (f) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result individually or in the aggregate, in a Seller Material Adverse Effect or a Purchaser Material Adverse Effect;

          (g) Closing Under Stock Purchase Agreement. All conditions precedent to a closing under the Stock Purchase Agreement shall have been satisfied;

          (h) Other Legal Opinions. The Seller shall have received opinions of counsel to the Purchaser, dated as of Closing Date, regarding the enforceability (and, where applicable, the due authorization, execution and delivery) of the Registration Rights and Voting Agreement, the Proxy Statement, the Charter Amendment and the other Ancillary Agreements to which the Purchaser or any Purchaser Subsidiary is a party, the due authorization and issuance of the Purchaser Common Shares being issued to Seller and DIHC on the Closing Date, and such other matters as the Seller shall reasonably require.

          (i) Amendment of Articles. The Articles shall be amended by Purchaser Shareholder Approvals to add a new Article 9.

          (j) Organizational Documents. The Seller shall have received a copy of (i) the Certificate of Incorporation, as amended, of the Purchaser certified by the secretary of state of the jurisdiction in which such entity is incorporated or organized, as of a date not earlier than fifteen Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of the Purchaser, dated as of the Closing Date, stating that no amendments have been made to such Certificate of Incorporation since such date except as contemplated in this Agreement, and (ii) the By-laws of the Purchaser, certified by the Secretary or Assistant Secretary of the Purchaser; and

          (k) Good Standing; Qualification to Do Business. The Seller shall have received a good standing certificate for the Purchaser from the secretary of state of the jurisdiction in which such entity is incorporated or organized and from the secretary of state in each other jurisdiction in which the properties owned or leased by the Purchaser, or the operation of its business in such jurisdiction, requires the Purchaser to qualify to do business as a foreign entity, in each case dated as of a date not earlier than fifteen Business Days prior to the Closing Date.

     Section 6.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions unless waived by the Purchaser:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Seller contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Seller to such effect signed by the chief executive officer or the chief financial officer of the Seller. This condition shall be deemed satisfied unless breaches of the Seller's representations, warranties and covenants in this Agreement are in the aggregate reasonably expected to have or have a Seller Material Adverse Effect;

          (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated hereby which the Purchaser believes, in its sole and absolute discretion, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which could have a Seller Material Adverse Effect; provided, however, that the provisions of this Section 6.02(b), shall not apply if the Purchaser has solicited or encouraged any such Action;

          (c) Legal Opinions. The Purchaser shall have received legal opinions of counsel to the Seller, dated as of the Closing Date, regarding the enforceability (and, where applicable, the due authorization, execution and delivery) of the Registration Rights and Voting Agreement and the other Ancillary Agreements to which the Seller is a party and to consummate the transactions contemplated hereby and thereby;

          (d) No Material Adverse Change. Since the date of this Agreement, there shall not have been any change, circumstance or event in the Purchased Loans or the business or prospects of the Seller which has had or would reasonably be expected to have a Seller Material Adverse Effect and the Purchaser shall have received a certificate of the chief executive officer or chief financial officer of the Seller certifying to such effect;

          (e) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result individually or in the aggregate in a Seller Material Adverse Effect or a Purchaser Material Adverse Effect; and

          (f) Closing Under Stock Purchase Agreement. All conditions precedent to a closing under the Stock Purchase Agreement shall have been satisfied.

     Section 6.03.  Condition to each Parties Obligation to Effect
Transaction. The respective obligation of each party to consummate the transactions contemplated under this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Purchaser Shareholder Approvals. The Purchaser Shareholder Approvals shall have been obtained.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

          (c) Related Transactions. The Registration Rights and Voting Agreement substantially in the form attached hereto as Exhibit 1.01(f) shall have been duly executed and delivered by the parties thereto and shall remain in full force and effect.

          (d) Charter Amendment. The Charter Amendment shall have been duly filed with the Secretary of State of the State of Nevada.

                                  ARTICLE VII

                                INDEMNIFICATION

     Section 7.01. Survival of Representations and Warranties. The representations and warranties of the Seller and the Purchaser contained in this Agreement and the Ancillary Agreements shall survive the Closing until March 31, 1999. Neither the period of survival nor the liability of either party hereto with respect to such party's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the party seeking indemnification. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the party seeking indemnification to the other party, then the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved.

     Section 7.02. Indemnification. (a) The Purchaser and its Affiliates (including, without limitation, the Seller Subsidiaries from and after the Closing Date), officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnified Party") shall be indemnified and held harmless by the Seller for any and all Loss arising out of or resulting from (i) the breach of any representation or warranty made by the Seller contained in this Agreement or the Ancillary Agreements; or (ii) the breach of any covenant or agreement by the Seller contained in this Agreement or the Ancillary Agreements; or (iii) Liabilities, whether arising before or after the Closing Date, that are not expressly assumed by the Purchaser pursuant to this Agreement, including, without limitation, the Excluded Liabilities.

     (b) The Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party"; a Purchaser Indemnified Party or a Seller Indemnified Party sometimes herein referred to as an "Indemnified Party") shall be indemnified and held harmless by the Purchaser for any and all losses arising out of or resulting from the breach of any representation or warranty made by the Purchaser contained in this Agreement or the Ancillary Agreements or the breach of any covenant or agreement by the Purchaser contained in this Agreement or the Ancillary Agreements.

     As used herein the term "Loss" or "Losses" means any Liabilities, losses, damages, claims, costs and expenses, interests, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by any Indemnified Party (including, without limitation, any Action brought or otherwise initiated by any Indemnified Party). In the event of any Loss incurred by the Seller on any Affiliate thereof, for purposes of determining the amount the Seller is entitled to recover hereunder on account of such Loss (but not for purposes of determining the threshold amount of Losses or the cap on liability under Section 7.03), the Seller's Loss shall be "grossed up" to an amount equal to the quotient of (i) the amount of such Loss divided by (ii) a fraction the numerator of which is the aggregate number of issued and outstanding shares of Purchaser Common Shares and Purchaser Preferred Shares owned by Persons other than the Seller and DIHC as of the date on which any payment is made by the Purchaser on account of such Loss and the denominator of which is the aggregate amount of issued and outstanding Purchaser Common Shares and Purchaser Preferred Shares as of such date.

     To the extent that the Seller's or the Purchaser's undertakings set forth in this Section 7.02 may be unenforceable, the Seller or the Purchaser which is liable for the undertaking shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the other party.

     (c) An Indemnified Party shall give the party from which it is seeking indemnification hereunder (the "Indemnitor") notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 30 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Indemnitor under this Article VII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VII ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnitor notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Indemnitor from any of its obligations under this Article VII except to the extent the Indemnitor is materially prejudiced by such failure and shall not relieve the Indemnitor from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article VII. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnitor shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnitor, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnitor. In the event the Indemnitor exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnitor's expense, all such witnesses, records, materials and information in the Indemnitor's possession or under the Indemnitor's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnified Party, which will not be unreasonably withheld or delayed.

     Section 7.03. Limitations on Recovery. With respect to any claim for the breach of representations and warranties hereunder, no claim may be made by an Indemnified Party against an Indemnitor for indemnification hereunder with respect to any individual item of Loss unless the aggregate of all Losses for which the Indemnified Party is seeking recovery from an Indemnitor under this
Article VII for breaches of representations or warranties plus any Losses for which such Indemnified Party or any Affiliate thereof is seeking indemnification under Article VIII of the Stock Purchase Agreement for breaches of representations or warranties shall exceed Ten Million and No/100 Dollars ($10,000,000.00), except in the event the Indemnified Party is seeking indemnity as a result of a wilful and intentional breach by the Indemnitor of any of its material representations or warranties set forth in this Agreement in which such case the foregoing limitations shall not be applied and the Indemnified Party shall be entitled to recover its Losses to the full extent thereof. In the event the Indemnified Party is entitled to seek recovery for breaches of representations or warranties hereunder, the indemnity shall be for the full extent of all the Losses to the Indemnified Party resulting from such breach exceeding and excluding the first Ten Million and No/100 Dollars ($10,000,000.00) under this Agreement and the Stock Purchase Agreement aggregated. Notwithstanding the foregoing, the aggregate liability for Losses for breaches of representations and warranties of any Indemnitor (and its Affiliates) under this Article VII or Article VIII of the Stock Purchase Agreement shall be limited to an aggregate amount of One Hundred Million and No/100 Dollars ($100,000,000.00), except in the event the Indemnified Party is seeking indemnity hereunder as a result of the wilful and intentional breach by the Indemnitor of any of its material representations or warranties set forth in this Agreement in which event the foregoing limitation on liability shall not be applicable and the Indemnified Party shall be entitled to recover its Losses to the full extent thereof.

     Payments made by an Indemnitor hereunder shall be limited to the amount of Losses that remain after deducting therefrom any insurance proceeds and any indemnity, contribution or other payment actually received by the Indemnified Party from any Person with respect thereto.

                                  ARTICLE VIII

                                  TERMINATION

     Section 8.01. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written consent duly authorized by the respective Boards of Directors of Purchaser and the Seller;

          (b) by Purchaser, upon a material breach of any representation, warranty, covenant or agreement on the part of the Seller set forth in this Agreement if such breach is reasonably expected to, or has, a Seller Material Adverse Effect or a Purchaser Material Adverse Effect, or if any material representation or warranty of the Seller shall have become untrue in any material respect such that the conditions set forth in Section 6.02(a) would be incapable of being satisfied on or prior to December 31, 1997;

          (c) by the Seller, upon a material breach of any representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement if such breach is reasonably expected to, or has, a Purchaser Material Adverse Effect, or if any material representation or warranty of the Purchaser shall have become untrue in any material respect such that the conditions set forth in Section 6.01(a) would be incapable of being satisfied on or prior to December 31, 1997;

          (d) by the Purchaser, if any judgment, injunction, order, decree or action by any Governmental Authority preventing the consummation of the transactions contemplated hereby or requiring actions as a condition precedent to the consummation of such transactions which would result in a Purchaser Material Adverse Effect or Seller Material Adverse Effect shall have become final and nonappealable;

          (e) by the Seller, if any judgment, injunction, order, decree or action by any Governmental Authority preventing the consummation of the transactions contemplated hereby or requiring actions as a condition precedent to the consummation of such transactions which would result in a Purchaser Material Adverse Effect (or the impairment in any material respect of any of the Seller's collateral under the Purchase Money Mortgages) shall have become final and nonappealable;

          (f) by either the Purchaser or the Seller, if the Stock Purchase Agreement is terminated;

          (g) by either Seller or the Purchaser if the Purchaser Shareholder Approvals shall not have been obtained on or before December 31, 1997; or

          (h) by the Seller upon any Purchaser Change of Control.

     Section 8.02. Effect of Termination. In the event of termination of this Agreement by either the Seller or the Purchaser as provided in Section 8.01, this Agreement shall forthwith become void and have no effect (provided, however, that the provisions of Sections 5.06, 5.08 and this Section 8.02, together with the definitions set forth in Section 1.01 which are operative with respect to such provisions and the operative provisions of Article IX such as "Notice," "Governing Law" and similar provisions, shall survive such termination subject to any limitations on or survival described therein), without any liability or obligation on the part of Purchaser or the Seller except to the extent that such termination results from a wilful and intentional breach by a party of any of its material representations, warranties, covenants or agreements set forth in this Agreement. In the event of a wilful, intentional breach by either party of any of its material representations warranties, covenants or agreements, the non-defaulting party shall have the right to seek specific performance of this Agreement and shall have the right to pursue any and all other rights or remedies available at law, in equity or under this Agreement (including, without limitation, to seek indemnification under Article
VII) without regard to the limitations set forth in Section 7.03.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     Section 9.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Without limiting the generality of the foregoing, the Seller and Purchaser acknowledge and agree that the Purchaser has engaged Coopers & Lybrand L.L.P. (New York), Merrill Lynch & Co., Lazard Freres & Co. LLC and Triton Pacific Capital LLC to advise it in connection with the transactions contemplated hereby and that the Purchaser shall be responsible for the fees and expenses of such advisors.

     Section 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

     (a) if to the Seller:

           Pensioenfonds PGGM
           Kroostweg-Noord 149
           3704DV Zeist, The Netherlands
           Telecopy: 011-31-30-696-3388
           Attention:  Mr. Jan van der Vlist
                       Ms. Anneke C. van de Puttelaar

           with a copy to:

           Richards & O'Neil, LLP
           885 Third Avenue
           New York, New York 10022-4873
           Telecopy: (212) 750-9022
           Attention: Robert M. Safron, Esq.

     (b) if to the Purchaser:
           126 East 56th Street
           New York, New York 10022
           Telecopy: (212) 605-7199
           Attention: Mr. John S. Moody

           with a copy to:

           King & Spalding
           191 Peachtree Street, NE
           Atlanta, Georgia 30303
           Telecopy: (404) 572-5148
           Attention: William B. Fryer, Esq.

     Section 9.03. Waiver of Jury Trial. To the extent permitted by applicable law, the parties hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the ancillary agreements or the transactions contemplated hereby or thereby.

     Section 9.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.05. Severability. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     Section 9.06. Entire Agreement. This Agreement with the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof (including, without limitation, the Confidentiality Agreement between Seller and the Purchaser dated July 15, 1997).

     Section 9.07. Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller and the Purchaser). The Seller acknowledges and agrees that in connection with any liquidation or dissolution of DIHC occurring during the period which DIHC has any Liability under the Stock Purchase Agreement (by way of indemnity or otherwise), Seller shall assume all such Liability of DIHC upon such liquidation or dissolution.

     Section 9.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person under or by reason of this Agreement.

     Section 9.09. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser.

     Section 9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York.

     Section 9.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 9.12. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

     Section 9.13. No Purchaser's Lien. The parties acknowledge that in no event that shall this Agreement constitute an encumbrance upon any of the Purchased Loans and Purchaser hereby expressly waives any purchaser's lien, if any, that it may otherwise have upon or against the Purchased Loans by virtue of this Agreement.

     Section 9.14. Closing under Loan Purchase Agreement. The parties hereto acknowledge and agree that the transactions contemplated hereunder are intended to (and shall) close immediately preceding to the transactions contemplated under the Stock Purchase Agreement.

     Section 9.15. Limited Survival. Except as expressly provided in Sections 2.03(d), 5.02(c), 5.03(a), 5.04, 5.05(b) and (c), 5.06, 5.07, 8.02, Articles V
and VII hereof (which provisions together with the definitions set forth in Section 1.01 which are operative with respect thereto and the operative provisions of this Article IX such as "Notice," "Governing Law," and similar operative provisions) shall survive the Closing subject to any limitations on survival described therein), the provisions of this Agreement shall not survive the Closing and shall be merged into the Ancillary Agreements and the other documents executed and delivered at the Closing.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          STICHTING PENSIOENFONDS VOOR DE
                                          GEZONDHEID, GEESTELIJKE EN
                                          MAATSCHAPPELIJKE BELANGEN


                                          By: /s/ D. J. DE BEUS

                                            ------------------------------------

                                            Name: D. J. de Beus


                                            Title:  Chairman, Board of Managing
                                              Directors



                                          By: /s/ P. S. VAN DEN BERG

                                            ------------------------------------

                                            Name: P. S. van den Berg


                                            Title:  Director


                                          CORNERSTONE PROPERTIES INC.


                                          By: /s/ JOHN S. MOODY

                                            ------------------------------------

                                            Name: John S. Moody


                                            Title:  President and Chief
                                              Executive Officer

                             SCHEDULES AND EXHIBITS

Schedule 1.01(d)           Purchaser Persons for purposes of defining Knowledge
Schedule 1.01(e)           Seller Persons for purposes of defining Knowledge
Schedule 1.01(f)           Purchaser Subsidiary Corporations
Schedule 1.01(j)           Purchaser Properties
Schedule 2.03(c)           Order and priority of transfer of Purchased Loans
Schedule 3.02              Required Consents of Governmental Authorities for Seller to enter into and consummate agreement
Schedule 3.03              Litigation affecting Purchased Loans
Schedule 3.07(a)           Purchased Loan Documents
Schedule 3.07(b)           Outstanding Principal Balance of each Purchased Loan, interest rate payable thereon and date through which interest has been paid
Schedule 4.02              Purchaser's ownership interest in each Purchaser Subsidiary
Schedule 4.03              Convertible Debt and Convertible Purchaser Preferred Shares
Schedule 4.04              Required Consents of Governmental Authorities for Purchaser or
                           Purchaser Subsidiaries to enter into and consummate agreement
Schedule 4.05              Liabilities Required by U.S. GAAP to be set forth on Consolidated
                           Balance Sheet of Purchaser and Purchaser Subsidiaries
Schedule 4.06              List of any Purchaser Material Adverse Change occurring since the date of the most recent financial statements included in the SEC
                           Documents (the "Financial Statement Date") to the date of the
                           Agreement
Schedule 4.07              List of Actions Against Purchaser or any Purchaser Subsidiary
Schedule 4.08              Material violations of law relating to any of the Purchaser
                           Properties.
Schedule 4.09              Purchaser Environmental Reports
Schedule 4.10              List of related party transactions by Purchaser and the Purchaser
                           Subsidiaries
Schedule 4.14              Debt Instruments Not Described in Purchaser SEC Documents and any
                           Defaults Thereunder
Schedule 4.15(a)           Any bonus, pension, profit sharing, severance plan adopted by
                           Purchaser and not disclosed in the SEC Documents since the
                           Financial Statement Date
Schedule 4.15(b)           List of Purchaser Benefit Plans
Schedule 4.15(c)           Section 401 Benefit Plans not Qualified under the Code or
                           terminated under the Code
Schedule 4.19              Liability, Casualty, Business Interruption and other Insurance
                           Policies Insuring the Purchaser Subsidiaries
Exhibit 1.01(d)            Description of Purchase Money Notes and Mortgages
Exhibit 1.01(f)            Registration Rights and Voting Agreement
Exhibit 2.03(d)            Purchase Price Allocations for Purchased Loans
Exhibit 5.02(a)            Proposed Charter Amendment to Purchaser's Charter

                                SCHEDULE 3.07(b)

             OUTSTANDING PRINCIPAL BALANCE OF EACH PURCHASED LOAN,
  INTEREST RATE PAYABLE THEREON AND DATE THROUGH WHICH INTEREST HAS BEEN PAID

                                  SEE ATTACHED

                                                                SCHEDULE 3.07(b)


                                   PGGM LOANS

                           SCHEDULE OF LOAN ACTIVITY
                             AS OF: AUGUST 14, 1997

                                                                                                       PRINCIPAL
                                                                                      -------------------------------------------
                                                                                         AS OF
LENDER             BORROWER              AUTHORIZED          DUE            RATE        12/31/96       FUNDINGS        PAYDOWNS
------     -------------------------    ------------    --------------    --------    ------------    -----------    ------------
PGGM       191 Peachtree Assc.           145,000,000      28-Feb-08         9.375%     145,000,000                             --
PGGM       **500 Boylston (stated)       117,604,975      29-May-21          8.50%     117,604,975                             --
PGGM       COTA (A Loan)                  33,000,000      30-Jun-20         12.00%      31,507,441                      (166,185)
PGGM       COTA (B Loan)                   8,196,549      31-Dec-97         12.00%       8,196,549                             --
PGGM       Transcanal Properties           7,061,865      31-Dec-99          9.50%       6,974,614                       (34,252)
PGGM       Canal Center Prop              17,963,441      31-Dec-99          9.50%      17,741,500                       (87,128)
PGGM       DIHC Properties I              33,310,305       1-Oct-97          9.00%      32,812,038                      (180,131)
PGGM       Bryce Mountain                  9,001,126      31-Dec-99          9.50%       3,309,114                      (407,059)
PGGM       AALP                          188,491,750      15-Nov-07          9.75%     182,170,778                    (1,146,592)
PGGM       DIHC Atlanta                   25,000,000       1-Mar-99          8.75%      24,237,180                      (163,697)
PGGM       DIHC Peachtree                 25,000,000       1-Mar-99          8.75%      24,237,180                      (163,697)
PGGM       DIHC Boylston                  18,461,283      30-Jun-99          9.25%      17,950,241                      (162,186)
PGGM       DIHC Berkeley                  44,000,000      31-Dec-04          9.00%      43,399,128                      (234,408)
PGGM       *DIHC Boylston Back Bay        27,327,000      14-Aug-00          7.70%              --     27,327,000              --
PGGM       *DIHC Berkeley Back Bay        45,080,000      14-Aug-00          7.70%              --     45,080,000              --
                                                                                       -----------     ----------     -----------
                                                                                       655,140,738     72,407,000     (2,745,335)
                                                                                       ===========     ==========     ===========

                                                 INTEREST
                        ----------------------------------------------------------
           AS OF           AS OF                                          AS OF
LENDER    8/14/97        12/31/96       INTEREST        PAYMENTS         8/14/97
------  ------------    -----------    -----------    -------------    -----------
PGGM     145,000,000      1,173,501      8,516,656      (9,198,089)        492,068
PGGM     117,604,975        600,878      6,162,178      (6,680,894)         82,162
PGGM      31,341,256        315,074      2,331,223      (2,514,866)        131,431
PGGM       8,196,549      9,278,485      1,342,227               --     10,620,712
PGGM       6,940,362         55,216        408,613        (440,788)         23,041
PGGM      17,654,372        140,454      1,039,400      (1,121,243)         58,611
PGGM      32,631,907        246,090      1,820,590      (1,964,047)        102,633
PGGM       2,902,055         26,197        181,870        (198,432)          9,635
PGGM     181,024,186      1,480,138     10,945,548     (11,808,890)        616,796
PGGM      24,073,483        176,729      1,306,586      (1,409,703)         73,612
PGGM      24,073,483        176,729      1,306,586      (1,409,703)         73,612
PGGM      17,788,055        138,366      1,021,740      (1,102,606)         57,500
PGGM      43,164,720        325,493      2,408,130      (2,597,863)        135,760
PGGM      27,327,000             --             --               --
PGGM      45,080,000             --             --               --
         -----------     ----------     ----------     ------------     ----------
         724,802,403     14,133,350     38,791,347     (40,447,124)     12,477,573
         ===========     ==========     ==========     ============     ==========

NOTE: IN ACCORDANCE WITH GAAP, THE 500 BOYLSTON PERMANENT LOAN INTEREST IS RECORDED USING THE INTEREST RATE METHOD. CUMULATIVE ACCRUED EFFECTIVE RATE INTEREST AS OF AUGUST 14, 1997 IS $5,813,339 WITH A PREMIUM OVER STATED RATE INTEREST OF $5,731,177.

 *  To be assigned to PGGM before closing.

** All loans reflect 13 days accrued interest except for 500 Boylston which made an interest payment on August 11, 1997.

    Accordingly, the 500 Boylston Note reflects 3 days of accrued interest.

                                EXHIBIT 1.01(d)

        DESCRIPTION OF PURCHASE MONEY NOTES AND PURCHASE MONEY MORTGAGES

NOTES:

- Note A:  payable to DIHC, $55 million, matures 3 years from Closing, annual interest rate of 7.28%.

  Note B: payable to DIHC, $10 million, matures 3 years from Closing, annual interest rate of 7.28% (but interest will not accrue until the earlier of the closing of the sale of the Dearborn land or 3 years from Closing).

  Note C: payable to DIHC, $65 million, matures 7 years from Closing, annual interest rate of 7.47%.


  Note D: payable to PGGM, $120 million, matures 10 years from Closing, annual interest rate of 7.54%.


- Interest is payable quarterly in arrears; no amortization payments.

- All Notes shall be issued by Cornerstone Properties Inc. and shall be "non-recourse" to Cornerstone except as to customary "carve-outs."

- The Default Rate shall be the higher of 3% above the regular interest rate set forth in the Notes or 3% above the "prime rate" of The Chase Manhattan Bank. There will also be a late charge of 5% of the amount due if the amount is not paid after 5 days of when due.

- The Notes may not be prepaid in full or in part except during the period 60 days prior to maturity.

- The Notes shall have a 5 day grace period for payment defaults.

- The Notes shall be cross-defaulted to each other.

- The Notes shall be freely transferrable by the holder(s) thereof in whole or in part.

GUARANTIES:

- The Notes shall each be guaranteed by:

     DIHC Properties I, Inc.
     Bryce Mountain, Inc.
     Charlotte Office Tower Associates
     DIHC Berkeley Associates
     DIHC Dearborn Venture

- There will be no guaranty by the Market Square entity if the Market Square first mortgage is directly owned by Cornerstone after its acquisition from PGGM.

- Each of the Guarantors shall be and remain single-purpose entities.

- The Guarantors will be prohibited from selling (directly or indirectly) all or part of their Collateral or from placing any other lien on the Collateral, except that they may transfer the Collateral to other wholly-owned, single-purpose subsidiaries of Cornerstone and Cornerstone shall not be prohibited from merging with another entity provided that entity assumes all obligations under the loans (nor shall trading of Cornerstone shares nor issuance by Cornerstone of securities be deemed a prohibited sale or transfer of the Collateral).

COLLATERAL:

- The Notes/Guaranties shall be secured by: Assignment of Partnership Interests by DIHC Berkeley Associates of its venture interests in 222 Berkeley Associates.


  Collateral Assignment of Market Square (AALP) Note and Deed of Trust and Security Agreement (which has an original face amount of $181,491,750) and related security documents and mortgage title policies, etc., by Cornerstone (i.e., immediately after Cornerstone receives an assignment of this note and mortgage from PGGM). At Seller's option, Seller will also receive a Collateral Assignment of MSDI $38,900,000 Loan from MSDI.

  New mortgages (and separate collateral assignments of leases and rents, UCC-1 financing statements, etc.) on real property owned by all Guarantors other than DIHC Berkeley Associates (i.e., Galleria, 5 TransPotomac Plaza, Dearborn and Charlotte). Since these mortgages must be freely transferable and marketable, Cornerstone must also deliver (at its expense) new mortgage title policies to DIHC/PGGM for each mortgage. Seller will consider accepting an assignment of existing mortgages on those properties if there are existing mortgage title policies and collateral package is not otherwise adversely affected.

  All mortgages and other security agreements must be in recordable form and be cross-defaulted with the other security documents.

- At Seller's option, Cornerstone will pledge its equity interests in each Guarantor subject to provisions of any applicable venture documents.

- At Seller's option, a collateral agent may be appointed to hold the collateral and the guaranties for the benefit of all of the creditors and Seller shall have the right (at its sole option) to uncollateralize or uncross-default particular Notes.

- All documents must conform to applicable state law and to any debtor or collateral specific requirements.

- The documents will provide for the release of (i) Charlotte and 5 TransPotomac Plaza on the full payment of Note A, (ii) Dearborn on the full payment of Note B, (iii) 222 Berkeley on the full payment of Note C, and (iv) Galleria and Market Square on the full payment of Note D.

- The documents will contain such other customary terms (as are acceptable to Seller in its sole discretion) for, among other things, lease approvals and non-disturbance, right to perform non-material alterations, use of insurance proceeds, tax and insurance escrows following default, and financial and rent roll information.

                                                                       ANNEX III


                    REGISTRATION RIGHTS AND VOTING AGREEMENT

     THIS REGISTRATION RIGHTS AND VOTING AGREEMENT (this "Agreement"), is made
and entered into as of this      day of           , 1997, by and between
CORNERSTONE PROPERTIES INC., a Nevada corporation (the "Company"), DUTCH INSTITUTIONAL HOLDING COMPANY, INC., a Delaware corporation ("DIHC"), and STICHTING PENSIOENFONDS VOOR DE GEZONDHEID, GEESTELIJKE EN MAATSCHAPPELIJKE BELANGEN, a stichting formed according to the laws of The Netherlands ("PGGM").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement
(the "Purchase Agreement"), dated as of August   , 1997, between the Company and
DIHC, and the Loan Purchase Agreement (the "Loan Agreement") dated as of August
  , 1997, between the Company and PGGM, the Company is acquiring certain shares of capital stock, partnership interests and loans from DIHC and PGGM and issuing shares of its Common Stock (as defined below) to DIHC and PGGM; and

     WHEREAS, the Company, DIHC and PGGM desire to provide (i) for compliance with the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of shares of its Common Stock and (ii) for the registration under the Securities Act of certain shares upon the terms and conditions set forth below; and

     WHEREAS, the Company, DIHC and PGGM desire to provide (i) for the nomination and election of certain persons to serve on the Board of Directors of the Company, (ii) for certain restrictions regarding the transfer of shares of Common Stock and (iii) for certain covenants regarding the operation of the Company's business, upon the consummation of the transactions provided for by the Purchase Agreement and the Loan Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. Certain Other Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. The capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

     1.1 "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     1.2  "Business Combination" means any one of the following transactions:

          (i) Any merger or consolidation of the Company or any subsidiary thereof with any other Person (other than the Company);

          (ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Company (in one transaction or a series of transactions) to or with any Person of all or a substantial portion of the assets of the Company and its subsidiaries taken as a whole;

          (iii) The adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any Holder or its Affiliates that together own 25% or more of the issued and outstanding Common Stock; or

          (iv) Any reclassification of securities (including any reverse stock split), recapitalization of the Company, or any merger or consolidation of the Company with any subsidiary thereof or any other transaction to which the Company is a party which has the effect, directly or indirectly, of increasing the Holder Interest of such Holder or its Affiliates that together own 25% or more of the issued and

                                      III-1
     outstanding Common Stock (whether or not with or into or otherwise involving such Holder or any of its Affiliates).

     1.3 "Closing Date" has the meaning specified in Section 2.04 of the Purchase Agreement.

     1.4 "Commission" shall mean the United States Securities and Exchange Commission and any successor federal agency having similar powers.

     1.5 "Common Stock" shall mean the common stock without par value of the Company.

     1.6 "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     1.7 "Current Market Price" of each share of Common Stock shall mean (i) the average of the closing prices of the Common Stock for the five New York Stock Exchange trading days immediately preceding the day in question as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or, if the Common Stock is no longer traded on the New York Stock Exchange under the quotation system under which such closing prices are reported or, if The Wall Street Journal no longer reports such closing prices, such closing prices as reported by a newspaper or trade journal selected by the Company or (ii) if no such closing prices are available on such dates, the fair market value as determined in good faith by the Board of Directors of the Company.

     1.8 "Demand Offering" shall mean a offering required to be effected pursuant to Section 3.3 hereof.

     1.9 "Demand Prospectus" shall mean the prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, including any supplement relating to the terms of the offering of any portion of the Demand Offering Securities covered by the Demand Prospectus, and in each case including all material incorporated by reference therein.

     1.10 "Demand Offering Securities" shall mean the Shares held by DIHC and PGGM or any subsequent Holder to whom this Agreement has, or rights to cause the Company to register Shares in accordance with Section 3 have, been assigned pursuant to Section 9, excluding (i) Shares that have been disposed of under the Shelf Registration Statement or any other effective registration statement, (ii) Shares sold or otherwise transferred pursuant to Rule 144 under the Securities Act, and (iii) those Shares held by any single Holder if such Holder holds less than 1% of the issued and outstanding shares of Common Stock and all of such Shares are eligible for sale pursuant to Rule 144 under the Securities Act and all of such Holder's Shares could be sold by such Holder in a single transaction under Rule 144 under the Securities Act.

     1.11 "Demand Offering Expenses" shall mean any and all expenses incurred by the Company in connection with Demand Offerings, including, without limitation: (i) all Commission, stock exchange and National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with qualification of any of the Demand Offering Securities under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Demand Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Demand Offering Securities on any U.S. securities exchange or exchanges, and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. Demand Offering Expenses

                                      III-2
shall specifically exclude Selling Expenses and the fees and expenses of counsel representing the Holders, all of which shall be borne by the Holders in all cases.

     1.12 "Demand Offering Request" shall have the meaning set forth in Section 3.3(a) hereof.

     1.13  "DIHC" shall have the meaning set forth in the Preamble.

     1.14 "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     1.15 "Equity Security" means any (i) Common Stock, (ii) securities of the Company convertible into or exchangeable for Common Stock, and (iii) options, rights, warrants and similar securities issued by the Company to acquire Common Stock.

     1.16 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     1.17 "Holder" shall mean DIHC and PGGM (and their respective transferees of Shares as permitted by this Agreement to whom this Agreement has, or rights to cause the Company to register Shares in accordance with Section 3 have, been assigned pursuant to Section 9).

     1.18 "Holder Interest" means, with respect to any Holder, the percentage of issued and outstanding Common Stock represented by the shares of Common Stock owned by such Holder and its Affiliates; provided, however, that shares of Common Stock indirectly owned through an intermediary (i) of which such Holder owns less than 1% of the issued and outstanding common shares, or (ii) in connection with which Holder has no right to direct the vote of shares of the Company shall not be included in the Holder Interest of such Holder.

     1.19 "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) the greater of (i) the principal amount and (ii) the redemption value of any perpetual preferred stock issued by such Person, (i) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and
(j) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     1.20 "Incumbent Directors" shall mean (i) all of the individuals constituting the board of directors of the Company at the Closing Date (ii) all individuals hereafter designated as nominees to the board of

                                      III-3
directors by the New York State Teachers' Retirement System pursuant to a letter agreement dated November 22, 1996, (iii) all individuals hereafter designated as nominees to the board of directors by Hexalon Real Estate, Inc. pursuant to a letter agreement dated November 7, 1996, and (iv) one individual hereafter designated by Deutsche Bank AG as a nominee to the board of directors.

     1.21 "Initial Percentage" means the percentage of issued and outstanding Common Stock represented immediately after the Closing by the Shares.

     1.22 "Leverage Ratio" shall mean the ratio of the Company's Indebtedness to the Company's Total Market Capitalization.

     1.23 "Maximum Number" shall having the meaning set forth in Section 3.3(e) hereof.

     1.24 "Permitted Transferee" means any (i) mutual fund company, pension fund, insurance company, investment company, any state, city, or county, or any agency or instrumentality of a state, city, or county, or any state university or state college, and any retirement system for the benefit of employees of any of the foregoing, any religious or educational organization or other passive institutional investor or (ii) any non-U.S. Person (as defined in Section 9.02 of the Charter Amendment) that is not controlled by U.S. Persons (as defined in the Charter Amendment).

     1.25 "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

     1.26  "PGGM" shall have the meaning set forth in the Preamble.

     1.27 "Piggyback Registration" shall have the meaning set forth in Section 3.6(a) hereof.

     1.28  "Piggyback Registration Request" shall have the meaning set forth in
Section 3.6(a) hereof.

     1.29 "Public Offering" means a public offering of Common Stock pursuant an effective registration statement under the Securities Act.

     1.30 The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

     1.31  "Securities Act" means the Securities Act of 1933, as amended.

     1.32 "Selling Expenses" shall mean all underwriting discounts and selling commissions and transfer taxes applicable to the sale of Shelf Registrable Securities or Demand Offering Securities and disbursements of underwriters.

     1.33 "Shares" shall mean (a) the shares of Common Stock issued pursuant to the Purchase Agreement and the Loan Agreement and (b) shares of Common Stock or any other securities which are hereafter issued with respect to the shares referred to in Section 1.33(a) by way of conversion, exchange, reclassification, dividend or distribution, whether or not such securities have been offered and sold to the public.

     1.34 "Shelf Prospectus" shall mean the prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, including any supplement relating to the terms of the offering of any portion of the Shelf Registrable Securities covered by the Shelf Registration Statement, and in each case including all material incorporated by reference therein.

     1.35 "Shelf Registration" shall mean the registration required to be effected pursuant to Section 3.1 hereof.

     1.36 "Shelf Registrable Securities" shall mean the Shares held by DIHC and PGGM or any subsequent Holder to whom this Agreement has, or rights to cause the Company to register Shares in accordance with Section 3 have, been assigned pursuant to Section 9, excluding (i) Shares that have been disposed of under the Shelf Registration Statement or any other effective registration statement, (ii) Shares sold or otherwise transferred pursuant to Rule 144 under the Securities Act, and (iii) those Shares held by any single Holder if

                                      III-4
such Holder holds less than 1% of the issued and outstanding shares of Common Stock and all of such Shares are eligible for sale pursuant to Rule 144 under the Securities Act and all of such Holder's Shares could be sold by such Holder in a single transaction under Rule 144 under the Securities Act.

     1.37 "Shelf Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation: (i) all Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with qualification of any of the Shelf Registrable Securities under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Shelf Registration Statement, any Shelf Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Shelf Registrable Securities on any securities exchange or exchanges, and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance. Shelf Registration Expenses shall specifically exclude Selling Expenses and the fees and disbursements of counsel representing the Holders, all of which shall be borne by the Holders in all cases.

     1.38  "Shelf Registration Notice" shall have the meaning set forth in
Section 3.2(b) hereof.

     1.39 "Shelf Registration Statement" shall mean a registration statement of the Company (and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act) that covers all of the Shelf Registrable Securities to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments (including post-effective amendments) to such registration statement, and all exhibits thereto and materials incorporated by reference therein.

     1.40  "Standstill Period" means, with respect to any Holder, a period of
time commencing on the Closing Date and terminating on                , 2000
(the date three years after the Closing Date).

     1.41 "Total Market Capitalization" shall mean the sum of (i) the Company's total Indebtedness, plus (ii) the product of (x) the number of issued and outstanding shares of Common Stock, plus the number of shares of Common Stock issuable upon conversion of issued and outstanding preferred stock (other than convertible preferred stock subject to redemption at the option of the holder) times (y) the Current Market Price.

     1.42 "U.S. GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

     2.  Restrictions on Transfer.

     2.1 Representations and Warranties of PGGM. (a) PGGM and DIHC hereby represent, acknowledge, covenant and agree as follows: (i) the Shares are being acquired for PGGM's and DIHC's own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act or any state securities law; (ii) the Shares have not been registered under the Securities Act or any state securities law; (iii) PGGM and DIHC is each an "accredited investor" within the meaning of Rule 501 promulgated by the Commission pursuant to the Securities Act; (iv) PGGM and DIHC have been furnished with all information that PGGM or DIHC has requested for purposes of evaluating the Company and each has had an opportunity to ask questions of and receive answers from the Company regarding its business, assets, results of operations, and financial condition; and (v) PGGM and DIHC will not sell or otherwise transfer any of the Shares except upon the terms and conditions specified herein.

     2.2 Legends. Except as provided in Section 2.4, each certificate representing the Shares issued to PGGM and DIHC or transferred to a subsequent Holder pursuant to Section 2.3 shall include, in addition to the legends relating to provisions of the Company's articles of incorporation, legends in substantially the

                                      III-5
following form, provided that the first such legend shall not be required if such transfer is being made in connection with a sale that is (i) pursuant to a Public Offering or (ii) exempt from registration pursuant to Rule 144 under the Securities Act or if the opinion of counsel referred to in Section 2.3 is to the further effect that such legend is not required in order to ensure compliance with the Securities Act; provided further, that the second such legend shall not be required if Sections 7.6 and 8 hereof do not apply to such subsequent Holder:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

          SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE REGISTRATION RIGHTS AND VOTING AGREEMENT DATED AS OF
                    , 1997, AMONG THE ISSUER AND THE OTHER PARTY(IES) NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     2.3 Notice of Transfer. Prior to any proposed assignment, transfer or sale of any Shares, the Holder of such Shares shall give written notice to the Company of Holder's intention to effect such assignment, transfer or sale, which notice shall set forth the date of such proposed assignment, transfer or sale. Holder shall also furnish to the Company a written agreement by the transferee that it is taking and holding the same subject to the terms and conditions specified in this Agreement and, except in transfers pursuant to a Public Offering or under Rule 144 or Regulation S under the Securities Act, a written opinion of Holder's counsel, in form reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration under the Securities Act.

     2.4  Termination of Restrictions.  The restrictions set forth in this
Section 2 shall terminate and cease to be effective with respect to any of the Shares (i) upon the sale of any such Shares which has been registered under the Securities Act or is made pursuant to Rule 144 under the Securities Act or (ii) upon receipt by the Company of an opinion of counsel, which counsel and which opinion are reasonably satisfactory to the Company, to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act with respect to the sale of the Shares. The restrictions with respect to a Holder set forth in Sections 7.6 and 8 hereof shall terminate upon the end of the Standstill Period. Whenever such restrictions shall so terminate, the Holder of such Shares shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), certificates for such Shares not bearing the respective legends set forth in Section 2.2.

     3.  Registration under Securities Act.

     3.1  Shelf Registration.

     (a) Within 20 days after the Closing Date and upon the request of PGGM, the Company will use its commercially reasonable efforts to cause to be filed the Shelf Registration Statement providing for the sale by the Holders of all of the Shelf Registrable Securities in accordance with the terms hereof and will use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement with respect to the Shelf Registrable Securities continuously effective so long as Holder holds Shelf Registrable Securities. Subject to Section 3.2(b) and Section 3.2(i), the Company further agrees to amend the Shelf Registration Statement if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or any rules and regulations thereunder; provided, however, that the Company shall not be deemed to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders not being able to sell Shelf Registrable Securities covered thereby during that period, unless such

                                      III-6
action is required under applicable law or the Company has filed a post-effective amendment to the Shelf Registration Statement and the Commission has not declared it effective or except as otherwise permitted by the last six sentences of Section 3.2(b). The Holders will provide information reasonably requested by the Company in connection with the Shelf Registration Statement as promptly as practicable after receipt of such request. The "Plan of Distribution" section of the Shelf Registration Statement shall permit negotiated purchases, secondary distributions, block trades, ordinary brokerage transactions or a combination of such methods of sale, provided, however, that the Company's obligations under Sections 3.1 and 3.2 hereof shall not include participation in underwritten offerings or other organized distributions of securities, which obligations are limited to registrations under Section 3.3 and
3.6 hereof.

     (b) Expenses. The Company shall pay all Shelf Registration Expenses in connection with the registration pursuant to Section 3.1(a). The Holders shall pay all Selling Expenses and the fees and disbursements of counsel representing the Holders, relating to the sale or disposition of such Shelf Registrable Securities pursuant to the Shelf Registration Statement.

     3.2 Shelf Registration Procedures. In connection with the obligations of the Company with respect to the Shelf Registration Statement contemplated by
Section 3.1 hereof, the Company shall:

          (a) prepare and file with the Commission, within the time period set forth in Section 3.1(a) hereof, the Shelf Registration Statement, which Shelf Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith;

          (b) subject to the last six sentences of this Section 3.2(b) and
     Section 3.2(i) hereof, (i) prepare and file with the Commission such amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective throughout the applicable period; (ii) cause the Shelf Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the Securities Act; and (iii) respond as promptly as practicable to any comments received from the Commission with respect to the Shelf Registration Statement or any amendment thereto. Notwithstanding anything to the contrary contained herein, the Company shall not be required to take any of the actions described in clauses (i), (ii) or (iii) in this Section 3.2(b), Section 3.2(d) or Section 3.2(i) with respect to the Shelf Registrable Securities (x) to the extent that (i) in the reasonable opinion of the Company (A) securities laws applicable to such sale would require the Company to disclose material non-public information ("Non-Public Information") and (B) the disclosure of such Non-Public Information would materially adversely affect the Company; (ii) such sale would occur during the measurement period for determining the amount of Common Stock, or the amount of any other consideration the amount of which will be based on the price of the Common Stock, in connection with the acquisition of a business or assets by the Company (a "Measurement Period"); or (iii) the Company is contemplating an underwritten Public Offering of its securities and in the reasonable opinion of the underwriters such sale would interfere materially with such Public Offering by the Company (a "Financing Period"); and the Company delivers written notice to the Holders to the effect that the Holders may not make offers or sales under the Shelf Registration Statement for a period not to exceed 45 days from the date of such notice; provided, however, that the Company may deliver only four such notices under this Section 3.2(b) and Section 3.4(a) within any twelve-month period, provided, further, that the Company may deliver only two such notices under this Section 3.2(b) and Section 3.4(a) within the twelve-month period immediately following the expiration of the six-month period referred to in Section 3.3(f)(i) hereof and (y) unless and until the Company has received a written notice (a "Shelf Registration Notice") from any Holder that such Holder intends to make offers or sales under the Shelf Registration Statement as specified in such Shelf Registration Notice; provided, however, that the Company shall have ten business days to prepare and file any such amendment or supplement after receipt of the Shelf Registration Notice. The Measurement Period and Financing Period are collectively referred to herein as the "Restricted Period." In the event the sale by the Holders of Shelf Registrable Securities is deferred because of the existence of Non-Public Information, the Company will notify the Holders promptly upon such Non-Public Information being included by the Company in a filing with the Commission, being otherwise disclosed to the public (other

                                      III-7
     than through the actions of any Holder), or ceasing to be material to the Company, and upon such notice being given by the Company, the Holders shall again be entitled to sell Shelf Registrable Securities as provided herein. In the event the sale by the Holders of Shelf Registrable Securities is deferred because it is proposed to be made during a Restricted Period, the Company shall specify, in notifying the Holders of the deferral of its sale, when the Restricted Period will end, at which time the Holders shall again be entitled to sell Shelf Registrable Securities as provided herein. If the Restricted Period is thereafter changed, the Company will promptly notify the Holders of such change and upon the end of the Restricted Period as so changed, the Holders will again be entitled to sell Shelf Registrable Securities as provided herein. If an agreement to which such Restricted Period relates is terminated prior to the end of the Restricted Period, the deferral period hereunder shall end immediately and the Company shall promptly notify the Holders of the end of the deferral period;

          (c) promptly furnish the Holders after a Holder has delivered a Shelf Registration Notice to the Company, without charge, as many copies of each Shelf Prospectus and any amendment or supplement thereto in order to facilitate the public sale or other disposition of the Shelf Registrable Securities; the Company consents to the use of the Shelf Prospectus and any amendment or supplement thereto by the Holders of Shelf Registrable Securities in connection with the offering and sale of the Shelf Registrable Securities covered by the Shelf Prospectus or amendment or supplement thereto;

          (d) use its commercially reasonable efforts to register or qualify the Shelf Registrable Securities by the time the Shelf Registration Statement is declared effective by the Commission under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as the Holders shall reasonably request in writing, keep each such registration or qualification effective during the period such Shelf Registration Statement is required to be kept effective or during the period offers or sales are being made by the Holders after a Holder has delivered a Shelf Registration Notice to the Company, whichever is shorter; provided, however, that in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 3.2(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) file a general consent to service of process in any such jurisdiction;

          (e) notify the Holders promptly and, if requested by a Holder, confirm in writing, (i) when the Shelf Registration Statement and any post-effective amendments thereto have become effective, (ii) when any amendment or supplement to the Shelf Prospectus has been filed with the Commission, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or any part thereof or the initiation of any proceedings for that purpose, (iv) if the Company receives any notification with respect to the suspension of the qualification of the Shelf Registrable Securities for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period the Shelf Registration Statement is effective as a result of which (A) such Shelf Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Shelf Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (f) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any part thereof as promptly as possible;

          (g) promptly furnish to the Holders after a Holder has delivered a Shelf Registration Notice to the Company, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Shelf Registrable Securities to be sold and not bearing any Securities Act legend; and enable

                                      III-8
     certificates for such Shelf Registrable Securities to be issued for such numbers of shares as the Holders may reasonably request at least two business days prior to any sale of Shelf Registrable Securities;

          (i) subject to the last six sentences of Section 3.2(b) hereof, upon the occurrence of any event contemplated by clause (v) of Section 3.2(e) hereof, use its reasonable best efforts promptly to prepare and file an amendment or a supplement to the Shelf Prospectus or any document incorporated therein by reference or prepare, file and obtain effectiveness of a post-effective amendment to the Shelf Registration Statement, or file any other required document, in any such case to the extent necessary so that, as thereafter delivered to the purchasers of the Shelf Registrable Securities, such Shelf Prospectus as then amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

          (j) make available for inspection by the Holders after a Holder has provided a Shelf Registration Notice to the Company and any counsel, accountants or other representatives retained by the Holders all financial and other records, material corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all such material records, documents or information reasonably requested by the Holders, counsel, accountants or representatives in connection with the Shelf Registration Statement; provided, however, that such records, documents or information which the Company determines in good faith to be confidential and notifies the Holders, counsel, accountants or representatives in writing that such records, documents or information are confidential shall not be disclosed by the Holders, counsel, accountants or representatives unless (i) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) such records, documents or information become generally available to the public other than through a breach of this Agreement;

          (k) a reasonable time prior to the filing of the Shelf Registration Statement or any amendment thereto, or any Shelf Prospectus or any amendment or supplement thereto, provide copies of such document (not including any documents incorporated by reference therein unless requested) to the Holders; and

          (l) use its reasonable best efforts to cause all Shelf Registrable Securities to be listed on the New York Stock Exchange at the time the Shelf Registration Statement is declared effective.

     The Company may require the Holders to furnish to the Company in writing such information regarding the proposed distribution by the Holders as the Company may from time to time reasonably request in writing.

     In connection with and as a condition to the Company's obligations with respect to the Shelf Registration Statement pursuant to Section 3.1 hereof and this Section 3.2, the Holders covenant and agree that (i) they will not offer or sell any Shelf Registrable Securities under the Shelf Registration Statement until a Holder has provided a Shelf Registration Notice pursuant to Section 3.2(b) and have received copies of the Shelf Prospectus as then amended or supplemented as contemplated by Section 3.2(c) and notice from the Company that the Shelf Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3.2(e); (ii) upon receipt of any notice from the Company contemplated by Section 3.2(b) or Section 3.2(e) (in respect of the occurrence of an event contemplated therein), the Holders shall not offer or sell any Shelf Registrable Securities pursuant to the Shelf Registration Statement until the Holders receive copies of the supplemented or amended Shelf Prospectus contemplated by Section 3.2(i) hereof and receive notice that any post-effective amendment has become effective, and, if so directed by the Company, the Holders will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in the Holders' possession, of the Shelf Prospectus as amended or supplemented at the time of receipt of such notice; (iii) upon the expiration of 60 days after the first date on which offers or sales can be made pursuant to clause (i) above, the Holders will not offer or sell any Shelf Registrable Securities under the Shelf Registration Statement until they have again complied with the provisions of clause (i) above; (iv) each Holder and any of such Holder's partners, officers, directors or Affiliates, if any, will comply with the provisions of Regulation M under the Exchange Act as applicable to them in connection with sales of Shelf Registrable Securities pursuant to the Shelf Registration Statement;

                                      III-9

(v) each Holder and any of such Holder's partners, officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Shelf Registrable Securities pursuant to the Shelf Registration Statement; and (vi) each Holder and any of such Holder's partners, officers, directors or Affiliates, if any, will enter into such written agreements as the Company shall reasonably request to ensure compliance with clauses (iv) and (v) above.

     3.3  Demand Offerings.

     (a) Requests for Demand Offering. PGGM, DIHC or a Holder or Holders owning a majority of the Demand Offering Securities (the "Demand Initiating Holder") may request the offering under the Securities Act of all or any portion of the Demand Offering Securities held by such Holders for sale in the manner specified in such request, including an underwritten offering. Upon receipt of such request, the Company will promptly, but in any event within 20 days, give written notice of such requested registration to all Holders of Demand Offering Securities, and thereupon, in accordance with Section 3.4 hereof, the Company will use its reasonable best efforts to effect the registration and sale of:

          (i) the Demand Offering Securities which the Company has been so requested to register by such Demand Initiating Holder;

          (ii) all other Demand Offering Securities which the Company has been requested to register by the other Holders thereof by written request delivered to the Company within 15 days after the giving of such written notice by the Company, and

          (iii) all shares of Common Stock which the Company may elect to register for its own account or for the account of others in connection with the offering of Demand Offering Securities pursuant to this Section 3.3.

     Each initial request for a offering pursuant to this Section 3.3 shall specify the number of Demand Offering Securities requested to be sold by the Demand Initiating Holder, the method of disposition to be employed and the Current Market Price of the Common Stock as of the date of such request. Any request for an offering pursuant to this Section 3.3(a) shall be referred to herein as a "Demand Offering Request" and all registrations requested pursuant to this Section 3.3 are referred to herein as "Demand Offerings."

     (b) Number of Demand Offerings. The Company shall not be required under this Section 3.3 (i) to effect more than one Demand Offering in any twelve-month period or (ii) to effect more than eight Demand Offerings in the aggregate. Notwithstanding anything to the contrary contained herein, if such method of disposition is a firm commitment underwritten public offering, a registration shall count as a Demand Offering only when all such Demand Offering Securities shall have been sold pursuant thereto; provided, however, that if a Demand Prospectus filed by the Company pursuant to a Demand Offering Request shall be abandoned or withdrawn at the behest of the Demand Initiating Holder, then, unless the Holders shall, promptly upon receipt of a request by the Company therefor supported by an invoice setting forth the expenses in reasonable detail, reimburse the Company for the Demand Offering Expenses in respect of such prospectus attributable to the Holders, the Company shall be deemed to have effected a Demand Offering.

     (c) Minimum Offering Amount. The Company shall not be required to comply with this Section 3.3 unless the aggregate Current Market Price of all Demand Offering Securities covered by the Demand Offering Request and the Demand Offering Securities described in Section 3.3(a)(ii) shall be $75 million or more (unless and to the extent the Demand Initiating Holder shall hold less than $75 million of Demand Offering Securities, in which case such minimum offering amount shall be equal to the amount of Demand Offering Securities so held).

     (d) Selection of Underwriters. If the method of disposition specified by PGGM shall be an underwritten public offering, the Company may designate the managing underwriter of such offering, subject to the approval of the Demand Initiating Holder which approval shall not be unreasonably withheld.

     (e) Priority on Demand Offerings. The Company shall be entitled to include in any offering referred to in this Section 3.3, for sale in accordance with the method of disposition specified by the Demand Initiating Holder shares of Common Stock to be sold by the Company for its own account or by other shareholders of

                                     III-10
the Company for their account. Nonetheless, whether or not the Company desires to include any such additional shares in a Demand Offering, if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such offering exceeds the maximum number which can be included in such offering without adversely affecting the marketability of the offering (the "Maximum Number"), then the Company will limit the number of shares included in such offering to the Maximum Number, and the shares offered shall be selected in the following order of priority: (i) first, Demand Offering Securities covered by the Demand Offering Request and the Demand Offering Securities described in Section 3.3(a)(ii), subject to the proviso set forth in clause (iii) below, (ii) second, securities the Company proposes to sell and (iii) third, securities requested to be included in such registration pursuant to (A) the Stockholders' Agreement, dated as of November 22, 1996, by and among the Company and the New York State Teachers' Retirement System and (B) the Stockholders' Agreement, dated as of November 7, 1996, by and between the Company and Hexalon Real Estate, Inc., pro rata among the holders thereof on the basis of the number of shares requested to be included in such registration; provided that the securities requested to be included pursuant to clauses (A) and (B) shall not be reduced to less than one-third of the total number of shares in such offering, and (iv) fourth, other securities requested to be included in such registration.

     (f) Exception. Anything in this Section 3.3 to the contrary notwithstanding, the Company shall not be required to file a Demand Prospectus in connection with a Demand Offering (i) within six months after the closing date of a Demand Offering or the effective date of any registration statement (other than pursuant to Section 3.1 or a registration statement on Form S-8 with respect to an employee benefit plan or a registration statement on Form S-4 relating to securities to be issued in a merger or in exchange for securities or assets of another Person) of the Company or (ii) if counsel for the Company, reasonably acceptable to the Demand Initiating Holder shall deliver an opinion to the Holders to the effect that, pursuant to Rule 144 under the Securities Act or otherwise, the Holders can publicly offer and sell the Demand Offering Securities as to which sale has been requested without registration under the Securities Act.

     3.4 Demand Offering Procedures. If and whenever the Company is required by the provisions of Section 3.3 hereof to use its reasonable best efforts to effect the sale of any of the Demand Offering Securities under the Securities Act, the Company shall use its reasonable best efforts to effect the registration and sale of the Demand Offering Securities in accordance with the intended method of disposition thereof and will, as expeditiously as possible:

          (a) within 45 days after receiving a request for a Demand Offering, prepare and file with the Commission a Demand Prospectus as a supplement to the Shelf Registration Statement with respect to such Demand Offering Securities. Notwithstanding anything to the contrary contained herein, the filing of such Demand Prospectus may be delayed for a period not to exceed 45 days if (i) any of the events specified in clause (x) of Section 3.2(b) hereof shall have occurred, or (ii) the Company is engaged in any program for the repurchase of Common Stock or other securities of the Company and the Company provides written notice to the Demand Initiating Holder; provided, however, that the Company may deliver only four notices under this Section 3.4(a) and 3.2(b) hereof within any twelve-month period; provided, further, that the Company may deliver only two such notices under this Section 3.4(a) and Section 3.2(b) within the twelve-month period immediately following the expiration of the six-month period referred to in
     Section 3.3(f)(i) hereof.

          (b) prior to the filing described in paragraph (a) above, furnish to the Holders copies of the Demand Prospectus and any amendments or supplements thereto, which documents shall be subject to the approval of the Holders only with respect to any statement in the Demand Prospectus which relates to the Holders;

          (c) notify the Holders promptly and, if requested by the Holders, confirm in writing, (i) when the Demand Prospectus has been filed with the Commission, (ii) when any amendment or supplement to the Demand Prospectus has been filed with the Commission, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or any part thereof or the initiation of any proceedings for that purpose, (iv) if the Company

                                     III-11
     receives any notification with respect to the suspension of the qualification of the Demand Offering Securities for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period of the offering pursuant to the Demand Prospectus as a result of which (A) such Shelf Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Demand Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any part thereof as promptly as possible;

          (e) furnish to the Holders after delivery of a Demand Offering Request to the Company, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (f) prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the Demand Prospectus used in connection therewith as may be necessary and comply with the provisions of the Securities Act with respect to the disposition of all Demand Offering Securities covered by such Demand Prospectus in accordance with the Holders' intended method of disposition set forth in such Demand Prospectus for such period;

          (g) furnish to the Holders and to each underwriter such number of copies of the Shelf Registration Statement and the Demand Prospectus included therein (including each preliminary prospectus) and such other documents, as such persons may reasonably request in order to facilitate the public sale or other disposition of the Demand Offering Securities covered by such Demand Prospectus;

          (h) use its reasonable best efforts to register or qualify the Demand Offering Securities covered by such Demand Prospectus under the securities or blue sky laws of such jurisdictions as the Holders or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request;

          (i) provide a transfer agent and registrar, which may be a single entity, for all Demand Offering Securities;

          (j) use its reasonable best efforts to cause all Demand Offering Securities to be listed on the New York Stock Exchange;

          (k) furnish on the date that Demand Offering Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, stating that the Shelf Registration Statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the Shelf Registration Statement, the related Demand Prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and that such counsel does not believe that any such Shelf Registration Statement, Demand Prospectus, amendment or supplement contains a misstatement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion as to financial statements or financial or statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by the Holders or their counsel, and (ii) a "cold comfort" letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the Shelf Registration Statement or the Demand Prospectus, or any amendment or supplement thereto, comply as to form in all

                                     III-12
     material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters may reasonably request; and

          (l) make available for inspection by the Holders after the Demand Initiating Holder has provided a Demand Offering Request to the Company and any counsel, accountants or other representatives retained by the Holders all financial and other material records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all such material records, documents or information reasonably requested by the Holders, counsel, accountants or representatives in connection with the Demand Prospectus; provided, however, that such records, documents or information which the Company determines in good faith to be confidential and notifies the Holders, counsel, accountants or representatives in writing that such records, documents or information are confidential shall not be disclosed by Holders, counsel, accountants or representatives unless (i) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) such records, documents or information become generally available to the public other than through a breach of this Agreement.

          For purposes of paragraphs (a) and (f) of this Section 3.4, the period of distribution of Demand Offering Securities in a firm commitment underwritten public offering shall be deemed to be that period during which the underwriters in such offering require in an underwriting agreement in the form customarily used by such underwriters for comparable transactions that the Company keep a registration statement effective to permit each underwriter to complete the distribution of all securities purchased by it, and the period of distribution of Demand Offering Securities in any other registration shall be deemed to extend until the earlier of the sale of all Demand Offering Securities covered thereby or nine months after the effective date thereof.

     In connection with each registration hereunder, each Holder will furnish to the Company in writing such information with respect to itself and the proposed distribution by itself as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws. Reasonable compliance with the obligation to furnish such information shall be a condition to the rights afforded such Holder hereunder. In addition, each Holder and any of its partners, officers, directors or Affiliates, if any, (i) will comply with the provisions of Regulation M as applicable to them in connection with sales of Demand Offering Securities pursuant to the Demand Prospectus; (ii) will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Demand Offering Securities pursuant to the Demand Prospectus; and (iii) will enter into such written agreements as the Company shall reasonably request to ensure compliance therewith.

     In connection with each registration pursuant to Section 3.3 hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature; provided that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof; provided, further that the time and place of the closing under said agreement shall be as mutually agreed upon between the Company and such managing underwriter.

     3.5 Demand Offering Expenses. In connection with any Demand Offering, the Company shall pay all Demand Offering Expenses and the Holders shall pay all Selling Expenses applicable to the shares sold by the Holders.

     3.6  Piggyback Registrations.

     (a) Right to Piggyback. In the event that a Holder is not permitted to effect sales under the Shelf Registration Statement under Section 3.2(b)(x)(iii) hereof or the Holders are not permitted to effect Demand Offering due to Section 3.4(a)(i), Holders shall become entitled to the rights of this Section 3.6.

                                     III-13

The Company will promptly (but in any event within 30 days) give written notice to the Holders of its intention to effect such registration and a description of any underwriting agreement to be entered into with respect thereto and will include in such registration all Shelf Registrable Securities or Demand Offering Securities with respect to which the Company has received written requests for inclusion within 15 days after the receipt of the Company's notice (a "Piggyback Registration Request"); provided, however, that the Company shall not be required to include Shelf Registrable Securities or Demand Offering Securities in the securities to be registered pursuant to a registration statement on any form which limits the amount of securities which may be registered by the issuer and/or selling security holders if, and to the extent that, such inclusion would make the use of such form unavailable. In the event that any Piggyback Registration shall be, in whole or in part, an underwritten public offering of Common Stock, the Holders shall agree that such Demand Offering Securities or Shelf Registrable Securities are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration.

     (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of shares requested to be included in such registration exceeds the Maximum Number, the Company will limit the number of shares included in such registration to the Maximum Number, and the shares registered shall be selected in the following order of priority: (i) first, securities the Company proposes to sell, subject to the proviso set forth in clause (ii) below, (ii) second, (A) Shelf Registrable Securities or Demand Offering Securities covered by Piggyback Registration Requests, and (B) securities requested to be included in such registration pursuant to (x) the Stockholders' Agreement, dated as of November 22, 1996, by and among the Company and the New York State Teachers' Retirement System and (y) the Stockholders' Agreement, dated as of November 7, 1996, by and between the Company and Hexalon Real Estate, Inc., pro rata among the holders thereof on the basis of the number of shares requested to be included in such registration; provided that the securities requested to be included pursuant to clauses (x) and (y) shall not be reduced to less than one-third of the total number of shares in such offering and (iii) third, other securities requested to be included in such registration.

     (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the Maximum Number, the Company will include in such registration the shares requested to be included therein by the holders requesting such registration and the Shelf Registrable Securities and Demand Offering Securities covered by Piggyback Registration Requests and any other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares requested to be included in such registration; provided, however, that if the holders requesting registration are doing so pursuant to demand registration rights of such holders, such holders' shares shall take priority over any Shelf Registrable Securities and Demand Offering Securities and any other securities requested to be included, which shall be included on a pro rata basis, subject to the proviso set forth in Section 3.6(b)(ii)(B).

     3.7  Indemnification.

     (a) Indemnification by the Company. To the extent permitted by law, the Company shall indemnify and hold harmless the seller of any Shares covered by any registration statement filed pursuant to Section 3, its directors, trustees and officers, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such seller or any such director, trustee or officer or participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or related actions or proceedings) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in such registration statement, or any amendment or supplement to such registration statement, or any document incorporated by reference in such registration statement, or (y) any omission or alleged

                                     III-14
omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller, and each such director, trustee, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case (1) to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or any such director, trustee, officer, participating person or controlling person specifically stating that it is for use in the preparation of such registration statement or
(2) to the extent any amount paid in settlement of any such loss, claim, damage, liability or action of such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, trustee, officer, participating person or controlling person and shall survive the transfer of such securities by such seller. The Company shall agree to make provision for contribution relating to such indemnity as shall be reasonably requested by any seller of Shares or the underwriters.

     (b) Indemnification by the Sellers. The Company may require, as a condition to including any Shares in any registration statement filed pursuant to Section 3, that the Company shall have received an undertaking satisfactory to it from each prospective seller of such securities, severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.6(a)) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any untrue statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included in such registration statement, or any amendment or supplement to such registration statement, of a material fact if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

     (c) Indemnification Procedure. Promptly after receipt by any party entitled to indemnification pursuant to Section 3.7(a) or 3.7(b) of this Agreement (an "Indemnified Party") of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such Indemnified Party shall notify the party obligated to provide such indemnification (the "Indemnifying Party") of such complaint or of the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from liability for such claim arising otherwise than under this Agreement, and such failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability which the Indemnifying Party may have hereunder with respect to such claim if, but only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of material rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case in a timely manner, then such Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming

                                     III-15
the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use reasonable best efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action, the defense of which it is maintaining and to cooperate in good faith with the Indemnifying Party or the Indemnified Party, as the case may be, with respect to the defense of any such action.

     No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's affiliates.

     In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the appropriate Indemnifying Party. Such notice shall specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party shall establish the merits and amount of such claim (by mutual agreement or otherwise) and, within five business days of the final determination of the merits and amount of such claim, the Indemnifying Party shall deliver to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

     If for any reason the indemnification provided for in this Section 3.7 is unavailable to an Indemnified Party or is insufficient to hold it harmless as contemplated by this Section 3.7, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations; provided that in no event shall the liability of any Holder for such contribution and indemnification exceed, in the aggregate, the dollar amount of the proceeds received by such Holder upon the sale of Shares giving rise to such indemnification and contribution obligations.

     The obligations of the parties under this Section 3.7 shall be in addition to any liability which any party may otherwise have to any other party.

     3.8 Limitations on Registration Rights of Others. The Company represents and warrants that, except pursuant to this Agreement and pursuant to rights granted pursuant to the agreements set forth on Exhibit A hereto, it has not granted to any Person the right to request or require the Company to register any securities issued by the Company.

     4. Rule 144. The Company shall comply with the requirements of Rule 144 under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable any Holder of Shares to sell Shares without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation). Upon the request of any Holder of Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     5. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of a majority of the Shares (and, in the case of any amendment, action or omission to act which adversely affects any specific Holder of Shares or a specific group of Holders of Shares, the written consent of each such Holder or Holders of a majority of the Shares held by such group). Each Holder of any Shares at the time shall be bound by any consent authorized by this Section 5.

                                     III-16

     6. Nominees for Beneficial Owners. In the event that any Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the Holder of such Shares for purposes of any request or other action by any Holder or Holders of Shares pursuant to this Agreement or any determination of any number or percentage of shares of Shares held by any Holder or Holders of Shares contemplated by this Agreement. If the beneficial owner of any Shares so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Shares.

     7.  Covenants of the Parties.

     7.1  Board of Directors.

     (a) So long as PGGM and DIHC and their respective Affiliates own in the aggregate 5% or more of the issued and outstanding shares of Common Stock, subject to the rights of the stockholders of the Company and the requirements of Nevada law, the Company shall take all action necessary to nominate for election to the board of directors of the Company (the "Board") at any annual or special meeting of stockholders at which directors are being elected (or in connection with a written consent in lieu of a meeting pursuant to which directors are proposed to be elected) such persons as are necessary to ensure that after such meeting (assuming all nominees are elected) two members of the Board are "PGGM Directors" (as hereinafter defined). For purposes of this Agreement, a "PGGM Director" shall be an individual nominated by PGGM.

     (b) From the date hereof until the earlier to occur of (i) the date as of which PGGM and DIHC and their respective Affiliates own in the aggregate less than 25% of the issued and outstanding shares of Common Stock or (ii)
                 , 2002 (the date five years after the Closing Date), subject to the rights of the stockholders of the Company and the requirements of the Nevada law:

          (i) the Company shall take all action necessary to ensure that one PGGM Director is appointed to the board affairs committee of the Board (the "Committee").

          (ii) All nominees for election as directors of the Company by the Board (other than Incumbent Directors and PGGM Directors nominated pursuant to Section 7.1(a)) shall be persons not affiliated with PGGM or DIHC or any of their respective Affiliates and shall be made with the approval of a majority of the members of the Committee, which majority includes the approval (which will not be unreasonably withheld) of the PGGM Director serving on the Committee;

          (iii) PGGM and DIHC shall vote (or provide written consent with respect to) all shares of Common Stock over which it exercises voting authority in favor of the persons nominated as PGGM Directors pursuant to
     Section 7.1(a) and all nominees nominated in accordance with Section 7.1(b)(ii) and all Incumbent Directors nominated for election as directors of the Company by the Board;

          (iv) In the event of any vacancy on the Board, whether caused by a director's resignation, removal, death or otherwise, the Company shall take all action necessary to ensure that the successor to the director whose absence from the Board caused such vacancy shall be a PGGM Director if the director who caused such vacancy was a PGGM Director; and

          (v) The Company shall not increase the number of directors constituting the full Board without the prior written consent of PGGM.

     (c) So long as PGGM and DIHC and their respective Affiliates own in the aggregate 2.5% or more of the issued and outstanding shares of Common Stock, the Company shall not without the prior written consent of PGGM modify the policy of the Company with respect to its interest in One Norwest Center, Denver, Colorado, adopted at a meeting of the Board on August 13, 1997.

     7.2 Leverage Ratio. So long as PGGM and DIHC and their respective Affiliates own in the aggregate 2.5% or more of the issued and outstanding shares of Common Stock, the Company shall at all times maintain a Leverage Ratio not in excess of 0.45 to 1; provided, however, that notwithstanding the foregoing, (i) the Company may at any time incur Indebtedness in an amount which does not exceed the principal amount of

                                     III-17
outstanding Indebtedness of the Company extended, refinanced, renewed or replaced with the proceeds thereof, plus any costs associated with the extension refinancing, renewal or replacement, even if such incurrence causes the Leverage Ratio to exceed 0.45 to 1, (ii) the Company may incur Indebtedness if, as of the date on which the Company enters into a binding commitment with respect to such Indebtedness, the Leverage Ratio including such Indebtedness did not exceed 0.45 to 1 and (iii) with respect to lines of credit, the Company may incur Indebtedness under such line, if, as of the date the Company enters into the line of credit, the Leverage Ratio including the entire amount of Indebtedness available under such line did not exceed 0.45 to 1.

     7.3  Issuances of Common Stock.  From the date hereof until
                 , 1998 (the date six months after the Closing Date), the Company shall not issue or sell any shares of Common Stock or other Equity Securities, except at a price per share of Common Stock equal to or greater than $16.00 (appropriately adjusted for stock dividends, stock splits and the like), except in connection with (i) the conversion of securities or Indebtedness of the Company into Common Stock by Deutsche Bank AG, (ii) the conversion of promissory notes of the Company held by Hines Colorado Limited, (iii) the Company's stock option or management incentive compensation plans, (iv) the Company's dividend reinvestment plan, and (v) stock splits or stock dividends.

     7.4 Domestic REIT Status. So long as PGGM and DIHC and their respective Affiliates own in the aggregate 2.5% or more of the issued and outstanding shares of Common Stock, the Company shall not issue any Equity Securities in connection with any Public Offering or other sale to any Non-U.S. Person (as defined in Section 9.02 of the Charter Amendment), other than in connection with stock splits or stock dividends or under the Company's dividend reinvestment plan or stock option or management incentive compensation plans; provided, however, that the Company, in connection with any Public Offering of Equity Securities, may issue and sell up to 15% of the securities issued in such offering to Non-U.S. Persons.

     7.5 Holdback Agreements. Each Holder agrees, if so requested prior to December 31, 1998, by the managing underwriter in any Public Offering by the Company, not to effect any sale or distribution of Common Stock (other than as part of such Public Offering) within such periods prior to and after the effective date of such registration statement as the managing underwriter may request and as may be required of executive officers and directors of the Company after the effective date of such registration statement; provided that no Holder shall be required to enter into more than one such agreement. After December 31, 1998, each Holder will consider entering into such agreements if so requested.

     7.6 Restrictions on Transfer. During the Standstill Period, any Holder and its Affiliates owning 25% or more of the issued and outstanding shares of Common Stock, shall not assign, transfer or sell any Shares to any Person or such Person's Affiliates (other than a Permitted Transferee that agrees in writing to be bound by the provisions of this Agreement) in any single transaction or series of related transactions if, after such transaction or transactions, such Person and such Person's Affiliates would own more than 10% of the then issued and outstanding shares of Common Stock (other than transfers
of Shares from DIHC to PGGM on or prior to                  , 1998 (the date
three months after the Closing Date)).

     7.7 Ownership Limit. The Company has taken all action necessary to ensure that issuance of the Shares to DIHC, DIHC Market Square, Inc. and PGGM pursuant to the Purchase Agreement and the Loan Agreement shall not be deemed a violation of Article 8 of the Company's articles of incorporation. Whenever PGGM or DIHC (or DIHC Market Square, Inc.) proposes to transfer any Shares to any Person, in accordance with the provisions of Section 8.03 of the articles of incorporation of the Company, the Board shall determine whether the proposed transfer would jeopardize the Company's status as a real estate investment trust (a "REIT") under Section 856 of the Internal Revenue Code of 1986, as amended. If the Board determines that it would not so jeopardize the Company's REIT status, or if it receives an opinion of counsel, which counsel and opinion are reasonably satisfactory to the Board, to the effect that such proposed transfer will not jeopardize the Company's status as a REIT, the Board shall determine that such transferee will not be treated as a "Person" within the meaning of Section 8.03(b) of the Company's articles of incorporation and therefore the ownership of Shares by such transferee will be exempt from the restrictions imposed by
Article 8 of the Company's articles of incorporation. If the Board determines that the proposed transfer would

                                     III-18
jeopardize the Company's REIT status, the Company shall provide a written explanation to DIHC and PGGM of the basis for its determination and shall provide reasonable access to information regarding the Company's shareholders to DIHC and PGGM.

     7.8 Transfers to PGGM. The Company shall take all action necessary to ensure that any transfer of Shares from DIHC or DIHC Market Square, Inc. to PGGM shall not be deemed a violation of Article 8 or Section 9.01 of the Company's articles of incorporation.

     7.9 Share Repurchases. So long as DIHC and PGGM and their respective Affiliates own in the aggregate 25% or more of the issued and outstanding shares of Common Stock, in the event the Company proposes to repurchase any shares of Common Stock from any holder thereof owning together with its Affiliates 5% or more of the issued and outstanding shares of Common Stock, DIHC and PGGM shall have the right to require the Company to repurchase a number of shares of Common Stock held by DIHC and PGGM equal to the product of (i) the total number of shares proposed to be repurchased and (ii) a fraction, the numerator of which is
(A) the number of Shares owned by DIHC and PGGM and their respective Affiliates and the denominator of which is (B) the sum of the number of shares of Common Stock owned by such holder plus the number of Shares owned by DIHC and PGGM and their respective Affiliates.

     8. Standstill. During the Standstill Period, any Holder that together with its Affiliates owns 25% or more of the issued and outstanding shares of Common Stock shall not:

          (a) directly or indirectly, purchase or otherwise acquire, or propose or offer to purchase or otherwise acquire, any Equity Securities whether by tender offer, market purchase, privately negotiated purchase, Business Combination or otherwise, if, immediately after such purchase or acquisition, the Holder Interest of such Holder would equal or exceed the Initial Percentage;

          (b) directly or indirectly propose to the Company or any Person a Business Combination;

          (c) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules promulgated by the Commission under Section 14(a) of the Exchange Act) or seek to advise, encourage or influence any person or entity with respect to the voting of any shares of capital stock of the Company, initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals or induce or attempt to induce any other Person to initiate any stockholder proposal; or

          (d) deposit any Equity Securities into a voting trust or subject any Equity Securities to any arrangement or agreement with respect to the voting of such securities or form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Equity Securities, other than as expressly set forth in
     Section 7 hereof.

     Nothing in this Section 8 shall limit the ability of PGGM Directors to function in their capacities as members of the Board. The provisions of this
Section 8 may be waived by the Company only upon the approval of a majority of the Board, excluding all PGGM Directors and shall not be applicable to actions approved by the majority of the Board, excluding all PGGM Directors in circumstances in which the PGGM Directors are "interested directors" under
Section 78.140 of the Nevada General Corporation Law.

     9. Assignment. This Agreement shall not be assignable by the parties hereto, except (i) by PGGM, DIHC or any Holder pursuant to a transfer of Shares permitted hereunder to a Permitted Transferee that agrees in writing to be bound by the terms hereof (including, without limitation, Section 7.6 and 8, if applicable) and (ii) the rights to cause the Company to register Shares pursuant to Section 3 may be assigned by PGGM, DIHC or any Holder, but only together with all obligations of Holders under Section 3 and Section 7.5, to a transferee of Shares representing at least 1% of the issued and outstanding shares of Common Stock, provided that, within a reasonable time after such transfer, the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Notwithstanding any transfer of Shares in connection with an assignment permitted by this Section 9, the transferor shall comply with the obligations set forth in Section 2 hereof.

                                     III-19

     10. Miscellaneous. This Agreement constitutes the sole understanding of the parties hereto with respect to the subject matter hereof; provided, however, that this provision is not intended to abrogate any other written agreement between or among the parties executed with or after this Agreement or any written agreement pertaining to another subject matter. No amendment of this Agreement shall be binding unless made in writing and duly executed by the parties hereto. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to conflict of laws principles thereof. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having or being deemed to have structured or drafted such provision. Unless otherwise expressly provided herein, all references in this Agreement to Section(s) shall refer to the Section(s) of this Agreement. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section
11):

(a)  if to PGGM:          Pensioenfonds PGGM
                          Kroostweg-Noord 149
                          3704 DV Zeist
                          The Netherlands
                          P. O. Box 117
                          3700 AC Zeist
                          The Netherlands
                          Telecopy: 011 (31.30) 696-3388
                          Attention:  Mr. Jan van der Vlist
                                      Ms. Anneke C. van de Puttelaar

     with a copy to:      Richards & O'Neil, LLP
                          885 Third Avenue
                          New York, New York 10022-4873
                          Telecopy: (212) 750-9022
                          Attention:  Robert M. Safron, Esq.

(b)  if to DIHC:           200 Galleria Parkway, NW
                           Suite 2000
                           Atlanta, Georgia 30339
                           Telecopy: (770) 951-9349
                           Attention:  Mr. Robert T. Sorrentino
                                       Mr. Michael F. Perkins

     with a copy to:
                           Richards & O'Neil, LLP
                           885 Third Avenue
                           New York, New York 10022-4873
                           Telecopy: (212) 750-9022
                           Attention:  Robert M. Safron, Esq.

                                     III-20

(c)  if to the Company:    126 East 56th Street
                           New York, New York 10022
                           Telecopy: (212) 605-7199
                           Attention:  Mr. John S. Moody

     with a copy to:
                           King & Spalding
                           191 Peachtree Street, NE
                           Atlanta, Georgia 30303
                           Telecopy: (404) 572-5148
                           Attention:  William B. Fryer, Esq.

     (d) If to any other Holder to the address set forth in the notice referred to in Section 9 hereof.

     12. Remedy. In the event that the Company materially breaches its obligations to PGGM under Sections 7.1 and 7.2 hereof and such breach continues for a period of 30 days after PGGM gives the Company written notice of such breach, the obligations of PGGM under Sections 7.5, 7.6 and 8 shall thereafter be suspended for such period of time as such breach continues; provided, however, that upon any such breach being cured by the Company or waived by PGGM, PGGM shall again be obligated to comply with the provisions of Sections 7.5, 7.6 and 8.

                                     III-21

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                                          CORNERSTONE PROPERTIES INC.

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          DUTCH INSTITUTIONAL HOLDING
                                          COMPANY, INC.

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          STICHTING PENSIOENFONDS VOOR DE
                                          GEZONDHEID, GEESTELIJKE EN
                                          MAATSCHAPPELIJKE BELANGEN

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------


                                          Title:

                                          --------------------------------------

                                     III-22

                                   EXHIBIT A
                  TO REGISTRATION RIGHTS AND VOTING AGREEMENT

Stockholders' Agreement dated November 22, 1996, between the Company and New York State Teachers' Retirement System.

Stockholders' Agreement dated November 7, 1996, between the Company and Hexalon Real Estate, Inc.

Convertible Promissory Note dated January 1, 1996 issued by the Company to Hines Colorado Limited.

Letter Agreement dated July 10, 1995 between the Company and Deutsche Bank AG.

                                     III-23

                                                                        ANNEX IV

                                   ARTICLE 9

        RESTRICTIONS ON TRANSFER -- DOMESTICALLY CONTROLLED REIT STATUS

     SECTION 9.01. All shares of stock of the Corporation shall be subject to the following restrictions on transfer which are intended to limit the ownership of the Corporation's shares by Non-U.S. Persons and thereby assist the Corporation in becoming, and thereafter remaining as, a "domestically controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code:

          (a) Shares of a class of stock of the Corporation shall not be transferred by any U.S. Person to any person if such transfer would cause a Non-U.S. Person to Beneficially Own (taking into account any other shares of such class Beneficially Owned by such Non-U.S. Person) more than the Non-U.S. Ownership Limit with respect to such class of stock, and the intended transferee of such shares shall acquire no rights in such shares.

          (b) To the extent any purported transfer of shares by any U.S. Person would cause a Non-U.S. Person to Beneficially Own shares of a class of stock of the Corporation in excess of the Non-U.S. Ownership Limit, those shares of the Corporation as to which the Non-U.S. Person has most recently acquired Beneficial Ownership shall constitute "Excess Shares" under this
     Article 9. Excess Shares shall have the following characteristics;

             (1) The holder of Excess Shares shall be deemed to have transferred those shares to the Corporation as trustee (the "Trustee") for the benefit of such person to whom such holder shall later transfer such shares provided that such shares shall not be Excess Shares in the hands of such person;

             (2) An interest in the trust holding such Excess Shares shall be freely transferable by the holder thereof at a price not in excess of the price paid by such holder for the Excess Shares;

             (3) Holders of Excess Shares shall not be entitled to exercise any voting rights with respect to such Excess Shares;

             (4) Excess Shares shall not be deemed to be outstanding for the purpose of determining a quorum at the annual meeting or any special meeting of stockholders;

             (5) Any dividends or other distributions with respect to Excess Shares which would have been payable in respect of shares of the Corporation had they not constituted "Excess Shares" shall be accumulated by the Trustee and deposited in a savings account in a New York bank (which may be the Corporation's dividend disbursing agent) for the benefit of, and be payable to, the holder or holders of such shares of the Corporation at such time as such Excess Shares shall cease to be Excess Shares; and

             (6) Excess Shares shall be deemed to have been offered for sale to the Corporation or its designee at their fair market value for a period of ninety (90) days from the date of (i) the transfer of stock which made the shares Excess Shares if the Corporation has actual knowledge that such transfer creates Excess Shares as of the date of transfer or
        (ii) if such transfer is not actually known to the Corporation, the determination by the Board of Directors in good faith by resolution duly adopted that a transfer creating Excess Shares has taken place. Fair market value shall be determined as of the date of (i) or (ii) above, as appropriate, and shall be the closing price on the New York Stock Exchange or any other national stock exchange in the United States; but if the shares are not listed on the New York Stock Exchange or any other national stock exchange in the United States, then the closing price on the Frankfurt, Luxembourg, or Dusseldorf stock exchanges; but if the shares are not listed on the Frankfurt, Luxembourg, or Dusseldorf stock exchanges, then the bid price in the over-the-counter market; but if the shares are not traded in the over-the-counter market, then the price determined in good faith by the Board of Directors.

          (c) The following transfers by any U.S. Person (or by any person through whom such U.S. Person has Beneficial Ownership of the shares) shall be exempt from the limitation imposed by this Section 9.01(a): (i) any transfer pursuant to the death of such U.S. Person or distribution pursuant to the terms of a decedent's will, trust or similar instrument, (ii) any transfer pursuant to a merger or sale of substantially all of the assets of the U.S. person, if such U.S. person is an entity; provided, however, that the exception in this clause (ii) shall not apply to any such transfer if the shares of the Corporation conveyed represent twenty percent or more of the aggregate value of all assets conveyed by the U.S. Person in such merger or sale, (iii) any transfer to a trustee or receiver in a bankruptcy or similar proceeding, and (iv) any involuntary transfer that occurs by operation of law.

          (d) If the Board of Directors shall at any time determine in good faith, by resolution duly adopted, that a transfer has taken place in violation of Section 9.01(a), the Board of Directors may, but shall not be obligated to, take such action as it deems advisable to prevent or refuse to give effect to such transfer, including, but not limited to, refusing to give effect to such transfer on the books of the Corporation or instituting proceedings to enjoin such transfer.

          (e) Any Non-U.S. Person to whom a transfer of shares is made in violation of Section 9.01(a) is obliged immediately to give or cause to be given written notice thereof to the Corporation and such other information as the Corporation may reasonably require of such Non-U.S. Person relating to such person's status as a Non-U.S. Person and the shares Beneficially Owned or purported to be Beneficially Owned by such Non-U.S. Person.

          (f) All certificates evidencing ownership of shares of the Corporation shall bear a conspicuous legend describing the restrictions set forth in this Article.

     SECTION 9.02. For purposes of this Article 9,

          (a) "Non-U.S. Person" shall mean (i) a nonresident alien individual (as defined in Section 7701(b) of the Code), (ii) a foreign corporation, foreign partnership, foreign trust, foreign estate, foreign government, and any other organization or entity which is not organized under the laws of the United States or a State, and (iii) any other person or entity treated as a "foreign person" under Section 1.897-9T(c) of the Treasury Regulations under the Code (or any corresponding provision of successor regulations).

          (b) "U.S. Person" shall mean any person other than a Non-U.S. Person.

          (c) "Non-U.S. Ownership Limit" shall mean, as to any class of stock of the Corporation, three percent (3%) of the outstanding shares of such class. The number of outstanding shares of a class of stock shall be determined as of the time of the transfer in question.

          (d) A Non-U.S. Person shall be considered to "Beneficially Own," be the "Beneficial Owner," or have "Beneficial Ownership" of shares if such Non-U.S. Person is (i) the holder of record of such shares (other than a broker, nominee, transfer agent, depository or similar intermediary) or
     (ii) the person required to include dividends with respect to such shares in income for U.S. federal income tax purposes under Section 1.857-8 of the Treasury Regulations.

     SECTION 9.03. Nothing contained in this Article shall be construed as imposing any affirmative obligation on the Corporation or its Board of Directors to ensure that the Corporation becomes a domestically controlled REIT or that it maintains such status once attained, other than the obligation to enforce the transfer restrictions imposed by this Article 9 in good faith.

     SECTION 9.04. If any provision of this Article or any application of such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     SECTION 9.05. The Corporation shall, within 30 days after December 31 of each year, request each record owner holding more than 3% of the outstanding shares of any class of its stock on December 31 of such year to state whether such holder is a Non-U.S. Person and to identify any other Non-U.S. Persons that Beneficially Own such shares.

     SECTION 9.06. The Board may, in its sole but good faith discretion, except any purported transfer of shares from the limitations contained in this Article 9 if the Board determines that such transfer will not materially affect the Corporation's ability to become a domestically controlled REIT or to continue such status once attained, and is otherwise in the best interest of the Corporation and its shareholders.

                                                                         ANNEX V

                      [LAZARD FRERES & CO. LLC LETTERHEAD]


                                                                 August 18, 1997


The Board of Directors
Cornerstone Properties Inc.
Tower 56
126 East 56th Street, 6th Fl.
New York, NY 10022

Dear Members of the Board:


     We understand that Cornerstone Properties Inc. ("Cornerstone") has entered into a Stock Purchase Agreement with Dutch Institutional Holding Company, Inc. ("DIHC"), the U.S. subsidiary of Stichting Pensioenfonds Voor de Gezondheid, Geestelijke en Maatschappelijke Belangen ("PGGM"), and also into a Loan Purchase Agreement with PGGM, both dated as of August 18, 1997 (collectively, the "Agreements"), pursuant to which the Company will acquire a portfolio of ten real estate assets (the "Portfolio") from DIHC and PGGM (the "Acquisition"). Under the terms of the Agreements, Cornerstone will acquire the portfolio in exchange for total consideration of $1,055.3 million (the "Consideration"), which shall include a combination of $258.3 million of cash, $250.0 million of purchase-money notes, and 34,187,500 shares of Cornerstone's common stock. The terms and conditions of the Acquisition are set forth more fully in the Agreements.


     You have requested our opinion as to the fairness, from a financial point of view, to Cornerstone of the Consideration being paid in the Acquisition. In connection with this opinion, we have:

          (i) reviewed the financial terms and conditions of the Agreements;

          (ii) analyzed certain historical business and financial information relating to Cornerstone, including its Prospectus Supplement dated April 15, 1997, the Quarterly Report on Form 10-Q of Cornerstone for the period ended March 31, 1997, and certain forecasts of Cornerstone's financial performance provided to us by Cornerstone;

          (iii) reviewed certain business and financial information relating to the DIHC Portfolio, including third-party appraisals of the Portfolio, forecasts of the Portfolio's performance, and other related data provided to us by Cornerstone and DIHC;

          (iv) reviewed Cornerstone's projections regarding the pro forma impact of the Acquisition on Cornerstone's financial results;

          (v) held discussions with certain members of the senior management of Cornerstone regarding the current and projected performance of the Portfolio and possible economic benefits that might be realized following the Acquisition;

          (vi) reviewed transactions involving the transfer of real estate assets that we believe to be comparable to the assets contained in the Portfolio;

          (vii) reviewed public information with respect to the FFO trading multiples of certain other real estate investment trusts engaged in businesses we believe to be generally comparable to the businesses of Cornerstone and DIHC;

          (viii) reviewed the historical stock prices and trading volumes of Cornerstone's common stock; and

          (ix) conducted such other financial studies, analyses and investigations as we deemed appropriate.

THE BOARD OF DIRECTORS
CORNERSTONE PROPERTIES INC.

PAGE 2                                                           August 18, 1997


     We have relied upon the accuracy and completeness of the foregoing information provided to or discussed with us or publicly available, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Cornerstone, DIHC, or PGGM. We express no opinion or view with regard to the appraisals referred to above or the value of the assets of Cornerstone, DIHC, or PGGM, and it is expressly understood that this opinion does not constitute a valuation or appraisal of such assets. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Cornerstone, DIHC, and PGGM as to the future financial performance of Cornerstone and the Portfolio, respectively. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

     Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. In addition, you have advised us and we have assumed that the Acquisition does not constitute a change of control of Cornerstone.

     In rendering our opinion, we have assumed that the Acquisition will be consummated on the terms described in the Agreements, without any waiver of any material terms or conditions by the Company, and that obtaining the necessary shareholder approvals for the Acquisition will not have an adverse effect on Cornerstone.

     Lazard Freres & Co. LLC is not acting as financial advisor to Cornerstone in connection with the Acquisition, but has in the past provided investment banking and financial advisory services to Cornerstone and has received fees for rendering such services. PGGM has invested in certain Lazard Freres real estate funds.

     Our engagement and the opinion expressed herein are solely for the benefit of the Company's Board of Directors and are not on behalf of, and are not intended to confer rights or remedies upon, DIHC, PGGM, any stockholders of Cornerstone, DIHC, or PGGM, or any other person; the opinion does not constitute a recommendation to Cornerstone's shareholders as to how they should vote at the shareholders' meeting in connection with the Acquisition. It is understood that, except for inclusion in full in a proxy statement relating to the Acquisition, this letter may not be disclosed or otherwise described or referred to without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction.

     Based on and subject to the foregoing, we are of the opinion that the Consideration being paid in the Acquisition is fair to Cornerstone from a financial point of view.

                                            Very truly yours,

                                            LAZARD FRERES & CO. LLC


                                            By: /s/ MATTHEW J. LUSTIG


                                              ----------------------------------

                                              Managing Director

================================================================================

                      PROXY - CORNERSTONE PROPERTIES INC.


         The undersigned stockholder of Cornerstone Properties Inc. (Cornerstone) hereby appoints John S. Moody and Rodney C. Dimock, and each of them, as Proxies, each with the power of substitution, to vote all of the shares of Common Stock the undersigned may be entitled to vote upon all matters at Cornerstone's Special Meeting of Stockholders to be held on October 27, 1997, at The St. Regis Hotel, 2 East 55th Street, New York, NY, commencing at 2:00 P.M. (local time), and at all adjournments thereof, with all powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the undersigned directs said Proxies to cast the undersigned's vote as specified on the reverse side hereof. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF. Stockholders who plan to attend the Special Meeting may revoke their proxy by casting their vote at the meeting in person.


                                            -------------------------------
                                            Name of Stockholder (please
                                            print)

                                            -------------------------------
                                            Signature

                                            -------------------------------
                                            Number of Shares Held

                                            -------------------------------
                                            Name of Correspondent Bank



                                            ------------------------,  1997
                                            Date


     PLEASE DATE, SIGN AND MAIL THIS PROXY TODAY IN THE ENCLOSED ENVELOPE.

================================================================================


     1. To approve the Property Acquisition, including the issuance of up to 34,187,500 shares of Common Stock to PGGM and DIHC.

       [ ] FOR                       [ ] AGAINST               [ ] ABSTAIN


     2. To approve the amendment to the Restated Articles of Incorporation of Cornerstone adding new Article Nine designed to cause
        Cornerstone to become a domestically controlled REIT.


       [ ] FOR                       [ ] AGAINST               [ ] ABSTAIN


     3. To approve the amendment to the Restated Articles of Incorporation of Cornerstone increasing the number of authorized shares of Common Stock from 100,000,000 to 250,000,000.



       [ ] FOR                       [ ] AGAINST               [ ] ABSTAIN



     4. To approve the amendment to the Restated Articles of Incorporation of Cornerstone to clarify the mechanics of settling trades on the New York Stock Exchange.


       [ ] FOR                       [ ] AGAINST               [ ] ABSTAIN


     5. To vote at the discretion of the Proxies upon such other matters as may properly come before the meeting or any adjournment thereof.


       [ ] FOR                       [ ] AGAINST               [ ] ABSTAIN

                       ----------------------------------

     I intend to attend the Special Meeting of Stockholders. Please send me an entry card. [ ]

                       ==================================

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CORNERSTONE
                                PROPERTIES INC.

           (Continued and to be dated and signed on the reverse side)